    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2000

                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------



                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------



               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                   (Originator of the Trusts Described Herein)
             (Exact name of Registrant as specified in its charter)


            Delaware                 ONE NEW YORK PLAZA          13-3526694
(State or other jurisdiction of   NEW YORK, NEW YORK 10292    (I.R.S. Employer
incorporation or organization)         (212) 778-1000       Identification No.)

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 P. CARTER RISE
              GROUP HEAD & MANAGING DIRECTOR OF FINANCIAL SERVICES
                       PRUDENTIAL SECURITIES INCORPORATED
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10292
                                 (212) 778-1000

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

  PAUL A. JORISSEN, ESQ.                           FRED ROBUSTELLI, ESQ.
  MAYER, BROWN & PLATT                             FIRST VICE PRESIDENT/
190 SOUTH LASALLE STREET                         ASSOCIATE GENERAL COUNSEL
CHICAGO, ILLINOIS 60603                     PRUDENTIAL SECURITIES INCORPORATED
    (312) 782-0600                                   ONE NEW YORK PLAZA
                                                  NEW YORK, NEW YORK 10292
                                                       (212) 778-1000


         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed                Proposed
                                                       Maximum                 Maximum
  Title of Securities         Amount to be            Aggregate               Aggregate               Amount of
    to be Registered           Registered          Price Per Unit(1)       Offering Price(1)       Registration Fee
-------------------------------------------------------------------------------------------------------------------
asset backed                    $1,000,000              100%                 $1,000,000               $264 (1)
securities..............
-------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE

This registration statement contains:

         - a form of prospectus relating to the offering of series of notes and certificates by the various special purpose finance companies formed from time to time by the depositor or various trusts created from time to time by the depositor that are backed by:

                  (1) motor vehicles consisting of automobiles, light duty trucks, sport utility vehicles, motorcycles and recreational vehicles (including motor homes and van campers) ("Prospectus Version 1");

                  (2) financed assets consisting of motor vehicles, recreational sport and power boats (including any boat motors and accompanying trailers) and personal watercraft ("Prospectus Version 2") or

                  (3)      equipment ("Prospectus Version 3");

         - a form of prospectus supplement relating to offerings of particular series of certificates using the grantor trust structure described in the prospectus that are backed by

                  (1)      motor vehicles ("Prospectus Supplement Version 1A");

                  (2)      financed assets ("Prospectus Supplement
                           Version 2A") or

                  (3)      equipment ("Prospectus Supplement Version 3A");

         - a form of prospectus supplement relating to offerings of particular series of notes and certificates using the owner trust structure described in the prospectus that are backed by

                  (1)      motor vehicles ("Prospectus Supplement Version 1B");

                  (2)      financed assets ("Prospectus Supplement
                           Version 2B") or

                  (3)      equipment ("Prospectus Supplement Version 3B");

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                            [PROSPECTUS SUPPLEMENT VERSION 1A]

                  [Form of Grantor Trust Prospectus Supplement]


            Subject to completion, dated __________ __, _____

        Prospectus Supplement dated [_______ __, 20__] (to prospectus dated _____ __, 20__)


                                $_____________
                           [______________________]
                                    ISSUER

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                     DEPOSITOR


The trust will issue [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit Enhancement for the certificates is provided by:

               [Description of applicable credit enhancement]



YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.

[[________] will offer [__] classes of certificates to the public [at varying prices to be determined at the time of sale].


                                                                                                             Final
                                   Interest Rate      Price to        Underwriting      Proceeds to        Scheduled
  Class      Principal Amount       (per annum)       Public(1)        Discount(2)        Trust(3)       Maturity Date
  -----      ----------------      -------------      ---------       ------------      -----------      -------------




   (1) Total price to public = [$___________________].
   (2) Total underwriting discount =[$__________________].
   (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$__________________].



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [UNDERWRITER]

                              TABLE OF CONTENTS

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospectus............ iii
Summary of Transaction Parties........................................................... iv
Summary of the Certificates..............................................................  v
Prospectus Supplement Summary............................................................S-1
   Depositor.............................................................................S-1
   Issuer................................................................................S-1
   Servicer..............................................................................S-1
   Trustee...............................................................................S-1
   Seller(s).............................................................................S-1
   Originator(s).........................................................................S-1
   Certificates..........................................................................S-1
   Closing Date..........................................................................S-1
   Payment Dates.........................................................................S-1
   Cut-off Date(s).......................................................................S-1
   Collection Period.....................................................................S-1
   Closing Date..........................................................................S-2
   Interest Payments.....................................................................S-2
   Principal Payments....................................................................S-2
   [Interest Only Certificates]..........................................................S-3
   [Principal-Only Certificates].........................................................S-3
   [Accrual Certificates]................................................................S-3
   Final Scheduled Maturity Date.........................................................S-4
   Optional Redemption...................................................................S-4
   Mandatory Termination.................................................................S-4
   Trust Assets..........................................................................S-4
   The [Initial] Receivables.............................................................S-5
   [Pre-Funding].........................................................................S-6
   [Interest Reserve Account]............................................................S-7
   [Residual Payment Certificates].......................................................S-7
   [Credit Enhancement]..................................................................S-7
   [Cross Collateralization].............................................................S-7
   Distributions.........................................................................S-7
   Available Funds.......................................................................S-7
   Application of Payments...............................................................S-8
   Federal Tax Considerations............................................................S-8
   ERISA Considerations..................................................................S-9
   Ratings...............................................................................S-9
RISK FACTORS.............................................................................S-10
   Payments will be made only from the limited assets of the trust.......................S-10
   You bear reinvestment risk and payment delay risk due to repurchase...................S-10
   [Variations in regional economic conditions may cause payment reductions or delays.]............................................................S-11
   [Possible prepayments as a result of pre-funding period.].............................S-11
   [Changes in pool characteristics as a result of pre-funding period.]..................S-11
   [Subordination of the class [__] certificates provides only limited protection against losses.]..................................................................S-12
   [Additional risk factors applicable for a specific series.]...........................S-12
The Trust................................................................................S-13
   The Trustee...........................................................................S-13
[Use of Proceeds]........................................................................S-13
The Receivables..........................................................................S-13
   Eligibility Criteria..................................................................S-13
The Seller(s)............................................................................S-14
The Originator(s)........................................................................S-14
The Servicer.............................................................................S-14
   Delinquency and Loss Experience.......................................................S-15
   Servicing and Collections.............................................................S-15
Weighted Average Life of the Certificates................................................S-15
       Description of the Certificates...................................................S-16
       Description of the Certificates...................................................S-16
       Payments..........................................................................S-16
       [Pre-funding Account].............................................................S-18
       Optional Redemption...............................................................S-18
Description of the Transaction Documents.................................................S-19
       [Description of Originator/Seller Representations and Warranties].................S-19
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables].......S-19


                                       i

       Accounts..........................................................................S-20
       Servicing Compensation and Payment of Expenses....................................S-20
       Available Funds...................................................................S-20
       Application of Payments...........................................................S-21
       [Subordination of Class [  ] Certificates]........................................S-21
Legal Aspects of the Receivables.........................................................S-21
Federal Income Tax Considerations........................................................S-21
       Tax Characterization of the Trust.................................................S-22
       Stripped Bonds and Stripped Coupons...............................................S-25
       Tax Consequences to Foreign Certificateholders....................................S-27
State Tax Consequences...................................................................S-29
Certain ERISA Considerations.............................................................S-29
Ratings..................................................................................S-32
Underwriting.............................................................................S-33
Legal Opinions...........................................................................S-34

            OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                               AND THE PROSPECTUS


         We provide information to you about the certificates in two separate documents that progressively provide more detail:

                  - this prospectus supplement, which describes the specific terms of your series of certificates; and

                  - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

       THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                    Summary of Transaction Parties

               [SCHEMATIC DRAWING DESCRIBING TRANSACTION]


























       This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                              SUMMARY OF THE CERTIFICATES


                            [Class __]              [Class ___]            [Class ___]              [Class ___]*
--------------------------------------------------------------------------------------------------------------------
Initial Principal
Balance:
--------------------------------------------------------------------------------------------------------------------
% of Total:                 [   %]                  [   %]                 [   %]                   [   %]
--------------------------------------------------------------------------------------------------------------------
Anticipated
Ratings:
    [_______]
    [_______]
    [_______]
--------------------------------------------------------------------------------------------------------------------
Interest Rate:
--------------------------------------------------------------------------------------------------------------------
Interest Accrual
Method:
--------------------------------------------------------------------------------------------------------------------
Payment Dates:              [___] day of each [________], or if [__] day is not a business day, then the next business day
--------------------------------------------------------------------------------------------------------------------
Final Scheduled
Payment Date:**
--------------------------------------------------------------------------------------------------------------------
Clearance/                                       [DTC/Euroclear/Clearstream-                        [DTC/Euroclear/
Settlement:                                              Luxembourg]                                Clearstream-
                                                                                                    Luxembourg]
--------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                              Close of business,[_____________]
--------------------------------------------------------------------------------------------------------------------
Closing Date:                                               On or about [_______ ___, 20__]
--------------------------------------------------------------------------------------------------------------------
Final Maturity                                                 The payment date [_______]
Date:
--------------------------------------------------------------------------------------------------------------------

* We are providing information for the non-offered certificates solely to assist the reader's understanding of the certificates offered by this prospectus supplement.
** Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the certificates and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                           PROSPECTUS SUPPLEMENT SUMMARY


This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

                              THE TRANSACTION PARTIES

DEPOSITOR..............  Prudential Securities Secured Financing Corporation,
                         formerly known as P-B Secured Financing Corporation, a Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated.

ISSUER.................  [______________].

SERVICER...............  [______________].

TRUSTEE................  [______________].

SELLER(S)..............  [______________].

ORIGINATOR(S)..........  [______________].


                                  SUMMARY OF TERMS

CERTIFICATES..........   The trust will issue the asset backed certificates
                         described in "Summary of the Certificates."
                         [The issuer is offering the class [__] certificates pursuant to this prospectus supplement and prospectus. The issuer is not offering the class
                         [__] certificates to the public.] The certificates will represent factional undivided interests in the trust and will be issued pursuant to the pooling and servicing agreement.

CLOSING DATE..........  [__________ __, 20__].

PAYMENT DATES.........   The [__] day of each [_____], beginning in
                         [________ __, 20__].  If the [__] day is not a
                         business day, then the payment date will be the next business day.

CUT-OFF DATE(S).......   [__________ __, 20__].

COLLECTION PERIOD.....   [begins on the [__] day of each [month] [quarter]
                         and runs until and includes the [__] day of the next
                         [month][quarter]. However, the first and last collection periods are as follows:

                                 - FIRST: period from and including the cut-off
                             date to and including [__] days prior to the first payment date

                                 - LAST: period from but excluding the last day
                             of the collection period before the termination date to and including the termination date]

CLOSING DATE..........  On or about [__________ __, 20__].

INTEREST PAYMENTS.....  The interest rates for each class of certificates is described in "Summary of the Certificates."
                        [Insert mechanics applicable to any floating rate certificates]. The trustee will calculate interest on the certificates on the basis of [a 360-day year of twelve 30-day months]. On the first payment date, the interest payable to certificateholders will be based upon the actual number of days elapsed from and including the closing date to but excluding the first payment date [and assuming a 30-day month].

PRINCIPAL PAYMENTS....  The trustee will pay principal on the certificates on each payment date in an amount equal to the certificateholder's percentage of the principal payment amount.

                        The principal payment amount for a payment date generally will equal the sum of the following amounts, without duplication:

                           - collections on the receivables, other than charged-off receivables) during the preceding calendar month allocable to principal including full and partial prepayments;

                           - the portion of the purchase amount deposited in the collection account allocable to principal of each receivable that was repurchased by [the originator] [the seller] [the servicer] as of the last day of the preceding calendar month due to a breach of certain representations or warranties by the originator or breach of certain covenants by the servicer relating to that receivable; and

                           - the principal balance of each receivable that first became a charged-off receivable during the preceding calendar month (other than charged-off receivable for which substitutions occur); and

                           - the aggregate amount of the reduction in the principal balances of auto loans resulting from court orders during the preceding calendar month in obligor insolvency proceedings which reduce the amount owed on those obligors' auto loans.

                         The certificateholder percentage of the
                         principal payment amount for any payment will be equal to [insert mechanics specific to building and/or maintaining any form of credit enhancement].

                         [[See "Description of the Certificates--
                         Payments"] for additional detail and for special priority rules that would apply in a default situation.]

                         [Description of priority of payments among various classes].

[INTEREST ONLY
CERTIFICATES]........... [The class [___] certificates are interest only certificates. This means that the trustee will distribute interest, based upon a notional amount, but will not distribute principal on these certificates.]

[PRINCIPAL-ONLY
CERTIFICATES]........... [The class [___] certificates are principal only certificates. This means that the trustee will not distribute interest on these certificates. The trustee will distribute a portion of the principal payment amount to the investors of these certificates.]

[ACCRUAL CERTIFICATES].. [The class [___] certificates are accrual certificates. Interest accrued on this class of certificates will be added to its principal balance rather than distributed to the holders of these certificates until [insert mechanics describing when interest accrual ceases.]]

FINAL SCHEDULED
MATURITY DATE.............  The outstanding principal amount, if any, of the certificates will be payable on their final scheduled maturity dates as described in the "Summary of the Certificates" table.

OPTIONAL REDEMPTION......   [The seller] [the depositor] [the servicer] may
                            purchase all the receivables when the total outstanding principal amount of the receivables declines to less than [___%] of the total principal balance of the receivables as of the cut-off date.

                            The purchase price for the certificates will be equal to the remaining unpaid principal amount of the receivables plus accrued interest through the payment date on which the redemption occurs. If [the seller] [the depositor] [the servicer] exercises this option, the outstanding principal balance of the certificates will be paid in full with accrued interest.]

MANDATORY TERMINATION....   [The trust will have a funding period during which
                            it will purchase additional receivables. On the payment date on or after the last day of the funding period, any funds remaining in the trust's pre-funding account after the purchase of receivables on that payment date will be applied to partially redeem the certificates then outstanding.]

TRUST ASSETS.............   The primary assets of the trust will be
                            [participation interests in] [security interests in] a pool of motor vehicle [retail installment contracts] [note and security agreements executed by retail purchasers in favor of motor vehicle lenders] used to finance the purchase of new and used automobiles, light duty trucks [and sport utility vehicles. We refer to these [contracts]
                            [note and security agreements] as "receivables" and to the persons who financed their purchases with these receivables as "obligors." [__________] is the originator of the receivables. The receivables in the trust will be transferred by [the originator to the seller, by the seller to the depositor, and then by the depositor to the trust.] The trust will grant a security interest in the receivables and the other trust property to the trustee for the benefit of the certificateholders. The trust assets will also include the following:

                                 -   monies received under the [initial]
                                     receivables after a cutoff date of
                                     [______ __, 20__] [and under
                                     additional receivables sold to the trust after a later cutoff date];

                                 - amounts held in bank accounts established for the trust [including amounts on deposit in the collection account, pre-funding account, reserve account and yield supplement account];

                                 -   security interests in the automobiles,
                                     light duty trucks [and sport utility
                                     vehicles] financed by the receivables;

                                 -   any proceeds from insurance policies
                                     covering financed vehicles or obligors on those vehicles;

                                 - any rights [_______] has against dealers from which it purchased receivables; [and]

                                 -   rights of the seller under its purchase
                                     agreement with [_____] and rights of the depositor under its receivables acquisition agreement with the seller
                                     [; and]

                                 -   [insert description of any other credit
                                     enhancement applicable to a particular
                                     series].

THE [INITIAL] RECEIVABLES.. On the closing date, the trust will acquire [a participation interest in] [a security interest in] motor vehicle retail installment contracts or note and security agreements with an aggregate principal balance of [$__________]as of the [initial] cutoff date of [______ __, 20__]. As of the [initial] cutoff date:

                                 -   the weighted average annual percentage
                                     rate of the initial receivables was
                                     approximately [___%];

                                 -   the weighted average remaining term to
                                     scheduled maturity of the initial
                                     receivables was approximately [__] months;

                                 -   the weighted average original term to
                                     scheduled maturity of the initial
                                     receivables was approximately [__] months;

                                 - approximately [__%] of the receivables by aggregate principal balance were secured by used vehicles; and

                                 -   [insert description of additional pool
                                     criteria applicable for a particular
                                     series.]

                            No [initial] receivable has a scheduled maturity later than [________ __, 20__], which is [___]
                            months before the final scheduled payment date of the certificates.

[PRE-FUNDING].............  [In addition to the initial receivables, the trust will purchase additional receivables during a funding period, not to exceed 90 days, beginning on the closing date and ending not later than the close of business on [_______ __, 20__].]

                            [The trust will pay the purchase price for additional receivables with [funds on deposit in] [investments held in] a pre-funding account established for the trust. The seller will deposit] [[$________]] [insert description of investments] into the pre-funding account on the closing date. [In addition, during the period beginning on the closing date and ending on __________, the trust will deposit [all/a portion of] the payments collected on the receivables in the pre-funding account, rather than pay such amounts to certificateholders. These additional amounts will also be used to purchase additional receivables during [the same period]. The trust expects to purchase additional receivables with an aggregate principal balance approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.]

                            [The funding period will end earlier than [_______ __, ____] if the balance in the pre-funding account is reduced to less than [$____].] [The funding period will also terminate early if specified servicer defaults or events of default under the pooling and servicing agreement occur. Any balance remaining in the pre-funding account at the end of the funding period will be applied to partially redeem the certificates then outstanding.]

[INTEREST RESERVE
ACCOUNT].................   [We anticipate that the average interest rate
                            earned by the trust on investment of funds in the pre-funding account will be less than the interest rate on the certificates. To provide a source of funds to cover any shortfall resulting from this difference, we will [deposit [$_______] into a special interest reserve account of the trust]
                            [fund a special interest reserve account of the trust from collections received on the receivables].
                            On each payment date during the pre-funding period, money from the interest reserve account will be used to make up for this interest shortfall.]

[RESIDUAL PAYMENT
CERTIFICATES.............   [The issuer may issue one or more new series of
                            certificates backed by some or all of the "equity interest" or rights to the trust assets that are in excess of the certificateholders rights in those assets.]

[CREDIT ENHANCEMENT].....   [Description of any credit enhancement applicable
                            for a particular series.]

[CROSS COLLATERALIZATION].. [Description of any cross collateralization between series.]

DISTRIBUTIONS............   The servicer, or the trustee on behalf of and at
                            the direction of the servicer, will establish and maintain a collection account in the name of the trustee into which all payment made on the receivables will be deposited and held pending distribution to certificateholders.

AVAILABLE FUNDS...........  The available funds for a payment date will be the sum of the following amounts with respect to the preceding calendar month:

                                 - all principal and interest payments on the receivables;

                                 - all proceeds received during the preceding calendar month, including actual recovery amounts, with respect to receivables that became charged-off receivables during the preceding calendar month, net of the reasonable and customary out-of-pocket expenses incurred by the servicer in connection with collection, enforcement or liquidation and any amounts required by law to be remitted to the obligor on the charged-off receivable;

                                 - proceeds from actual recovery amounts on charged-off receivables;

                                 -   earnings on investments of funds in the
                                     collection account [, pre-funding account, reserve account, interest reserve account and yield supplement account] during the preceding calendar month;

                                 -   the purchase amount deposited in the
                                     collection account for each receivable
                                     that was repurchased by [the originator]
                                     [the seller] [the servicer] and]

                                 - [insert any other amounts applicable for a particular series].

APPLICATION OF PAYMENTS...  On each payment date, the trustee will distribute funds on deposit in the collection account relating to the prior collection period in the priority indicated:

                            [insert description of the order and priority of payments applicable for a series]

FEDERAL TAX
CONSIDERATIONS............  Mayer, Brown & Platt, special Federal tax counsel to [________] ("Federal Tax Counsel"), is of the opinion that for Federal income tax purposes the trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and will not be subject to federal income tax. Accordingly, the certificateholders will be treated as owners of the receivables for federal income tax purposes. See "Federal Income Tax Considerations" for a summary of material federal income tax consequences of the purchaser, ownership and disposition of the certificates.

ERISA CONSIDERATIONS......  Subject to the restrictions and considerations discussed under "ERISA Considerations," the class [__] certificates may be eligible for purchase by employee benefit plans.



                            The class [__] certificates and any beneficial interest in the class [__] certificates may not be acquired with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or with the assets of an individual retirement account or any other "plan" described by Section 4975 of the Internal Revenue Code of 1986, as amended, except as permitted under a prohibited transaction exemption available only to certain insurance companies using general account assets.

RATINGS...................  It is a condition to the issuance of the certificates that the class [_____]
                            certificates be rated at least ["____"] by [______] and the class [_____] certificates be rated at least ["____"] by [_____]. The ratings of the certificates address the likelihood of the timely payment of interest on and the ultimate payment of principal of the certificates under their terms. These ratings are not a recommendation to buy, sell or hold the certificates. We cannot assure you that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                   RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the certificates.

PAYMENTS WILL BE MADE          The trust does not have any significant assets
ONLY FROM THE LIMITED          or sources of funds other than the receivables,
ASSETS OF THE TRUST            amounts on deposit in the trust accounts [and]
                               [insert description of any credit enhancement].
                               You must rely on payments on the receivables, amounts, if any, on deposit in the trust accounts [and] [insert description of credit enhancement] for repayment of the certificates.

YOU BEAR REINVESTMENT          The receivables may be prepaid at any time, in
RISK AND PAYMENT DELAY         full or in part, voluntarily or as a result of
RISK DUE TO REPURCHASE         defaults, casualties to the related vehicles,
                               death of an obligor or other reasons. [The originator] [the seller] [the servicer] may be required to repurchase one or more receivables from the trust if it breaches specified representations or covenants relating to the receivables described in ["Description of the Transaction Documents--Sale and Assignment of
                               [Initial] Receivables [and Additional
                               Receivables]."] [The servicer] [the seller] [the depositor]] also will have the right to purchase all remaining receivables from the trust pursuant to a clean-up call described in ["Summary --
                               Optional Redemption" and "Description of the Certificates--Optional Redemption."] Each prepayment, repurchase or purchase will shorten the average life of the certificates. [The class
                               [__]certificates will be extremely sensitive to the rate and timing of payments, including prepayments, on the receivables. If you purchase a class [__] certificate at a premium, under some prepayment scenarios, you could fail to recoup your original investment.] [The class
                               __ certificates will be adversely affected by a lower than anticipated rate of payment on the receivables.] [The reinvestment risk to an investor in the class [__] certificates may be exacerbated in the event of [an increase in the rate of payment on the receivables in a decreasing interest rate environment] [a decrease in the rate of payment on the receivables in an increasing rate environment.]

                               Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance. You will bear any reinvestment risks resulting from a faster rate of prepayment or repurchase of receivables. Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your certificates.

VARIATIONS IN REGIONAL         As of the [initial] cutoff date, obligors
ECONOMIC CONDITIONS            located in _______, ________ and ________,
MAY CAUSE PAYMENT              respectively, comprised [__%], [__%] and [__%]of
REDUCTIONS OR DELAYS           the [initial] receivables by aggregate principal
                               balance. Adverse economic conditions or other factors particularly affecting these states may affect the delinquency, loan loss and repossession experience of the receivables.

UNENFORCEABILITY OF THE        When dealers or [________] first originate
TRUST'S SECURITY INTERESTS     receivables, [_______'s] security interests in
IN FINANCED VEHICLES           the financed vehicles are noted on the
BECAUSE CERTIFICATES OF        certificates of title for the vehicles.
TITLE WILL NOT BE AMENDED      [_______] will transfer and assign security
MAY CAUSE PAYMENT              interests in the financed vehicles to the
REDUCTIONS OR DELAYS           seller. The seller, in turn, will transfer
                               and assign those security interests to the depositor, who will transfer and assign those security interests to the trust. The trust, in turn, will assign those security interests to the trustee for the benefit of the certificateholders. In most states, these assignments are effective assignments of a security interest, and the assignee succeeds to the assignor's rights as secured party.
                               However, due to the administrative burden and expense, the certificates of title for the financed vehicles will not be marked, amended or reissued to identify the seller, the depositor, the trust or the trustee as the secured party. In the absence of this action, the trustee may not have a perfected security interest in the financed vehicles securing the receivables. For a more complete description of perfection issues, see ["Legal Aspects of the Receivables--Security Interests in
                               Vehicles" in the prospectus.

[POSSIBLE PREPAYMENTS AS       [If the principal amount of eligible receivables
A RESULT OF FUNDING PERIOD]    purchased or directly originated by [________]
                               during the trust's funding period is less than the amount [accumulated from collections and] deposited in the trust's pre-funding account, we will not have sufficient receivables to sell to the trust during the funding period. This would result in a prepayment of principal to the certificateholders as described below.

                               If the aggregate principal balance of
                               receivables we sell to the trust during the funding period is less than the amount [accumulated from collections and] deposited in the trust's pre-funding account, the excess will be applied at the end of the pre-funding period to partially prepay the certificates. Any prepayment under these circumstances will shorten the weighted average life of the certificates to an extent that we cannot predict with assurance, since we cannot predict the amount of any prepayment with assurance.]

[CHANGES IN POOL               [The only required characteristics of the
CHARACTERISTICS AS A RESULT    additional receivables transferred to the trust
OF PRE-FUNDING PERIOD]         during the pre-funding period will be the
                               eligibility criteria specified in the pooling and servicing agreement. These additional receivables may be originated using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. As a result, following the transfer of additional receivables to the trust, the characteristics of the entire receivables pool may vary from those of the initial receivables described in ["The Receivables"]. Since the weighted average life of the certificates will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations may affect the weighted average life of the certificates.]

[SUBORDINATION OF THE CLASS    [The subordination of the class [__]certificates
[__] CERTIFICATES PROVIDES     is intended to increase the likelihood of
ONLY LIMITED PROTECTION        payments on the class [__] certificates.  The
AGAINST LOSSES]                amount of credit enhancement provided through
                               the subordination of the class [__] certificates to the class [__] certificates, however, is limited and could be depleted prior to the payment in full of the class [__] certificates.
                               If the principal amount of the class [__] certificates is reduced to zero, you may suffer losses on your certificates.]

LIMITATIONS ON INTEREST        Generally, under the terms of the Soldiers' and
PAYMENTS AND FORECLOSURES      Sailors' Civil Relief Act of 1940, as amended,
                               or similar state legislation, an obligor who enters military service after the origination of an auto loan may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status unless a court orders otherwise upon application of the lender. This includes any obligor who is a member of the National Guard or is in reserve status at the time of the origination of the auto loan and is later called to active duty. It is possible that for an indeterminate period of time, the servicer may be unable to collect full amounts of interest on some of the auto loans. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940 imposes limitations that would impair the ability of the servicer to foreclose on an affected auto loan during an obligor's period of active duty status. Thus, in the event that an auto loan goes into default, there may be delays and losses occasioned by the inability of the servicer to realize upon the vehicle in a timely fashion.

[ADDITIONAL RISK FACTORS
APPLICABLE FOR A SPECIFIC
SERIES]

                                  THE TRUST

         The depositor will establish the trust by selling and assigning the trust assets to the trustee in exchange for the certificates. Each certificate represents a fractional undivided ownership interest in the trust. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the certificates and making payments thereon.

         The trust has no directors, officers or employees and is not involved in any legal proceedings.

THE TRUSTEE

         [___________] is the trustee under the pooling and servicing agreement. It is a [__________] corporation and its principal offices are located at [________________]. The trustee's duties in connection with the certificates are limited solely to its express obligations under the pooling and servicing agreement.

                               [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                THE RECEIVABLES

         [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

Eligibility criteria include that each receivable:

                  - has no payment 10% or more of which was more than 29 days past due;

                  - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

                  - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ;

                  - has an outstanding principal balance of not less than [$_____] and not more than [$_____];

                  - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

                  - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

                  - [insert any other criteria applicable for a particular series].


         [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

                  [insert criteria applicable to pool after transfer of additional receivables]

         The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial] cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the certificateholders in selecting the receivables.

         Please refer to the tables in Appendix A which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                              THE SELLER(S)

         [Insert description of each seller(s).]

                             THE ORIGINATOR(S)

         [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                THE SERVICER

         [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

         [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

         [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The rate of payment of principal of each class of certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, the final distribution on the certificates could occur significantly earlier than the final scheduled payment dates for each class certificates. We expect that the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the certificates in full on or prior to the applicable final scheduled payment date, the final distribution on the certificates could occur later than expected.

         The weighted average life of the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the obligor to purchase a new vehicle and the fact that an obligor generally may not sell or transfer the financed asset securing a receivable unless the receivable is paid in full. In addition, under certain circumstances, [the originator] [the seller]
[the servicer] will be obligated to repurchase receivables from the trust pursuant to the pooling and servicing agreement as a result of breaches of representations and warranties. You should consider, in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

         In light of the above considerations, we cannot assure you as to the amount of principal distributions to be made on the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the certificateholders.

         [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                       DESCRIPTION OF THE CERTIFICATES

DESCRIPTION OF THE CERTIFICATES

         The trustee will issue the certificates pursuant to the pooling and servicing agreement. The certificates initially will be represented by certificates registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The certificates will be issued in minimum denominations of [$_____] and integral multiples of [$_____], except that one certificate of each class may be issued in another denomination. All references to "holders" or "certificateholders" and to authorized denominations, shall reflect the rights of beneficial owners of the certificates or "certificate owners."

PAYMENTS

         The certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] The certificates constitute [fixed-income securities, strip securities and accrual securities] as described in ["Prospectus Summary--Fixed-Income Securities, --Strip Securities and --Accrual Securities" in the prospectus]. The trustee will distribute payments of interest to certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month] [quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The trustee will calculate interest on the certificates on the basis of [a 360-day year consisting of twelve
30-day months].

         On each determination date, the trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

         On each payment date, certificateholders and certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their certificates on the outstanding principal balance of their certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to certificateholders will be an amount equal to the product of:

              -            the interest rate on the certificate;

              -            the initial principal amount of the certificate; and

              -            a fraction:

              - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

              -   the denominator of which is 360.

         Interest on the certificates which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of certificates.

         The trustee will distribute payments of principal to certificateholders [monthly][quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

         The actual date on which the aggregate outstanding principal amount of any class of certificates is paid may be earlier than the final scheduled payment dates for that class of certificates. See "Weighted Average Life of the Certificates."

         On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

         (1) to servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

         (2) to trustee, all accrued and unpaid fees and expenses accrued and owing to the trustee;

         (3) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

         (4) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

         (5)      to the seller or servicer, any remaining amounts.

         [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT]

         [On the Closing Date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the pre-funding account. If the principal amount of eligible receivables originated by [__________]during the funding period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the certificateholders.]

         [To the extent that the pre-funded amount has not been fully applied to the purchase of subsequent receivables by the trust during the funding period, the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the funding period. The prepayment amount will be equal to each certificateholder's pro rata share (based on the current principal balance of each class of certificates) of any remaining pre-funded amount following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] and that therefore there will be at least a nominal amount of principal prepaid to the certificateholders.]

         [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

         The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the certificates. Upon declaration of an optional redemption, the trustee will give written notice of termination to each certificateholder of record. The final payment to any certificateholder will be made only upon surrender and cancellation of that holder's certificate, at the office or agency of the trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement and the pooling and servicing agreement [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/SELLER REPRESENTATIONS AND WARRANTIES]

         [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

         [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated
[_______ __, ____]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the trust under the pooling and servicing agreement. The trust will pledge the [initial] receivables to the trustee for the benefit of the certificateholders.

         [In addition, during the funding period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the pre-funding account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. The funding period is the period beginning on the closing date and ending on the earliest to occur of:

                  - [the date on which the amount in the pre-funding account is less than [$____];]

                  - the date on which an event of default or a servicer termination event occurs under the pooling and servicing agreement; or

                  -        the close of business on [________ __, 20__].]

         [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under a subsequent receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

         [Insert description of additional conditions to transfer of subsequent receivables]

         [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

         [Although [__________] will continue to service and administer the receivables under the pooling and servicing agreement, [_________] will deliver the original documents evidencing each receivable and the certificate of title for the related financed vehicle to the trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

         [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the certificateholder's security interest in the receivables.]

ACCOUNTS

         The servicer, or the trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, the certificate distribution account, [the reserve account,] [the pre-funding account,] [the interest reserve account] [and the yield supplement account] in the name of the trustee for the benefit of certificateholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the trustee for deposit in the collection account within two business days of its receipt. The trustee will invest funds on deposit in any trust account in Eligible Investments selected by [the seller][the depositor] that mature not later than the next payment date.

         [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

         On each payment date, the trustee will apply the available funds in the collection account to distribute required payments of principal and interest to certificateholders. See "Summary--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

         [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CLASS [  ] CERTIFICATES]

         [The rights of the class [_] certificateholders to receive distributions on the receivables will be subordinated to the rights of the class [__] certificateholders in the event of defaults and delinquencies on the receivables as provided in the pooling and servicing agreement. The protection afforded to the certificateholders through subordination will be effected [both] by the preferential right of the class [__] certificateholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to the class [__] certificateholders, the class [__] certificateholders may receive a reduced distribution or no distribution at all.]

         [The subordination of the class [__] certificates [and the reserve account] are intended to enhance the likelihood of receipt by the class [__] certificateholders of the full amount of principal and interest due them and to decrease the likelihood that these certificateholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the certificates.]

                    LEGAL ASPECTS OF THE RECEIVABLES

[Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                    FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor.

         In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in certificates to investors in light of their particular circumstances or special tax situations. For example, the discussion does not apply to:

                  -        banks and thrifts,

                  -        insurance companies,

                  -        regulated investment companies,

                  -        dealers in securities,

                  -        tax-exempt organizations,

                  -        investors subject to alternative minimum tax,

                  -        foreign investors, and

                  - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

         In addition, the discussion of certificates is limited to the federal income tax consequences of the initial certificateholders and does not address federal income tax consequences to a purchaser of certificates in the secondary market. Further, this discussion is addressed only to holders who hold the certificates as capital assets and does not address tax consequences of investors holding the certificates as part of a conversion transaction, hedge or hedging transaction, or as a position in a straddle or other integrated investment for tax purposes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving interests issued by a trust with terms and conditions of issuance similar to those of the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any United States Treasury Regulation, revenue ruling or judicial decision, the trust will not be characterized as an association taxable as a corporation or a partnership and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with in all respects. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

In our tax discussion, we refer to the owners of the certificates as grantor trust certificateholders and the certificates issued by the trust as grantor trust certificates. Grantor trust certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

         POSSIBLE ALTERNATIVE TREATMENT OF THE TRUST. In a recently released technical advice memorandum, the Internal Revenue Service recharacterized two high quality auto loan grantor trust securitizations as secured borrowings for federal income tax purposes. Although Federal Tax Counsel is of the opinion that the trust will be classified as a grantor trust for federal income tax purposes, the Internal Revenue Service could disagree with this opinion and assert that the [depositor's] [seller's] assignment to the trust followed by the issuance of certificates by the trust should be recharacterized as a secured borrowing by the [seller] [depositor] rather than as a sale for federal income tax purposes. Even if the Internal Revenue Service were successful in recharacterizing the [depositor's] [seller's] assignment to the trust in this matter, a recharacterization would not be anticipated to have a material adverse effect on the timing or character of income to the trust or certificateholders.

         GRANTOR TRUST CHARACTERIZATION. Based on Federal Tax Counsel's conclusion that the trust will not be classified as an association or a publicly traded partnership taxable as an association and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, each grantor trust certificateholder:

         - will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and

         - will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust.

Any amounts received by a grantor trust certificateholder in lieu of amounts due on any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the receivables in the trust represented by the grantor trust certificates. These amounts may include the following:

         -        interest,

         -        OID,

         -        market discount,

         -        prepayment fees,

         -        assumption fees,

         -        any gain recognized upon an assumption and

         -        late payment charges received by the servicer.

Under Sections 162 or 212 of the Code each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Further, under
Section 67 of the Code, an individual, estate or trust holding a grantor trust certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust certificates who are subject to the limitations of either
Section 67 or 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services.

         A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         PREMIUM. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect under Section 171 of the Code to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the grantor trust certificate. The basis for a grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.
A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the certificate or pro rata as principal is paid on the receivables.

STRIPPED BONDS AND STRIPPED COUPONS

         To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of certificates represent stripped interests in the underlying receivables, the grantor trust certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the Internal Revenue Service, each purchaser of a grantor trust certificate (whether a cash or accrued method taxpayer) will be treated as the purchaser of a stripped bond which should generally be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount ("OID") within the meaning of Section 273(a) of the Code. Under the OID Treasury regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) the stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized on the certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on certificates such as the grantor trust certificates would be considered unconditionally payable, and thus, Federal Tax Counsel is unable to opine as to the extent to which interest payments on the certificates would be treated as qualified stated interest.

         MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount on a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. For this purpose, principal payments include scheduled payments, prepayments and any gain on disposition of a market discount bond. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

         A holder who acquired a grantor trust certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a receivable for an amount that is greater than its stated redemption price at maturity of the receivable, the grantor trust certificateholder will be considered to have purchased the receivable with "amortizable bond premium" equal in amount to the excess. See "--Premium."

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If this election were to be made for a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount for all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. See "--Premium." The election to accrue interest, discount and premium on a constant yield method for a grantor trust certificate is generally irrevocable.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized in the sale or exchange of the grantor trust certificate and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income on the grantor trust certificate, and reduced (but not below zero) by principal payments on the grantor trust certificate previously received by the seller. This gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period.
For individuals, estates and trusts, the current maximum long-term capital gain rate is generally 20% if the capital asset has been held for more than 12 months.

         Gain or loss from the sale or exchange of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

         Interest or OID paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

         To the extent that interest or OID on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholders's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a Nonresident alien individual.

         On October 6, 1997, final Treasury regulations (the "WITHHOLDING TAX REGULATIONS") were issued that modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). Under the Withholding Tax Regulations, Nonresidents would generally be required to submit Form W-8BEN in lieu of Form 1001 or to submit Form W-8ECI in lieu of Form 4224, although alternative documentation may be applicable in certain situations. The Withholding Tax Regulations are effective for payments of interest due after December 31, 2000, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2001 or the current expiration date of those forms. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year:

         - information as may be deemed necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or

         - to enable holders to make the information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that a person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability. Prospective investors should consult their own tax advisors concerning the potential impact of the Withholding Tax Regulations.

                         STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in ["Federal Income Tax Considerations"] above, we suggest that potential purchasers consider the state income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the certificates.

                       CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether a statutory or administrative exemption may be available.

         The U.S. Department of Labor has issued an individual exemption to [NAME OF UNDERWRITER] (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of certain pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) [NAME OF UNDERWRITER] (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with [NAME OF UNDERWRITER] and (d) any member of the underwriting syndicate or selling group of [NAME OF UNDERWRITER] or a person described in (c) who is a manager or co-manager with respect to the offered certificates.

         The obligations covered by the Exemption include vehicle installment obligations such as the receivables. The Exemption would apply to the acquisition, holding and resale of the certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

         The Exemption sets forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of [LIST CLASS(ES) THAT ARE NOT SUBORDINATE] certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") (each, a "Rating Agency"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Servicer, the Trustee, any sub-servicer, and any borrower with respect to the receivables constituting more than 5.0% of the aggregate unamortized principal balance of the receivables as of the date of initial issuance of such certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the receivables to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         A fiduciary of a Plan contemplating purchasing any such certificate must make its own determination that, at the time of such purchase, such certificate satisfies the general conditions set forth above.

         The Exemption also requires that the trust meet the following requirements: (i) the trust must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such certificates.

         If the general conditions of the Exemption are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such certificates in the initial issuance of certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, Servicer, a sub-servicer or a borrower is a "party in interest" with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the certificates by a Plan and
(iii) the holding of the certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition,
(iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust) containing assets sold or serviced by the Depositor or the Servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group.

         The Exemptions also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust. The pooling and servicing agreement is a pooling and servicing agreement as defined in the Exemption. The pooling and servicing agreement provides that all transactions relating to the servicing, management and operations of the trust must be carried out in accordance with the pooling and servicing agreement.

         Before purchasing any [LIST NON-SUBORDINATE CLASSE(S)] certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         THE CHARACTERISTICS OF THE [LIST SUBORDINATE CLASSES] CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

         Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of certificates (such as the [LIST SUBORDINATE CLASSES] certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of certificates in the trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing [LIST SUBORDINATE CLASSES] certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section. Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of [LIST NON-SUBORDINATE CLASSE(S)] certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold [LIST NON-SUBORDINATE CLASSE(S)] certificates unless such certificates are rated in one of the top three rating categories by at least one Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of PTCE 95-60. Each Purchaser of [LIST SUBORDINATE CLASSES] certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of,
Part III of PTCE 95-60.

                                RATINGS

         It is a condition to the issuance of the certificates that the class [__] certificates be rated at least ["___"] by [_________] and the class [__]
certificates be rated at least ["___"] by [__________].   We collectively
refer to [________] and [________] as the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings on the certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Certificates."

         The [depositor] has not requested a rating on the offered certificates by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by [___________ and __________].

                                UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the certificates. The underwriting agreement provides that the underwriter is obligated to purchase all of the certificates if any are purchased.

         The underwriter proposes to offer the certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__]certificate and [___%] on each class [__] certificate] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale]. The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] certificate and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

         The depositor estimates that its out of pocket expenses for this offering will be approximately [$________].

         The depositor does not intend to apply for listing of the certificates. Further, the certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the certificates. However, it is not obligated to do so and may discontinue making a secondary market for the certificates at any time without notice. We cannot assure you as to how liquid the trading market for the certificates will be.

         [________] has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

                  - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

                  - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

                  - Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions;

                  - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                  LEGAL OPINIONS

         Certain legal matters relating to the certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                   APPENDIX A

                          COMPOSITION OF THE RECEIVABLES
                          AS OF THE [INITIAL] CUTOFF DATE


Aggregate Principal Balance.......................................................$___________
Number of Receivables...................................................................._____
Average Amount Financed...........................................................$___________
Range of Amounts Financed.........................................$___________ to $___________
Average Remaining Principal Balance...............................................$___________
Range of Remaining Principal Balances.............................$___________ to $___________
Weighted Average APR...................................................................._____%
Range of APRs................................................................._____% to _____%
Weighted Average Original Term to Maturity (1).....................................____ months
Range of Original Terms to Maturity........................................____ to ____ months
Weighted Average Remaining Term to Maturity (1)....................................____ months
Range of Remaining Terms to Maturity.......................................____ to ____ months
New Vehicles (Percentage of Aggregate Principal Balance).................................____%
Used Vehicles (Percentage of Aggregate Principal Balance)................................____%

    (1)  Rounded to the nearest month.

                        DISTRIBUTION OF THE RECEIVABLES BY APR
                           AS OF THE [INITIAL] CUTOFF DATE


                                                         Percentage
                                 Aggregate              by Aggregate                               Percentage
                                 Principal                Principal            Number of          by Number of
       APR Range                  Balance                Balance (1)          Receivables        Receivables (1)
       ---------                 ---------              ------------          -----------        ---------------
           %                     $                               %








                                 ---------              ---------             -----------        ----------
TOTAL                            $                         100.00%                                   100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

                         GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                            AS OF THE [INITIAL] CUTOFF DATE


                                                     Percentage
                                                    by Aggregate                                 Percentage
                             Aggregate               Principal              Number of           by Number of
State                    Principal Balance            Balance (1)          Receivables         Receivables (1)
-----                    -----------------          -------------          -----------         ----------------
                        $                                      %                                            %










                        -----------------           -------------          ------------        -------------
TOTAL                   $                                100.00%                                      100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

         DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                             AS OF THE [INITIAL] CUTOFF DATE


                                                         Percentage
                                     Aggregate          by Aggregate                              Percentage
                                     Principal            Principal            Number of         by Number of
Range of Original Terms               Balance             Balance (1)         Receivables       Receivables(1)
-----------------------              ---------          -------------         -----------       ---------------
 to  months                        $                               %                                        %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                                   ------------         -----------           -----------       ------------
TOTAL                              $                         100.00%                                  100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

         DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                             AS OF THE [INITIAL] CUTOFF DATE


                                                         Percentage
                                    Aggregate           by Aggregate                              Percentage
Range of                            Principal             Principal            Number of         by Number of
Remaining Terms                      Balance              Balance (1)         Receivables       Receivables (1)
---------------                     ---------           -------------         -----------       ---------------
 to  months                       $                                %                                         %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months                           ------------          -----------           -----------       -------------
TOTAL                             $                          100.00%                                   100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

                     DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                           AS OF THE [INITIAL] CUTOFF DATE


                                                           Percentage
                                      Aggregate           by Aggregate                             Percentage
                                      Principal            Principal            Number of         by Number of
Amount Financed                        Balance            Balance (1)          Receivables       Receivables(1)
---------------                     -----------           -----------          -----------       --------------
$5,000.00 to $9,999.99              $                              %                                         %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above               ------------          ---------            ------------      ------------
TOTAL                               $                        100.00%                                   100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                  DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                             AS OF THE [INITIAL] CUTOFF DATE


                                                          Percentage
                                      Aggregate          by Aggregate                               Percentage
Current                               Principal            Principal            Number of          by Number of
Principal Balance                      Balance            Balance (1)          Receivables        Receivables(1)
-----------------                     ---------          ------------          -----------        --------------
$5,000.00 to $9,999.99              $                              %                                          %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99            ----------          -----------            -----------        ------------
TOTAL                               $                        100.00%                                    100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                        DISTRIBUTION OF RECEIVABLES BY TYPE


                                                          Percentage
                                       Aggregate         by Aggregate                               Percentage
                                       Principal           Principal            Number of          by Number of
                                        Balance           Balance (1)          Receivables        Receivables(1)
                                       ---------         -------------         -----------        --------------
Rule of 78's receivables            $                              %                                          %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                                    ------------         ----------            -----------        ------------
TOTAL                               $                        100.00%                                    100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                              [PROSPECTUS SUPPLEMENT VERSION 1B]

                       [Form of Owner Trust Prospectus Supplement]


                               Subject to completion, dated __________ __, _____

Prospectus Supplement dated [_____ __, 20__] (to prospectus dated ____ __, 20__)


                               $_____________
                          [_______________________]
                                   ISSUER


                PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  DEPOSITOR


The trust will issue [__] classes of asset backed notes and [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit Enhancement for the notes and certificates is provided by:

                   [Description of applicable credit enhancement]



YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.


[[________] will offer [__] classes of notes and certificates to the public [at varying prices to be determined at the time of sale].



                                                                                                                Final
                                   Interest Rate      Price to        Underwriting      Proceeds to            Scheduled
  Class      Principal Amount       (per annum)       Public(1)        Discount(2)        Trust(3)           Maturity Date
  -----      ----------------       -----------       ---------       ------------       ----------          -------------







  (1)  Total price to public = [$___________________].
  (2)  Total underwriting discount =[$__________________].
  (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$__________________].




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               [UNDERWRITER]

--------------------------------------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospectus
Summary of Transaction.....................................................................................v
Summary of the Notes and Certificates.....................................................................vi
Prospectus Supplement Summary ...........................................................................S-1
       Depositor.........................................................................................S-1
       Issuer............................................................................................S-1
       Servicer..........................................................................................S-1
       Trustee...........................................................................................S-1
       Indenture Trustee.................................................................................S-1
       Seller(s).........................................................................................S-1
       Originator(s).....................................................................................S-1
       The Notes and Certificates........................................................................S-1
       Closing Date......................................................................................S-1
       Payment Dates.....................................................................................S-1
       Cut-off Date(s)...................................................................................S-2
       Collection Period.................................................................................S-2
       Closing Date......................................................................................S-2
       Interest Payments.................................................................................S-2
       Principal Payments................................................................................S-2
       [Interest Only Notes].............................................................................S-3
       [Principal-Only Notes]............................................................................S-3
       [Accrual Notes]...................................................................................S-4
       Final Scheduled Maturity Date.....................................................................S-4
       Optional Redemption...............................................................................S-4
       Mandatory Termination.............................................................................S-4
       Trust Assets......................................................................................S-4
       The [Initial] Receivables.........................................................................S-5
       [Pre-Funding].....................................................................................S-6
       Revolving Period..................................................................................S-7
       [Interest Reserve Account]........................................................................S-7
       [Residual Payment Securities].....................................................................S-8
       [Credit Enhancement]..............................................................................S-8
       [Cross Collateralization].........................................................................S-8
       [The Certificates]................................................................................S-8
       Distributions.....................................................................................S-8
       Available Funds...................................................................................S-8
       Application of Payments...........................................................................S-9
       Federal Tax Considerations........................................................................S-9
       ERISA Considerations.............................................................................S-10
       Ratings..........................................................................................S-10
RISK FACTORS............................................................................................S-11
       Payments will be made only from the limited assets of the trust..................................S-11
       You bear reinvestment risk and payment delay risk due to repurchase..............................S-11
       Variations in regional economic conditions may cause payment reductions or delays................S-12
       [Possible pre-payments as a result of funding or revolving period.]..............................S-12
       [Changes in pool characteristics as a result of pre-funding or revolving period.]................S-12
       [Subordination of the class [__] notes provides only limited protection against losses.].........S-13
       [Additional risk factors applicable for a specific series.]......................................S-13
The Trust...............................................................................................S-14
       Capitalization of the Trust......................................................................S-14
       The Trustee......................................................................................S-14
       The Indenture Trustee............................................................................S-14
[Use of Proceeds].......................................................................................S-15
The Receivables.........................................................................................S-15
       Eligibility Criteria.............................................................................S-15
The Seller(s)...........................................................................................S-16
The Originator(s).......................................................................................S-16
The Servicer............................................................................................S-16
       Delinquency and Loss Experience..................................................................S-16
       Servicing and Collections........................................................................S-16
Description of the Securities...........................................................................S-17
       Description of the Notes.........................................................................S-17
       Description of the Certificates..................................................................S-18
       Payments.........................................................................................S-18

--------------------------------------------------------------------------------------------------------------

                                               iii

--------------------------------------------------------------------------------------------------------------

       [Pre-funding Account] [Revolving Period].........................................................S-20
       Optional Redemption..............................................................................S-20

Description of the Transaction
       Documents........................................................................................S-21
       [Description of Originator/Seller Representations and Warranties]................................S-21
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables]......................S-21
       Accounts.........................................................................................S-22
       Servicing Compensation and Payment of Expenses...................................................S-22
       Available Funds..................................................................................S-23
       Application of Payments..........................................................................S-23
       [Subordination of Certificateholders]............................................................S-23
Legal Aspects of the Receivables........................................................................S-23
Legal Investment........................................................................................S-23
Federal Income Tax Considerations.......................................................................S-24
       Tax Characterization of the Trust................................................................S-25
       Tax Consequences to Holders of the Notes.........................................................S-25
       Tax Consequences to Holders of the Certificates..................................................S-28
State Tax Consequences..................................................................................S-33
ERISA Considerations....................................................................................S-34
       General..........................................................................................S-34
       The Notes........................................................................................S-34
       The Certificates.................................................................................S-36
Ratings.................................................................................................S-36
Underwriting............................................................................................S-37
Legal Opinions..........................................................................................S-38

--------------------------------------------------------------------------------------------------------------


             OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                                AND THE PROSPECTUS


     We provide information to you about the securities in two separate documents that progressively provide more detail:

     - this prospectus supplement, which describes the specific terms of your series of securities; and

     - the accompanying prospectus, which provides general information, some of which may not apply to your series of securities.

     THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                      Summary of Transaction Parties

                [SCHEMATIC DRAWING DESCRIBING TRANSACTION]





























       This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                    SUMMARY OF THE NOTES AND CERTIFICATES


                          [Class __]   [Class ___]   [Class ___]   [Class ___]*
                         ------------------------------------------------------
Initial Principal
Balance:
-------------------------------------------------------------------------------
% of Total:                 [ %]          [ %]          [ %]          [ %]
-------------------------------------------------------------------------------
Anticipated
Ratings:
    [_______]
    [_______]
    [_______]
-------------------------------------------------------------------------------
Interest Rate:
-------------------------------------------------------------------------------
Interest Accrual
Method:
-------------------------------------------------------------------------------

Payment Dates:              [__] day of each [______], or if [__] day is not a
                            business day, then the next business day
-------------------------------------------------------------------------------
Final Scheduled
Payment Date:**
-------------------------------------------------------------------------------

Clearance/                    [DTC/Euroclear/Clearstream-      [DTC/Euroclear/
Settlement:                         Luxembourg]                Clearstream-
                                                               Luxembourg]
-------------------------------------------------------------------------------
Cut-Off Date:                       Close of business,[_____________]
-------------------------------------------------------------------------------
Closing Date:                       On or about [_______ ___, 20__]
-------------------------------------------------------------------------------
Final Maturity                        The payment date [_______]
Date:
-------------------------------------------------------------------------------

* We are providing information for the non-offered notes and certificates solely to assist the reader's understanding of the notes and certificates offered by this prospectus supplement.
** Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the notes and certificates and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                          PROSPECTUS SUPPLEMENT SUMMARY


This summary highlights selected information from this document. To understand all of the terms of the offering of the notes and certificates, you should carefully read this entire document and the accompanying prospectus supplement.

                           THE TRANSACTION PARTIES

DEPOSITOR........................  Prudential Securities Secured Financing
                                   Corporation, formerly known as P-B Secured
                                   Financing Corporation, a Delaware
                                   corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated.

ISSUER...........................  [______________].

SERVICER.........................  [______________].

OWNER TRUSTEE....................  [______________].

INDENTURE TRUSTEE................  [______________].

SELLER(S)........................  [______________].

ORIGINATOR(S)....................  [______________].


                                SUMMARY OF TERMS

THE NOTES AND CERTIFICATES.......  The trust will issue the asset backed notes and asset backed certificates described in "Summary of the Notes and Certificates". We refer to the notes and certificates as securities. [The issuer is offering the class [__] notes and the class [___] certificates pursuant to this prospectus supplement and prospectus. The issuer is not offering the class [__] notes or the class [__] certificates to the public.] The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The notes will represent obligations of the trust and will be issued pursuant to the indenture.

CLOSING DATE.....................  [__________ __, 20__].

PAYMENT DATES....................  The [__] day of each [_____], beginning in
                                   [______ __, 20__]. If the [__] day is not a
                                   business day, then the payment date will be the next business day.

CUT-OFF DATE(S)..................  [__________ __, 20__].

COLLECTION PERIOD................  [begins on the [__] day of each [month]
                                   [quarter] and runs until and includes the [__] day of the next [month] [quarter]. However, the first and last collection periods are as follows:

                                      - FIRST: period from and including the
                                        cut-off date to and including [__] days
                                        prior to the first payment date

                                      - LAST: period from but excluding the last
                                        day of the collection period before the
                                        termination date to and including the
                                        termination date]

CLOSING DATE.....................  On or about [__________ __, 20__].

INTEREST PAYMENTS................  The interest rates for each class of notes and certificates is described in "Summary of the Notes and Certificates." [Insert mechanics applicable to any floating rate securities]. The indenture trustee will calculate interest on the notes and certificates on the basis of [a 360-day year of twelve 30-day months]. On the first payment date, the interest payable to securityholders will be based upon the actual number of days elapsed from and including the closing date to but excluding the first payment date [and assuming a 30-day month].

PRINCIPAL PAYMENTS...............  The indenture trustee will pay principal on the notes and certificates on each payment date in an amount equal to the securityholder's percentage of the principal payment amount.

                                   The principal payment amount for a payment date generally will equal the sum of the following amounts, without duplication:

                                      - collections on the receivables, other
                                        than charged-off receivables) during
                                        the preceding calendar month allocable
                                        to principal including full and partial
                                        prepayments;

                                      - the portion of the purchase amount
                                        deposited in the collection account
                                        allocable to principal of each
                                        receivable that was repurchased by
                                        [the originator] [the seller]
                                        [the servicer] as of the last day of
                                        the preceding calendar month due to a
                                        breach of certain representations or
                                        warranties by the originator or breach
                                        of certain covenants by the servicer
                                        relating to that receivable; and

                                      - the principal balance of each receivable
                                        that first became a charged-off
                                        receivable during the preceding calendar month (other than charged-off receivable for which substitutions occur); and

                                      - the aggregate amount of the reduction in
                                        the principal balances of auto loans
                                        resulting from court orders during the
                                        preceding calendar month in obligor
                                        insolvency proceedings which reduce the
                                        amount owed on those obligors' auto
                                        loans.

                                   The securityholder percentage of the
                                   principal payment amount for any payment will be equal to [insert mechanics specific to building and/or maintaining any form of credit enhancement].

                                   [[See "Description of the
                                   Securities--Payments"] for additional detail and for special priority rules that would apply in a default situation.]

                                   [Description of priority of payments among various classes].

[INTEREST ONLY NOTES]............  [The class [___] notes are interest only notes. This means that the indenture trustee will distribute interest, based upon a notional amount, but will not distribute principal on these notes.]

[PRINCIPAL-ONLY NOTES]...........  [The class [___] notes are principal only notes. This means that the indenture trustee
                                   will not distribute interest on these notes.
                                   The indenture trustee will distribute a
                                   portion of the principal payment amount to the investors of these notes.]

[ACCRUAL NOTES]..................  [The class [___] notes are accrual notes.
                                   Interest accrued on this class of notes will be added to its principal balance rather than distributed to the holders of these notes until [insert mechanics describing when interest accrual ceases.]]

FINAL SCHEDULED
MATURITY DATE....................  The outstanding principal amount, if any, of the notes and certificates will be payable on their final scheduled maturity dates as described in the "Summary of Notes and Certificates" table.

OPTIONAL REDEMPTION..............  [The seller] [the depositor] [the servicer]
                                   may purchase all the receivables when the total outstanding principal amount of the receivables declines to less than [___%] of the total principal balance of the receivables as of the cut-off date.

                                   The purchase price for the securities will be equal to the remaining unpaid principal amount of the receivables plus accrued interest through the payment date on which the redemption occurs. If [the seller] [the depositor] [the servicer] exercises this option, the outstanding principal balance of the securities will be paid in full with accrued interest.]

MANDATORY TERMINATION............  [The trust will have a [funding] [revolving]
                                   period during which it will purchase
                                   additional receivables. On the payment date on or after the last day of the [funding] [revolving] period, any funds remaining in the trust's [pre-funding] [revolving] account after the purchase of receivables on that payment date will be applied to partially redeem the notes and certificates then outstanding.]

TRUST ASSETS.....................  The primary assets of the trust will be
                                   [participation interests in] [security
                                   interests in] a pool of motor vehicle
                                   [retail installment contracts] [note and security agreements executed by retail purchasers in favor of motor vehicle lenders] used to finance the purchase of new and used automobiles, light duty trucks [and sport utility vehicles]. We refer to these [contracts] [note and security agreements] as "receivables" and to the persons who financed their purchases with these receivables as "obligors." [__________] is the originator of the receivables. The receivables in the trust will be transferred by [the originator to the seller, by the seller to the depositor, and then by the depositor to the trust.] The trust will grant a security interest in the receivables and the other trust property to the indenture trustee for the benefit of the noteholders. The trust assets will also include the following:

                                      - monies received under the [initial]
                                        receivables after a cutoff date of
                                        [______ __, 20__] [and under additional
                                        receivables sold to the trust after a
                                        later cutoff date];

                                      - amounts held in bank accounts
                                        established for the trust [including
                                        amounts on deposit in the collection
                                        account, pre-funding account, revolving
                                        account, reserve account and yield
                                        supplement account];

                                      - security interests in the automobiles,
                                        light duty trucks [and sport utility
                                        vehicles] financed by the receivables;

                                      - any proceeds from insurance policies
                                        covering financed vehicles or obligors
                                        on those vehicles;

                                      - any rights [_______] has against dealers
                                        from which it purchased receivables;
                                        [and]

                                      - rights of the seller under its purchase
                                        agreement with [_____] and rights of the depositor under its receivables acquisition agreement with the seller
                                        [; and]

                                      - [insert description of any other credit
                                        enhancement applicable to a particular
                                        series].

THE [INITIAL] RECEIVABLES........  On the closing date, the trust will acquire
                                   [a participation interest in] [a security interest in] motor vehicle retail installment contracts or note and security agreements with an aggregate principal balance of [$__________]as of the [initial] cutoff date of [______ __, 20__]. As of the [initial]
                                   cutoff date:

                                      - the weighted average annual percentage
                                        rate of the initial receivables was
                                        approximately [___%];

                                      - the weighted average remaining term to
                                        scheduled maturity of the initial
                                        receivables was approximately [__]
                                        months;

                                      - the weighted average original term to
                                        scheduled maturity of the initial
                                        receivables was approximately [__]
                                        months;

                                      - approximately [__%] of the receivables
                                        by aggregate principal balance were
                                        secured by used vehicles; and

                                      - [insert description of additional pool
                                        criteria applicable for a particular
                                        series.]

                                   No [initial] receivable has a scheduled
                                   maturity later than [________ __, 20__],
                                   which is [___] months before the final
                                   scheduled payment date of the securities.

[PRE-FUNDING]....................  [In addition to the initial receivables, the trust will purchase additional receivables during a funding period beginning on the closing date and ending not later than the close of business on [_______ __, 20__].]

                                   [The trust will pay the purchase price for additional receivables with [funds on deposit in] [investments held in] a pre-funding account established for the trust. The seller will deposit] [[$________]] [insert description of investments] into the pre-funding account on the closing date. [In addition, during the period beginning on the closing date and ending on __________, the trust will deposit [all/a portion of] the payments collected on the receivables in the pre-funding account, rather than pay such amounts to securityholders. These additional amounts will also be used to purchase additional receivables during [the same period]. The trust expects to purchase additional receivables with an aggregate principal balance approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.]

                                   [The funding period will end earlier than [_______ __, ____] if the balance in the pre-funding account is reduced to less than [$____].] [The funding period will also terminate early if specified servicer defaults or events of default under the sale and servicing agreement or the indenture occur. Any balance remaining in the pre-funding account at the end of the funding period will be applied to partially redeem the securities then outstanding.]

REVOLVING PERIOD.................  [In addition to the initial receivables, the trust will purchase additional receivables during a revolving period beginning on the closing date and ending not later than the close of business on [_________ __, 20__].]

                                   [The trust will pay the purchase price for additional receivables with funds on deposit in a revolving account established for the trust. During the revolving period, the servicer will not distribute principal collections on the securities to securityholders. Instead, it will deposit principal collections into the revolving account. The trust expects to purchase additional receivables with an aggregate principal balance approximately equal to the total amount of funds to be deposited into the revolving account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.]

                                   [The revolving period will end no later than [_______ __, 20__].] [The revolving period will terminate earlier if specified servicer defaults or events of default under the sale and servicing agreement or indenture occur. Any balance remaining in the revolving account at the end of the revolving period will be applied to partially redeem the securities then outstanding.]

[INTEREST RESERVE ACCOUNT].......  [We anticipate that the average interest rate earned by the trust on investment of funds in the [pre-funding] [revolving] account will be less than the interest rate on the securities. To provide a source of funds to cover any shortfall resulting from this difference, we will [deposit [$_______] into a special interest reserve account of the trust] [fund a special interest reserve account of the trust from collections received on the receivables]. On each payment date during the [pre-funding] [revolving] period, money from the interest reserve account will be used to make up for this interest shortfall.]

[RESIDUAL PAYMENT SECURITIES]....  [The issuer may issue one or more new series of notes or certificates backed by some or all of the "equity interest" or rights to the trust assets that are in excess of the noteholders and certificateholders rights in those assets.]

[CREDIT ENHANCEMENT].............  [Description of any credit enhancement applicable for a particular series.]

[CROSS COLLATERALIZATION]........  [Description of any cross collateralization between series.]

[THE CERTIFICATES]...............  [On the closing date, the issuer will issue certificates in an aggregate principal amount of [$_________]. [[__________] will retain the entire principal amount of the
                                   certificates.] The certificates will be
                                   subordinated in priority of payment to
                                   interest and principal on the notes to the extent described in this prospectus supplement. The subordination of the certificates will provide credit enhancement for the notes.]

DISTRIBUTIONS....................  The servicer, or the indenture trustee on behalf of and at the direction of the
                                   servicer, will establish and maintain a
                                   collection account in the name of the
                                   indenture trustee into which all payment made on the receivables will be deposited and held pending distribution to securityholders.

AVAILABLE FUNDS..................  The available funds for a payment date will be the sum of the following amounts with respect to the preceding calendar month:

                                      - all principal and interest payments on
                                        the receivables;

                                      - all proceeds received during the
                                        preceding calendar month, including
                                        actual recovery amounts, with respect
                                        to receivables that became charged-off
                                        receivables during the preceding
                                        calendar month, net of the reasonable
                                        and customary out-of-pocket expenses
                                        incurred by the servicer in connection
                                        with collection, enforcement or
                                        liquidation and any amounts required by
                                        law to be remitted to the obligor on the charged-off receivable;

                                      - proceeds from actual recovery amounts on
                                        charged-off receivables;

                                      - earnings on investments of funds in the
                                        collection account [, pre-funding
                                        account, revolving account, reserve
                                        account, interest reserve account and
                                        yield supplement account] during the
                                        preceding calendar month;

                                      - the purchase amount deposited in the
                                        collection account for each receivable
                                        that was repurchased by [the originator]
                                        [the seller] [the servicer]; and]

                                      - [insert any other amounts applicable for
                                        a particular series].

APPLICATION OF PAYMENTS........... On each payment date, the indenture trustee will distribute funds on deposit in the
                                   collection account relating to the prior collection period in the priority indicated:

                                   [insert description of the order and priority of payments applicable for a series]

FEDERAL TAX CONSIDERATIONS........ Mayer, Brown & Platt, special Federal tax counsel to [________] ("Federal Tax
                                   Counsel"), is of the opinion that
                                   for Federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each noteholder, by accepting a note, will agree to treat the notes as debt and each certificateholder, by its acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal, state and local tax purposes. See "Federal Income Tax Considerations" for a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS.............  Subject to the restrictions and considerations discussed under "ERISA
                                   Considerations," the notes may be eligible for purchase by employee benefit plans.

                                   An investor that is, or is acting on behalf of, an employee benefit plan, account or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or any entity deemed to hold "plan assets" of the foregoing will be deemed to represent and warrant that its investment in the notes, as applicable, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   The certificates may not be acquired with the assets of any employee benefit plan, account or other retirement arrangement subject to ERISA or Section 4975 of the Code (including the assets of an individual retirement account.)

RATINGS..........................  It is a condition to the issuance of the securities that the class [_____] notes be rated at least ["____"] by [______] and the class [_____] certificates be rated at least [ "____"] by [_____]. The ratings of the securities address the likelihood of the timely payment of interest on and the ultimate payment of principal of the securities under their terms. These ratings are not a recommendation to buy, sell or hold the securities. We cannot assure you that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the securities.

PAYMENTS WILL BE MADE              The trust does not have any significant
ONLY FROM THE LIMITED              assets or sources of funds other than the
ASSETS OF THE TRUST                receivables, amounts on deposit in the trust
                                   accounts [and] [insert description of any credit enhancement]. You must rely on payments on the receivables, amounts, if any, on deposit in the trust accounts [and]
                                   [insert description of credit enhancement] for repayment of the securities.

 YOU BEAR REINVESTMENT             The receivables may be prepaid at any time,
 RISK AND PAYMENT DELAY            in full or in part, voluntarily or as a
 RISK DUE TO REPURCHASE            result of defaults, casualties to the
                                   related vehicles, death of an obligor or other reasons. [The originator[ [the seller]
                                   [the servicer] may be required to repurchase one or more receivables from the trust if it breaches specified representations or covenants relating to the receivables described in ["Description of the Transaction
                                   Documents-- Sale and Assignment of [Initial]
                                   Receivables [and Additional Receivables]."]
                                   [The servicer] [the seller] [the depositor]] also will have the right to purchase all remaining receivables from the trust pursuant to a clean-up call described in ["Summary --
                                   Optional Redemption" and "Description of the Securities--Optional Redemption."] Each prepayment, repurchase or purchase will shorten the average life of the securities.
                                   [The class [__] notes will be extremely
                                   sensitive to the rate and timing of payments, including prepayments, on the receivables. If you purchase a class [__] note at a premium, under some prepayment scenarios, you could fail to recoup your original investment.]
                                   [The class __ notes will be adversely
                                   affected by a lower than anticipated rate of payment on the receivables.] [The reinvestment risk to an investor in the class
                                   [__] notes may be exacerbated in the event of [an increase in the rate of payment on the receivables in a decreasing interest rate environment] [a decrease in the rate of payment on the receivables in an increasing rate environment.]

                                   Prepayment rates may be influenced by a
                                   variety of factors and cannot be predicted with any assurance. You will bear any reinvestment risks resulting from a faster rate of prepayment or repurchase of receivables. Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your securities.

 VARIATIONS IN REGIONAL            As of the [initial] cutoff date, obligors
 ECONOMIC CONDITIONS               located in _______, ________ and ________,
 MAY CAUSE PAYMENT                 respectively, comprised [__%], [__%] and
 REDUCTIONS OR DELAYS              [__%] of the [initial] receivables by
                                   aggregate principal balance. Adverse
                                   economic conditions or other factors
                                   particularly affecting these states may
                                   affect the delinquency, loan loss and
                                   repossession experience of the receivables.

UNENFORCEABILITY OF THE            When dealers or [________]first originate
TRUST'S SECURITY INTERESTS IN      receivables, [_______'s] security interests
FINANCED VEHICLES BECAUSE          in the financed assets are noted on the
CERTIFICATES OF TITLE WILL         certificates of title for the vehicles.
NOT BE AMENDED MAY                 [_______] will transfer and assign security
CAUSE PAYMENT REDUCTIONS           interests in the financed vehicles to the
OR DELAYS                          seller. The seller, in turn, will transfer
                                   and assign those security interests to the depositor, who will transfer and assign those security interests to the trust. The trust, in turn, will assign those security interests to the indenture trustee for the benefit of the noteholders. In most states, these assignments are effective assignments of a security interest, and the assignee succeeds to the assignor's rights as secured party. However, due to the administrative burden and expense, the certificates of title for the financed vehicles will not be marked, amended or reissued to identify the seller, the depositor, the trust or the indenture trustee as the secured party. In the absence of this action, the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables. For a more complete description of perfection issues, see ["Legal Aspects of the Receivables--Security Interests in
                                   Vehicles"] in the prospectus.

START [POSSIBLE PREPAYMENTS AS A   [If the principal amount of eligible
RESULT OF FUNDING OR               receivables purchased or directly originated
REVOLVING PERIOD]                  by [________] during the trust's [funding]
                                   [revolving] period is less than the amount
                                   [accumulated from collections and] deposited in the trust's [pre-funding] [revolving] account, we will not have sufficient receivables to sell to the trust during the [funding] period. This would result in a prepayment of principal to the securityholders as described below.

                                    If the aggregate principal balance of
                                    receivables we sell to the trust during the [funding] [revolving] period is less than the amount [accumulated from collections and] deposited in the trust's [pre-funding] [revolving] account, the excess will be applied at the end of the [pre-funding] [revolving] period to partially prepay the securities. Any prepayment under these circumstances will shorten the weighted average life of the securities to an extent that we cannot predict with assurance, since we cannot predict the amount of any prepayment with assurance.]


[CHANGES IN POOL CHARACTERISTICS   [The only required characteristics
AS A RESULT OF PRE-FUNDING         of the additional receivables transferred
OR REVOLVING PERIOD]               to  the trust during the [pre-funding]
                                   [revolving] period will be the
                                   eligibility criteria specified in the
                                   sale and servicing agreement. These
                                   additional receivables may be originated using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. As a result, following the transfer of additional receivables to the trust, the characteristics of the entire receivables pool may vary from those of the initial receivables described in ["The
                                   Receivables]." Since the weighted average life of the securities will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations may affect the weighted average life of the securities.]

[SUBORDINATION OF THE CLASS        [The subordination of the class [__] notes
[__] NOTES PROVIDES ONLY           is intended to increase the likelihood of
LIMITED PROTECTION                 payments on the class [__] notes. The amount
AGAINST LOSSES]                    of credit enhancement provided through the
                                   subordination of the class [__] notes to the class [__] notes, however, is limited and could be depleted prior to the payment in full of the class [__] notes. If the principal amount of the class [__] notes is reduced to zero, you may suffer losses on your notes.]

LIMITATIONS ON INTEREST PAYMENTS   Generally, under the terms of the Soldiers'
AND FORECLOSURES                   and Sailors' Civil Relief Act of 1940, as
                                   amended, or similar state legislation, an obligor who enters military service after the origination of an auto loan may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status unless a court orders otherwise upon application of the lender. This includes any obligor who is a member of the National

                                   Guard or is in reserve status at the time of the origination of the auto loan and is later called to active duty. It is possible that for an indeterminate period of time, the servicer may be unable to collect full amounts of interest on some of the auto loans. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940 imposes limitations that would impair the ability of the servicer to foreclose on an affected auto loan during an obligor's period of active duty status. Thus, in the event that an auto loan goes into default, there may be delays and losses occasioned by the inability of the servicer to realize upon the vehicle in a timely fashion.

 [ADDITIONAL RISK FACTORS
 APPLICABLE FOR A SPECIFIC
 SERIES]

                                    THE TRUST

     The trust was formed under the trust agreement between the owner trustee and the depositor for the transaction described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the notes and certificates and making payments thereon.

     The trust has no directors, officers or employees and is not involved in any legal proceedings.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:


              Asset Backed Notes................ [$___________]
              Asset Backed Certificates......... [$_______]

              Total..............................[$_______]



     [An audited balance sheet of the trust as of [________ __, 20__]is attached as Appendix A to this prospectus supplement.]


THE OWNER TRUSTEE

     [_________] will serve as the owner trustee under the Trust Agreement. [________]is a [_______] and its principal offices where information can be obtained relating to the trust are located at [_________________]. The [originator] [the seller] [the depositor] [the servicer] and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.


THE INDENTURE TRUSTEE

     [___________] is the indenture trustee under the Indenture. It is a [__________] corporation and its principal offices are located at [________________]. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the sale and servicing agreement.

                                [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                 THE RECEIVABLES

     [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

Eligibility criteria include that each receivable:

     - has no payment 10% or more of which was more than 29 days past due;

     - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

     - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ;

     - has an outstanding principal balance of not less than [$_____] and not more than [$_____];

     - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

     - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

     - [insert any other criteria applicable for a particular series].

     [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

  [insert criteria applicable to pool after transfer of additional receivables]

     The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial] cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the securityholders in selecting the receivables.

     Please refer to the tables in Appendix B which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                                  THE SELLER(S)

     [Insert description of each seller(s).]

                                THE ORIGINATOR(S)

     [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                  THE SERVICER

     [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

     [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

     [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The rate of payment of principal of each class of notes and the certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, final payment of any class of the notes and the final distribution in respect of the certificates could occur significantly earlier than the final scheduled payment dates for each class of notes and certificates. We expect that final payment of the notes and the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the notes or the certificates in full on or prior to the applicable final scheduled payment date, final payment of the notes and the final distribution on the certificates could occur later than expected.

     The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the obligor to purchase a new vehicle and the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable unless the receivable is paid in full. In addition, under certain circumstances, [the originator] [the seller] [the servicer] will be obligated to repurchase receivables from the trust pursuant to the sale and servicing agreement as a result of breaches of representations and warranties. You should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

     No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes, if any, or the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders and the certificateholders.

     [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                          DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE NOTES

     The indenture trustee will issue the notes pursuant to the indenture between the indenture trustee and the trust. The notes initially will be represented by notes registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The notes will be issued in minimum denominations of [$_____]and integral multiples of [$_____], except that one note of each class may be issued in another denomination. All references to "holders" or "noteholders" and to authorized denominations, shall reflect the rights of beneficial owners of the notes or "note owners."

DESCRIPTION OF THE CERTIFICATES

     The trust will issue the certificates pursuant to the trust agreement between the depositor and the owner trustee.

PAYMENTS

     The notes and certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Notes and Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] The notes and certificates constitute [fixed-income securities, strip securities and accrual securities] as described in "[Prospectus Summary--Fixed-Income Securities, --Strip Securities and --Accrual Securities" in the prospectus]. The indenture trustee will distribute payments of interest to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month] [quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The indenture trustee will calculate interest on the notes and certificates on the basis of [a 360-day year consisting of twelve 30-day months].

     On each determination date, the indenture trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

     On each payment date, noteholders and certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their securities on the outstanding principal balance of their notes or certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to securityholders will be an amount equal to the product of:

     - the interest rate on the note or certificate;

     - the initial principal amount of the note or certificate; and

     - a fraction:

          - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

          - the denominator of which is 360.

     Interest on the securities which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of securities.

     The indenture trustee will distribute payments of principal to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

     The actual date on which the aggregate outstanding principal amount of any class of securities is paid may be earlier than the final scheduled payment dates for that class of notes. See "Weighted Average Life of the Securities."

     On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

     (1) to Servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

     (2) to trustee and indenture trustee, all accrued and unpaid fees and expenses accrued owing the indenture trustee and the owner trustee;

     (3) to the note payment account for distribution to noteholders on a pro rata basis, accrued and unpaid interest for that payment date;

     (4) to the note payment account for distribution to noteholders, on a pro rata basis, the noteholders principal distributable amount;

     (5) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

     (6) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

     (7) to the seller or servicer, any remaining amounts.

     [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT] [REVOLVING PERIOD]

     [On the Closing Date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the [pre-funding] [revolving] account. If the principal amount of eligible receivables originated by [__________]during the [funding] [revolving] period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the noteholders and the certificateholders.]

     [To the extent that the [pre-funded amount] [total amount accumulated in the revolving account] has not been fully applied to the purchase of subsequent receivables by the trust during the [funding] [revolving] period, the noteholders and the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the funding period. The prepayment amount will be equal to each noteholder's or certificateholder's pro rata share (based on the current principal balance of each class of notes and certificates) of any remaining [pre-funded amount] [amounts in the revolving account] following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] [total amount accumulated in the revolving account] and that therefore there will be at least a nominal amount of principal prepaid to the noteholders and to the certificateholders.]

     [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

     The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the notes and certificates. Upon declaration of an optional redemption, the indenture trustee will give written notice of termination to each noteholder and certificateholder of record. The final payment to any noteholder or certificateholder will be made only upon surrender and cancellation of that holder's note or certificate, as applicable, at the office or agency of the indenture trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement, the sale and servicing agreement, the trust agreement, and the indenture [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the securities. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/ SELLER REPRESENTATIONS AND WARRANTIES]

     [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

     [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated [_______ __, ____]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the trust under the sale and servicing agreement. The trust will pledge the [initial] receivables to the indenture trustee for the benefit of the noteholders under the indenture.

     [In addition, during the [funding] [revolving] period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the [pre-funding] [revolving] account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. [The funding] [revolving] period is the period beginning on the closing date and ending on the earliest to occur of:

     - [the date on which the amount in the pre-funding account is less than [$____];]

     - the date on which an event of default occurs under the indenture or a servicer termination event occurs under the sale and servicing agreement; or

     - the close of business on [________ __, 20__].]

     [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under a subsequent receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

     [Insert description of additional conditions to transfer of subsequent receivables]

     [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

     [Although [__________] will continue to service and administer the receivables under the sale and servicing agreement, [_________] will deliver the original documents evidencing each receivable and the certificate of title for the related financed vehicle to the indenture trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

     [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the securityholder's security interest in the receivables.]


ACCOUNTS

     The servicer, or the indenture trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, [the reserve account,] [the pre-funding account,] [the revolving account] [the interest reserve account] [and the yield supplement account] in the name of the indenture trustee for the benefit of noteholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the indenture trustee for deposit in the collection account within two business days of its receipt. The indenture trustee will invest funds on deposit in any trust account in Eligible Investments selected by [the seller] [the depositor] that mature not later than the next payment date.

     [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

     On each payment date, the indenture trustee will apply the available funds in the collection account to make required payments of principal and interest to noteholders and certificateholders. See "Summary--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

     [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CERTIFICATEHOLDERS]

     [The rights of the certificateholders to receive distributions on the receivables will be subordinated to the rights of the noteholders in the event of defaults and delinquencies on the receivables as provided in the sale and servicing agreement. The protection afforded to the noteholders through subordination will be effected [both] by the preferential right of the noteholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to noteholders, the certificateholders may receive a reduced distribution or no distribution at all.]

     [The subordination of the certificates [and the reserve account] are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, noteholders and/or certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the notes and/or the certificates.]

                        LEGAL ASPECTS OF THE RECEIVABLES

     [Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                                LEGAL INVESTMENT

     [The class [__] notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the notes and certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the

Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in notes or certificates to investors in light of their particular circumstances or special tax situations. For example, the discussion does not apply to:

     - banks and thrifts,

     - insurance companies,

     - regulated investment companies,

     - dealers in securities,

     - tax-exempt organizations,

     - investors subject to the alternative minimum tax,

     - foreign investors, and

     - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

In addition, the discussion is limited to the federal income tax consequences of the initial noteholders and certificateholders and does not address federal income tax consequences to a purchaser of notes or certificates in the secondary market. Further, this discussion is addressed only to holders who hold the notes or certificates as capital assets and does not address tax consequences of investors holding the notes or certificates as part of a conversion transaction, hedge or hedging transaction, of as a position in a straddle or other integrated investment for tax purposes.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms and conditions of issuance similar to those of the notes and the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

TAX CHARACTERIZATION OF THE TRUST

     Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the trust will not be characterized as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, reduced by its interest expense on the notes provided the notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any corporate income tax of this nature could materially reduce cash available to make payments on the notes or certificates.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for federal income tax purposes. The discussion below assumes that this characterization of the notes will be respected.

     The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not strip securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be includible in gross income when received or accrued in accordance with that noteholder's usual method of tax accounting. Under the OID regulations, a holder of a note issued with a DE MINIMIS amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.

     MARKET DISCOUNT; PREMIUM. A holder who purchases a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. Further, a holder who purchases a note at a price that exceeds the principal amount of the note may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of section 171 of the Code.

     SALE OR OTHER DISPOSITION. If a noteholder sells or otherwise disposes of a note, the holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which will be taxable as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder for that note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for such gain representing accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of the disposition the note has been held for more than one year. Capital losses may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who as to the United States is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not (1) actually or constructively a "10 percent shareholder" of the trust or [the seller] [the depositor] or (2) a "controlled foreign corporation" with respect to which the trust or [the seller] [the depositor] is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Internal Revenue Service Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of

30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of Internal Revenue Service Form W-8 BEN, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of Internal Revenue Service Form W-8 ECI.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the above procedures with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. The Withholding Tax Regulations will generally be effective for payments made on the notes after December 31, 2000. Prospective investors should consult their tax advisors with respect to the potential impact to them, if any, of the Withholding Tax Regulations.

     BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. We suggest that noteholders consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact to them, if any, of the Withholding Tax Regulations.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, this characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax. Prospective investors should consult their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller, the servicer, the owner trustee, and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders [the seller] [and the depositor], and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller, the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the intended consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities, and that a series of securities includes a single class of certificates.

     PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Under the trust agreement, interest payments on the certificates at the certificate interest rate (including interest on amounts previously due on the certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the trust deducts the payments, and certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

     - any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price,

     - prepayment premium, if any, payable to the certificateholders for that month and

     - any other amounts of income payable to the certificateholders for that month.

This allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the trust, if any, will be allocated to the depositor.

         Based on the economic arrangement of the parties, this approach for allocating trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire certificate interest rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     All of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder accruing guaranteed payments.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the trust will be deemed to contribute all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminated partnership will be deemed to have distributed interests in the new partnership to the new and remaining partners in liquidation of the old partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The [seller] will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. Interest paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

     The Withholding Tax Regulations modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from United States withholding tax or a reduction to the applicable United States withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8 BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8 ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations are effective for payments of interest due after December 31, 1999, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. We suggest that prospective investors consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

     BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the notes and certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other plans subject to Section 4975 of the Code and any entity deemed to hold "plan assets" of any of the foregoing by reason of investment in such entity (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     A fiduciary of a Benefit Plan considering the purchase of securities should carefully review with its legal and other advisors whether the assets of the trust would be considered plan assets, and whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. Prospective purchasers of securities using the assets of government plans (as defined in Section 3(32) of ERISA) and certain Church plans (as defined in Section 3(33) of ERISA), which are not subject to Title I of ERISA, should consider applicable state and other laws, which may be substantially similar to ERISA or the Code.

THE NOTES

     Subject to the considerations below, the Notes may generally be acquired by a Benefit Plan. Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the notes should be treated as an instrument without substantial equity features for purposes of the Plan Asset Regulation. The debt status of the notes could change, after their initial issuance (i.e., they could be treated as equity), by certain changes in the financial condition of the trust. The risk of recharacterization is enhanced for subordinate classes of notes.

     Regardless of whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of the notes with plan assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the issuer, or

Indenture Trustee is or becomes a party in interest under ERISA or a disqualified person under the Code with respect to that Benefit Plan. In such a case, certain exemptions from the prohibited transactions rules may be available, depending upon the type and circumstances of the Benefit Plan fiduciary making the decision to purchase the notes with assets of the Benefit Plan. Included among these exemptions are the following Prohibited Transaction Exemptions ("PTE"):

 - PTE 84-14, applicable to certain transactions effected by a qualified professional asset manager;

 - PTE 90-1, applicable to certain transactions entered into by an insurance company separate account;

 - PTE 91-38, applicable to certain transactions entered into by a bank collective investment trust;

 - PTE 95-60, applicable to certain transactions entered into by an insurance company general account; and

 - PTE 96-23, applicable to certain transactions entered into by an in-house asset manager.

Purchasers acquiring notes with the assets of a Benefit Plan shall be deemed to represent and warrant that such purchase and holding will not give rise to a nonexempt prohibited transaction.

     A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in the assets of the trust being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     By its acceptance of a note, each noteholder shall be deemed to have represented and warranted that either (i) it is not a Benefit Plan or (ii) its purchase and holding of the note will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or any substantially similar applicable law).

THE CERTIFICATES

The Certificates are not likely to be treated as indebtedness for purposes of the Regulation. Under one exception to the Plan Asset Regulation, however, the assets of the trust will not be treated as plan assets if participation by Plans (as defined below) in the issuer is not "significant." Plan participation will not be "significant" for purposes of the Regulation if less than 25% of each class of equity interests is held by Plans (excluding interests held by persons (other than Plans) that have discretionary authority or control with respect to the assets of Issuer, or who provide investment advice for a fee (direct or indirect) with respect to such assets, or any Affiliate of such a Person (each, a "Controlling Person")). The Department of Labor has taken the position that for purposes of determining whether equity participation in an entity is "significant" for purposes of the Regulation, only the proportion of an insurance company general account's investment that represents Plan assets should be taken into account.

     Accordingly, the Certificates may not be purchased by or transferred to any "employee benefit plan" within the meaning of section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans) or by any "plan" described in section 4975(e)(1) of the Code, or any entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"),except for an insurance company using the assets of its general account that represents and warrants that, at the time of acquisition and throughout the period it holds the Certificates, (i) it is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 (ii) less than 25% of the assets are (or represent) assets of a Plan, and (iii) it is not the Servicer or any other service provider to the trust, or an affiliate of any of the foregoing, and would not otherwise be excluded under 2510.3-101(f)(1).

                                     RATINGS

     It is a condition to the issuance of the securities that the class [__] of notes be rated at least ["___"] by [_________] and the class [__] certificates be rated at least ["___"] by [__________]. We collectively refer to [________] and [________] as the rating agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

     The ratings on the offered securities address the likelihood of the receipt by securityholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, securityholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Securities."

     The [depositor] has not requested a rating on the offered securities by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered securities, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered securities by [___________ and _____________].

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the notes [and the certificates]. The underwriting agreement provides that the underwriter is obligated to purchase all of the notes [and all of the certificates] if any are purchased.

     The underwriter proposes to offer the notes and certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__] note and [___%] on each class [__] certificate.] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale] The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] note and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

     The depositor estimates that its out of pocket expenses for this offering will be approximately [$________].

     The depositor does not intend to apply for listing of the notes [or the certificates]. Further, the notes and certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the notes [and the certificates]. However, it is not obligated to do so and may discontinue making a secondary market for the notes [and the certificates] at any time without notice. We cannot assure you as to how liquid the trading market for the notes [and certificates] will be.

     [________]has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

     - Syndicate covering transactions involve purchases of the notes
       [and certificates] in the open market after the distribution has been completed in order to cover syndicate short positions;

     - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes [and certificates] originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes [and certificates] to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

     [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                 LEGAL OPINIONS

     Certain legal matters relating to the notes and certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                  [APPENDIX A]

                      [AUDITED BALANCE SHEET OF THE TRUST]

                                   APPENDIX B

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

Aggregate Principal Balance.........................................$___________
Number of Receivables......................................................_____
Average Amount Financed.............................................$___________
Range of Amounts Financed...........................$___________ to $___________
Average Remaining Principal Balance.................................$___________
Range of Remaining Principal Balances...............$___________ to $___________
Weighted Average APR......................................................_____%
Range of APRs..................................................._____% to _____%
Weighted Average Original Term to Maturity (1).......................____ months
Range of Original Terms to Maturity..........................____ to ____ months
Weighted Average Remaining Term to Maturity (1)......................____ months
Range of Remaining Terms to Maturity.........................____ to ____ months
New Vehicles (Percentage of Aggregate Principal Balance)...................____%
Used Vehicles (Percentage of Aggregate Principal Balance)..................____%

     (1) Rounded to the nearest month.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                         AS OF THE [INITIAL] CUTOFF DATE

                                   Percentage
                      Aggregate   by Aggregate                      Percentage
                      Principal     Principal        Number of     by Number of
       APR Range       Balance     Balance (1)      Receivables   Receivables (1)
       ---------       -------     -----------      -----------   ---------------


              %       $                     %









                       _______      _______           _______        _______
TOTAL                 $             100.00%                          100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

                     GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                              Percentage
                                             by Aggregate                        Percentage
                          Aggregate            Principal        Number of       by Number of
       State          Principal Balance       Balance (1)      Receivables     Receivables (1)
       -----          -----------------       -----------      -----------     ---------------

                     $                                  %                                 %











                      _______                  __________        ________        __________
TOTAL                $                            100.00%                           100.00%

 (1)  Percentages may not add up to 100.00% because of rounding.

     DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                                         Percentage
                                     Aggregate          by Aggregate                              Percentage
                                     Principal            Principal            Number of         by Number of
Range of Original Terms               Balance             Balance (1)         Receivables       Receivables(1)
-----------------------               -------          --------------         -----------       --------------

 to  months                     $                                  %                                        %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                                __________            ________                  ______          __________
TOTAL                           $                      100.00%                                     100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

     DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                                          Percentage
                                    Aggregate            by Aggregate                            Percentage
Range of                            Principal             Principal            Number of         by Number of
Remaining Terms                      Balance              Balance (1)         Receivables       Receivables (1)
---------------                      -------           --------------         -----------       ---------------

 to  months                       $                               %                                         %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                                   __________           _____                   _______            ___
TOTAL                             $                       100.00%                                  100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         AS OF THE [INITIAL] CUTOFF DATE

                                                           Percentage
                                      Aggregate           by Aggregate                             Percentage
                                      Principal            Principal            Number of         by Number of
Amount Financed                        Balance            Balance (1)          Receivables       Receivables(1)
---------------                        -------            -------              -----------       --------------

$5,000.00 to $9,999.99              $                             %                                         %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above
                                   _________            __________                ______              _______
TOTAL                               $                      100.00%                                    100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         AS OF THE [INITIAL] CUTOFF DATE

                                                          Percentage
                                      Aggregate          by Aggregate                               Percentage
Current                               Principal            Principal            Number of          by Number of
Principal Balance                      Balance            Balance (1)          Receivables        Receivables(1)
-----------------                      -------            -------              -----------        -----------

$5,000.00 to $9,999.99               $                             %                                       %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99
                                    __________            ________               _____              ________
TOTAL                               $                      100.00%                                   100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                       DISTRIBUTION OF RECEIVABLES BY TYPE

                                                          Percentage
                                       Aggregate         by Aggregate                               Percentage
                                       Principal           Principal            Number of          by Number of
                                        Balance           Balance (1)          Receivables        Receivables(1)
                                        -------             -------            -----------          -----------
Rule of 78's receivables              $                           %                                          %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                                        _____             _________              ______             __________
TOTAL                                 $                     100.00%                                    100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                                                         [PROSPECTUS VERSION 1]

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES

VARIOUS SPECIAL-PURPOSE FINANCE COMPANIES FORMED BY THE DEPOSITOR AND VARIOUS TRUSTS CREATED BY THE DEPOSITOR MAY FROM TIME TO TIME ISSUE ONE OR MORE SERIES AND CLASSES OF ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES REPRESENTING INTERESTS IN A SEGREGATED POOL OF ASSETS.

THE SECURITIES IN A SERIES:

         -        will be paid only from the assets related to that series; and

         - may be divided into multiple classes of notes and certificates having different rights as to distributions, security and priority.

THE ASSETS UNDERLYING THE SECURITIES OF A SERIES WILL INCLUDE OWNERSHIP, PARTICIPATION OR SECURITY INTERESTS IN:

         - note and security agreements secured by motor vehicles consisting of automobiles, light duty trucks, sport utility vehicles, motorcycles and recreational vehicles (including motor homes and van campers);

         -         motor vehicle retail installment sale contracts;

         - a combination of note and security agreements secured by motor vehicles and motor vehicle retail installment sale contracts.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE [ ] IN THIS PROSPECTUS.

Any notes of a series represent obligations of, and certificates of a series represent interests in, the related assets only. Any notes and certificates of a series do not represent interests in or obligations of any servicer, any seller, any originator, depositor or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell any of the notes and certificates only if accompanied by the prospectus supplement for the related series.

                  The date of this prospectus is [insert date].

                                 TABLE OF CONTENTS


                                                                               ||Page
                                                                                 ----

Prospectus Overview of the Information in this
Prospectus and the Prospectus Supplement Summary . . . . . . . . . . . . . . . . . .1
     Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     The Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Pre-funding; Purchase of
     Receivables after the Closing
          Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Revolving Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Receivables Purchased
          after the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Originator(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     The Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Characteristics of the Securities . . . . . . . . . . . . . . . . . . . . . . .7
     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Strip Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Accrual Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Distributions to the
          Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Mandatory Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Credit and Payment
          Enhancement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Cross-collateralization . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Legal Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Repurchase by Originator and/or
          Seller Required for Breaches of
          Representation or Warranty . . . . . . . . . . . . . . . . . . . . . . . 12
     Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     ERISA Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     It may not be possible to find an Investor to Purchase
          your Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Interests of other persons in the receivables or the Vehicles could Reduce the Funds Available to Make Payments on
          your Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Insolvency of a party in possession of the Receivables may Reduce the Funds Available to Make Payments on your Securities . . . . . . . . 17
     Bankruptcy of an Originator, a Seller or the Depositor Could Result
          in Delays in Payment or Losses on the Securities . . . . . . . . . . . . 17
     The Securities are not Guaranteed and only the Related Assets are Available to Pay your Securities . . . . . . . . . . . . . . . . . . 18
     You may Suffer Losses if a Third party Purchases a Receivable without
          Knowledge of the Issuer's Interests. . . . . . . . . . . . . . . . . . . 19
     You may Suffer Losses upon a Liquidation of the Receivables if the
          Proceeds of the Liquidation are less than the Amounts due on the
          Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Statutory Limitations on Realization of Financed Vehicles due to
          Insolvency of Obligors may cause Payment Reductions and delays . . . . . 20
     Limitations on Enforceability of the Receivables because of Consumer
          Protection Laws may cause Payment Reductions or Delays . . . . . . . . . 20

                                         iii

     Extension or Deferral of Payments on Receivables may Increase
          Weighted Average Life of securities. . . . . . . . . . . . . . . . . . . 21
     Subordination may cause some Classes of Securities to Bear Additional
          Credit Risk. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     You may have to Reinvest your Principal at a Lower Rate of
          Return because of Prepayments on the Securities. . . . . . . . . . . . . 22
     The yield to maturity of some types of securities will be extremely
          Sensitive to Prepayments.. . . . . . . . . . . . . . . . . . . . . . . . 23
     If Book-Entry Registration is used, you may be able to Exercise your Rights as a Securityholder only through the Clearing Agency . . . . 23
     You may Experience Losses on your Securities if Insurance on
          Vehicle, is less than Outstanding Principal and
          interest on the Related Receivable . . . . . . . . . . . . . . . . . . . 23
     Limited Remedies for Breaches of Representations could Reduce or Delay
          Payments to you. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

The Issuers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Rule of 78s Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Maturity and Prepayment Considerations. . . . . . . . . . . . . . . . . . . . 28

Delinquencies, Repossessions, and Net Losses . . . . . . . . . . . . . . . . . . . 29
     Origination of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Pre-funding; Purchase of Receivables after the Closing Date . . . . . . . . . 29
     Revolving Period; Purchase of Receivables after the Closing Date. . . . . . . 29

The Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Description of the Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Distributions of Principal and Interest . . . . . . . . . . . . . . . . . . . 32
     Pool Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Book-Entry Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Reports to Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . 37

Description of the Purchase Agreements, Receivables Transfer Agreements
     and the Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Seller; Originator Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Depositor; Seller Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Issuer. . . . . . . . . . . . . . . . . . . . . 39
     Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Eligible Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Eligible Institution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     The Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


                                          iv

     Servicing Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Payments on Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Servicing Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . 42
     Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Credit and Cash Flow Enhancements . . . . . . . . . . . . . . . . . . . . . . 43
     Statements to Indenture Trustees and Trustees . . . . . . . . . . . . . . . . 44
     Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Matters Regarding the Servicers . . . . . . . . . . . . . . . . . . . . . . . 45
     Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Rights upon Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . 46
     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Insolvency Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

Legal Aspects of the Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Insolvency of an Originator, a Seller or the Depositor may result in
          Consolidation of their Assets with the Issuer. . . . . . . . . . . . . . 48
     Security Interests in the Vehicles. . . . . . . . . . . . . . . . . . . . . . 50
     Perfection Continuity of Pertection
     Priority of Liens Arising by Operation of Law . . . . . . . . . . . . . . . . 51
     Repossession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Notice of Sale; Redemption Rights . . . . . . . . . . . . . . . . . . . . . . 52
     Deficiency Judgments and Excess Proceeds. . . . . . . . . . . . . . . . . . . 52
     Consumer Protection Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Other Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Methods of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . . . 57

Incorporation of Information by Reference. . . . . . . . . . . . . . . . . . . . . 57


                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                          AND THE PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

         - this prospectus, which provides general information, some of which may not apply to your series of securities; and

         - the accompanying prospectus supplement, which describes the specific terms of your series of securities, including:

                  -        the class or classes of securities;

                  - the timing, priority and rate of interest and principal distributions for each class of securities;

                  - financial and other information about the related assets;

                  -        any credit enhancement for each class of securities;

                  - information regarding the servicer and any trustee(s) for the series;

                  - information regarding the seller(s) of the related assets and the underwriting guidelines used by that seller;

                  -        information regarding tax considerations;

                  -        the ratings for each class; and

                  -        the method for selling the securities.

         THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               PROSPECTUS SUMMARY

- This summary highlights selected information from this document. To understand all of the terms of the offering of the securities, you should carefully read this entire document and the accompanying prospectus supplement.

DEPOSITOR...............   Prudential Securities Secured Financing Corporation,
                           formerly known as P-B Secured Financing Corporation, a Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities
                           Incorporated.

ISSUER..................   The issuer for a series may be a special-purpose
                           finance company formed by the depositor or a trust created by the depositor. An owner trust may be formed by a trust agreement between the trustee and the depositor. A grantor trust may be formed by a pooling and servicing agreement among the trustee, the depositor and the servicer for that trust.

THE ASSETS..............   The assets supporting the securities of a series will
                           consist of a combination of:

                           -    receivables consisting of ownership,
                                participation or security interests in:

                                -   motor vehicle retail installment sales
                                    contracts between retail purchasers and
                                    manufacturers, dealers or other originators;
                                    or

                                - note and security agreements executed by retail purchasers in favor of vehicle lenders secured by new and used motor vehicles financed thereby;

                           - monies received under the initial receivables after the related cut-off date(s) related to the assets of the series and under additional receivables transferred to the issuer after a later cut-off date;

                           - amounts held in bank accounts established for that series, including amounts on deposit in any collection account, pre-funding account, revolving account, reserve account, yield supplement account or other account for that series as specified in the related prospectus supplement.


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                           -    security interests in the motor vehicles
                                financed by the receivables;

                           - any proceeds from insurance policies covering financed vehicles or obligors on those financed vehicles;

                           - any rights a seller has against dealers from which it purchased receivables; and

                           -    rights of any seller under its purchase
                                agreement with an originator and rights of the depositor under its receivables transfer agreement with the seller; and

                           - any credit enhancement for each class of the series;

                           We refer to the retail installment sales contracts and the note and security agreements as "receivables" and to the persons who financed their purchases with these receivables as "obligors." The receivables supporting each series will be registered or titled under federal or state requirements.

                           Receivables that are to be included in any asset pool will be sold or pledged by one or more sellers to the depositor under a receivables transfer agreement. On or before the closing date specified in the related prospectus supplement, the depositor will transfer the initial receivables having an aggregate principal balance specified in the related prospectus supplement as of the dates specified therein to a trust or special-purpose finance company under a transfer and servicing agreement.

                           The transfer and servicing agreement may be in the form of:

                           - a sale and servicing agreement among the depositor, the related servicer and indenture trustee and the related issuer and, in the case of an owner trust will include the related trust agreement; or

                           - a pooling and servicing agreement among the depositor, the related servicer and the related trust if the trust is to be treated as a grantor trust for federal income tax purposes.


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PREFUNDING; PURCHASE OF
RECEIVABLES AFTER THE
CLOSING DATE............   If specified in the related prospectus supplement, an
                           issuer may be permitted to purchase additional receivables during a specified pre-funding period after the closing date for that series not to exceed one year from the closing date. An issuer will purchase additional receivables with amounts deposited in a pre-funding account on the closing date.

                           The pre-funded amount will initially equal the amount specified in the related prospectus supplement. The pre- funded amount may be up to 40% of the aggregate principal amount of the related series of securities. The pre-funding account will be reduced by the amount used to purchase receivables after the closing date. One or more classes of securities of the related series may be prepaid with any amounts remaining in the pre-funded account for that series at the end of the specified pre-funding period for that series.

                           In addition, during some or all of a pre-funding period, all or a portion of the payments collected on the related receivables may be used to purchase additional receivables, rather than to fund payments of principal to securityholders. As a result, the related securities may have an interest-only period. The interest only period may terminate before the end of the specified period if events described in the related prospectus supplement occur.

REVOLVING PERIOD........   If specified in the related prospectus supplement for
                           any issuer that issues notes, all principal collections received on the related receivables during a specified revolving period and any other amounts described in the related prospectus supplement, will be deposited in a revolving account and used to purchase additional receivables after the closing date. No principal collections on the receivables will be distributed to the securityholders of that series during the revolving period. Although the specific parameters of the revolving account for any issuance of securities will be specified in the related prospectus supplement, it is anticipated that the revolving period will not exceed three years from the related closing date.

                           If the amount on deposit in a revolving account at specified times during the revolving period exceeds the maximum


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

                           permitted revolving account balance specified in the related prospectus supplement, the holders of that series of securities will receive a distribution of principal on their securities on the next payment date in an amount equal to the amount of that excess. One or more classes of securities of the related series may be prepaid with any amounts remaining in the revolving account for that series at the end of the specified revolving period for that series.

                           Thereafter principal distributions will be made to the holders of the related series of securities in the manner otherwise specified in this prospectus and in the related prospectus supplement.

RECEIVABLES PURCHASED
AFTER THE CLOSING DATE..   Subsequent receivables to be acquired during any
                           prefunding period or revolving period will be subject to the same types of representations and warranties as the initial receivables included in the related receivables pool on the related closing date.

                           Additional criteria, however, may also be required to be satisfied, as described in the related prospectus supplement. Any subsequent receivables will have been originated in accordance with the underwriting criteria described in the related prospectus supplement.

SERVICER................   The related prospectus supplement will identify the
                           servicer for that series. The servicer will service and administer the related assets for that series under the related transfer and servicing agreement.
                           The servicer may subcontract all or any portion of its obligations as servicer to qualified subservicers. The servicer will remain obligated for its obligations as servicer whether or not subservicers are used.

TRUSTEE.................   If the issuer for a series is a trust, the related
                           prospectus supplement will identify the trustee for that series.

INDENTURE TRUSTEE.......   If a series of securities includes notes, the related
                           prospectus supplement will identify the indenture trustee for that series. The notes will be issued and secured under an indenture between the issuer and the indenture trustee. If the issuer is a trust, it and the indenture will be administered by separate independent trustees.


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

SELLER(S)...............   The related prospectus supplement will identify the
                           seller(s) of receivables supporting that series. The depositor may acquire receivables from one or more sellers in connection with a series under one or more receivables transfer agreements. Sellers may be affiliates of the depositor.

ORIGINATOR(S)...........   The originators for a particular series will be
                           identified in the related prospectus supplement. An originator of receivables may be:

                           -    a manufacturer of vehicles;

                           - a dealer that may or may not be affiliated with one or more manufacturers; or

                           - an originator or owner of vehicle retail installment sale contracts or note and security agreements secured by vehicles.

                           A seller may be the originator of the receivables or may have acquired the receivables from an originator. A seller may acquire receivables from one or more originators in connection with a series under one or more purchase agreements.

THE SECURITIES..........   The securities will be issued in series. A series may
                           include one or more classes of certificates. A series may also include one or more classes of notes. Any certificates of a series represent beneficial ownership in the related assets and will be issued under a trust agreement or a pooling and servicing agreement. The notes of a series represent indebtedness of the issuer and will be issued under an indenture. Each series will be backed by a segregated pool of assets.

                           The rights and benefits of any issuer under a sale and servicing agreement will be assigned to the related indenture trustee as collateral for the notes of the related series. The securities will not be obligations, either recourse or non-recourse of the depositor, the related servicer, the related seller(s), the related originator(s) or any person other than the related issuer.

                           An owner trust form of prospectus supplement will be used for a series that includes both notes and certificates. A


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

                           grantor trust form of prospectus supplement will be used for a series that includes only certificates. Each prospectus supplement will specify the securities being offered. Some or all of the securities of a series may not be offered to the public.

CHARACTERISTICS
OF THE SECURITIES.......   Securities, other than strip securities, offered by
                           this prospectus and the related prospectus supplement will have a principal balance and a specified interest rate.

                           The characteristics of the securities issued may differ from one another. Any differences in characteristics will be specified in the prospectus supplement. Some of these characteristics are:

                           -    rate at which interest, if any, accrues;

                           -    fixed, variable or adjustable interest rate;

                           -    timing and frequency of interest payments;

                           - amount of payments of interest and principal or other distributions;

                           - priority of interest and principal payments and allocation of losses relative to other classes;

                           - whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

                           - whether payments of principal and interest may or may not be made from designated portions of the pool of receivables.

SUBORDINATION...........   A series may include one or more classes of
                           securities that are senior to one or more other classes of securities as to distributions of principal and interest and allocations of losses on the related receivables.

STRIP SECURITIES........   A series may include one or more classes of strip
                           securities that provide for distributions of interest which are disproportionately large or small in comparison to the principal distribution, including:


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

                           - distributions of interest with no or only a nominal distribution of principal; or

                           - distributions of principal with no or only a nominal distribution of interest.

ACCRUAL SECURITIES......   A series may include one or more classes of accrual
                           securities as to which certain accrued interest will not be distributed to securityholders. That interest will instead be added to the principal balance of the securities on each payment date. If the security is also a strip security, that interest will be added to the nominal balance of the securities on each payment date.

DISTRIBUTIONS TO THE
SECURITYHOLDERS.........   Principal and interest on the securities will be paid
                           on specified payment dates that may occur monthly, quarterly or semi-annually, over the life of the securities. The payment date or dates for each class of a series will be described in the related prospectus supplement.

                           Collections on the related assets received during the collection period preceding the payment date will be used to fund payments to securityholders on the next payment date. The collection period for a series will be specified in the related prospectus supplement. All or a portion of collected payments from a collection period may be used to acquire additional receivables during a pre-funding period or a revolving period. See "The Receivables--Prefunding; Purchase of Receivables after the Closing Date and --Revolving Period; Purchase of Receivables after the Closing Date."

                           In addition, all or a portion of the collected payments may be retained by the related trustee and held in temporary investments for a specified period before being used to fund payments to securityholders as may be required by the related transfer and servicing agreement to:

                           - slow the amortization rate of the related securities; or

                           - attempt to match the amortization rate of the related securities to an amortization schedule established when the securities were issued.


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

                           The transfer and servicing agreement may terminate these features if specified events described in the related prospectus supplement occur. As a result, distributions may be made to the related securityholders earlier than anticipated and the amortization of the related securities may be accelerated.

INTEREST RATES..........   Each class of securities may have a different
                           interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

OPTIONAL REDEMPTION.....   The related servicer, the related seller, the
                           depositor or, if specified in the related prospectus supplement, other entities may, at their option, purchase the receivables related to a series when the remaining receivables related to that series are less than a specified percentage of (unless otherwise specified in the related prospectus supplement) the aggregate principal balance of the receivables at the time the related series was issued.

MANDATORY TERMINATION...   The related trustee or servicer or other entities
                           specified in the related prospectus supplement may be required to effect early retirement of all or any portion of a series of securities by soliciting competitive bids for the purchase of the related assets or otherwise, under other circumstances and in the manner specified in the related prospectus supplement.

CREDIT AND PAYMENT
ENHANCEMENT.............   The related prospectus supplement will describe the
                           credit enhancement, if any, for any class or classes or series of securities. Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued in connection with that prospectus supplement. Credit or payment enhancement may consist of one or more of the following:

                           -    subordination of one or more classes of
                                securities;

                           -    a financial guaranty insurance policy;

                           -    a reserve account;


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

                           -    a yield supplement account;

                           - collateralization greater than the principal amount of securities issued;

                           -    letters of credit;

                           -    credit or liquidity facilities;

                           -    repurchase obligations;

                           -    cash deposits; or

                           - other agreements with respect to third party payments or other support.

CROSS-
COLLATERALIZATION.......   As may be described in the related prospectus
                           supplement, a series or class of securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar receivables.
                           Except to the limited extent that some collections in excess of the amounts needed to pay the related securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities, no payment received on any receivable related to any series may be applied to the payment of securities of any other series.

LEGAL CONSIDERATIONS....   The related seller(s) and/or any originator from whom
                           the seller acquired the receivables for a series, will warrant in a receivables transfer agreement or purchase agreement, as applicable, that the transfer of the receivables by it to the depositor or the seller, as applicable, is:

                           - a valid assignment, transfer and conveyance of the receivables; or

                           -    if specified in the related prospectus
                                supplement, either:


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

                           - a valid assignment, transfer and conveyance of receivables to the seller or the depositor as applicable; or

                           - a valid grant of a security interest in the receivables.

                           The depositor will warrant in a transfer and servicing agreement:

                           - if the depositor or the related seller(s) retain title to the receivables, that the issuer for the benefit of the securityholders has a valid security interest in the receivables; or

                           - if the depositor transfers the receivables to an issuer, that the transfer of the receivables to the issuer is either:

                                - a valid assignment, transfer and conveyance of the receivables to the issuer; or

                                - the issuer on behalf of the securityholders has a valid security interest in the receivables.

                           Each prospectus supplement will specify what actions will be taken by the related parties as applicable to perfect the issuer's and, if applicable, the securityholder's security interest in the receivables.

REPURCHASE BY ORIGINATOR
AND/OR SELLER REQUIRED FOR
BREACHES OF REPRESENTATION
OR WARRANTY.............   The related originator and/or seller will make
                           representations and warranties in the related purchase agreement or receivables transfer agreement, as applicable, relating to the receivables in which it transfers an interest to the seller or the depositor. An originator and/or seller will be required to repurchase the interest transferred by it in a receivable if:

                           - one of its representations or warranties is breached and remains uncured with respect to that receivable; and

                           - the interest of the securityholders of those assets is materially adversely affected by the breach.


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

                           For a discussion of the representations and warranties given by an originator and/or the seller and its related repurchase obligations, see "Description of the receivables transfer agreements and the transfer and servicing agreements-- "acquisition of receivables by seller/originator repurchase obligations" and "acquisition of receivables by depositor/seller repurchase obligations" in this prospectus.

TAX STATUS..............   Securities of each series offered hereby will, for
                           federal income tax purposes, constitute either:

                           - interests in a trust treated as a grantor trust under applicable provisions of the code,

                           -    debt issued by an issuer; or

                           - interests in a trust or other entity which is treated as a partnership.

                           The prospectus supplement for each series of securities will summarize federal income tax considerations relevant to the purchase, ownership and disposition of the securities offered by that prospectus supplement.

                           If specified in the related prospectus supplement, a trust may make an election to be treated as a "financial asset securitization investment trust" or "FASIT." The applicable transfer and servicing agreement may contain provisions to make FASIT election and issue the securities on terms and conditions as are permitted to a FASIT and described in the related prospectus supplement.

                           Investors are advised to consult their tax advisors and to review "Federal Tax Considerations" and "State Tax Consequences" in the related prospectus supplement.

ERISA
CONSIDERATIONS..........   The prospectus supplement for each series of
                           securities will summarize considerations under the Employee Retirement Income Security Act of 1974, as amended, relevant to the purchase of the securities by employee benefit plans and individual retirement accounts. Some classes of securities will not be eligible for purchase by such plans and accounts. See
                           "ERISA Considerations" in the related prospectus supplement.


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

RATINGS.................   At issuance, each class of securities offered by this
                           prospectus will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Ratings" in this prospectus and in your prospectus supplement.


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                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

IT MAY NOT BE POSSIBLE     The underwriters may assist in resales of securities,
TO FIND AN INVESTOR TO     but they are not required to do so. A secondary
PURCHASE YOUR SECURITIES   market for your securities may not develop. If a
                           secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. Illiquidity also could have an adverse effect on the market value of your securities. Securities will not be listed on any securities exchange.

INTERESTS OF OTHER PERSONS As described in the related prospectus supplement,
IN THE RECEIVABLES OR THE under the related transfer and servicing agreement, VEHICLES COULD REDUCE THE either the trustee, the depositor, the related
FUNDS AVAILABLE TO MAKE    seller(s) or the related servicer will be required to
PAYMENTS ON YOUR           maintain possession of the original copies of all
SECURITIES..............   receivables that constitute chattel paper. If the
                           depositor or a seller retains possession of the related receivables,

                           - the servicer may take possession of original copies as necessary for the enforcement of any receivable;

                           - the related prospectus supplement may describe specific trigger events that will require delivery of those receivables to the issuer.

                           Another person could acquire an interest in a receivable that is superior to the issuer's interest by obtaining physical possession of the receivable. If the depositor, the servicer, the trustee, a seller, an originator or other third party, while in possession of the receivables, sells or pledges and delivers the receivables to another party, in violation of the purchase agreement, the receivables transfer agreement or the transfer and servicing agreement, there is a risk that another party could acquire an interest in the receivables having priority over the issuer's interest. If another person acquires an interest in a receivable that is superior to the issuer's interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

                           Another person could acquire an interest in a vehicle



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

                           financed by a receivable that is superior to the issuer's interest because the depositor will not amend the certificate of title or ownership to identify itself or the issuer as the new secured party. If another person acquires an interest in a vehicle that is superior to the issuer's interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the securities.

                           The issuer's security interest in the receivables or the vehicles could be impaired for one or more of the following reasons:

                           - the originator or seller, might fail to perfect its security interest in a vehicle;

                           - the issuer may not have a security interest in the vehicles in all states because the certificates of title to the vehicles may not be amended to reflect assignment to the issuer;

                           - holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuer's security interest;

                           - the issuer may lose its security interest in vehicles confiscated by the government; and

                           - the issuer could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the issuer.

                           The related seller(s) and/or the related originator, as specified in the related prospectus supplement, will make representations and warranties with respect to the ownership of the receivables as of the date of the transfer to the seller and the depositor, respectively. The related originator and/or seller will be obligated to repurchase the interest transferred by it in a receivable from the related issuer if there is an uncured breach of its representations and warranties and the interest of the securityholders of those assets is materially adversely affected by the breach. None of the originator or the seller will be required to repurchase the interest transferred by it in a receivable, however, if the interest in a receivable or a related vehicle becomes impaired after the receivable is sold or pledged to the issuer.



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

INSOLVENCY OF A PARTY      If the depositor, the servicer, a seller, an
IN POSSESSION OF THE       originator or a third party is rendered insolvent
RECEIVABLES MAY REDUCE     while in possession of the receivables, competing
THE FUNDS AVAILABLE TO     claims to ownership or security interests in the
MAKE PAYMENTS ON YOUR      receivables may result. Even if unsuccessful,
SECURITIES                 competing claims could result in delays in payments
                           on the securities. If successful, competing claims could result in losses to the securityholders or an acceleration of the repayment of the securities.

BANKRUPTCY OF AN           If a seller, originator or the depositor becomes
ORIGINATOR, A SELLER OR    subject to bankruptcy proceedings, you could
THE DEPOSITOR COULD RESULT experience losses or delays in payments on your
IN DELAYS IN PAYMENT OR    securities. A "transferor" or non-bankruptcy remote
LOSSES ON THE SECURITIES   entity, which may be an originator or a seller, will
                           transfer the receivables to a "transferee" or bankruptcy-remote entity, which may be a seller or the depositor. This transfer is designed to be a "true sale." The issuer will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity for that series.
                           However, if a seller, originator or the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the transferor still owns the receivables by concluding that the sale by the transferor was not a "true sale" or that the transferor should be consolidated with the transferee for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

                           - the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

                           -    certain tax or government liens on the
                                originator's, the seller's or the depositor's property that arose before the transfer of the receivables, as applicable, have a claim on collections that is senior to payments on your securities; and

                           - the issuer not having a perfected security interest in

                                - one or more of the vehicles securing the receivables; or

                                - any cash collections held by an originator, a seller or the depositor at the time that the originator, seller or the depositor, as applicable, becomes the subject of a bankruptcy proceeding.

                           The depositor will take steps in structuring the transactions to minimize the risk that a court would consolidate the transferor with the transferee for bankruptcy purposes or conclude that the sale of the receivables by the transferor was not a "true sale."

THE SECURITIES ARE NOT     No servicer, seller, the depositor or any of their
GUARANTEED AND ONLY THE    affiliates is obligated to make any payments relating
RELATED ASSETS ARE         to:
AVAILABLE TO PAY YOUR
SECURITIES

                           -     the securities of a series; or

                           -     the receivables.

                           Therefore, payment on the related assets and any credit enhancement will be the only source of payment to you. If these assets are insufficient, you may suffer losses on your securities.

YOU MAY SUFFER LOSSES IF   The transfer of the receivables by the an originator
A THIRD PARTY PURCHASES A  to a seller under a purchase agreement, by a seller
RECEIVABLE WITHOUT         to the depositor under a receivables transfer
KNOWLEDGE OF THE ISSUER'S  agreement and by the depositor to an issuer under a
INTERESTS                  transfer and servicing agreement, the perfection of
                           the security interests in the receivables and the enforcement of rights to realize on the vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each prospectus supplement, the related servicer will take action that is required to perfect the rights of the seller, the depositor and issuer in the receivables.
                           If, through inadvertence or otherwise, a third party were to

                           - purchase or take a security interest in a receivable for new value;

                           -    in the ordinary course of its business;

                           - without actual knowledge of the seller's, depositor's or issuer's interest; and

                           -    take possession of a receivable;

                           the purchaser would acquire an interest in that receivable superior to the interest of the seller, depositor or issuer. As further specified in each prospectus supplement, no action will be taken to perfect the rights of the issuer in proceeds of any vendor's single interest physical damage insurance or of any other insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in those proceeds could prevail against the rights of the issuer before the time those proceeds are deposited by the related servicer into an issuer account. See "Legal Aspects of the Receivables".

YOU MAY SUFFER LOSSES      If the receivables supporting any series are
UPON A LIQUIDATION OF THE  liquidated, the related securityholders may suffer
RECEIVABLES IF THE         losses if the issuer sells the receivables for less
PROCEEDS OF THE            than the total amount due on the securities or does
LIQUIDATION ARE LESS       not realize the full amount due on the receivables on
THAN THE AMOUNTS DUE ON    a timely basis.
THE OUTSTANDING
SECURITIES

                           The ability of the issuer or a trustee to realize the total amount due on the receivables may be affected by whether:

                           - amendments to certificates of title in the vehicles had been filed;

                           - whether financing statements to perfect the security interest in the vehicles had been filed;

                           -    depreciation;

                           -    obsolescence;

                           -    damage or loss of any vehicle; and

                           - the application of Federal and state bankruptcy and insolvency laws.

                           As a result, securityholders may be subject to delays in payments and suffer loss of their investment in the securities. The market value of the receivables may be less than the aggregate principal amount of the outstanding securities of the series. Therefore, upon an event of default with respect to the securities of any series, there can be no assurance that sufficient funds will be available to repay the related securityholders in full.

STATUTORY LIMITATIONS ON   Numerous statutory provisions, including insolvency
REALIZATION OF VEHICLES    laws, may interfere with or affect the ability of a
DUE TO INSOLVENCY OF       secured party to realize upon collateral or to
OBLIGORS MAY CAUSE         enforce a deficiency judgment against an obligor. For
PAYMENT REDUCTIONS AND     example, in a Chapter 13 proceeding under the
DELAYS                     Bankruptcy Code, a court may prevent a creditor from
                           repossessing a vehicle, and, as part of the obligor's rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. To the extent that any credit enhancement for that series were insufficient to cover all losses, those actions could result in an inability of the securityholders of that series to recover payment in full of their respective principal amounts and interest thereon or could result in delays in those payments.

LIMITATIONS ON             Federal and state consumer protection laws regulate
ENFORCEABILITY OF THE      the creation and enforcement of consumer contracts
RECEIVABLES BECAUSE OF     and loans such as the receivables. Specific statutory
CONSUMER PROTECTION LAWS   liabilities are imposed upon creditors who fail to
MAY CAUSE PAYMENT          comply with these regulatory provisions. In some
REDUCTIONS OR DELAYS       cases, this liability could affect an assignee's
                           ability to enforce a receivable. Application of these laws could also render a receivable unenforceable, cause the issuer to be unable to collect any balance remaining due on the receivable or result in liability to the issuer. If an obligor had a claim against any issuer for violation of these laws before the cutoff date for the related receivable, the seller and/or any other originator will be obligated to repurchase the related receivable unless the breach is cured. If the receivable is not repurchased, payments to securityholders could be reduced or delayed. See "Legal Aspects of the Receivables--Consumer Protection Laws."

EXTENSION OR DEFERRAL OF   To the extent provided in the related prospectus
PAYMENTS ON RECEIVABLES    supplement, the servicer may permit the extension or
                           modification of receivables on a case-by-case basis.
                           Any extensions or

MAY INCREASE WEIGHTED      modifications may increase the weighted average life
AVERAGE LIFE OF SECURITIES of the related securities. Any reinvestment risks resulting from faster or slower payment resulting from extensions, modifications or amendments of payments on receivables of a series will be borne entirely by the securityholders of that series. The servicer will not be permitted to grant any extension or modification if, as a result, the final scheduled payment on a receivable would fall after the final scheduled maturity date for that series, unless the servicer agrees to repurchase the affected receivable if that receivable becomes defaulted.

SUBORDINATION MAY CAUSE    The rights of the holders of any class of notes to
SOME CLASSES OF SECURITIES receive payments of interest and principal may be TO BEAR ADDITIONAL CREDIT subordinated to one or more other classes of notes.
RISK                       In addition, the rights of the holders of any class
                           of certificates to receive payments of interest and principal may be subordinated to one or more classes of notes and to one or more other classes of certificates.

                           Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                           - interest payments on any date on which interest is due may first be allocated to the more senior classes;

                           - principal payments on the subordinated classes may not begin until principal of the more senior classes is repaid in full;

                           - subordinated classes may bear the first risk of losses; and

                           - if the receivables are sold, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                           The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any series will be described in the related prospectus supplement.

YOU MAY HAVE TO REINVEST   If your securities are prepaid earlier than expected,
YOUR PRINCIPAL AT A LOWER you may not be able to reinvest the principal repaid RATE OF RETURN BECAUSE OF to you at a rate of return that is equal to or
PREPAYMENTS ON THE         greater than the rate of return on your securities.
SECURITIES                 Faster than expected prepayments on the receivables
                           may require the issuer to make payments on the securities earlier than expected.

                           Prepayments may include:

                           - full or partial prepayments on receivables that permit prepayment;

                           - receipts of proceeds from physical damage, credit life and disability insurance policies;

                           - repurchases by originators or sellers for breaches of representations and warranties;

                           -    optional purchases by the depositor,
                                originators, sellers, servicers or others;

                           - payments resulting from liquidations due to default; and

                           -    residuals.

                           The depositor does not have available to it any statistics regarding prepayment rates historically experienced in the vehicle lending industry. The rate of prepayments cannot be predicted. The risk of reinvesting distributions of the principal of the securities will be borne by the securityholders.

THE YIELD TO MATURITY OF   The yield to maturity on securities purchased at
SOME TYPES OF SECURITIES   premiums or discounts to par will be extremely
WILL BE EXTREMELY          sensitive to the rate of prepayments on the related
SENSITIVE TO PREPAYMENTS   receivables. In addition, the yield to maturity on
                           other types of securities, including:

                           -    strip securities;

                           -    accrual securities; and

                           - classes in a series including more than one class of securities, may be more sensitive to the rate of prepayment of the related receivables than other classes of securities.

IF BOOK-ENTRY REGISTRATION
IS USED, YOU MAY BE ABLE   If the prospectus supplement specifies that
TO EXERCISE YOUR RIGHTS    securityholders of your series will hold their
AS A SECURITYHOLDER ONLY   interests through a clearing agency or one of its
THROUGH THE CLEARING       participating organizations, the securities will be
AGENCY                     registered in the name of a nominee of the clearing
                           agency and physical certificates will not be issued to individual securityholders. You will not be recognized directly by the issuer or your trustee and must exercise all of rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in "Description of the Securities -- Definitive Securities". The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream, Luxembourg, societe anonyme or Euroclear.

YOU MAY EXPERIENCE LOSSES  Each receivable generally requires the related
ON YOUR SECURITIES IF      obligor to maintain insurance covering physical
INSURANCE ON VEHICLES IS   damage to the vehicle in at least the amount of the
LESS THAN OUTSTANDING      unpaid principal balance of the receivable under
PRINCIPAL AND INTEREST     which the originator is named as a loss payee. Since
ON THE RELATED RECEIVABLE  the obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

                           As specified in the related prospectus supplement, each vehicle may also be insured against physical damage risks by a policy of vendor's single interest physical damage insurance which provides limited coverage, subject to deductibles, for:

                           - physical loss or damage from any external cause to that vehicle; and

                           - inability to locate that vehicle or the related obligor.

                           Any recovery under any vendor's single interest physical damage insurance policy may be less than the outstanding principal and interest due on the related receivable. Securityholders could suffer a loss on their investment if there is a shortfall.

LIMITED REMEDIES FOR       The seller and any originator, if specified in the
BREACHES OF                related prospectus supplement, of a receivable will
REPRESENTATIONS COULD      be the only persons making representations and
REDUCE OR DELAY PAYMENTS   warranties on that receivable. The applicable seller
TO YOU                     or originator may not have the financial ability to
                           effect any repurchase obligation it has relating to any breaches of those representations and warranties.
                           Resulting losses may reduce the payment and yield on your securities.

                                   THE ISSUERS

         For each series of securities, the depositor will either:

         -        establish a separate trust that will issue the securities; or

         - establish a special-purpose finance company that will issue the securities;

in each case under the related transfer and servicing agreement.

         The related servicer will service the related receivables under the applicable transfer and servicing agreement. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related receivables by each trustee and the depositor, as may be provided in the related prospectus supplement.

                                 THE RECEIVABLES

         The receivables are obligations for the purchase of vehicles, or evidence borrowings used to acquire vehicles or refinancings of those borrowings. The receivables may consist of any combination of:

         -        rule of 78s receivables;

         -        fixed value receivables;

         -        simple interest receivables; and

         -        actuarial receivables.

         Information about the receivables supporting the securities of a series will be provided in the related prospectus supplement, including:

         - the identity of the related seller(s) and originator(s), if applicable;

         -        the related underwriting criteria and collection policies;

         -        the aggregate principal balance of all of the receivables;

         -        the number of receivables;

         - the distribution of the receivables by geographic location and APR;

         - the portion of the receivables pool consisting of rule of 78s receivables, fixed value receivables, simple interest receivables, and actuarial receivables; and

         - the aggregate principal balance of the receivables as of the applicable cut-off date.

RULE OF 78s RECEIVABLES

         Rule of 78s receivables typically provide for fixed level monthly payments which will amortize the full amount of the receivable over its term. Rule of 78s receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each rule of 78s receivable provides for the payment by the obligor of a specified total amount of payments, payable in scheduled monthly installments. The total amount of all payments represents the principal amount financed plus finance charges. Finance charges are calculated on the basis of a stated annual percentage rate for the term of the receivable. The rate at which the amount of finance charges is earned and the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related receivable are calculated in accordance with the rule of 78s. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Payments received by the related servicer related to rule of 78s receivables may, however, be allocated on an actuarial basis.

FIXED VALUE RECEIVABLES

         Fixed value receivables typically provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value receivable provides for amortization of the loan over a series of fixed level payment monthly installments. It also requires a final fixed value payment due after payment of all monthly installments which may be satisfied by:

         -        payment in full in cash of that amount;

         -        transfer of the vehicle to the related seller; or

         -        refinancing the fixed value payment.

The principal and interest payments due before the final fixed value payment may be included in the assets supporting any series. The final fixed value payment may not be included in the assets supporting any series.

SIMPLE INTEREST RECEIVABLES

         Simple interest receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under rule of 78s receivables, under fixed value receivables each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date,

         - the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and

         - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date,

         - the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and

         - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

         In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

ACTUARIAL RECEIVABLES

         Actuarial receivables provide for amortization of the amount financed under the receivable over a series of fixed level payment monthly installments. Each monthly payment on an actuarial receivable, including the monthly payment representing the last payment on the receivable, consists of an amount of interest equal to 1/12 of the outstanding principal balance of the receivable multiplied by the stated APR, and an amount of principal equal to the remainder of the monthly payment.

PREPAYMENT

         If an obligor elects to prepay a rule of 78s receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s receivable calculated in accordance with the rule of 78s will always be less than had that rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a simple interest receivable for which all payments were made on schedule. Because interest and principal are not computed separately on actuarial receivables, obligors under actuarial receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an actuarial receivable is prepaid in full, with minor variations based upon state law, actuarial receivables require that any rebate be calculated on the basis of a constant interest rate. Distributions to securityholders may not be affected by rule of 78s rebates under the rule of 78s receivable because under the related prospectus supplement those distributions may be determined using the actuarial method.

MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the related securities will generally be influenced by the rate at which the principal balances of the related receivables are paid. A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including:

         -        current interest rates;

         -        loan structure;

         - prohibitions on sale of the vehicle securing a receivable without the consent of the servicer,

         -        obsolescence;

         -        current economic conditions; and

         -        tax considerations.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

         Information relating to the delinquency, repossession and net loss experience of the servicer will be described in the related prospectus supplement. This information may describe the experience of the servicer's entire portfolio during specified periods, including receivables which may not meet the criteria for selection as a receivable for any particular series. There can be no assurance that the delinquency, repossession and loss experience on any assets supporting a series will be comparable to the related servicers's prior experience.

ORIGINATION OF RECEIVABLES

         A seller or other originator or a party from whom an originator indirectly or directly acquired the receivables, will have originated the receivables in accordance with the underwriting criteria specified in the related prospectus supplement. Each seller, originator or other party will be an institution experienced in originating retail installment sales contracts and note and security agreements in accordance with accepted industry practices and prudent guidelines.

ISSUANCE OF SECURITIES

         The issuer of the series will issue the related securities. An issuer may also issue one or more classes of securities to the depositor in partial payment for the receivables.

PRE-FUNDING; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

         On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the pre-funding period specified in the related prospectus supplement. The issuer will use amounts on deposit in a pre-funding account to purchase additional receivables after the closing date. Up to 100% of the net proceeds from the sale of the securities issued by an issuer may be deposited into a pre-funding account to purchase receivables after the closing date. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

         In addition, during some or all of a pre-funding period, all or a portion of the payments collected on the related receivables may be used to purchase additional receivables, rather than to fund payments of principal to securityholders. As a result, the related securities may possess an interest-only period. The interest only period may terminate before the end of the specified period if events described in the related prospectus supplement occur.

REVOLVING PERIOD; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

         On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the revolving period specified in the related prospectus supplement. The issuer will use amounts on deposit in a revolving account to purchase additional receivables after the closing date. During a revolving period, principal collections on the related receivables and any other amount described in the related prospectus supplement will be deposited in a revolving account. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

         On the payment date following the end of the related revolving period, the amount, if any, on deposit in the related revolving account at the close of business on the last day of that revolving period, less any investment earnings on deposit therein will be distributed to the related securityholders. In addition, on each payment date, during the related revolving period, distributions to the related securityholders will be made on each payment date in an amount, if any, by which the amount on deposit in the related revolving account at the close of business on the last day of the preceding calendar month, less any investment earnings on deposit therein, exceeds the maximum permitted revolving account balance specified in the related prospectus supplement.

                                  THE DEPOSITOR

         Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation, was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated. Prudential Securities Incorporated is a wholly-owned indirect subsidiary of The Prudential Insurance Company of America. The depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

         The only obligations, if any, of the depositor as to a series of securities may be limited undertakings to repurchase or substitute receivables under specified circumstances. Unless otherwise specified in the applicable prospectus supplement, the depositor will have no servicing obligations or responsibilities with respect to any issuer. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The servicer for any series of securities may be an affiliate of the depositor. The depositor may acquire receivables through or from an affiliate.

         Neither the depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the securities of any series.

TRUSTEE

         A trustee's liability in connection with the issuance and sale of the related securities is limited to the express obligations of that trustee described in the related transfer and servicing agreement. The trustee for any trust may resign for cause at any time, in which case the trust will be obligated to appoint a successor trustee for that trust. Any resignation or removal of the trustee and appointment of a successor trustee for that trust will not become effective until acceptance of the appointment by the successor trustee for that trust. If a successor trustee is not appointed by the depositor or the securityholders, or if no successor trustee has accepted appointment within a specified period following any resignation or removal, the trustee or any securityholder of the related series may petition any court of competent jurisdiction for the appointment of a successor trustee.

THE INDENTURE TRUSTEE

         The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for that trust. The issuer may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the issuer will be obligated to appoint a successor indenture trustee for the related notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the related notes does not become effective until acceptance of the appointment by the successor indenture trustee.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the securities of a given issuer will be applied by the issuer:

         - to the purchase of the related receivables from the depositor or the seller(s);

         - to make the initial deposit into any pre-funding account or revolving account;

         - to make the initial deposit into any reserve account or yield supplement account or any related accounts of that series as provided in the related prospectus supplement; and

         - for any other purposes specified in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         Each class of securities will have a stated principal amount and may accrue interest on that amount at the rate indicated in the related prospectus supplement. The timing and priority of distributions, seniority, allocations of losses and amount of or method of determining distributions with respect to principal and interest of each class of securities will be described in the related prospectus supplement. Distributions of interest on the securities will be made before distributions with respect to principal of the payment date specified in the prospectus supplement.

POOL FACTORS

         The pool factor for each class of securities will be a seven-digit decimal that indicates the outstanding principal balance of that class at that time as a fraction of the outstanding principal balance of that class as of the closing date. Each pool factor will be initially 1.0000000. As distributions are made to that class of securities, the pool factor will decline to reflect reductions in the outstanding principal balance of the applicable class. Before each distribution to a class of securities, the related servicer will calculate the pool factor for that class as of the date of the related distribution.

         A securityholder's portion of the aggregate outstanding principal balance of the related class of securities will be:

         - the original purchase price of that securityholder's securities, MULTIPLIED BY

         -        the applicable pool factor.

BOOK-ENTRY REGISTRATION

         As may be described in the related prospectus supplement, securityholders of a given series may hold their securities directly through DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe if they are participants of those systems. Securityholders that are not participants of those systems may hold their securities indirectly through organizations that are participants in those systems.

         Cede, as nominee for DTC, will hold the global securities for a given series. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include:

         -        securities brokers and dealers

         -        banks

         -        trust companies

         -        clearing corporations

Indirect access to the DTC system is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. Cross-market transactions will, however, require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         The securityholders of a given series that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities of that series may do so only through participants and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders of a given series may experience some delay in their receipt of payments, since those payments will be forwarded by the applicable trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or securityholders. It is anticipated that the only "securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as securityholders of that series, and those securityholders will be permitted to exercise the rights of securityholders of that series only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among participants on whose behalf it acts with respect to those securities and to receive and transmit distributions of principal of, and interest on, those securities. Participants and indirect participants with which the securityholders of a given series have accounts for those securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders of the series. Accordingly, although those securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

         DTC will advise the trustee for each series that it will take any action permitted to be taken by a securityholder of the related series only at the direction of one or more participants to whose accounts with DTC the securities of that series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the "Euroclear Operator," and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under those Terms and Conditions only on behalf of Euroclear participants and has no record of relationship with persons holding through Euroclear participants.

         Except as required by law, the issuer for a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE SECURITIES

         As may be described in the related prospectus supplement, the securities will be issued in fully registered, certificated form to the securityholders of a given series or their nominees, rather than to DTC or its nominee, only if:

         - the trustee for a related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those securities and the trustee is unable to locate a qualified successor

         - the servicer, at its option, elects to terminate the book-entry-system through DTC

         - after the occurrence of an "event of default" under the related indenture or a default by the servicer under the related transfer and servicing agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the securityholders' best interest

         The applicable trustee will be required to notify all securityholders of the affected series securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

         Distributions of principal of, and interest on, those securities will thereafter be made by the applicable trustee in accordance with the procedures provided in the related indenture or transfer and servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive securities for a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         As more specifically described in the related prospectus supplement for each series of securities, the related securityholders of record will receive reports on or about each payment date as to the securities of their series with respect to that payment date or the period since the previous payment date, as applicable:

         (1) the amount of the distribution allocable to principal for each class of the series;

         (2) the amount of the distribution allocable to interest for each class of the series;

         (3) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

         (4) the aggregate outstanding principal balance and the Pool Factor for each class of securities after giving effect to all payments reported under (1) above on that payment date;

         (5) the amount paid to the servicer for the series, if any, with respect to the related remittance period and the amount of any unpaid servicing fees for the related remittance period or remittance periods, as the case may be;

         (6) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for that remittance period;

         (7)      any overcollateralization amount or credit enhancement amount;

         (8) any previously due and unpaid interest payments on the securities and the change in those amounts from the preceding statement;

         (9) any previously due and unpaid principal payments on the securities and the change in those amounts from the preceding statement;

         (10) the aggregate amount of any receivables that were repurchased in that remittance period;

         (11) for each payment date during any pre-funding period, the amount remaining in the pre-funding account; and

         (12) for the first payment date that is on or immediately following the end of any pre-funding period, the amount remaining in the pre-funding account that has not been used to fund the purchase of additional receivables and is being passed through as payments of principal on the securities of the series.

         Each amount set forth pursuant to subclauses (1), (2) and (4) with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those securities, as applicable.

         In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

     DESCRIPTION OF THE PURCHASE AGREEMENTS, RECEIVABLES TRANSFER AGREEMENTS
                    AND THE TRANSFER AND SERVICING AGREEMENTS

ACQUISITION OF RECEIVABLES BY SELLER; ORIGINATOR REPURCHASE OBLIGATIONS

         On or before the closing date on which securities backed by receivables are to be issued, a seller, if it is not the originator of those receivables, will acquire the related receivables from the related originator(s), in each case, under a purchase agreement between the seller and each originator. If specified in the related prospectus supplement, in the related purchase agreement, each originator will make representations and warranties to the seller regarding the receivables it is selling to the seller. The material terms of these representations and warranties will be described in the related prospectus supplement.

ACQUISITION OF RECEIVABLES BY DEPOSITOR; SELLER REPURCHASE OBLIGATIONS

         On or before the closing date on which securities backed by receivables are to be issued, the depositor will acquire the related receivables, or a security interest in the receivables, from the related seller(s), in each case, under a receivables transfer agreement between the depositor and each seller. If specified in the related prospectus supplement, in the related receivables transfer agreement, each seller will make representations and warranties to the depositor regarding the receivables in which it is transferring its interest to the depositor. The material terms of these representations and warranties will be described in the related prospectus supplement.

         Each seller will assign all of its rights, except certain rights of indemnification, and interest in the related purchase agreement to the depositor, who will in turn assign those rights to the related issuer for the benefit of the securityholders of that series. As a result, each originator will be liable to the related issuer for any uncured breach of the originator's representations or warranties that materially adversely affected the securityholders of that series.

ACQUISITION OF RECEIVABLES BY ISSUER

         On or before the closing date on which securities backed by those receivables are to be issued, the depositor will transfer its interest in the receivables to a trust or to a special purpose finance company, in each case under a transfer and servicing agreement.

         The depositor will assign all of its rights, except certain rights of indemnification, and interest in the related receivables transfer agreement to the related issuer for the benefit of the securityholders of that series. As a result, each seller will be liable to the related issuer for any uncured breach of the seller's representations or warranties that materially adversely affected the securityholders of that series.

         If specified in the related prospectus supplement, the depositor may reacquire receivables or substitute receivables for receivables held by an issuer subject to specified conditions described in the related transfer and servicing agreement and receivables transfer agreement.

ACCOUNTS

         The servicer for each series will establish and maintain with the applicable trustee one or more collection accounts in the name of the trustee on behalf of the related securityholders into which all payments made on the related receivables will be deposited. The servicer for each series will establish and maintain with the related trustee one or more distribution accounts, in the name of the trustee on behalf of the securityholders, into which amounts released from the collection account and any reserve account or other credit or cash flow enhancement for distribution to the related securityholders will be deposited and from which all distributions to the securityholders will be made.

         Any other accounts to be established for securities of a series will be described in the related prospectus supplement.

         For any series of securities, funds in the collection accounts, distribution accounts and any other accounts identified in the related prospectus supplement will be invested as provided in the related transfer and servicing agreement in eligible investments. Eligible investments are generally limited to obligations or securities that mature on or before the date of the next distribution for that series. However, to the extent permitted by the rating agencies rating that series, funds in any reserve account may be invested in securities that will not mature before the date of the next distribution on the securities and which will not be sold to meet any shortfalls. Thus, the amount of cash available for withdrawal in any reserve account at any time may be less than the balance of the reserve account at that time. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result, which could, in turn, increase the average life of the securities of that series. Eligible investments may include securities issued by the depositor, or its affiliates, or any trusts created by the depositor, any servicer, seller or their respective affiliates. Net investment earnings on funds deposited in the accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

ELIGIBLE DEPOSIT ACCOUNTS

         The accounts will be maintained as eligible deposit accounts. An eligible deposit account means either:

         -        a segregated account with an eligible institution; or

         - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.
                  S. or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

ELIGIBLE INSTITUTION

         An eligible institution means, for securities of a series:

         - the corporate trust department of the related indenture trustee or the related trustee; or

         -        a depository institution organized under the laws of the U. S.
                  or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank,

                  - which has or the parent corporation of which has either:

                           - a long-term unsecured debt rating acceptable to the relevant rating agencies; or

                           -    a short-term unsecured debt rating or
                                certificate of deposit rating acceptable to the relevant rating agencies; and

                  -        whose deposits are insured by the FDIC.

         Amounts deposited in any account may be commingled with amounts in the related seller's or servicer's general account to the extent that the seller's or servicer's unsecured debt ratings are acceptable to the relevant rating agencies. Any commingling rights will be described in the related prospectus supplement.

SERVICING

THE SERVICER

         The servicer for each series will be named in the related prospectus supplement. The servicer for a series may be the depositor or an affiliate of the depositor and may have other business relationships with the depositor or its affiliates. The servicer for each series will service the related receivables. A servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities as to any delegated responsibilities.

         Each servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreements for that series. An uncured breach of a representation or warranty of the servicer that in any respect materially adversely affects the interests of the securityholders will constitute a servicer default by the servicer.

SERVICING PROCEDURES

         Each servicer will make reasonable efforts to collect all payments due on the related receivables. The servicer will use the same collection procedures that it follows for the particular type of receivable as for receivables of that type that it services for itself and others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of those arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may require the servicer to purchase the receivable if the receivable becomes defaulted. See "Legal Aspects of the Receivables".

         If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

         The material aspects of any particular servicer's collections procedures will be described in the related prospectus supplement.

PAYMENTS ON RECEIVABLES

         For each series of securities, the related servicer will deposit all payments on the related receivables received and all proceeds of the related receivables collected into the related collection facility, such as a lock-box account or the collection account within two business days of receipt. Moneys deposited in the collection facility for a series may be commingled with funds from other sources. The related servicer will be required to deposit payments on the related receivables collected during each collection period into the related collection account on a specified day of each month. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

SERVICING COMPENSATION AND EXPENSES

         The servicer for each series will receive a servicing fee for each collection period equal to a specified percentage of the pool balance as of the first day of that collection period. The servicer also will be entitled to receive as a supplemental servicing fee for each collection period any late, prepayment, and other administrative fees and expenses collected during that collection period. Each prospectus supplement will specify the priority of distributions on any payment date as to the servicing fee and any unpaid portion of the servicing fee from prior payment dates. The servicing fees may be paid before any distribution to the related securityholders.

         The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including:

         -        collecting and posting all payments

         -        responding to inquiries of obligors on the receivables

         -        investigating delinquencies

         -        sending payment coupons to obligors

         -        reporting federal income tax information to obligors

         -        paying costs of collections

         -        policing the collateral

         -        administering the particular receivables pool

         -        accounting for collections

         - furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions

         -        reimbursement of certain taxes

         -        the fees of the related trustee and indenture trustee



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

         -        accounting fees

         -        outside auditor fees

         -        data processing costs

         - Other costs incurred in connection with administering the applicable receivables

DISTRIBUTIONS

         For each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the applicable trustee to the related securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of related securityholders and all distributions to each class of related securityholders will be described in the related prospectus supplement.

         For each series of securities, on each payment date, collections on the related receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders, to the extent provided in the related prospectus supplement. Credit enhancement will be available to the related securityholders to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. Distributions of principal of a class of securities will be subordinate to distributions of interest on that class. Distributions for one or more classes of securities of the issuer may be subordinate to payments of other securities of that issuer.

CREDIT AND CASH FLOW ENHANCEMENTS

         The amounts and types of credit enhancement arrangements, if any, and the provider, if applicable, for each class of securities of a given series will be described in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. As more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

         Before each payment date for a series of securities, the related servicer will provide to the applicable trustee and credit enhancer as of the close of business on the last day of the preceding related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

         Each transfer and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee and credit enhancer, annually, a statement as to compliance by the related servicer during the preceding twelve months, or, in the case of the first certificate, the period from the applicable closing date, with standards relating to the servicing of the receivables.

         Each transfer and servicing agreement will also provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer stating that the servicer either has fulfilled its obligations under that transfer and servicing agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date, or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. Each servicer also will agree to give each indenture trustee and each trustee notice of "servicer defaults" under the related transfer and servicing agreement.

         Copies of statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

MATTERS REGARDING THE SERVICERS

         Each transfer and servicing agreement will provide that the related servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the performance by the servicer of those duties is no longer permissible under applicable law. No resignation will become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transfer and servicing agreement.

         Each transfer and servicing agreement will further provide that neither the related servicer nor any of its respective directors, officers, employees, or agents will be liable to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the transfer and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability due to willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the transfer and servicing agreement will provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the transfer and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each transfer and servicing agreement, any entity into which the related servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of that servicer, will be the successor to that servicer under the related transfer and servicing agreement.

SERVICER DEFAULT

         "Servicer default" under a transfer and servicing agreement will include:

         - any failure by the related servicer to deliver to the applicable trustee for deposit in any of the related accounts any required payment or to direct that trustee to make any required distributions therefrom, which failure continues unremedied for more than two business days after written notice from trustee is received by servicer or after discovery by servicer

         - any failure by servicer duly to observe or perform in any material respect any other covenant or agreement in the transfer and servicing agreement, which failure materially adversely affects the rights of the related securityholders and which continues unremedied for a period of up to one hundred and twenty (120) days after the giving of written notice of the failure:

                  - to servicer by the applicable trustee or other person permitted to provide notice under the transfer and servicing agreement; or

                  - to the servicer and to the applicable trustee by holders of the related securities, as applicable, evidencing not less than 25% of the voting rights of those outstanding securities

         -        any insolvency event

         An "insolvency event" means financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to the servicer, the related originator or the related seller and actions by the servicer, the related originator or the related seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

         As long as a servicer default under a transfer and servicing agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of those then outstanding securities may terminate all the rights and obligations of the servicer, if any, under the transfer and servicing agreement, whereupon a successor servicer will replace the servicer. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. If the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. The trustee may make arrangements for compensation to be paid, which may not be greater than the servicing compensation payable to the servicer under the transfer and servicing agreement.

WAIVER OF PAST DEFAULTS

         With respect to each series, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancer, the holders of notes evidencing at least a majority of the voting rights of those then outstanding securities may, on behalf of all securityholders of the related series, waive any default by the servicer in the performance of its obligations under the related transfer and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with the transfer and servicing agreement. No waiver shall impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

         Each of the purchase agreements, transfer and servicing agreements and receivables transfer agreements may be amended by the parties to that agreement, without the consent of the related securityholders, for the purpose of:

         - adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements

         -        modifying in any manner the rights of the securityholders;
                  PROVIDED that the action will not, in the opinion of counsel satisfactory to the applicable issuer, materially and adversely affect the interests of any securityholder and subject to the approval of any credit enhancer

         To the extent provided in the related prospectus supplement, the transfer and servicing agreement may also be amended by the depositor, the servicer, and the applicable trustee with the consent of the holders of securities evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the securityholders; PROVIDED, HOWEVER, that the amendment may not:

         (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders

         (2) reduce the percentage of the securities of the series which are required to consent to any amendment described in (1) above, without the consent of the securityholders of that series.

         Additionally, each of the transfer and servicing agreements may be amended by the parties to that agreement at the direction of the servicer without the consent of any of the related securityholders to add, modify or eliminate provisions as may be necessary or advisable to enable all or a portion of a trust to quality as, and to permit an election to be made to cause all or a portion of a trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448, and in connection with an election, to modify or eliminate existing provisions of a transfer and servicing agreement relating to the intended federal income tax treatment of the securities and the related trust in the absence of an election. It is a condition to an amendment of this type that each rating agency for that series notify the seller(s), servicer and the applicable trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding securities with respect to which it is a rating agency.

INSOLVENCY MATTERS

         Each transfer and servicing agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related issuer without the unanimous prior approval of all certificateholders, including the depositor, if applicable, of that issuer and the delivery to that trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the issuer is insolvent.

         To avoid excessive administrative expense, the servicer for the related receivables may, unless otherwise specified in the related prospectus supplement, at its option purchase the remaining receivables from that issuer, as of the end of any collection period if the balance of the related receivables is less than a specified percentage provided in the related prospectus supplement of the initial pool balance for that series. The purchase price will be the aggregate of the purchase amounts of the remaining receivables as of the end of that collection period. The related securities will be redeemed following that purchase.

         If the servicer does not purchase the remaining receivables, the applicable trustee will, within ten days following the next payment date, solicit bids for the purchase of the remaining receivables, in the manner and subject to the terms and conditions provided in the related prospectus supplement. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the remaining receivables will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable transfer and servicing agreement may effect the prepayment of the certificates of that series.

                        LEGAL ASPECTS OF THE RECEIVABLES

INSOLVENCY OF AN ORIGINATOR, A SELLER OR THE DEPOSITOR MAY RESULT IN CONSOLIDATION OF THEIR ASSETS WITH THE ISSUER

         The depositor will take steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by any of an originator, a seller or the depositor as a "debtor" under any insolvency law will not result in the assets of the related issuer becoming property of the estate of a debtor within the meaning of the insolvency laws.

         A "transferor" or non-bankruptcy remote entity, typically an originator or a seller, will transfer the receivables to a "transferee" or bankruptcy-remote entity, typically a seller or the depositor. This transfer is designed to be a "true sale" so that the receivables and related assets would not be part of that transferor's bankruptcy estate under the insolvency laws should the transferor become the subject of a bankruptcy case after its transfer of the receivables. In a typical transaction, the transferor would be an originator that is an operating company selling receivables to a bankruptcy remote seller created by the transferor. A bankruptcy-remote entity is a separate, limited-purpose entity under a charter containing limitations, including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. The issuer for a series will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity.

         However, if the depositor or a seller or originator subject to the Bankruptcy Code were to become a "debtor" in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself could attempt to argue that the transfer of the receivables by the transferor was not a true sale and instead should be treated as a pledge of the receivables to secure a borrowing of the debtor and thus that the transferor still owns the receivables. An attempt, even if unsuccessful, could result in delays in payments of collections on the receivables and on the securities. If the attempt was successful, a court could elect to accelerate payment of the securities and liquidate the receivables, with the securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable interest rate to the date of payment. Thus, the securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related prospectus supplement, if the issuer is rendered insolvent, a trustee for the trust, in accordance with the transfer and servicing agreement, will


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

promptly sell, dispose of or otherwise liquidate the related receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from that sale, disposition or liquidation of receivables will be treated as collections on those receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement, if any, are not sufficient to pay securities of the related series in full, the amount of principal returned to the related securityholders will be reduced and you will incur a loss.

         Furthermore, should the court decide that the assets and liabilities of the transferee should be consolidated with those of the transferor, then any true sale to the transferee would be ineffective to remove the receivables and related assets from the bankruptcy estate of the transferor, and delays and reductions in payments of collections on the related receivables could results.

         The issuer and, by acceptance of any securities of that series, each securityholder of a series will covenant that they will not at any time institute against the depositor, or the related transferor(s) any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         In addition, if an originator or a seller is the servicer, cash collections held by that servicer may, subject to certain conditions, be commingled and used for the benefit of that servicer before each payment date. As a result, in the event of the bankruptcy of that servicer, the depositor, a trust or trustee may not have a perfected interest in those collections.

         Obligors of the vehicles may be entitled to assert against the related seller, originator, the depositor, or the issuer or any trustee, claims and defenses which they have against the originator as to the receivables. Each originator will warrant that no claims or defenses have been asserted or threatened as to the receivables and that all requirements of applicable law as to the receivables have been satisfied.

SECURITY INTERESTS IN THE VEHICLES

         Retail installment sale contracts and note and security agreements such as the receivables evidence the credit sale of or indebtedness incurred to acquire motor vehicles by originators to consumers. The contracts and agreements also constitute personal property security agreements and include grants of security interests in the related motor vehicle under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In certain states, however, folding camping trailers and/or slide-in campers, which may constitute the motor vehicles securing the receivables, are not subject to state titling and vehicle registration laws and a security interest in those motor vehicles is perfected by filing pursuant to the provisions of the UCC.

         Unless otherwise specified in the related prospectus supplement, all of the receivables acquired from originators name the related originator as obligee or assignee and as the secured party. As specified in the related prospectus supplement, the related originator will represent that it has taken all actions necessary under the laws of the state in which the related vehicles are titled to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

PERFECTION

         Under the related purchase agreement or receivables transfer agreement, as applicable, the originator or seller, as applicable, will transfer the receivables and its security interests in the vehicles to the related seller or the depositor. The issuer, in turn, will acquire an ownership or security interest in those receivables, including an assignment of the originator's or seller's security interests in the vehicles. Unless specified in the related prospectus supplement, because of the administrative burden and expense, none of the depositor, the related servicer nor any issuer will amend any certificate of title to identify the depositor or any issuer as the new secured party on the certificates of title relating to the vehicles. Each related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer to the depositor of the receivables and the transfer to the issuer of the receivables. Further, although neither the depositor nor the issuer will rely on possession of the receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the vehicles, the trustee, if so specified in the related prospectus supplement, will continue to hold the receivables and any certificates of title relating to the vehicles in its possession as custodian for the trustee under the related transfer and servicing agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the receivables on the basis that the security interest is perfected by possession.

         A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting that lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of those states, the assignment by the related originator or seller, as transferor, of its interests in the receivables to the related seller or the depositor, and the assignment of its interest in the receivables to the issuer under the related transfer and servicing agreement are effective conveyances of the respective interests of the related transferors and the depositor in the vehicles, without re-registration and without amendment of any lien noted on the related certificate of title, and, subject to the immediately succeeding paragraphs, the depositor will succeed to the related transferor's rights as secured party and the issuer will succeed to the depositor's rights as secured party.

         Although re-registration of the vehicle is not necessary to convey a perfected security interest in the vehicles to the issuer, the issuer's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related originator's and/or seller's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a vehicle or subsequent creditors who take a security interest in a vehicle. In the related purchase agreement or receivables transfer agreement, the related originators and/or seller will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles as to which the related originator and/or seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of those vehicles and holders of first priority perfected security interests therein. A failure, however, would constitute a breach of the related originator's and/or seller's representations and warranties under the related purchase agreement and receivables transfer agreement. Accordingly, the related originator and/or seller would be required to repurchase those receivables unless the breach were cured.

CONTINUITY OF PERFECTION

         Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers that vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the obligor under the related installment sale contract or note and security agreement to surrender possession of the certificate of title to assist in that re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.

         Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the transfer and servicing agreements, the related servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the related servicer will have an opportunity to require satisfaction of the related receivable before release of the lien, either because the related servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related servicer will receive notice as a result of its lien noted thereon. Under the related transfer and servicing agreement, the related servicer will hold the certificates of title for the related vehicles as custodian for the issuer. Under the related transfer and servicing agreement, the related servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

PRIORITY OF LIENS ARISING BY OPERATION OF LAW

         Under the laws of most states, certain statutory liens, such as mechanics', repairmen's and garage men's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in that vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related originators and/or sellers will represent and warrant to the seller or the depositor, as applicable, and in the related purchase agreement or receivables transfer agreement that, as of the related closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in that vehicle. However, liens for repairs or taxes superior to the security interest of the issuer in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a receivable. No notice will be given to the issuer or any securityholder if a lien or confiscation arises and any lien or confiscation arising after the related closing date would not give rise to the related originator's and/or the seller's repurchase obligation.

REPOSSESSION

         If an obligor defaults on a receivable, the holder of the related receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default before repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require a secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and various substantive timing and content requirements on those notices. In most states, under certain circumstances after a vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral before actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing the debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose vehicle had an initial cash sales price of less than specified amounts. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, before a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

         Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the obligor under the contract.


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

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of some states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the issuer to enforce consumer finance contracts such as the receivables.

         Under most state vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for those vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a vehicle, the Obligor may be able to assert a defense against the seller of the vehicle. If an obligor on a receivable were successful in asserting that claim or defense, the related servicer would pursue on behalf of the issuer any reasonable remedies against the seller or manufacturer of the vehicle, subject to limitations as to the expense of any action to be specified in the related transfer and servicing agreement.

         Any loss, to the extent not covered by credit support specified in the related prospectus supplement could result in losses to the securityholders. As specified in the related prospectus


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

supplement, if an obligor were successful in asserting any claim or defense as described in this paragraph or the two immediately preceding paragraphs, that claim or defense may constitute a breach of a representation and warranty under the related purchase agreement, receivables transfer agreement or transfer and servicing agreement and may create an obligation of the related originator and/or seller to repurchase that receivable unless the breach were cured.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         As specified in the related prospectus supplement, the sellers and any other originators will represent and warrant under the related purchase agreement or receivables transfer agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and that claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of representation and warranty under the related purchase agreement or receivables transfer agreement and would create an obligation of the related seller and any other originator to repurchase that receivable unless the breach were cured.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any shortfall, to the extent not covered by credit support as specified in each prospectus supplement, could result in losses to the securityholders.

                               TAX CONSIDERATIONS

         The prospectus supplement for each series of securities will summarize, subject to limitations, federal income tax considerations relevant to the purchase, ownership and disposition of those securities.


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

                              ERISA CONSIDERATIONS

         The prospectus supplement for each series of securities will discuss whether employee benefit plans and other retirement arrangements may purchase such securities, and will summarize, subject to limitations, considerations and restrictions under ERISA relevant to the purchase of those securities by such retirement plans or accounts.

                             METHODS OF DISTRIBUTION

         The securities offered hereby and by the related prospectus supplement will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of that series and the net proceeds to the depositor from that sale.

         The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods:

         - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

         - By placements by the depositor with institutional investors through dealers

         - By direct placements by the depositor with institutional investors

         -        By competitive bid

         In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the receivables and other assets, if applicable, that would comprise the receivables backing those securities.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

         In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation of this type paid by the depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide:

- that the obligations of the underwriters will be subject to conditions precedent,

- that the underwriters will be obligated to purchase all related securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and

- that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard before any reoffer or sale.

                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Mayer, Brown & Platt, Chicago, Illinois, or other counsel specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A trust or special purpose finance company will be formed as to each series of securities and no issuer will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. The depositor's activities will be limited solely to the activities of issuers to be formed for each series of securities. Accordingly, no financial statements for any issuer will be included in this prospectus or in the related prospectus supplement.

         A prospectus supplement may contain the financial statements of the related credit enhancer, if any.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor has filed with the SEC a Registration Statement, Registration No. 333-[ ] under the Securities Act, with respect to the securities offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the depositor, its affiliates, or any seller has filed or causes to be filed and obtain copies of the Registration Statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of that World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the public room by calling the SEC at 1-800-SEC-0330.

                    INCORPORATION OF INFORMATION BY REFERENCE

         All documents filed by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to:

                  Prudential Securities Secured Financing Corporation One New York Plaza
                  New York, New York 10292
                  Attention: Asset Finance Group

Until , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


Table of Contents

[Underwriters]

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                            [PROSPECTUS SUPPLEMENT VERSION 2A]

                 [Form of Financed Assets--Grantor Trust Prospectus Supplement]


                Subject to completion, dated __________ __, _____

Prospectus Supplement dated [____ __, 20__] (to prospectus dated ____ __, 20__)


                                 $_____________
                            [______________________]
                                     ISSUER



               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR



The trust will issue [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit Enhancement for the certificates is provided by:

                 [Description of applicable credit enhancement]



YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.

[[________] will offer [__] classes of certificates to the public
[at varying prices to be determined at the time of sale].



                                                                                                         Final
                                 Interest Rate    Price to       Underwriting     Proceeds to          Scheduled
   Class     Principal Amount     (per annum)     Public(1)       Discount(2)       Trust(3)         Maturity Date
   -----     ----------------    -------------    ---------      ------------     -----------        -------------





    (1)  Total price to public = [$___________________].
    (2)  Total underwriting discount =[$__________________].
    (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$__________________].




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  [UNDERWRITER]

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospectus.............iii
Summary of Transaction Parties........................................................... iv
Summary of the Certificates..............................................................  v
Prospectus Supplement Summary............................................................S-1
   Depositor.............................................................................S-1
   Issuer................................................................................S-1
   Servicer..............................................................................S-1
   Trustee...............................................................................S-1
   Seller(s).............................................................................S-1
   Originator(s).........................................................................S-1
   Certificates..........................................................................S-1
   Closing Date..........................................................................S-1
   Payment Dates.........................................................................S-1
   Cut-off Date(s).......................................................................S-1
   Collection Period.....................................................................S-1
   Closing Date..........................................................................S-2
   Interest Payments.....................................................................S-2
   Principal Payments....................................................................S-2
   [Interest Only Certificates]..........................................................S-3
   [Principal-Only Certificates].........................................................S-3
   [Accrual Certificates]................................................................S-3
   Final Scheduled Maturity Date.........................................................S-4
   Optional Redemption...................................................................S-4
   Mandatory Termination.................................................................S-4
   Trust Assets..........................................................................S-4
   The [Initial] Receivables.............................................................S-5
   [Pre-Funding].........................................................................S-6
   [Interest Reserve Account]............................................................S-7
   [Residual Payment Certificates].......................................................S-7
   [Credit Enhancement]..................................................................S-7
   [Cross Collateralization].............................................................S-7
   Distributions.........................................................................S-7
   Available Funds.......................................................................S-7
   Application of Payments...............................................................S-8
   Federal Tax Considerations............................................................S-8
   ERISA Considerations..................................................................S-9
   Ratings...............................................................................S-9
RISK FACTORS.............................................................................S-10
   Payments will be made only from the limited assets of the trust.......................S-10
   You bear reinvestment risk and payment delay risk due to repurchase...................S-10
   [Variations in regional economic conditions may cause payment reductions or delays.]............................................................S-11
   [Possible prepayments as a result of pre-funding period.].............................S-11
   [Changes in pool characteristics as a result of pre-funding period.]..................S-11
   [Subordination of the class [__] certificates provides only limited protection against losses.]..................................................................S-12
   [Additional risk factors applicable for a specific series.]...........................S-12
The Trust................................................................................S-13
   The Trustee...........................................................................S-13
[Use of Proceeds]........................................................................S-13
The Receivables..........................................................................S-13
   Eligibility Criteria..................................................................S-13
The Seller(s)............................................................................S-14
The Originator(s)........................................................................S-14
The Servicer.............................................................................S-14
   Delinquency and Loss Experience.......................................................S-15
   Servicing and Collections.............................................................S-15
Weighted Average Life of the Certificates................................................S-15
       Description of the Certificates...................................................S-16
       Description of the Certificates...................................................S-16
       Payments..........................................................................S-16
       [Pre-funding Account].............................................................S-18
       Optional Redemption...............................................................S-18
Description of the Transaction Documents.................................................S-19
       [Description of Originator/Seller Representations and Warranties].................S-19
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables].......S-19

                                       i

       Accounts..........................................................................S-20
       Servicing Compensation and Payment of Expenses....................................S-20
       Available Funds...................................................................S-20
       Application of Payments...........................................................S-21
       [Subordination of Class [  ] Certificates]........................................S-21
Legal Aspects of the Receivables.........................................................S-21
Federal Income Tax Considerations........................................................S-21
       Tax Characterization of the Trust.................................................S-22
       Stripped Bonds and Stripped Coupons...............................................S-25
       Tax Consequences to Foreign Certificateholders....................................S-27
State Tax Consequences...................................................................S-29
Certain ERISA Considerations.............................................................S-29
Ratings..................................................................................S-32
Underwriting.............................................................................S-33
Legal Opinions...........................................................................S-34

         OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                               AND THE PROSPECTUS


         We provide information to you about the certificates in two separate documents that progressively provide more detail:

                  - this prospectus supplement, which describes the specific terms of your series of certificates; and

                  - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

       THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                         Summary of Transaction Parties


                   [SCHEMATIC DRAWING DESCRIBING TRANSACTION]





















       This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.


-----------------------------------------------------------------------------------------------------------------------
                                              SUMMARY OF THE CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------
                             [Class __]            [Class ___]           [Class ___]            [Class ___]*
-----------------------------------------------------------------------------------------------------------------------
Initial Principal Balance:
-----------------------------------------------------------------------------------------------------------------------
% of Total:                  [   %]                [   %]                [   %]                 [   %]
-----------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
         [-------]
         [-------]
         [-------]
-----------------------------------------------------------------------------------------------------------------------
Interest Rate:
-----------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:
---------------------------- ------------------------------------------------------------------------------------------
Payment Dates:               [___] day of each [________], or if [__] day is not a business day, then the next business day
-----------------------------------------------------------------------------------------------------------------------
Final Scheduled Payment
Date:**
-----------------------------------------------------------------------------------------------------------------------
Clearance/                                      [DTC/Euroclear/Clearstream-                     [DTC/Euroclear/
Settlement:                                             Luxembourg]                             Clearstream-Luxembourg]
-----------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                            Close of business,[_____________]
-----------------------------------------------------------------------------------------------------------------------
Closing Date:                                             On or about [_______ ___, 20__]
-----------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                        The payment date [_______]
-----------------------------------------------------------------------------------------------------------------------
*    We are providing information for the non-offered certificates solely to assist the reader's understanding of the certificates offered by this prospectus supplement.
**   Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the certificates and the other modeling assumptions contained in "Prepayment and Yield
     Considerations" occur.
-----------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                          PROSPECTUS SUPPLEMENT SUMMARY


This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.



                                           THE TRANSACTION PARTIES

DEPOSITOR...............................   Prudential Securities Secured
                                           Financing Corporation, formerly
                                           known as P-B Secured Financing
                                           Corporation, a Delaware corporation,
                                           a wholly-owned limited purpose
                                           finance subsidiary of Prudential
                                           Securities Incorporated.

ISSUER..................................   [______________].

SERVICER................................   [______________].

TRUSTEE.................................   [______________].

SELLER(S)...............................   [______________].

ORIGINATOR(S)...........................   [______________].


                                SUMMARY OF TERMS

CERTIFICATES............................   The trust will issue the asset
                                           backed certificates described in
                                           "Summary of the Certificates." [The
                                           issuer is offering the class [__]
                                           certificates pursuant to this
                                           prospectus supplement and
                                           prospectus. The issuer is not
                                           offering the class [__] certificates
                                           to the public.] The certificates
                                           will represent factional undivided
                                           interests in the trust and will be
                                           issued pursuant to the pooling and
                                           servicing agreement.

CLOSING DATE............................   [__________ __, 20__].

PAYMENT DATES...........................   The [__] day of each [_____],
                                           beginning in [________ __, 20__]. If
                                           the [__] day is not a business day,
                                           then the payment date will be the
                                           next business day.

CUT-OFF DATE(S).........................   [__________ __, 20__].

-------------------------------------------------------------------------------

                                    S-1


-------------------------------------------------------------------------------

COLLECTION PERIOD.......................   [begins on the [__] day of each
                                           [month] [quarter] and runs until and
                                           includes the [__] day of the next
                                           [month] [quarter]. However, the
                                           first and last collection periods
                                           are as follows:

                                           -FIRST: period from and including
                                           the cut-off date to and including
                                           [__] days prior to the first payment
                                           date

                                           -LAST: period from but excluding the
                                           last day of the collection period
                                           before the termination date to and
                                           including the termination date]

CLOSING DATE............................   On or about [__________ __, 20__].

INTEREST PAYMENTS.......................   The interest rates for each class of
                                           certificates is described in
                                           "Summary of the Certificates."
                                           [Insert mechanics applicable to any
                                           floating rate certificates]. The
                                           trustee will calculate interest on
                                           the certificates on the basis of [a
                                           360-day year of twelve 30-day
                                           months]. On the first payment date,
                                           the interest payable to
                                           certificateholders will be based
                                           upon the actual number of days
                                           elapsed from and including the
                                           closing date to but excluding the
                                           first payment date [and assuming a
                                           30-day month].

PRINCIPAL PAYMENTS......................   The trustee will pay principal on
                                           the certificates on each payment
                                           date in an amount equal to the
                                           certificateholder's percentage of
                                           the principal payment amount.

                                           The principal payment amount for a
                                           payment date generally will equal
                                           the sum of the following amounts,
                                           without duplication:

                                                -   collections on the
                                                    receivables, other than
                                                    charged-off receivables)
                                                    during the preceding
                                                    calendar month allocable to
                                                    principal including full
                                                    and partial prepayments;

                                                -   the portion of the purchase
                                                    amount deposited in the
                                                    collection account
                                                    allocable to principal of
                                                    each receivable that was
                                                    repurchased by [the
                                                    originator] [the seller]
                                                    [the servicer] as of the
                                                    last day of the preceding
                                                    calendar month due to a
                                                    breach of certain

-------------------------------------------------------------------------------

                                     S-2


-------------------------------------------------------------------------------

                                                    representations or
                                                    warranties by the
                                                    originator or breach of
                                                    certain covenants by the
                                                    servicer relating to that
                                                    receivable; and

                                                -   the principal balance of
                                                    each receivable that first
                                                    became a charged-off
                                                    receivable during the
                                                    preceding calendar month
                                                    (other than charged-off
                                                    receivable for which
                                                    substitutions occur); and

                                                -   the aggregate amount of the
                                                    reduction in the principal
                                                    balances of auto loans
                                                    resulting from court orders
                                                    during the preceding
                                                    calendar month in obligor
                                                    insolvency proceedings
                                                    which reduce the amount
                                                    owed on those obligors'
                                                    auto loans.

                                           The certificateholder percentage of
                                           the principal payment amount for any
                                           payment will be equal to [insert
                                           mechanics specific to building
                                           and/or maintaining any form of
                                           credit enhancement].

                                           [[See "Description of the
                                           Certificates--Payments"] for
                                           additional detail and for special
                                           priority rules that would apply in a
                                           default situation.]

                                           [Description of priority of payments
                                           among various classes].

[INTEREST ONLY CERTIFICATES]............   [The class [___] certificates are
                                           interest only certificates. This
                                           means that the trustee will
                                           distribute interest, based upon a
                                           notional amount, but will not
                                           distribute principal on these
                                           certificates.]

[PRINCIPAL-ONLY CERTIFICATES]...........   [The class [___] certificates are
                                           principal only certificates. This
                                           means that the trustee will not
                                           distribute interest on these
                                           certificates. The trustee will
                                           distribute a portion of the
                                           principal payment amount to the
                                           investors of these certificates.]

[ACCRUAL CERTIFICATES]..................   [The class [___] certificates are
                                           accrual certificates. Interest
                                           accrued on this class of
                                           certificates will be added to its
                                           principal balance rather than
                                           distributed to the holders of

-------------------------------------------------------------------------------

                                     S-3


-------------------------------------------------------------------------------

                                           these certificates until [insert
                                           mechanics describing when interest
                                           accrual ceases.]]

FINAL SCHEDULED
MATURITY DATE...........................   The outstanding principal amount, if
                                           any, of the certificates will be
                                           payable on their final scheduled
                                           maturity dates as described in the
                                           "Summary of the Certificates" table.

OPTIONAL REDEMPTION.....................   [The seller] [the depositor] [the
                                           servicer] may purchase all the
                                           receivables when the total
                                           outstanding principal amount of the
                                           receivables declines to less than
                                           [___%] of the total principal
                                           balance of the receivables as of the
                                           cut-off date.

                                           The purchase price for the
                                           certificates will be equal to the
                                           remaining unpaid principal amount of
                                           the receivables plus accrued
                                           interest through the payment date on
                                           which the redemption occurs. If [the
                                           seller] [the depositor] [the
                                           servicer] exercises this option, the
                                           outstanding principal balance of the
                                           certificates will be paid in full
                                           with accrued interest.]

MANDATORY TERMINATION...................   [The trust will have a funding
                                           period during which it will purchase
                                           additional receivables. On the
                                           payment date on or after the last
                                           day of the funding period, any funds
                                           remaining in the trust's pre-funding
                                           account after the purchase of
                                           receivables on that payment date
                                           will be applied to partially redeem
                                           the certificates then outstanding.]

TRUST ASSETS............................   The primary assets of the trust will
                                           be [participation interests in]
                                           [security interests in] a pool of
                                           [retail installment contracts] [note
                                           and security agreements executed by
                                           retail purchasers in favor of
                                           vehicle lenders] used to finance the
                                           purchase of new and used
                                           automobiles, light duty trucks,
                                           sport utility vehicles, motorcycles,
                                           recreational vehicles (including
                                           motor homes and van campers),
                                           recreational sport and power boats
                                           (including any boat motors and
                                           accompanying trailers) and personal
                                           watercraft. We refer to these
                                           [contracts] [note and security
                                           agreements] as "receivables" and to
                                           the persons who financed their
                                           purchases with these receivables as
                                           "obligors." [__________] is the
                                           originator of the

-------------------------------------------------------------------------------

                                    S-4


-------------------------------------------------------------------------------

                                           receivables. The receivables in the
                                           trust will be transferred by [the
                                           originator to the seller, by the
                                           seller to the depositor, and then by
                                           the depositor to the trust.] The
                                           trust will grant a security interest
                                           in the receivables and the other
                                           trust property to the trustee for
                                           the benefit of the
                                           certificateholders. The trust assets
                                           will also include the following:

                                                -   monies received under the
                                                    [initial] receivables
                                                    after a cutoff date of
                                                    [______ __, 20__] [and
                                                    under additional
                                                    receivables sold to the
                                                    trust after a later
                                                    cutoff date];

                                                -   amounts held in bank
                                                    accounts established for
                                                    the trust [including
                                                    amounts on deposit in the
                                                    collection account,
                                                    pre-funding account,
                                                    reserve account and yield
                                                    supplement account];

                                                -   security interests in the
                                                    automobiles, light duty
                                                    trucks, sport utility
                                                    vehicles, motorcycles,
                                                    recreational vehicles
                                                    (including motor homes
                                                    and van campers),
                                                    recreational sport and
                                                    power boats (including
                                                    any boat motors and
                                                    accompanying trailers)
                                                    and personal watercraft
                                                    financed by the
                                                    receivables;

                                                -   any proceeds from
                                                    insurance policies
                                                    covering financed assets
                                                    or obligors on those
                                                    assets;

                                                -   any rights [_______] has
                                                    against dealers from
                                                    which it purchased
                                                    receivables; [and]

                                                -   rights of the seller
                                                    under its purchase
                                                    agreement with [_____]
                                                    and rights of the
                                                    depositor under its
                                                    receivables acquisition
                                                    agreement with the seller
                                                    [; and]

                                                -   [insert description of
                                                    any other credit
                                                    enhancement applicable to
                                                    a particular series].

THE [INITIAL] RECEIVABLES...............   On the closing date, the trust will
                                           acquire [a participation interest
                                           in] [a security interest in] retail
                                           installment

-------------------------------------------------------------------------------

                                    S-5


-------------------------------------------------------------------------------

                                           contracts or note and security
                                           agreements with an aggregate
                                           principal balance of [$__________]as
                                           of the [initial] cutoff date of
                                           [______ __, 20__]. As of the
                                           [initial] cutoff date:

                                                -   the weighted average
                                                    annual percentage rate of
                                                    the initial receivables
                                                    was approximately [___%];

                                                -   the weighted average
                                                    remaining term to
                                                    scheduled maturity of the
                                                    initial receivables was
                                                    approximately [__]
                                                    months;

                                                -   the weighted average
                                                    original term to
                                                    scheduled maturity of the
                                                    initial receivables was
                                                    approximately [__]
                                                    months;

                                                -   approximately [__%] of
                                                    the receivables by
                                                    aggregate principal
                                                    balance were secured by
                                                    used assets; and

                                                -   [insert description of
                                                    additional pool criteria
                                                    applicable for a
                                                    particular series.]

                                           No [initial] receivable has a
                                           scheduled maturity later than
                                           [________ __, 20__], which is [___]
                                           months before the final scheduled
                                           payment date of the certificates.

[PRE-FUNDING]...........................   [In addition to the initial
                                           receivables, the trust will purchase
                                           additional receivables during a
                                           funding period, not to exceed 90
                                           days, beginning on the closing date
                                           and ending not later than the close
                                           of business on [_______ __, 20__].]

                                           [The trust will pay the purchase
                                           price for additional receivables
                                           with [funds on deposit in]
                                           [investments held in] a pre-funding
                                           account established for the trust.
                                           The seller will deposit]
                                           [[$________]] [insert description of
                                           investments] into the pre-funding
                                           account on the closing date. [In
                                           addition, during the period
                                           beginning on the closing date and
                                           ending on __________, the trust will
                                           deposit [all/a portion of] the
                                           payments collected on the
                                           receivables in the pre-funding
                                           account, rather than pay such
                                           amounts to certificateholders. These
                                           additional amounts will also be used
                                           to purchase additional receivables
                                           during

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

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


                                           [the same period]. The trust
                                           expects to purchase additional
                                           receivables with an aggregate
                                           principal balance approximately
                                           equal to the amount deposited in the
                                           pre-funding account. Prior to being
                                           used to purchase receivables, funds
                                           on deposit in the pre-funding
                                           account will be invested from time
                                           to time in highly rated short-term
                                           securities.]

                                           [The funding period will end earlier
                                           than [_______ __, ____] if the
                                           balance in the pre-funding account
                                           is reduced to less than [$____].]
                                           [The funding period will also
                                           terminate early if specified
                                           servicer defaults or events of
                                           default under the pooling and
                                           servicing agreement occur. Any
                                           balance remaining in the pre-funding
                                           account at the end of the funding
                                           period will be applied to partially
                                           redeem the certificates then
                                           outstanding.]

[INTEREST RESERVE ACCOUNT]..............   [We anticipate that the average
                                           interest rate earned by the trust on
                                           investment of funds in the
                                           pre-funding account will be less
                                           than the interest rate on the
                                           certificates. To provide a source of
                                           funds to cover any shortfall
                                           resulting from this difference, we
                                           will [deposit [$_______] into a
                                           special interest reserve account of
                                           the trust] [fund a special interest
                                           reserve account of the trust from
                                           collections received on the
                                           receivables]. On each payment date
                                           during the pre-funding period, money
                                           from the interest reserve account
                                           will be used to make up for this
                                           interest shortfall.]

[RESIDUAL PAYMENT CERTIFICATES].........   [The issuer may issue one or more
                                           new series of certificates backed by
                                           some or all of the "equity interest"
                                           or rights to the trust assets that
                                           are in excess of the
                                           certificateholders rights in those
                                           assets.]

[CREDIT ENHANCEMENT]....................   [Description of any credit
                                           enhancement applicable for a
                                           particular series.]

[CROSS COLLATERALIZATION]...............   [Description of any cross
                                           collateralization between series.]

DISTRIBUTIONS...........................   The servicer, or the trustee on
                                           behalf of and at the direction of
                                           the servicer, will establish and
                                           maintain a collection account in the
                                           name of the trustee into which all
                                           payment

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                                    S-7


-------------------------------------------------------------------------------

                                           made on the receivables will be
                                           deposited and held pending
                                           distribution to certificateholders.

AVAILABLE FUNDS.........................   The available funds for a payment
                                           date will be the sum of the
                                           following amounts with respect to
                                           the preceding calendar month:

                                                -   all principal and interest
                                                    payments on the receivables;

                                                -   all proceeds received
                                                    during the preceding
                                                    calendar month, including
                                                    actual recovery amounts,
                                                    with respect to receivables
                                                    that became charged-off
                                                    receivables during the
                                                    preceding calendar month,
                                                    net of the reasonable and
                                                    customary out-of-pocket
                                                    expenses incurred by the
                                                    servicer in connection with
                                                    collection, enforcement or
                                                    liquidation and any amounts
                                                    required by law to be
                                                    remitted to the obligor on
                                                    the charged-off receivable;

                                                -   proceeds from actual
                                                    recovery amounts on
                                                    charged-off receivables;

                                                -   earnings on investments of
                                                    funds in the collection
                                                    account [, pre-funding
                                                    account, reserve account,
                                                    interest reserve account
                                                    and yield supplement
                                                    account] during the
                                                    preceding calendar month;

                                                -   the purchase amount
                                                    deposited in the collection
                                                    account for each receivable
                                                    that was repurchased by
                                                    [the originator] [the
                                                    seller] [the servicer] and]

                                                -   [insert any other amounts
                                                    applicable for a particular
                                                    series].

APPLICATION OF PAYMENTS.................   On each payment date, the trustee
                                           will distribute funds on deposit in
                                           the collection account relating to
                                           the prior collection period in the
                                           priority indicated:

                                           [insert description of the order and
                                           priority of payments applicable for
                                           a series]

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                                    S-8


-------------------------------------------------------------------------------

FEDERAL TAX CONSIDERATIONS..............   Mayer, Brown & Platt, special
                                           Federal tax counsel to [________]
                                           ("Federal Tax Counsel"), is of the
                                           opinion that for Federal income tax
                                           purposes the trust will be treated
                                           as a grantor trust under subpart E,
                                           Part I of subchapter J of the Code,
                                           and will not be subject to federal
                                           income tax. Accordingly, the
                                           certificateholders will be treated
                                           as owners of the receivables for
                                           federal income tax purposes. See
                                           "Federal Income Tax Considerations"
                                           for a summary of material federal
                                           income tax consequences of the
                                           purchaser, ownership and disposition
                                           of the certificates.

ERISA CONSIDERATIONS....................   Subject to the restrictions and
                                           considerations discussed under
                                           "ERISA Considerations," the class
                                           [__] certificates may be eligible
                                           for purchase by employee benefit
                                           plans.



                                           The class [__] certificates and any
                                           beneficial interest in the class
                                           [__] certificates may not be
                                           acquired with the assets of an
                                           employee benefit plan subject to the
                                           Employee Retirement Income Security
                                           Act of 1974, as amended, or with the
                                           assets of an individual retirement
                                           account or any other "plan"
                                           described by Section 4975 of the
                                           Internal Revenue Code of 1986, as
                                           amended, except as permitted under a
                                           prohibited transaction exemption
                                           available only to certain insurance
                                           companies using general account
                                           assets.

RATINGS.................................   It is a condition to the issuance of
                                           the certificates that the class
                                           [_____] certificates be rated at
                                           least ["____"] by [______] and the
                                           class [_____] certificates be rated
                                           at least ["____"] by [_____]. The
                                           ratings of the certificates address
                                           the likelihood of the timely payment
                                           of interest on and the ultimate
                                           payment of principal of the
                                           certificates under their terms.
                                           These ratings are not a
                                           recommendation to buy, sell or hold
                                           the certificates. We cannot assure
                                           you that a rating will not be
                                           lowered or withdrawn by a rating
                                           agency if circumstances so warrant.

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

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the certificates.



PAYMENTS WILL BE MADE ONLY FROM THE        The trust does not have any
LIMITED ASSETS OF THE TRUST                significant assets or sources of
                                           funds other than the receivables,
                                           amounts on deposit in the trust
                                           accounts [and] [insert description
                                           of any credit enhancement]. You must
                                           rely on payments on the receivables,
                                           amounts, if any, on deposit in the
                                           trust accounts [and] [insert
                                           description of credit enhancement]
                                           for repayment of the certificates.

YOU BEAR REINVESTMENT RISK AND PAYMENT     The receivables may be prepaid at
DELAY RISK DUE TO REPURCHASE               any time, in full or in part,
                                           voluntarily or as a result of
                                           defaults, casualties to the related
                                           assets, death of an obligor or other
                                           reasons. [The originator] [the
                                           seller] [the servicer] may be
                                           required to repurchase one or more
                                           receivables from the trust if it
                                           breaches specified representations
                                           or covenants relating to the
                                           receivables described in
                                           ["Description of the Transaction
                                           Documents-- Sale and Assignment of
                                           [Initial] Receivables [and
                                           Additional Receivables]."] [The
                                           servicer] [the seller] [the
                                           depositor]] also will have the right
                                           to purchase all remaining
                                           receivables from the trust pursuant
                                           to a clean-up call described in
                                           ["Summary -- Optional Redemption"
                                           and "Description of the
                                           Certificates--Optional Redemption."]
                                           Each prepayment, repurchase or
                                           purchase will shorten the average
                                           life of the certificates. [The class
                                           [__]certificates will be extremely
                                           sensitive to the rate and timing of
                                           payments, including prepayments, on
                                           the receivables. If you purchase a
                                           class [__] certificate at a premium,
                                           under some prepayment scenarios, you
                                           could fail to recoup your original
                                           investment.] [The class __
                                           certificates will be adversely
                                           affected by a lower than anticipated
                                           rate of payment on the receivables.]
                                           [The reinvestment risk to an
                                           investor in the class [__]
                                           certificates may be exacerbated in
                                           the event of [an increase in the
                                           rate of payment on the receivables
                                           in a decreasing interest rate
                                           environment] [a decrease in the rate
                                           of payment on the receivables in an
                                           increasing rate environment.]

                                           Prepayment rates may be influenced
                                           by a variety of factors and cannot
                                           be predicted with any assurance. You
                                           will bear

                                   S-10


                                           any reinvestment risks resulting
                                           from a faster rate of prepayment or
                                           repurchase of receivables. Any time
                                           your principal is repaid to you at a
                                           time when you did not expect to
                                           receive it, you may not be able to
                                           reinvest your funds at the same or a
                                           higher rate of return than the
                                           interest rate on your certificates.

VARIATIONS IN REGIONAL                     As of the [initial] cutoff date,
ECONOMIC CONDITIONS                        obligors located in _______,
MAY CAUSE PAYMENT                          ________ and ________, respectively,
REDUCTIONS OR DELAYS                       comprised [__%], [__%] and [__%]of
                                           the [initial] receivables by
                                           aggregate principal balance. Adverse
                                           economic conditions or other factors
                                           particularly affecting these states
                                           may affect the delinquency, loan
                                           loss and repossession experience of
                                           the receivables.

UNENFORCEABILITY OF THE TRUST'S            When dealers or [________] first
SECURITY INTERESTS IN FINANCED             originate receivables, unless the
ASSETS BECAUSE CERTIFICATES OF TITLE       asset is of a type that cannot be
WILL NOT BE AMENDED MAY CAUSE PAYMENT      perfected by notation on a related
REDUCTIONS OR DELAYS                       certificate of title, [_______'s]
                                           security interests in the financed
                                           assets are noted on the certificates
                                           of title for the assets. [_______]
                                           will transfer and assign security
                                           interests in the financed assets to
                                           the seller. The seller, in turn,
                                           will transfer and assign those
                                           security interests to the depositor,
                                           who will transfer and assign those
                                           security interests to the trust. The
                                           trust, in turn, will assign those
                                           security interests to the trustee
                                           for the benefit of the
                                           certificateholders. In most states,
                                           these assignments are effective
                                           assignments of a security interest,
                                           and the assignee succeeds to the
                                           assignor's rights as secured party.
                                           However, due to the administrative
                                           burden and expense, the certificates
                                           of title for the financed assets
                                           will not be marked, amended or
                                           reissued to identify the seller, the
                                           depositor, the trust or the trustee
                                           as the secured party. In the absence
                                           of this action, the trustee may not
                                           have a perfected security interest
                                           in the financed assets securing the
                                           receivables. For a more complete
                                           description of perfection issues,
                                           see ["Legal Aspects of the
                                           Receivables--Security Interests in
                                           Vehicles" and "--Security Interests
                                           in Boats"] in the prospectus.

[POSSIBLE PREPAYMENTS AS A RESULT OF       [If the principal amount of eligible
FUNDING PERIOD]                            receivables purchased or directly
                                           originated by [________] during the
                                           trust's funding period is less than
                                           the amount [accumulated from
                                           collections and] deposited in the
                                           trust's pre-funding account, we will
                                           not have sufficient receivables to
                                           sell to

                                   S-11


                                           the trust during the funding period.
                                           This would result in a prepayment of
                                           principal to the certificateholders
                                           as described below.

                                           If the aggregate principal balance
                                           of receivables we sell to the trust
                                           during the funding period is less
                                           than the amount [accumulated from
                                           collections and] deposited in the
                                           trust's pre-funding account, the
                                           excess will be applied at the end of
                                           the pre-funding period to partially
                                           prepay the certificates. Any
                                           prepayment under these circumstances
                                           will shorten the weighted average
                                           life of the certificates to an
                                           extent that we cannot predict with
                                           assurance, since we cannot predict
                                           the amount of any prepayment with
                                           assurance.]

[CHANGES IN POOL CHARACTERISTICS AS        [The only required characteristics
A RESULT OF PRE-FUNDING PERIOD]            of the additional receivables
                                           transferred to the trust during the
                                           pre-funding period will be the
                                           eligibility criteria specified in
                                           the pooling and servicing agreement.
                                           These additional receivables may be
                                           originated using credit criteria
                                           different from those that were
                                           applied to the initial receivables
                                           and may be of a different credit
                                           quality and seasoning. As a result,
                                           following the transfer of additional
                                           receivables to the trust, the
                                           characteristics of the entire
                                           receivables pool may vary from those
                                           of the initial receivables described
                                           in ["The Receivables"]. Since the
                                           weighted average life of the
                                           certificates will be influenced by
                                           the rate at which the principal
                                           balances of the receivables are
                                           paid, some of these variations may
                                           affect the weighted average life of
                                           the certificates.]

[SUBORDINATION OF THE CLASS                [The subordination of the class
[__] CERTIFICATES PROVIDES ONLY            [__]certificates is intended to
LIMITED PROTECTION AGAINST LOSSES]         increase the likelihood of payments
                                           on the class [__] certificates. The
                                           amount of credit enhancement
                                           provided through the subordination
                                           of the class [__] certificates to
                                           the class [__] certificates,
                                           however, is limited and could be
                                           depleted prior to the payment in
                                           full of the class [__] certificates.
                                           If the principal amount of the class
                                           [__] certificates is reduced to
                                           zero, you may suffer losses on your
                                           certificates.]

LIMITATIONS ON INTEREST PAYMENTS           Generally, under the terms of the
AND FORECLOSURES                           Soldiers' and Sailors' Civil Relief
                                           Act of 1940, as amended, or similar
                                           state legislation, an obligor who
                                           enters military service after the

                                   S-12


                                           origination of an auto loan [__]may
                                           not be charged interest, including
                                           fees and charges, above an annual
                                           rate of 6% during the period of the
                                           obligor's active duty status unless
                                           a court orders otherwise upon
                                           application of the lender. This
                                           includes any obligor who is a member
                                           of the National Guard or is in
                                           reserve status at the time of the
                                           origination of the [auto] loan and
                                           is later called to active duty. It
                                           is possible that for an
                                           indeterminate period of time, the
                                           servicer may be unable to collect
                                           full amounts of interest on some of
                                           the [auto] loans. In addition, the
                                           Soldiers' and Sailors' Civil Relief
                                           Act of 1940 imposes limitations that
                                           would impair the ability of the
                                           servicer to foreclose on an affected
                                           [auto] loan during an obligor's
                                           period of active duty status. Thus,
                                           in the event that an [auto] loan
                                           goes into default, there may be
                                           delays and losses occasioned by the
                                           inability of the servicer to realize
                                           upon the [vehicle] in a timely
                                           fashion.

[ADDITIONAL RISK FACTORS
APPLICABLE FOR A SPECIFIC SERIES]


                                    THE TRUST

         The depositor will establish the trust by selling and assigning the trust assets to the trustee in exchange for the certificates. Each certificate represents a fractional undivided ownership interest in the trust. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the certificates and making payments thereon.

         The trust has no directors, officers or employees and is not involved in any legal proceedings.

THE TRUSTEE

         [___________] is the trustee under the pooling and servicing agreement. It is a [__________] corporation and its principal offices are located at [________________]. The trustee's duties in connection with the certificates are limited solely to its express obligations under the pooling and servicing agreement.

                                [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                 THE RECEIVABLES

         [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

Eligibility criteria include that each receivable:

              - has no payment 10% or more of which was more than 29 days past due;

              - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

              - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ;

              - has an outstanding principal balance of not less than [$____] and not more than [$_____];

              - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

              - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

              - [insert any other criteria applicable for a particular series].

         [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

              [insert criteria applicable to pool after transfer of additional receivables]

         The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial] cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the certificateholders in selecting the receivables.

         Please refer to the tables in Appendix A which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                                  THE SELLER(S)

         [Insert description of each seller(s).]

                                THE ORIGINATOR(S)

         [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                  THE SERVICER

         [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

         [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

         [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The rate of payment of principal of each class of certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, the final distribution on the certificates could occur significantly earlier than the final scheduled payment dates for each class certificates. We expect that the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the certificates in full on or prior to the applicable final scheduled payment date, the final distribution on the certificates could occur later than expected.

         The weighted average life of the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the obligor to purchase a new vehicle and the fact that an obligor generally may not sell or transfer the financed asset securing a receivable unless the receivable is paid in full. In addition, under certain circumstances, [the originator] [the seller] [the servicer] will be obligated to repurchase receivables from the trust pursuant to the pooling and servicing agreement as a result of breaches of representations and warranties. You should consider, in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

         In light of the above considerations, we cannot assure you as to the amount of principal distributions to be made on the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the certificateholders.

         [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                         DESCRIPTION OF THE CERTIFICATES

DESCRIPTION OF THE CERTIFICATES

         The trustee will issue the certificates pursuant to the pooling and servicing agreement. The certificates initially will be represented by certificates registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The certificates will be issued in minimum denominations of [$_____] and integral multiples of [$_____], except that one certificate of each class may be issued in another denomination. All references to "holders" or "certificateholders" and to authorized denominations, shall reflect the rights of beneficial owners of the certificates or "certificate owners."

PAYMENTS

         The certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] The certificates constitute [fixed-income securities, strip securities and accrual securities] as described in ["Prospectus Summary--Fixed-Income Securities, --Strip Securities and --Accrual Securities" in the prospectus]. The trustee will distribute payments of interest to certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month] [quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The trustee will calculate interest on the certificates on the basis of [a 360-day year consisting of twelve 30-day months].

         On each determination date, the trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

         On each payment date, certificateholders and certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their certificates on the outstanding principal balance of their certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to certificateholders will be an amount equal to the product of:

              -    the interest rate on the certificate;

              -    the initial principal amount of the certificate; and

              -    a fraction:

              - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

              -    the denominator of which is 360.

         Interest on the certificates which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of certificates.

         The trustee will distribute payments of principal to certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

         The actual date on which the aggregate outstanding principal amount of any class of certificates is paid may be earlier than the final scheduled payment dates for that class of certificates. See "Weighted Average Life of the Certificates."

         On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

         (1) to servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

         (2) to trustee, all accrued and unpaid fees and expenses accrued and owing to the trustee;

         (3) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

         (4) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

         (5)      to the seller or servicer, any remaining amounts.

         [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT]

         [On the Closing Date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the pre-funding account. If the principal amount of eligible receivables originated by [__________]during the funding period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the certificateholders.]

         [To the extent that the pre-funded amount has not been fully applied to the purchase of subsequent receivables by the trust during the funding period, the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the funding period. The prepayment amount will be equal to each certificateholder's pro rata share (based on the current principal balance of each class of certificates) of any remaining pre-funded amount following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] and that therefore there will be at least a nominal amount of principal prepaid to the certificateholders.]

         [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

         The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the certificates. Upon declaration of an optional redemption, the trustee will give written notice of termination to each certificateholder of record. The final payment to any certificateholder will be made only upon surrender and cancellation of that holder's certificate, at the office or agency of the trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement and the pooling and servicing agreement [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/SELLER REPRESENTATIONS AND WARRANTIES]

         [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

         [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated [_______ __, ____]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the trust under the pooling and servicing agreement. The trust will pledge the [initial] receivables to the trustee for the benefit of the certificateholders.

         [In addition, during the funding period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the pre-funding account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. The funding period is the period beginning on the closing date and ending on the earliest to occur of:

              - [the date on which the amount in the pre-funding account is less than [$____];]

              - the date on which an event of default or a servicer termination event occurs under the pooling and servicing agreement; or

              -    the close of business on [________ __, 20__].]

         [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under a subsequent receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

         [Insert description of additional conditions to transfer of subsequent receivables]

         [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

         [Although [__________] will continue to service and administer the receivables under the pooling and servicing agreement, [_________] will deliver the original documents evidencing each receivable and the certificate of title for the related financed asset if it is of a type that can be perfected by notation on a related certificate of title, to the trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

         [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the certificateholder's security interest in the receivables.]

ACCOUNTS

         The servicer, or the trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, the certificate distribution account, [the reserve account,] [the pre-funding account,] [the interest reserve account] [and the yield supplement account] in the name of the trustee for the benefit of certificateholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the trustee for deposit in the collection account within two business days of its receipt. The trustee will invest funds on deposit in any trust account in Eligible Investments selected by [the seller] [the depositor] that mature not later than the next payment date.

         [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

         On each payment date, the trustee will apply the available funds in the collection account to distribute required payments of principal and interest to certificateholders. See "Summary--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

         [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CLASS [  ] CERTIFICATES]

         [The rights of the class [_] certificateholders to receive distributions on the receivables will be subordinated to the rights of the class [__] certificateholders in the event of defaults and delinquencies on the receivables as provided in the pooling and servicing agreement. The protection afforded to the certificateholders through subordination will be effected [both] by the preferential right of the class [__] certificateholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to the class [__] certificateholders, the class [__] certificateholders may receive a reduced distribution or no distribution at all.]

         [The subordination of the class [__] certificates [and the reserve account] are intended to enhance the likelihood of receipt by the class [__] certificateholders of the full amount of principal and interest due them and to decrease the likelihood that these certificateholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the certificates.]

                        LEGAL ASPECTS OF THE RECEIVABLES

         [Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor.

         In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in certificates to investors in light of their particular circumstances or special tax situations. For example, the discussion does not apply to:

                  -        banks and thrifts,

                  -        insurance companies,

                  -        regulated investment companies,

                  -        dealers in securities,

                  -        tax-exempt organizations,

                  -        investors subject to alternative minimum tax,

                  -        foreign investors, and

                  - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

         In addition, the discussion of certificates is limited to the federal income tax consequences of the initial certificateholders and does not address federal income tax consequences to a purchaser of certificates in the secondary market. Further, this discussion is addressed only to holders who hold the certificates as capital assets and does not address tax consequences of investors holding the certificates as part of a conversion transaction, hedge or hedging transaction, or as a position in a straddle or other integrated investment for tax purposes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving interests issued by a trust with terms and conditions of issuance similar to those of the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any United States Treasury Regulation, revenue ruling or judicial decision, the trust will not be characterized as an association taxable as a corporation or a partnership and that the trust will be classified as a grantor trust under subpart E,

Part I of subchapter J of the Code. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with in all respects. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail. In our tax discussion, we refer to the owners of the certificates as grantor trust certificateholders and the certificates issued by the trust as grantor trust certificates. Grantor trust certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

         POSSIBLE ALTERNATIVE TREATMENT OF THE TRUST. In a recently released technical advice memorandum, the Internal Revenue Service recharacterized two high quality auto loan grantor trust securitizations as secured borrowings for federal income tax purposes. Although Federal Tax Counsel is of the opinion that the trust will be classified as a grantor trust for federal income tax purposes, the Internal Revenue Service could disagree with this opinion and assert that the [depositor's] [seller's] assignment to the trust followed by the issuance of certificates by the trust should be recharacterized as a secured borrowing by the [seller] [depositor] rather than as a sale for federal income tax purposes. Even if the Internal Revenue Service were successful in recharacterizing the [depositor's] [seller's] assignment to the trust in this matter, a recharacterization would not be anticipated to have a material adverse effect on the timing or character of income to the trust or certificateholders.

         GRANTOR TRUST CHARACTERIZATION. Based on Federal Tax Counsel's conclusion that the trust will not be classified as an association or a publicly traded partnership taxable as an association and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, each grantor trust certificateholder:

         - will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and

         - will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust.

Any amounts received by a grantor trust certificateholder in lieu of amounts due on any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the receivables in the trust represented by the grantor trust certificates. These amounts may include the following:

         -        interest,

         -        OID,

         -        market discount,

         -        prepayment fees,

         -        assumption fees,

         -        any gain recognized upon an assumption and

         -        late payment charges received by the servicer.

Under Sections 162 or 212 of the Code each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Further, under Section 67 of the Code, an individual, estate or trust holding a grantor trust certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust certificates who are subject to the limitations of either Section 67 or 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services.

         A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         PREMIUM. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect under Section 171 of the Code to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the grantor trust certificate. The basis for a grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the certificate or pro rata as principal is paid on the receivables.

STRIPPED BONDS AND STRIPPED COUPONS

         To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of certificates represent stripped interests in the underlying receivables, the grantor trust certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the Internal Revenue Service, each purchaser of a grantor trust certificate (whether a cash or accrued method taxpayer) will be treated as the purchaser of a stripped bond which should generally be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount ("OID") within the meaning of Section 273(a) of the Code. Under the OID Treasury regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) the stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized on the certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on certificates such as the grantor trust certificates would be considered unconditionally payable, and thus, Federal Tax Counsel is unable to opine as to the extent to which interest payments on the certificates would be treated as qualified stated interest.

         MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount on a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. For this purpose, principal payments include scheduled payments, prepayments and any gain on disposition of a market discount bond The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

         A holder who acquired a grantor trust certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a receivable for an amount that is greater than its stated redemption price at maturity of the receivable, the grantor trust certificateholder will be considered to have purchased the receivable with "amortizable bond premium" equal in amount to the excess. See "--Premium."

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If this election were to be made for a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount for all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. See "--Premium." The election to accrue interest, discount and premium on a constant yield method for a grantor trust certificate is generally irrevocable.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized in the sale or exchange of the grantor trust certificate and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income on the grantor trust certificate, and reduced (but not below zero) by principal payments on the grantor trust certificate previously received by the seller. This gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period. For individuals, estates and trusts, the current maximum long-term capital gain rate is generally 20% if the capital asset has been held for more than 12 months.

         Gain or loss from the sale or exchange of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

         Interest or OID paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

         To the extent that interest or OID on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholders's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a Nonresident alien individual.

         On October 6, 1997, final Treasury regulations (the "WITHHOLDING TAX REGULATIONS") were issued that modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). Under the Withholding Tax Regulations, Nonresidents would generally be required to submit Form W-8BEN in lieu of Form 1001 or to submit Form W-8ECI in lieu of Form 4224, although alternative documentation may be applicable in certain situations. The Withholding Tax Regulations are effective for payments of interest due after December 31, 2000, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2001 or the current expiration date of those forms. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year:

         - information as may be deemed necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or

         - to enable holders to make the information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that a person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability. Prospective investors should consult their own tax advisors concerning the potential impact of the Withholding Tax Regulations.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in ["Federal Income Tax Considerations"] above, we suggest that potential purchasers consider the state income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the certificates.

                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether a statutory or administrative exemption may be available.

         The U.S. Department of Labor has issued an individual exemption to [NAME OF UNDERWRITER] (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of certain pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (A) [NAME OF UNDERWRITER] (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with [NAME OF UNDERWRITER] and (d) any member of the underwriting syndicate or selling group of [NAME OF UNDERWRITER] or a person described in (c) who is a manager or co-manager with respect to the offered certificates.

         The obligations covered by the Exemption include vehicle installment obligations such as the receivables. The Exemption would apply to the acquisition, holding and resale of the certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemption applies to participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

         The Exemption sets forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of [LIST CLASS(ES) THAT ARE NOT SUBORDINATE] certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") (each, a "Rating Agency"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Servicer, the Trustee, any sub-servicer, and any borrower with respect to the receivables constituting more than 5.0% of the aggregate unamortized principal balance of the receivables as of the date of initial issuance of such certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the receivables to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         A fiduciary of a Plan contemplating purchasing any such certificate must make its own determination that, at the time of such purchase, such certificate satisfies the general conditions set forth above.

         The Exemption also requires that the trust meet the following requirements: (i) the trust must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such certificates.

         If the general conditions of the Exemption are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such certificates in the initial issuance of certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, Servicer, a sub-servicer or a borrower is a "party in interest" with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the certificates by a Plan and (iii) the holding of the certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust) containing assets sold or serviced by the Depositor or the Servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group.

         The Exemptions also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust. The pooling and servicing agreement is a pooling and servicing agreement as defined in the Exemption. The pooling and servicing agreement provides that all transactions relating to the servicing, management and operations of the trust must be carried out in accordance with the pooling and servicing agreement.

         Before purchasing any [LIST NON-SUBORDINATE CLASSE(S)] certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         THE CHARACTERISTICS OF THE [LIST SUBORDINATE CLASSES ] CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

         Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of certificates (such as the [LIST SUBORDINATE CLASSES] certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of certificates in the trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing [LIST SUBORDINATE CLASSES] certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section. Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of [LIST NON-SUBORDINATE CLASSE(S)] certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold [LIST NON-SUBORDINATE CLASSE(S)] certificates unless such certificates are rated in one of the top three rating categories by at least one Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of PTCE 95-60. Each Purchaser of [LIST SUBORDINATE CLASSES] certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of PTCE 95-60.

                                   RATINGS

         It is a condition to the issuance of the certificates that the class [__] certificates be rated at least ["___ "] by [_________] and the class [__] certificates be rated at least ["___ "] by [__________]. We collectively refer to [________] and [________] as the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings on the certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Certificates."

         The [depositor] has not requested a rating on the offered certificates by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by [___________ and __________].

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the certificates. The underwriting agreement provides that the underwriter is obligated to purchase all of the certificates if any are purchased.

         The underwriter proposes to offer the certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__]certificate and [___%] on each class [__] certificate] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale]. The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] certificate and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

         The depositor estimates that its out of pocket expenses for this offering will be approximately [$________].

         The depositor does not intend to apply for listing of the certificates. Further, the certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the certificates. However, it is not obligated to do so and may discontinue making a secondary market for the certificates at any time without notice. We cannot assure you as to how liquid the trading market for the certificates will be.

         [________] has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

                  - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

                  - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

                  - Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions;

                  - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                   APPENDIX A

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


Aggregate Principal Balance.........................................$___________
Number of Receivables......................................................_____
Average Amount Financed.............................................$___________
Range of Amounts Financed...........................$___________ to $___________
Average Remaining Principal Balance.................................$___________
Range of Remaining Principal Balances...............$___________ to $___________
Weighted Average APR......................................................_____%
Range of APRs..................................................._____% to _____%
Weighted Average Original Term to Maturity (1)...................... ____ months
Range of Original Terms to Maturity......................... ____ to ____ months
Weighted Average Remaining Term to Maturity (1)......................____ months
Range of Remaining Terms to Maturity.........................____ to ____ months
New Assets (Percentage of Aggregate Principal Balance).....................____%
Used Assets (Percentage of Aggregate Principal Balance)....................____%

    (1)  Rounded to the nearest month.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                         AS OF THE [INITIAL] CUTOFF DATE

                                      Percentage
                        Aggregate    by Aggregate                      Percentage
                        Principal      Principal       Number of      by Number of
        APR Range        Balance      Balance(1)      Receivables     Receivables(1)
        ----------      ---------    ------------     -----------     --------------
              %         $                    %









                         -------       ------           -------           ------
TOTAL                   $              100.00%                            100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

                     GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                          Percentage
                                         by Aggregate                     Percentage
                        Aggregate         Principal       Number of      by Number of
State              Principal Balance      Balance(1)     Receivables     Receivables(1)
-----              -----------------     ------------    -----------     --------------
                     $                           %                                  %









                     ------------           ------         -------            ------
TOTAL                $                      100.00%                           100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

         DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                           Percentage
                            Aggregate     by Aggregate                       Percentage
                            Principal      Principal         Number of      by Number of
Range of Original Terms     Balance        Balance (1)      Receivables     Receivables(1)
-----------------------    ----------     ------------      -----------     --------------
 to  months                $                       %                                   %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                           ----------        ------            -------           ------
TOTAL                      $                 100.00%                             100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

    DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                           Percentage
                           Aggregate      by Aggregate                       Percentage
Range of                   Principal       Principal         Number of       by Number
Remaining Terms            Balance         Balance (1)      Receivables     Receivable(1)
---------------            ----------     ------------      -----------     -------------
 to  months                $                       %                                   %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                           ----------        ------            -------           ------
TOTAL                      $                 100.00%                             100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         AS OF THE [INITIAL] CUTOFF DATE

                                               Percentage
                               Aggregate      by Aggregate                       Percentage
                               Principal       Principal         Number of       by Number
Amount Financed                 Balance        Balance (1)      Receivables     Receivable(1)
---------------                ----------     ------------      -----------     -------------
$5,000.00 to $9,999.99         $                       %                                   %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above
                               ----------        ------            -------           ------
TOTAL                          $                 100.00%                             100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         AS OF THE [INITIAL] CUTOFF DATE

                                               Percentage
                               Aggregate      by Aggregate                       Percentage
Current                        Principal       Principal         Number of       by Number
Principal Balance               Balance        Balance (1)      Receivables     Receivable(1)
-----------------              ----------     ------------      -----------     -------------
$5,000.00 to $9,999.99         $                       %                                   %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99
                               ----------        ------            -------           ------
TOTAL                          $                 100.00%                             100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                       DISTRIBUTION OF RECEIVABLES BY TYPE

                                               Percentage
                               Aggregate      by Aggregate                       Percentage
                               Principal       Principal         Number of       by Number
                                Balance        Balance (1)      Receivables     Receivable(1)
                               ----------     ------------      -----------     -------------
Rule of 78's receivables       $                       %                                   %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                               ----------        ------            -------           ------
TOTAL                          $                 100.00%                             100.00%


(1)      Percentages may not add up to 100.00% because of rounding.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                              [PROSPECTUS SUPPLEMENT VERSION 2B]

                    [Form of Financed Assets--Owner Trust Prospectus Supplement]


                               Subject to completion, dated __________ __, _____

Prospectus Supplement dated [_____ __, 20__] (to prospectus dated ____ __, 20__)


                                 $_____________
                            [______________________]
                                     ISSUER


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR

The trust will issue [__] classes of asset backed notes and [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit Enhancement for the notes and certificates is provided by:

                 [Description of applicable credit enhancement]


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.


[[________] will offer [__] classes of notes and certificates to the public [at varying prices to be determined at the time of sale].

                                                                                             Final
                               Interest Rate   Price to   Underwriting   Proceeds to       Scheduled
 Class   Principal Amount       (per annum)    Public(1)   Discount(2)     Trust(3)      Maturity Date
 -----   ----------------      -------------   ---------  ------------   ------------    -------------





     (1)  Total price to public = [$___________________].
     (2)  Total underwriting discount =[$__________________].
     (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$__________________].



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  [UNDERWRITER]


--------------------------------------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospectus.............................iii
Summary of Transaction....................................................................................iv
Summary of the Notes and Certificates......................................................................v
Prospectus Supplement Summary............................................................................S-1
       Depositor.........................................................................................S-1
       Issuer............................................................................................S-1
       Servicer..........................................................................................S-1
       Trustee...........................................................................................S-1
       Indenture Trustee.................................................................................S-1
       Seller(s).........................................................................................S-1
       Originator(s).....................................................................................S-1
       The Notes and Certificates........................................................................S-1
       Closing Date......................................................................................S-1
       Payment Dates.....................................................................................S-1
       Cut-off Date(s)...................................................................................S-2
       Collection Period.................................................................................S-2
       Closing Date......................................................................................S-2
       Interest Payments.................................................................................S-2
       Principal Payments................................................................................S-2
       [Interest Only Notes].............................................................................S-3
       [Principal-Only Notes]............................................................................S-3
       [Accrual Notes]...................................................................................S-4
       Final Scheduled Maturity Date.....................................................................S-4
       Optional Redemption...............................................................................S-4
       Mandatory Termination.............................................................................S-4
       Trust Assets......................................................................................S-4
       The [Initial] Receivables.........................................................................S-5
       [Pre-Funding].....................................................................................S-6
       Revolving Period..................................................................................S-7
       [Interest Reserve Account]........................................................................S-7
       [Residual Payment Securities].....................................................................S-8
       [Credit Enhancement]..............................................................................S-8
       [Cross Collateralization].........................................................................S-8
       [The Certificates]................................................................................S-8
       Distributions.....................................................................................S-8
       Available Funds...................................................................................S-8
       Application of Payments...........................................................................S-9
       Federal Tax Considerations........................................................................S-9
       ERISA Considerations.............................................................................S-10
       Ratings..........................................................................................S-10
RISK FACTORS............................................................................................S-11
       Payments will be made only from the limited assets of the trust..................................S-11
       You bear reinvestment risk and payment delay risk due to repurchase..............................S-11
       Variations in regional economic conditions may cause payment reductions or delays................S-12
       [Possible pre-payments as a result of funding or revolving period.]..............................S-12
       [Changes in pool characteristics as a result of pre-funding or revolving period.]................S-12
       [Subordination of the class [__] notes provides only limited protection against losses.].........S-13
       [Additional risk factors applicable for a specific series.]......................................S-13
The Trust...............................................................................................S-14
       Capitalization of the Trust......................................................................S-14
       The Trustee......................................................................................S-14
       The Indenture Trustee............................................................................S-14
[Use of Proceeds].......................................................................................S-15
The Receivables.........................................................................................S-15
       Eligibility Criteria.............................................................................S-15
The Seller(s)...........................................................................................S-16
The Originator(s).......................................................................................S-16
The Servicer............................................................................................S-16
       Delinquency and Loss Experience..................................................................S-16
       Servicing and Collections........................................................................S-16
Description of the Securities...........................................................................S-17
       Description of the Notes.........................................................................S-17
       Description of the Certificates..................................................................S-18
       Payments.........................................................................................S-18

--------------------------------------------------------------------------------------------------------------

                                               i


--------------------------------------------------------------------------------------------------------------

       [Pre-funding Account] [Revolving Period].........................................................S-20
       Optional Redemption..............................................................................S-20

Description of the Transaction
       Documents........................................................................................S-21
       [Description of Originator/Seller Representations and Warranties]................................S-21
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables]......................S-21
       Accounts.........................................................................................S-22
       Servicing Compensation and Payment of Expenses...................................................S-22
       Available Funds..................................................................................S-23
       Application of Payments..........................................................................S-23
       [Subordination of Certificateholders]............................................................S-23
Legal Aspects of the Receivables........................................................................S-23
Legal Investment........................................................................................S-23
Federal Income Tax Considerations.......................................................................S-24
       Tax Characterization of the Trust................................................................S-25
       Tax Consequences to Holders of the Notes.........................................................S-25
       Tax Consequences to Holders of the Certificates..................................................S-28
State Tax Consequences..................................................................................S-33
ERISA Considerations....................................................................................S-34
       General..........................................................................................S-34
       The Notes........................................................................................S-34
       The Certificates.................................................................................S-36
Ratings.................................................................................................S-36
Underwriting............................................................................................S-37
Legal Opinions..........................................................................................S-38

--------------------------------------------------------------------------------------------------------------


         OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                               AND THE PROSPECTUS


         We provide information to you about the securities in two separate documents that progressively provide more detail:

         - this prospectus supplement, which describes the specific terms of your series of securities; and

         - the accompanying prospectus, which provides general information, some of which may not apply to your series of securities.

       THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                         Summary of Transaction Parties

                   [SCHEMATIC DRAWING DESCRIBING TRANSACTION]


















       This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.



                              SUMMARY OF THE NOTES AND CERTIFICATES

--------------------------------------------------------------------------------------------------------------------------
                             [Class __]            [Class ___]           [Class ___]            [Class ___]*
--------------------------------------------------------------------------------------------------------------------------
Initial Principal Balance:
--------------------------------------------------------------------------------------------------------------------------
% of Total:                  [   %]                [   %]                [   %]                 [   %]
--------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
         [-------]
         [-------]
         [-------]
--------------------------------------------------------------------------------------------------------------------------
Interest Rate:
--------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:
--------------------------------------------------------------------------------------------------------------------------
Payment Dates:               [___] day of each [________], or if [__] day is not a business day, then the next business day
--------------------------------------------------------------------------------------------------------------------------
Final Scheduled Payment
Date:**
--------------------------------------------------------------------------------------------------------------------------
Clearance/                                      [DTC/Euroclear/Clearstream-                     [DTC/Euroclear/
Settlement:                                             Luxembourg]                             Clearstream-Luxembourg]
--------------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                            Close of business,[_____________]
--------------------------------------------------------------------------------------------------------------------------
Closing Date:                                             On or about [_______ ___, 20__]
--------------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                        The payment date [_______]
--------------------------------------------------------------------------------------------------------------------------

*    We are providing information for the non-offered notes and certificates solely to assist the reader's understanding of the notes and certificates offered by this prospectus supplement.
**   Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the notes and certificates and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROSPECTUS SUPPLEMENT SUMMARY


This summary highlights selected information from this document. To understand all of the terms of the offering of the notes and certificates, you should carefully read this entire document and the accompanying prospectus supplement.

                             THE TRANSACTION PARTIES

DEPOSITOR...............................    Prudential Securities Secured
                                            Financing Corporation, formerly
                                            known as P-B Secured Financing
                                            Corporation, a Delaware corporation,
                                            a wholly-owned limited purpose
                                            finance subsidiary of Prudential
                                            Securities Incorporated.

ISSUER..................................    [______________].

SERVICER................................    [______________].

OWNER TRUSTEE...........................    [______________].

INDENTURE TRUSTEE.......................    [______________].

SELLER(S)...............................    [______________].

ORIGINATOR(S)...........................    [______________].


                                SUMMARY OF TERMS

THE NOTES AND CERTIFICATES..............    The trust will issue the asset
                                            backed notes and asset backed
                                            certificates described in "Summary
                                            of the Notes and Certificates". We
                                            refer to the notes and certificates
                                            as securities. [The issuer is
                                            offering the class [__] notes and
                                            the class [___] certificates
                                            pursuant to this prospectus
                                            supplement and prospectus. The
                                            issuer is not offering the class
                                            [__] notes or the class [__]
                                            certificates to the public.] The
                                            certificates will represent
                                            fractional undivided interests in
                                            the trust and will be issued
                                            pursuant to the trust agreement. The
                                            notes will represent obligations of
                                            the trust and will be issued
                                            pursuant to the indenture.

CLOSING DATE............................    [__________ __, 20__].

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PAYMENT DATES...........................    The [__] day of each [_____],
                                            beginning in [________ __, 20__]. If
                                            the [__] day is not a business day,
                                            then the payment date will be the
                                            next business day.

CUT-OFF DATE(S).........................    [__________ __, 20__].

COLLECTION PERIOD.......................    [begins on the [__] day of each
                                            [month] [quarter] and runs until and
                                            includes the [__] day of the next
                                            [month] [quarter]. However, the
                                            first and last collection periods
                                            are as follows:

                                                 -   FIRST: period from and
                                                     including the cut-off date
                                                     to and including [__] days
                                                     prior to the first payment
                                                     date

                                                 -   LAST: period from but
                                                     excluding the last day of
                                                     the collection period
                                                     before the termination date
                                                     to and including the
                                                     termination date]

CLOSING DATE............................    On or about [__________ __, 20__].

INTEREST PAYMENTS.......................    The interest rates for each class of
                                            notes and certificates is described
                                            in "Summary of the Notes and
                                            Certificates." [Insert mechanics
                                            applicable to any floating rate
                                            securities]. The indenture trustee
                                            will calculate interest on the notes
                                            and certificates on the basis of [a
                                            360-day year of twelve 30-day
                                            months]. On the first payment date,
                                            the interest payable to
                                            securityholders will be based upon
                                            the actual number of days elapsed
                                            from and including the closing date
                                            to but excluding the first payment
                                            date [and assuming a 30-day month].

PRINCIPAL PAYMENTS......................    The indenture trustee will pay
                                            principal on the notes and
                                            certificates on each payment date in
                                            an amount equal to the
                                            securityholder's percentage of the
                                            principal payment amount.

                                            The principal payment amount for a
                                            payment date generally will equal
                                            the sum of the following amounts,
                                            without duplication:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                 -   collections on the
                                                     receivables, other than
                                                     charged-off receivables)
                                                     during the preceding
                                                     calendar month allocable to
                                                     principal including full
                                                     and partial prepayments;

                                                 -   the portion of the purchase
                                                     amount deposited in the
                                                     collection account
                                                     allocable to principal of
                                                     each receivable that was
                                                     repurchased by [the
                                                     originator] [the seller]
                                                     [the servicer] as of the
                                                     last day of the preceding
                                                     calendar month due to a
                                                     breach of certain
                                                     representations or
                                                     warranties by the
                                                     originator or breach of
                                                     certain covenants by the
                                                     servicer relating to that
                                                     receivable; and

                                                 -   the principal balance of
                                                     each receivable that first
                                                     became a charged-off
                                                     receivable during the
                                                     preceding calendar month
                                                     (other than charged-off
                                                     receivable for which
                                                     substitutions occur); and

                                                 -   the aggregate amount of the
                                                     reduction in the principal
                                                     balances of auto loans
                                                     resulting from court orders
                                                     during the preceding
                                                     calendar month in obligor
                                                     insolvency proceedings
                                                     which reduce the amount
                                                     owed on those obligors'
                                                     auto loans.

                                            The securityholder percentage of the
                                            principal payment amount for any
                                            payment will be equal to [insert
                                            mechanics specific to building
                                            and/or maintaining any form of
                                            credit enhancement].

                                            [[See "Description of the
                                            Securities--Payments"] for
                                            additional detail and for special
                                            priority rules that would apply in a
                                            default situation.]

                                            [Description of priority of payments
                                            among various classes].

[INTEREST ONLY NOTES]...................    [The class [___] notes are interest
                                            only notes. This means that the
                                            indenture trustee will distribute
                                            interest, based upon a notional
                                            amount, but will not distribute
                                            principal on these notes.]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[PRINCIPAL-ONLY NOTES]..................    [The class [___] notes are principal
                                            only notes. This means that the
                                            indenture trustee will not
                                            distribute interest on these notes.
                                            The indenture trustee will
                                            distribute a portion of the
                                            principal payment amount to the
                                            investors of these notes.]

[ACCRUAL NOTES].........................    [The class [___] notes are accrual
                                            notes. Interest accrued on this
                                            class of notes will be added to its
                                            principal balance rather than
                                            distributed to the holders of these
                                            notes until [insert mechanics
                                            describing when interest accrual
                                            ceases.]]

FINAL SCHEDULED
MATURITY DATE...........................    The outstanding principal amount, if
                                            any, of the notes and certificates
                                            will be payable on their final
                                            scheduled maturity dates as
                                            described in the "Summary of Notes
                                            and Certificates" table.

OPTIONAL REDEMPTION.....................    [The seller] [the depositor] [the
                                            servicer] may purchase all the
                                            receivables when the total
                                            outstanding principal amount of the
                                            receivables declines to less than
                                            [___%] of the total principal
                                            balance of the receivables as of the
                                            cut-off date.

                                            The purchase price for the
                                            securities will be equal to the
                                            remaining unpaid principal amount of
                                            the receivables plus accrued
                                            interest through the payment date on
                                            which the redemption occurs. If [the
                                            seller] [the depositor] [the
                                            servicer] exercises this option, the
                                            outstanding principal balance of the
                                            securities will be paid in full with
                                            accrued interest.]

MANDATORY TERMINATION...................    [The trust will have a [funding]
                                            [revolving] period during which it
                                            will purchase additional
                                            receivables. On the payment date on
                                            or after the last day of the
                                            [funding] [revolving] period, any
                                            funds remaining in the trust's
                                            [pre-funding] [revolving] account
                                            after the purchase of receivables on
                                            that payment date will be applied to
                                            partially redeem the notes and
                                            certificates then outstanding.]

TRUST ASSETS............................    The primary assets of the trust will
                                            be [participation interests in]
                                            [security interests in] a pool of
                                            [retail installment contracts] [note
                                            and security agreements executed by
                                            retail purchasers in favor of
                                            vehicle lenders]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                            used to finance the purchase of new
                                            and used automobiles, light duty
                                            trucks, sport utility vehicles,
                                            motorcycles, recreational vehicles
                                            (including motor homes and van
                                            campers), recreational sport and
                                            power boats (including any boat
                                            motors and accompanying trailers)
                                            and personal watercraft. We refer
                                            to these [contracts] [note and
                                            security agreements] as
                                            "receivables" and to the persons
                                            who financed their purchases with
                                            these receivables as "obligors."
                                            [__________] is the originator of
                                            the receivables. The receivables in
                                            the trust will be transferred by
                                            [the originator to the seller, by
                                            the seller to the depositor, and
                                            then by the depositor to the trust.]
                                            The trust will grant a security
                                            interest in the receivables and the
                                            other trust property to the
                                            indenture trustee for the benefit
                                            of the noteholders. The trust assets
                                            will also include the following:

                                                 -   monies received under the
                                                     [initial] receivables
                                                     after a cutoff date of
                                                     [______ __, 20__] [and
                                                     under additional
                                                     receivables sold to the
                                                     trust after a later
                                                     cutoff date];

                                                 -   amounts held in bank
                                                     accounts established for
                                                     the trust [including
                                                     amounts on deposit in the
                                                     collection account,
                                                     pre-funding account,
                                                     revolving account,
                                                     reserve account and yield
                                                     supplement account];

                                                 -   security interests in the
                                                     automobiles, light duty
                                                     trucks, sport utility
                                                     vehicles, motorcycles,
                                                     recreational vehicles
                                                     (including motor homes
                                                     and van campers),
                                                     recreational sport and
                                                     power boats (including
                                                     any boat motors and
                                                     accompanying trailers)
                                                     and personal watercraft
                                                     financed by the
                                                     receivables;

                                                 -   any proceeds from
                                                     insurance policies
                                                     covering financed assets
                                                     or obligors on those
                                                     assets;

                                                 -   any rights [_______] has
                                                     against dealers from
                                                     which it purchased
                                                     receivables; [and]

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                 -   rights of the seller
                                                     under its purchase
                                                     agreement with [_____]
                                                     and rights of the
                                                     depositor under its
                                                     receivables acquisition
                                                     agreement with the seller
                                                     [; and]

                                                 -   [insert description of
                                                     any other credit
                                                     enhancement applicable to
                                                     a particular series].

THE [INITIAL] RECEIVABLES...............    On the closing date, the trust will
                                            acquire [a participation interest
                                            in] [a security interest in] retail
                                            installment contracts or note and
                                            security agreements with an
                                            aggregate principal balance of
                                            [$__________]as of the [initial]
                                            cutoff date of [______ __, 20__]. As
                                            of the [initial] cutoff date:

                                                 -   the weighted average
                                                     annual percentage rate of
                                                     the initial receivables
                                                     was approximately [___%];

                                                 -   the weighted average
                                                     remaining term to
                                                     scheduled maturity of the
                                                     initial receivables was
                                                     approximately [__]
                                                     months;

                                                 -   the weighted average
                                                     original term to
                                                     scheduled maturity of the
                                                     initial receivables was
                                                     approximately [__]
                                                     months;

                                                 -   approximately [__%] of
                                                     the receivables by
                                                     aggregate principal
                                                     balance were secured by
                                                     used assets; and

                                                 -   [insert description of
                                                     additional pool criteria
                                                     applicable for a
                                                     particular series.]

                                            No [initial] receivable has a
                                            scheduled maturity later than
                                            [________ __, 20__], which is [___]
                                            months before the final scheduled
                                            payment date of the securities.

[PRE-FUNDING]...........................    [In addition to the initial
                                            receivables, the trust will purchase
                                            additional receivables during a
                                            funding period beginning on the
                                            closing date and ending not later
                                            than the close of business on
                                            [_______ __, 20__].]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            [The trust will pay the purchase
                                            price for additional receivables
                                            with [funds on deposit in]
                                            [investments held in] a pre-funding
                                            account established for the trust.
                                            The seller will deposit]
                                            [[$________]] [insert description of
                                            investments] into the pre-funding
                                            account on the closing date. [In
                                            addition, during the period
                                            beginning on the closing date and
                                            ending on __________, the trust will
                                            deposit [all/a portion of] the
                                            payments collected on the
                                            receivables in the pre-funding
                                            account, rather than pay such
                                            amounts to securityholders. These
                                            additional amounts will also be used
                                            to purchase additional receivables
                                            during [the same period]. The trust
                                            expects to purchase additional
                                            receivables with an aggregate
                                            principal balance approximately
                                            equal to the amount deposited in the
                                            pre-funding account. Prior to being
                                            used to purchase receivables, funds
                                            on deposit in the pre-funding
                                            account will be invested from time
                                            to time in highly rated short-term
                                            securities.]

                                            [The funding period will end earlier
                                            than [_______ __, ____] if the
                                            balance in the pre-funding account
                                            is reduced to less than [$____].]
                                            [The funding period will also
                                            terminate early if specified
                                            servicer defaults or events of
                                            default under the sale and servicing
                                            agreement or the indenture occur.
                                            Any balance remaining in the
                                            pre-funding account at the end of
                                            the funding period will be applied
                                            to partially redeem the securities
                                            then outstanding.]

REVOLVING PERIOD........................    [In addition to the initial
                                            receivables, the trust will purchase
                                            additional receivables during a
                                            revolving period beginning on the
                                            closing date and ending not later
                                            than the close of business on
                                            [_________ __, 20__].]

                                            [The trust will pay the purchase
                                            price for additional receivables
                                            with funds on deposit in a revolving
                                            account established for the trust.
                                            During the revolving period, the
                                            servicer will not distribute
                                            principal collections on the
                                            securities to securityholders.
                                            Instead, it will deposit principal
                                            collections into the revolving
                                            account. The trust expects to
                                            purchase additional receivables with
                                            an aggregate principal balance
                                            approximately equal to the total
                                            amount of funds to be deposited into
                                            the revolving
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            account. Prior to being used to
                                            purchase receivables, funds on
                                            deposit in the pre-funding account
                                            will be invested from time to
                                            time in highly rated short-term
                                            securities.]

                                            [The revolving period will end no
                                            later than [_______ __, 20__].] [The
                                            revolving period will terminate
                                            earlier if specified servicer
                                            defaults or events of default under
                                            the sale and servicing agreement or
                                            indenture occur. Any balance
                                            remaining in the revolving account
                                            at the end of the revolving period
                                            will be applied to partially redeem
                                            the securities then outstanding.]

[INTEREST RESERVE ACCOUNT]..............    [We anticipate that the average
                                            interest rate earned by the trust on
                                            investment of funds in the
                                            [pre-funding] [revolving] account
                                            will be less than the interest rate
                                            on the securities. To provide a
                                            source of funds to cover any
                                            shortfall resulting from this
                                            difference, we will [deposit
                                            [$_______] into a special interest
                                            reserve account of the trust] [fund
                                            a special interest reserve account
                                            of the trust from collections
                                            received on the receivables]. On
                                            each payment date during the
                                            [pre-funding] [revolving] period,
                                            money from the interest reserve
                                            account will be used to make up for
                                            this interest shortfall.]

[RESIDUAL PAYMENT SECURITIES]...........    [The issuer may issue one or more
                                            new series of notes or certificates
                                            backed by some or all of the "equity
                                            interest" or rights to the trust
                                            assets that are in excess of the
                                            noteholders and certificateholders
                                            rights in those assets.]

[CREDIT ENHANCEMENT]....................    [Description of any credit
                                            enhancement applicable for a
                                            particular series.]

[CROSS COLLATERALIZATION]...............    [Description of any cross
                                            collateralization between series.]

[THE CERTIFICATES]......................    [On the closing date, the issuer
                                            will issue certificates in an
                                            aggregate principal amount of
                                            [$_________]. [[__________] will
                                            retain the entire principal amount
                                            of the certificates.] The
                                            certificates will be subordinated in
                                            priority of payment to interest and
                                            principal on the notes to the extent
                                            described in this prospectus
                                            supplement. The subordination of the
                                            certificates will provide credit
                                            enhancement for the notes.]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DISTRIBUTIONS...........................    The servicer, or the indenture
                                            trustee on behalf of and at the
                                            direction of the servicer, will
                                            establish and maintain a collection
                                            account in the name of the indenture
                                            trustee into which all payment made
                                            on the receivables will be deposited
                                            and held pending distribution to
                                            securityholders.

AVAILABLE FUNDS.........................    The available funds for a payment
                                            date will be the sum of the
                                            following amounts with respect to
                                            the preceding calendar month:

                                                 -   all principal and interest
                                                     payments on the
                                                     receivables;

                                                 -   all proceeds received
                                                     during the preceding
                                                     calendar month, including
                                                     actual recovery amounts,
                                                     with respect to receivables
                                                     that became charged-off
                                                     receivables during the
                                                     preceding calendar month,
                                                     net of the reasonable and
                                                     customary out-of-pocket
                                                     expenses incurred by the
                                                     servicer in connection with
                                                     collection, enforcement or
                                                     liquidation and any amounts
                                                     required by law to be
                                                     remitted to the obligor on
                                                     the charged-off receivable;

                                                 -   proceeds from actual
                                                     recovery amounts on
                                                     charged-off receivables;

                                                 -   earnings on investments of
                                                     funds in the collection
                                                     account [, pre-funding
                                                     account, revolving account,
                                                     reserve account, interest
                                                     reserve account and yield
                                                     supplement account] during
                                                     the preceding calendar
                                                     month;

                                                 -   the purchase amount
                                                     deposited in the collection
                                                     account for each receivable
                                                     that was repurchased by
                                                     [the originator] [the
                                                     seller] [the servicer];
                                                     and]

                                                 -   [insert any other amounts
                                                     applicable for a particular
                                                     series].
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPLICATION OF PAYMENTS.................    On each payment date, the indenture
                                            trustee will distribute funds on
                                            deposit in the collection account
                                            relating to the prior collection
                                            period in the priority indicated:

                                            [insert description of the order and
                                            priority of payments applicable for
                                            a series]

FEDERAL TAX CONSIDERATIONS..............    Mayer, Brown & Platt, special
                                            Federal tax counsel to [________]
                                            ("Federal Tax Counsel"), is of the
                                            opinion that for Federal income tax
                                            purposes the notes will be
                                            characterized as debt and the trust
                                            will not be characterized as an
                                            association (or publicly traded
                                            partnership) taxable as a
                                            corporation. Each noteholder, by
                                            accepting a note, will agree to
                                            treat the notes as debt and each
                                            certificateholder, by its acceptance
                                            of a certificate, will agree to
                                            treat the trust as a partnership in
                                            which the certificateholders are
                                            partners for federal, state and
                                            local tax purposes. See "Federal
                                            Income Tax Considerations" for a
                                            summary of material federal income
                                            tax consequences of the purchase,
                                            ownership and disposition of the
                                            notes and certificates.

ERISA CONSIDERATIONS....................    Subject to the restrictions and
                                            considerations discussed under
                                            "ERISA Considerations," the notes
                                            may be eligible for purchase by
                                            employee benefit plans.

                                            An investor that is, or is acting on
                                            behalf of, an employee benefit plan,
                                            account or other retirement
                                            arrangement subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA") or
                                            Section 4975 of the Code or any
                                            entity deemed to hold "plan assets"
                                            of the foregoing will be deemed to
                                            represent and warrant that its
                                            investment in the notes, as
                                            applicable, will not result in a
                                            non-exempt prohibited transaction
                                            under ERISA or Section 4975 of the
                                            Internal Revenue Code of 1986, as
                                            amended (the "Code").

                                            The certificates may not be acquired
                                            with the assets of any employee
                                            benefit plan, account or other
                                            retirement arrangement subject to
                                            ERISA or Section 4975 of the Code
                                            (including the assets of an
                                            individual retirement account.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RATINGS.................................    It is a condition to the issuance of
                                            the securities that the class
                                            [_____] notes be rated at least
                                            ["____"] by [______] and the class
                                            [_____] certificates be rated at
                                            least ["____"] by [_____]. The
                                            ratings of the securities address
                                            the likelihood of the timely payment
                                            of interest on and the ultimate
                                            payment of principal of the
                                            securities under their terms. These
                                            ratings are not a recommendation to
                                            buy, sell or hold the securities. We
                                            cannot assure you that a rating will
                                            not be lowered or withdrawn by a
                                            rating agency if circumstances so
                                            warrant.



--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the securities.

PAYMENTS WILL BE MADE ONLY FROM THE
LIMITED ASSETS OF THE TRUST

                                            The trust does not have any
                                            significant assets or sources of
                                            funds other than the receivables,
                                            amounts on deposit in the trust
                                            accounts [and] [insert description
                                            of any credit enhancement]. You must
                                            rely on payments on the receivables,
                                            amounts, if any, on deposit in the
                                            trust accounts [and] [insert
                                            description of credit enhancement]
                                            for repayment of the securities.

YOU BEAR REINVESTMENT RISK AND PAYMENT      The receivables may be prepaid at
DELAY RISK DUE TO REPURCHASE                any time, in full or in part,
                                            voluntarily or as a result of
                                            defaults, casualties to the related
                                            assets, death of an obligor or other
                                            reasons. [The originator[ [the
                                            seller] [the servicer] may be
                                            required to repurchase one or more
                                            receivables from the trust if it
                                            breaches specified representations
                                            or covenants relating to the
                                            receivables described in
                                            ["Description of the Transaction
                                            Documents-- Sale and Assignment of
                                            [Initial] Receivables [and
                                            Additional Receivables]."] [The
                                            servicer] [the seller] [the
                                            depositor]] also will have the right
                                            to purchase all remaining
                                            receivables from the trust pursuant
                                            to a clean-up call described in
                                            ["Summary -- Optional Redemption"
                                            and "Description of the
                                            Securities--Optional Redemption."]
                                            Each prepayment, repurchase or
                                            purchase will shorten the average
                                            life of the securities. [The class
                                            [__] notes will be extremely
                                            sensitive to the rate and timing of
                                            payments, including prepayments, on
                                            the receivables. If you purchase a
                                            class [__] note at a premium, under
                                            some prepayment scenarios, you could
                                            fail to recoup your original
                                            investment.] [The class __ notes
                                            will be adversely affected by a
                                            lower than anticipated rate of
                                            payment on the receivables.] [The
                                            reinvestment risk to an investor in
                                            the class [__] notes may be
                                            exacerbated in the event of [an
                                            increase in the rate of payment on
                                            the receivables in a decreasing
                                            interest rate environment] [a
                                            decrease in the rate of payment on
                                            the receivables in an increasing
                                            rate environment.]

                                            Prepayment rates may be influenced
                                            by a variety of factors and cannot
                                            be predicted with any assurance. You
                                            will bear any reinvestment risks
                                            resulting from a faster rate of
                                            prepayment or repurchase of
                                            receivables. Any time your principal
                                            is repaid to you at a time when you
                                            did not expect to receive it, you
                                            may not be able to reinvest your
                                            funds at the same or a higher rate
                                            of return than the interest rate on
                                            your securities.

VARIATIONS IN REGIONAL                      As of the [initial] cutoff date,
ECONOMIC CONDITIONS                         obligors located in _______,
MAY CAUSE PAYMENT                           ________ and ________, respectively,
REDUCTIONS OR DELAYS                        comprised [__%], [__%] and [__%]of
                                            the [initial] receivables by
                                            aggregate principal balance. Adverse
                                            economic conditions or other factors
                                            particularly affecting these states
                                            may affect the delinquency, loan
                                            loss and repossession experience of
                                            the receivables.

UNENFORCEABILITY OF THE TRUST'S SECURITY    When dealers or [________]first
INTERESTS IN FINANCED ASSETS BECAUSE        originate receivables, unless the
CERTIFICATES OF TITLE WILL NOT BE AMENDED   asset is of a type that cannot be
MAY CAUSE PAYMENT REDUCTIONS OR DELAYS      perfected by notation on a related
                                            certificate of title, [_______'s]
                                            security interests in the financed
                                            assets are noted on the certificates
                                            of title for the assets. [_______]
                                            will transfer and assign security
                                            interests in the financed assets to
                                            the seller. The seller, in turn,
                                            will transfer and assign those
                                            security interests to the depositor,
                                            who will transfer and assign those
                                            security interests to the trust. The
                                            trust, in turn, will assign those
                                            security interests to the indenture
                                            trustee for the benefit of the
                                            noteholders. In most states, these
                                            assignments are effective
                                            assignments of a security interest,
                                            and the assignee succeeds to the
                                            assignor's rights as secured party.
                                            However, due to the administrative
                                            burden and expense, the certificates
                                            of title for the financed assets
                                            will not be marked, amended or
                                            reissued to identify the seller, the
                                            depositor, the trust or the
                                            indenture trustee as the secured
                                            party. In the absence of this
                                            action, the indenture trustee may
                                            not have a perfected security
                                            interest in the financed assets
                                            securing the receivables. For a more
                                            complete description of perfection
                                            issues, see ["Legal Aspects of the
                                            Receivables--Security Interests in
                                            Vehicles" and "--Security Interests
                                            in Boats"] in the prospectus.

[POSSIBLE PREPAYMENTS AS A                  [If the principal amount of eligible
RESULT OF FUNDING OR REVOLVING PERIOD]      receivables purchased or directly
                                            originated by [________] during the
                                            trust's [funding] [revolving] period
                                            is less than the amount [accumulated
                                            from collections and] deposited in
                                            the trust's [pre-funding]
                                            [revolving] account, we will not
                                            have
                                            sufficient receivables to sell
                                            to the trust during the [funding]
                                            period. This would result in a
                                            prepayment of principal to the
                                            securityholders as described below.

                                            If the aggregate principal balance
                                            of receivables we sell to the trust
                                            during the [funding] [revolving]
                                            period is less than the amount
                                            [accumulated from collections and]
                                            deposited in the trust's
                                            [pre-funding] [revolving] account,
                                            the excess will be applied at the
                                            end of the [pre-funding] [revolving]
                                            period to partially prepay the
                                            securities. Any prepayment under
                                            these circumstances will shorten the
                                            weighted average life of the
                                            securities to an extent that we
                                            cannot predict with assurance, since
                                            we cannot predict the amount of any
                                            prepayment with assurance.]

[CHANGES IN POOL CHARACTERISTICS            [The only required characteristics
AS A RESULT OF PRE-FUNDING OR               of the additional receivables
REVOLVING PERIOD]                           transferred to the trust during the
                                            [pre-funding] [revolving] period
                                            will be the eligibility criteria
                                            specified in the sale and servicing
                                            agreement. These additional
                                            receivables may be originated using
                                            credit criteria different from those
                                            that were applied to the initial
                                            receivables and may be of a
                                            different credit quality and
                                            seasoning. As a result, following
                                            the transfer of additional
                                            receivables to the trust, the
                                            characteristics of the entire
                                            receivables pool may vary from those
                                            of the initial receivables described
                                            in ["The Receivables]." Since the
                                            weighted average life of the
                                            securities will be influenced by the
                                            rate at which the principal balances
                                            of the receivables are paid, some of
                                            these variations may affect the
                                            weighted average life of the
                                            securities.]

[SUBORDINATION OF THE CLASS [__]            [The subordination of the class [__]
NOTES PROVIDES ONLY LIMITED                 notes is intended to increase the
PROTECTION AGAINST LOSSES]                  likelihood of payments on the class
                                            [__] notes. The amount of credit
                                            enhancement provided through the
                                            subordination of the class [__]
                                            notes to the class [__] notes,
                                            however, is limited and could be
                                            depleted prior to the payment in
                                            full of the class [__] notes. If the
                                            principal amount of the class [__]
                                            notes is reduced to zero, you may
                                            suffer losses on your notes.]

LIMITATIONS ON INTEREST PAYMENTS            Generally, under the terms of the
AND FORECLOSURES                            Soldiers' and Sailors' Civil Relief
                                            Act of 1940, as amended, or similar
                                            state legislation, an obligor who
                                            enters military service after the
                                            origination of an auto [__] loan may
                                            not be charged
                                            interest, including fees and
                                            charges, above an annual rate of 6%
                                            during the period of the
                                            obligor's active duty status unless
                                            a court orders otherwise upon
                                            application of the lender. This
                                            includes any obligor who is a member
                                            of the National Guard or is in
                                            reserve status at the time of the
                                            origination of the auto [__] loan
                                            and is later called to active duty.
                                            It is possible that for an
                                            indeterminate period of time, the
                                            servicer may be unable to collect
                                            full amounts of interest on some of
                                            the auto [__] loans. In addition,
                                            the Soldiers' and Sailors' Civil
                                            Relief Act of 1940 imposes
                                            limitations that would impair the
                                            ability of the servicer to foreclose
                                            on an affected auto [__] loan during
                                            an obligor's period of active duty
                                            status. Thus, in the event that an
                                            auto [__] loan goes into default,
                                            there may be delays and losses
                                            occasioned by the inability of the
                                            servicer to realize upon the asset
                                            in a timely fashion.

[ADDITIONAL RISK FACTORS APPLICABLE FOR A
SPECIFIC SERIES]

                                    THE TRUST

         The trust was formed under the trust agreement between the owner trustee and the depositor for the transaction described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the notes and certificates and making payments thereon.

         The trust has no directors, officers or employees and is not involved in any legal proceedings.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:



               Asset Backed Notes                   [$_____________]
               Asset Backed Certificates            [$                    ]
                                                    -----------------------
               Total                                [$                    ]
                                                    =======================



         [An audited balance sheet of the trust as of [________ __, 20__]is attached as Appendix A to this prospectus supplement.]

THE OWNER TRUSTEE

         [_________] will serve as the owner trustee under the Trust Agreement. [________]is a [_______] and its principal offices where information can be obtained relating to the trust are located at [_________________]. The [originator] [the seller] [the depositor]
[the servicer] and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE INDENTURE TRUSTEE

         [___________] is the indenture trustee under the Indenture. It is a [__________] corporation and its principal offices are located at [________________]. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the sale and servicing agreement.

                                [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                 THE RECEIVABLES

         [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

Eligibility criteria include that each receivable:

         - has no payment 10% or more of which was more than 29 days past due;

         - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

         - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ;

         - has an outstanding principal balance of not less than [$_____] and not more than [$_____];

         - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

         - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

         - [insert any other criteria applicable for a particular series].

         [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

         [insert criteria applicable to pool after transfer of additional receivables]

         The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial]cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the securityholders in selecting the receivables.

         Please refer to the tables in Appendix B which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                                  THE SELLER(S)

         [Insert description of each seller(s).]

                                THE ORIGINATOR(S)

         [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                  THE SERVICER

         [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

         [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

         [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The rate of payment of principal of each class of notes and the certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, final payment of any class of the notes and the final distribution in respect of the certificates could occur significantly earlier than the final scheduled payment dates for each class of notes and certificates. We expect that final payment of the notes and the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the notes or the certificates in full on or prior to the applicable final scheduled payment date, final payment of the notes and the final distribution on the certificates could occur later than expected.

         The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the obligor to purchase a new vehicle and the fact that an obligor generally may not sell or transfer the financed asset securing a receivable unless the receivable is paid in full. In addition, under certain circumstances, [the originator] [the seller]
[the servicer] will be obligated to repurchase receivables from the trust pursuant to the sale and servicing agreement as a result of breaches of representations and warranties. You should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

         In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes, if any, or the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders and the certificateholders.

         [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                          DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE NOTES

         The indenture trustee will issue the notes pursuant to the indenture between the indenture trustee and the trust. The notes initially will be represented by notes registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The notes will be issued in minimum denominations of [$_____]and integral multiples of [$_____], except that one note of each class may be issued in another denomination. All references to "holders" or "noteholders" and to authorized denominations, shall reflect the rights of beneficial owners of the notes or "note owners."

DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates pursuant to the trust agreement between the depositor and the owner trustee.

PAYMENTS

         The notes and certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Notes and Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] The notes and certificates constitute [fixed-income securities, strip securities and accrual securities] as described in "[Prospectus Summary--Fixed-Income Securities, --Strip Securities and --Accrual Securities" in the prospectus]. The indenture trustee will distribute payments of interest to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month][quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The indenture trustee will calculate interest on the notes and certificates on the basis of [a 360-day year consisting of twelve 30-day months].

         On each determination date, the indenture trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

         On each payment date, noteholders and certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their securities on the outstanding principal balance of their notes or certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to securityholders will be an amount equal to the product of:

         -    the interest rate on the note or certificate;

         -    the initial principal amount of the note or certificate; and

         -    a fraction:

              - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

              -   the denominator of which is 360.

         Interest on the securities which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of securities.

         The indenture trustee will distribute payments of principal to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

         The actual date on which the aggregate outstanding principal amount of any class of securities is paid may be earlier than the final scheduled payment dates for that class of notes. See "Weighted Average Life of the Securities."

         On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

         (1) to Servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

         (2) to trustee and indenture trustee, all accrued and unpaid fees and expenses accrued owing the indenture trustee and the owner trustee;

         (3) to the note payment account for distribution to noteholders on a pro rata basis, accrued and unpaid interest for that payment date;

         (4) to the note payment account for distribution to noteholders, on a pro rata basis, the noteholders principal distributable amount;

         (5) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

         (6) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

         (7)     to the seller or servicer, any remaining amounts.

         [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT] [REVOLVING PERIOD]

         [On the Closing Date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the [pre-funding] [revolving] account. If the principal amount of eligible receivables originated by [_________]during the [funding] [revolving] period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the noteholders and the certificateholders.]

         [To the extent that the [pre-funded amount] [total amount accumulated in the revolving account] has not been fully applied to the purchase of subsequent receivables by the trust during the [funding] [revolving] period, the noteholders and the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the funding period. The prepayment amount will be equal to each noteholder's or certificateholder's pro rata share (based on the current principal balance of each class of notes and certificates) of any remaining [pre-funded amount] [amounts in the revolving account] following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] [total amount accumulated in the revolving account]and that therefore there will be at least a nominal amount of principal prepaid to the noteholders and to the certificateholders.]

         [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

         The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the notes and certificates. Upon declaration of an optional redemption, the indenture trustee will give written notice of termination to each noteholder and certificateholder of record. The final payment to any noteholder or certificateholder will be made only upon surrender and cancellation of that holder's note or certificate, as applicable, at the office or agency of the indenture trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement, the sale and servicing agreement, the trust agreement, and the indenture [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the securities. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/SELLER REPRESENTATIONS AND WARRANTIES]

         [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

         [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated [_______ __, ____]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell][pledge] [participation interests in] [security interests in] the [initial]receivables to the trust under the sale and servicing agreement. The trust will pledge the [initial] receivables to the indenture trustee for the benefit of the noteholders under the indenture.

         [In addition, during the [funding] [revolving] period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the [pre-funding] [revolving] account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. [The funding] [revolving] period is the period beginning on the closing date and ending on the earliest to occur of:

         - [the date on which the amount in the pre-funding account is less than [$____];]

         - the date on which an event of default occurs under the indenture or a servicer termination event occurs under the sale and servicing agreement; or

         -       the close of business on [________ __, 20__].]

         [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under a subsequent receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in][security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

         [Insert description of additional conditions to transfer of subsequent receivables]

         [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

         [Although [__________] will continue to service and administer the receivables under the sale and servicing agreement, [_________] will deliver the original documents evidencing each receivable and the certificate of title for the related financed asset if it is of a type that can be perfected by notation on a related certificate of title to the indenture trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

         [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the securityholder's security interest in the receivables.]


ACCOUNTS

         The servicer, or the indenture trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, [the reserve account,] [the pre-funding account,] [the revolving account]
[the interest reserve account] [and the yield supplement account] in the name of the indenture trustee for the benefit of noteholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the indenture trustee for deposit in the collection account within two business days of its receipt. The indenture trustee will invest funds on deposit in any trust account in Eligible Investments selected by [the seller][the depositor] that mature not later than the next payment date.

         [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

         On each payment date, the indenture trustee will apply the available funds in the collection account to make required payments of principal and interest to noteholders and certificateholders. See "Summary--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

         [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CERTIFICATEHOLDERS]

         [The rights of the certificateholders to receive distributions on the receivables will be subordinated to the rights of the noteholders in the event of defaults and delinquencies on the receivables as provided in the sale and servicing agreement. The protection afforded to the noteholders through subordination will be effected [both] by the preferential right of the noteholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to noteholders, the certificateholders may receive a reduced distribution or no distribution at all.]
         [The subordination of the certificates [and the reserve account] are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, noteholders and/or certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the notes and/or the certificates.]

                        LEGAL ASPECTS OF THE RECEIVABLES

         [Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                                LEGAL INVESTMENT

         [The class [__] notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the notes and certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the

Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in notes or certificates to investors in light of their particular circumstances or special tax situations. For example, the discussion does not apply to:

         -        banks and thrifts,

         -        insurance companies,

         -        regulated investment companies,

         -        dealers in securities,

         -        tax-exempt organizations,

         -        investors subject to the alternative minimum tax,

         -        foreign investors, and

         - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

In addition, the discussion is limited to the federal income tax consequences of the initial noteholders and certificateholders and does not address federal income tax consequences to a purchaser of notes or certificates in the secondary market. Further, this discussion is addressed only to holders who hold the notes or certificates as capital assets and does not address tax consequences of investors holding the notes or certificates as part of a conversion transaction, hedge or hedging transaction, of as a position in a straddle or other integrated investment for tax purposes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms and conditions of issuance similar to those of the notes and the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the trust will not be characterized as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, reduced by its interest expense on the notes provided the notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any corporate income tax of this nature could materially reduce cash available to make payments on the notes or certificates.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for federal income tax purposes. The discussion below assumes that this characterization of the notes will be respected.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not strip securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be includible in gross income when received or accrued in accordance with that noteholder's usual method of tax accounting. Under the OID regulations, a holder of a note issued with a DE MINIMIS amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.

         MARKET DISCOUNT; PREMIUM. A holder who purchases a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. Further, a holder who purchases a note at a price that exceeds the principal amount of the note may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of section 171 of the Code.

         SALE OR OTHER DISPOSITION. If a noteholder sells or otherwise disposes of a note, the holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which will be taxable as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder for that note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for such gain representing accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of the disposition the note has been held for more than one year. Capital losses may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who as to the United States is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be considered " portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not (1) actually or constructively a "10 percent shareholder" of the trust or [the seller] [the depositor] or (2) a "controlled foreign corporation" with respect to which the trust or [the seller] [the depositor] is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Internal Revenue Service Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of

30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of Internal Revenue Service Form W-8 BEN, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of Internal Revenue Service Form W-8 ECI.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the above procedures with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. The Withholding Tax Regulations will generally be effective for payments made on the notes after December 31, 2000. Prospective investors should consult their tax advisors with respect to the potential impact to them, if any, of the Withholding Tax Regulations.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. We suggest that noteholders consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact to them, if any, of the Withholding Tax Regulations.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, this characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax. Prospective investors should consult their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller, the servicer, the owner trustee, and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders [the seller] [and the depositor], and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller, the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the intended consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities, and that a series of securities includes a single class of certificates.

         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Under the trust agreement, interest payments on the certificates at the certificate interest rate (including interest on amounts previously due on the certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the trust deducts the payments, and certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

         - any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price,

         - prepayment premium, if any, payable to the certificateholders for that month and

         - any other amounts of income payable to the certificateholders for that month.

This allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the trust, if any, will be allocated to the depositor.

         Based on the economic arrangement of the parties, this approach for allocating trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire certificate interest rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder accruing guaranteed payments.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the trust will be deemed to contribute all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminated partnership will be deemed to have distributed interests in the new partnership to the new and remaining partners in liquidation of the old partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

         The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and
(z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The [seller] will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. Interest paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

         The Withholding Tax Regulations modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from United States withholding tax or a reduction to the applicable United States withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8 BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8 ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations are effective for payments of interest due after December 31, 1999, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. We suggest that prospective investors consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Considerations" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the notes and certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other plans subject to Section 4975 of the Code and any entity deemed to hold "plan assets" of any of the foregoing by reason of investment in such entity (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         A fiduciary of a Benefit Plan considering the purchase of securities should carefully review with its legal and other advisors whether the assets of the trust would be considered plan assets, and whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. Prospective purchasers of securities using the assets of government plans (as defined in Section 3(32) of ERISA) and certain Church plans (as defined in Section 3(33) of ERISA), which are not subject to Title I of ERISA, should consider applicable state and other laws, which may be substantially similar to ERISA or the Code.

THE NOTES

         Subject to the considerations below, the Notes may generally be acquired by a Benefit Plan. Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

         Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the notes should be treated as an instrument without substantial equity features for purposes of the Plan Asset Regulation. The debt status of the notes could change, after their initial issuance (i.e., they could be treated as equity), by certain changes in the financial condition of the trust. The risk of recharacterization is enhanced for subordinate classes of notes.

         Regardless of whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of the notes with plan assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the issuer, or

Indenture Trustee is or becomes a party in interest under ERISA or a disqualified person under the Code with respect to that Benefit Plan. In such a case, certain exemptions from the prohibited transactions rules may be available, depending upon the type and circumstances of the Benefit Plan fiduciary making the decision to purchase the notes with assets of the Benefit Plan. Included among these exemptions are the following Prohibited Transaction Exemptions ("PTE"):

         - PTE 84-14, applicable to certain transactions effected by a qualified professional asset manager;

         - PTE 90-1, applicable to certain transactions entered into by an insurance company separate account;

         - PTE 91-38, applicable to certain transactions entered into by a bank collective investment trust;

         - PTE 95-60, applicable to certain transactions entered into by an insurance company general account; and

         - PTE 96-23, applicable to certain transactions entered into by an in-house asset manager.

Purchasers acquiring notes with the assets of a Benefit Plan shall be deemed to represent and warrant that such purchase and holding will not give rise to a nonexempt prohibited transaction.

         A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in the assets of the trust being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

         By its acceptance of a note, each noteholder shall be deemed to have represented and warranted that either (i) it is not a Benefit Plan or (ii) its purchase and holding of the note will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or any substantially similar applicable law).

THE CERTIFICATES

The Certificates are not likely to be treated as indebtedness for purposes of the Regulation. Under one exception to the Plan Asset Regulation, however, the assets of the trust will not be treated as plan assets if participation by Plans (as defined below) in the issuer is not "significant." Plan participation will not be "significant" for purposes of the Regulation if less than 25% of each class of equity interests is held by Plans (excluding interests held by persons (other than Plans) that have discretionary authority or control with respect to the assets of Issuer, or who provide investment advice for a fee (direct or indirect) with respect to such assets, or any Affiliate of such a Person (each, a "Controlling Person")). The Department of Labor has taken the position that for purposes of determining whether equity participation in an entity is "significant" for purposes of the Regulation, only the proportion of an insurance company general account's investment that represents Plan assets should be taken into account.

         Accordingly, the Certificates may not be purchased by or transferred to any "employee benefit plan" within the meaning of section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans) or by any "plan" described in section 4975(e)(1) of the Code, or any entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"),except for an insurance company using the assets of its general account that represents and warrants that, at the time of acquisition and throughout the period it holds the Certificates, (i) it is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 (ii) less than 25% of the assets are (or represent) assets of a Plan, and (iii) it is not the Servicer or any other service provider to the trust, or an affiliate of any of the foregoing, and would not otherwise be excluded under 2510.3-101(f)(1).

                                     RATINGS

         It is a condition to the issuance of the securities that the class [__]of notes be rated at least ["___ "] by [_________] and the class [__] certificates be rated at least ["___ "] by [__________]. We collectively refer to [________] and [________] as the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings on the offered securities address the likelihood of the receipt by securityholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, securityholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Securities."

         The [depositor] has not requested a rating on the offered securities by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered securities, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered securities by [___________ and __________].


                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the notes [and the certificates]. The underwriting agreement provides that the underwriter is obligated to purchase all of the notes [and all of the certificates] if any are purchased.

         The underwriter proposes to offer the notes and certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__] note and [___%] on each class [__] certificate.] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale] The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] note and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

         The depositor estimates that its out of pocket expenses for this offering will be approximately [$________].

         The depositor does not intend to apply for listing of the notes
[or the certificates]. Further, the notes and certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the notes [and the certificates]. However, it is not obligated to do so and may discontinue making a secondary market for the notes [and the certificates] at any time without notice. We cannot assure you as to how liquid the trading market for the notes [and certificates] will be.

         [________]has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

         - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

         - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

         - Syndicate covering transactions involve purchases of the notes [and certificates] in the open market after the distribution has been completed in order to cover syndicate short positions;

         - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes [and certificates] originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes [and certificates] to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the notes and certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                  [APPENDIX A]

                      [AUDITED BALANCE SHEET OF THE TRUST]

                                   APPENDIX B

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE



Aggregate Principal Balance.........................................$___________
Number of Receivables......................................................_____
Average Amount Financed.............................................$___________
Range of Amounts Financed...........................$___________ to $___________
Average Remaining Principal Balance.................................$___________
Range of Remaining Principal Balances...............$___________ to $___________
Weighted Average APR......................................................_____%
Range of APRs..................................................._____% to _____%
Weighted Average Original Term to Maturity (1).......................____ months
Range of Original Terms to Maturity..........................____ to ____ months
Weighted Average Remaining Term to Maturity (1)......................____ months
Range of Remaining Terms to Maturity.........................____ to ____ months
New Assets (Percentage of Aggregate Principal Balance).....................____%
Used Assets (Percentage of Aggregate Principal Balance)....................____%


 (1)  Rounded to the nearest month.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                         AS OF THE [INITIAL] CUTOFF DATE


                                       Percentage
                       Aggregate      by Aggregate                            Percentage
                       Principal       Principal          Number of         by Number of
       APR Range        Balance        Balance(1)        Receivables        Receivables(1)
      ----------       ---------       ----------       -------------      ---------------
            %     $                              %










                       ---------       ----------       -------------      ---------------
TOTAL             $                        100.00%                                  100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.


                     GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


                                       Percentage
                                      by Aggregate                            Percentage
                      Aggregate        Principal          Number of         by Number of
      State      Principal Balance     Balance(1)        Receivables        Receivables(1)
      -----      -----------------     ----------       -------------      ---------------
              $                                  %                                        %








                 -----------------     ----------       -------------      ---------------
TOTAL         $                            100.00%                                  100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

         DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


                                                Percentage
                                 Aggregate     by Aggregate                         Percentage
                                 Principal       Principal          Number of      by Number of
Range of Original Terms           Balance        Balance(1)        Receivables     Receivables(1)
-----------------------           -------       ---------          -----------     -------------
 to  months                   $                          %                                      %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months                       --------------    ---------          -----------     -------------
TOTAL                         $                    100.00%                                100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.

                          DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                                               AS OF THE [INITIAL] CUTOFF DATE


                                                      Percentage
                                   Aggregate         by Aggregate                           Percentage
Range of                           Principal           Principal          Number of        by Number of
Remaining Terms                     Balance            Balance (1)       Receivables      Receivables (1)
---------------                     -------         ------------         -----------      -------------
 to  months                    $                                %                                      %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                               --------------       ------------         -----------      -------------
TOTAL                          $                          100.00%                                100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.


                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         AS OF THE [INITIAL] CUTOFF DATE

                                                  Percentage
                              Aggregate          by Aggregate                         Percentage
                              Principal           Principal          Number of       by Number of
Amount Financed                Balance            Balance(1)        Receivables      Receivables(1)
---------------                -------            -------           -----------      -----------
$5,000.00 to $9,999.99     $                             %                                      %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above
                             --------------      --------           -----------      -----------
TOTAL                      $                       100.00%                                100.00%

(1)      Percentages may not add up to 100.00% because of rounding.


            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         AS OF THE [INITIAL] CUTOFF DATE

                                                 Percentage
                               Aggregate        by Aggregate                          Percentage
Current                        Principal         Principal           Number of       by Number of
Principal Balance               Balance          Balance(1)         Receivables     Receivables(1)
-----------------               -------          -------            -----------     -----------
$5,000.00 to $9,999.99      $                           %                                      %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99
                                --------         -------            -----------     -----------
TOTAL                       $                     100.00%                                100.00%

(1)      Percentages may not add up to 100.00% because of rounding.



                       DISTRIBUTION OF RECEIVABLES BY TYPE

                                                       Percentage
                                      Aggregate        by Aggregate                        Percentage
                                      Principal         Principal        Number of        by Number of
                                       Balance         Balance(1)       Receivables      Receivables(1)
                                       -------         -------          -----------      -----------
Rule of 78's receivables          $                           %                                     %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                                       -------         -------          -----------      -----------
TOTAL                             $                     100.00%                               100.00%

(1)      Percentages may not add up to 100.00% because of rounding.

                                                         [PROSPECTUS VERSION 2]


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES

VARIOUS SPECIAL-PURPOSE FINANCE COMPANIES FORMED BY THE DEPOSITOR AND VARIOUS TRUSTS CREATED BY THE DEPOSITOR MAY FROM TIME TO TIME ISSUE ONE OR MORE SERIES AND CLASSES OF ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES REPRESENTING INTERESTS IN A SEGREGATED POOL OF ASSETS.

THE SECURITIES IN A SERIES:

       -      will be paid only from the assets related to that series; and

       - may be divided into multiple classes of notes and certificates having different rights as to distributions, security and priority.

THE ASSETS UNDERLYING THE SECURITIES OF A SERIES WILL INCLUDE OWNERSHIP, PARTICIPATION OR SECURITY INTERESTS IN:

       - note and security agreements secured by financed assets consisting of automobiles, light duty trucks, sport utility vehicles, motorcycles, recreational vehicles (including motor homes and van campers), recreational sport and power boats (including any boat motors and accompanying trailers) and personal watercraft; or

       -      financed asset retail installment sale contracts;

       - a combination of note and security agreements secured by financed assets and financed asset retail installment sale contracts.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE [ ] IN THIS PROSPECTUS.

Any notes of a series represent obligations of, and certificates of a series represent interests in, the related assets only. Any notes and certificates of a series do not represent interests in or obligations of any servicer, any seller, any originator, depositor or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell any of the notes and certificates only if accompanied by the prospectus supplement for the related series.

              The date of this prospectus is [insert date].

                                 TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
Overview of the Information in this Prospectus and the Prospectus Supplement . . . .3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     The Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Pre-funding; Purchase of
     Receivables after the Closing
          Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Revolving Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Receivables Purchased
          after the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Originator(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     The Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Characteristics of the Securities . . . . . . . . . . . . . . . . . . . . . . .9
     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Strip Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Accrual Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Distributions to the
          Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Mandatory Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Credit and Payment
          Enhancement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Cross-collateralization . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Legal Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Repurchase by Originator and/or
          Seller Required for Breaches of
          Representation or Warranty . . . . . . . . . . . . . . . . . . . . . . . 13
     Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     ERISA Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     It may not be Possible to find an Investor to Purchase
          your Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Interests of Other Persons in the Receivables or the Financed
          Assets Could Reduce the Funds Available to Make Payments on
          your Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Insolvency of a Party in Possession of the Receivables may Reduce
           the Funds Available to Make Payments on your Securities . . . . . . . . 16
     Bankruptcy of an Originator, a Seller or the Depositor Could Result
          in Delays in Payment or Losses on the Securities . . . . . . . . . . . . 17
     The Securities are not Guaranteed and only the Related Assets are Available to Pay your Securities . . . . . . . . . . . . . . . . . . 17
     You may Suffer Losses if a Third Party Purchases a Receivable without
          Knowledge of the Issuer's Interests. . . . . . . . . . . . . . . . . . . 18
     You may Suffer Losses upon a Liquidation of the Receivables if the
          Proceeds of the Liquidation are less than the Amounts due on the
          Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Statutory Limitations on Realization of Financed Assets due to
          Insolvency of Obligors may cause Payment Reductions and Delays . . . . . 19
     Limitations on Enforceability of the Receivables because of Consumer
          Protection Laws may cause Payment Reductions or Delays . . . . . . . . . 19
     Extension or Deferral of Payments on Receivables may Increase
          Weighted Average Life of Securities  . . . . . . . . . . . . . . . . . . 20
     Subordination may cause some Classes of Securities to Bear Additional
          Credit Risk. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     You may have to Reinvest your Principal at a Lower Rate of
          Return because of Prepayments on the Securities. . . . . . . . . . . . . 21
     The Yield to Maturity of some Types of Securities will be Extremely
          Sensitive to Prepayments.. . . . . . . . . . . . . . . . . . . . . . . . 21
     If Book-Entry Registration is used, you may be able to Exercise your Rights as a Securityholder only through the Clearing Agency . . . . 22
     You may Experience Losses on your Securities if Insurance on
          Financed Assets is less than Outstanding Principal and
          Interest on the Related Receivable . . . . . . . . . . . . . . . . . . . 22
     Limited Remedies for Breaches of Representations could Reduce or Delay
          Payments to you. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

The Issuers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Rule of 78s Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Maturity and Prepayment Considerations. . . . . . . . . . . . . . . . . . . . 27

Delinquencies, Repossessions, and Net Losses . . . . . . . . . . . . . . . . . . . 27
     Origination of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Pre-funding; Purchase of Receivables after the Closing Date . . . . . . . . . 27
     Revolving Period; Purchase of Receivables after the Closing Date. . . . . . . 28

The Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

Description of the Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Distributions of Principal and Interest . . . . . . . . . . . . . . . . . . . 30
     Pool Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Book-Entry Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Reports to Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . 34

Description of the Purchase Agreements, Receivables Transfer Agreements
     and the Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . 35
     Acquisition of Receivables by Seller; Originator Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Acquisition of Receivables by Depositor; Seller Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Acquisition of Receivables by Issuer. . . . . . . . . . . . . . . . . . . . . 36
     Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Eligible Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Eligible Institution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     The Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Servicing Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Payments on Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Servicing Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . 39
     Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Credit and Cash Flow Enhancements . . . . . . . . . . . . . . . . . . . . . . 40
     Statements to Indenture Trustees and Trustees . . . . . . . . . . . . . . . . 40
     Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Matters Regarding the Servicers . . . . . . . . . . . . . . . . . . . . . . . 41
     Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Rights upon Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . 42
     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Insolvency Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

Legal Aspects of the Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Insolvency of an Originator, a Seller or the Depositor may result in
          Consolidation of their Assets with the Issuer. . . . . . . . . . . . . . 44
     Security Interests in Financed Assets . . . . . . . . . . . . . . . . . . . . 46
     Perfection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Continuity of Perfection. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Priority of Liens Arising by Operation of Law . . . . . . . . . . . . . . . . 48
     Security Interests in the Boats . . . . . . . . . . . . . . . . . . . . . . . 48
     Continuity of Perfection. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     Repossession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Notice of Sale; Redemption Rights . . . . . . . . . . . . . . . . . . . . . . 51
     Deficiency Judgments and Excess Proceeds. . . . . . . . . . . . . . . . . . . 51
     Consumer Protection Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     Other Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

Methods of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . . . 55

Incorporation of Information by Reference. . . . . . . . . . . . . . . . . . . . . 56


                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                          AND THE PROSPECTUS SUPPLEMENT


       We provide information to you about the securities in two separate documents that progressively provide more detail:

       - this prospectus, which provides general information, some of which may not apply to your series of securities; and

       - the accompanying prospectus supplement, which describes the specific terms of your series of securities, including:

              -      the class or classes of securities;

              - the timing, priority and rate of interest and principal distributions for each class of securities;

              -      financial and other information about the related assets;

              -      any credit enhancement for each class of securities;

              - information regarding the servicer and any trustee(s) for the series;

              - information regarding the seller(s) of the related assets and the underwriting guidelines used by that seller;

              -      information regarding tax considerations;

              -      the ratings for each class; and

              -      the method for selling the securities.

       THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

       You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

       We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               PROSPECTUS SUMMARY


- This summary highlights selected information from this document. To understand all of the terms of the offering of the securities, you should carefully read this entire document and the accompanying prospectus supplement.

DEPOSITOR.................. Prudential Securities Secured Financing Corporation,
                            formerly known as P-B Secured Financing Corporation, a Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated.

ISSUER..................... The issuer for a series may be a special-purpose finance company formed by the depositor or a trust created by the depositor. An owner trust may be formed by a trust agreement between the trustee and the depositor. A grantor trust may be formed by a pooling and servicing agreement among the trustee, the depositor and the servicer for that trust.

THE ASSETS................. The assets supporting the securities of a series will consist of a combination of:

                            -      receivables consisting of ownership,
                                   participation or security interests in:

                                   -      financed asset retail installment
                                          sales contracts between retail
                                          purchasers and manufacturers,
                                          dealers or other originators; or

                                   -      note and security agreements
                                          executed by retail purchasers in
                                          favor of lenders secured by new and
                                          used financed assets financed
                                          thereby;

                            -      monies received under the initial
                                   receivables after the related cut-off
                                   date(s) related to the assets of the
                                   series and under additional receivables
                                   transferred to the issuer after a later
                                   cut-off date;

                            - amounts held in bank accounts established for that series, including amounts on deposit in any collection account, pre-funding account, revolving account, reserve account, yield supplement account or other account for that series as specified in the related prospectus supplement.

                            - security interests in the financed assets financed by the receivables;

                            -      any proceeds from insurance policies
                                   covering financed assets or obligors on
                                   those financed assets;

                            - any rights a seller has against dealers from which it purchased receivables; and

                            - rights of any seller under its purchase agreement with an originator and rights of the depositor under its receivables transfer agreement with the seller; and

                            - any credit enhancement for each class of the series;

                            We refer to the retail installment sales contracts and the note and security agreements as "receivables" and to the persons who financed their purchases with these receivables as "obligors." The receivables supporting each series will be registered or titled under federal or state requirements.

                            Receivables that are to be included in any asset pool will be sold or pledged by one or more sellers to the depositor under a receivables transfer agreement. On or before the closing date specified in the related prospectus supplement, the depositor will transfer the initial receivables having an aggregate principal balance specified in the related prospectus supplement as of the dates specified therein to a trust or special-purpose finance company under a transfer and servicing agreement.

                            The transfer and servicing agreement may be in the form of:

                            - a sale and servicing agreement among the depositor, the related servicer and indenture trustee and the related issuer and, in the case of an owner trust will include the related trust agreement; or

                            - a pooling and servicing agreement among the depositor, the related servicer and the related trust if the trust is to be treated as a grantor trust for federal income tax purposes.

PREFUNDING; PURCHASE OF
RECEIVABLES AFTER THE
CLOSING DATE............... If specified in the related prospectus supplement, an issuer may be permitted to purchase additional receivables during a specified pre-funding period after the closing date for that series not to exceed one year from the closing date. An issuer will purchase additional receivables with amounts deposited in a pre-funding account on the closing date.

                            The pre-funded amount will initially equal the amount specified in the related prospectus supplement. The pre-funded amount may be up to 40% of the aggregate principal amount of the related series of securities. The pre-funding account will be reduced by the amount used to purchase receivables after the closing date. One or more classes of securities of the related series may be prepaid with any amounts remaining in the pre-funded account for that series at the end of the specified pre-funding period for that series.

                            In addition, during some or all of a pre-funding period, all or a portion of the payments collected on the related receivables may be used to purchase additional receivables, rather than to fund payments of principal to securityholders. As a result, the related securities may have an interest-only period. The interest only period may terminate before the end of the specified period if events described in the related prospectus supplement occur.

REVOLVING PERIOD ...........If specified in the related prospectus supplement for any issuer that issues notes, all principal collections received on the related receivables during a specified revolving period and any other amounts described in the related prospectus supplement, will be deposited in a revolving account and used to purchase additional receivables after the closing date. No principal collections on the receivables will be distributed to the securityholders of that series during the revolving period. Although the specific parameters of the revolving account for any issuance of securities will be specified in the related prospectus supplement, it is anticipated that the revolving period will not exceed three years from the related closing date.

                            If the amount on deposit in a revolving account at specified times during the revolving period exceeds the maximum permitted revolving account balance specified in the related prospectus supplement, the holders of that series of securities will receive a distribution of principal on their securities on the next payment date in an amount equal to the amount of that excess. One or more classes of securities of the related series may be prepaid with any amounts remaining in the revolving account for that series at the end of the specified revolving period for that series.

                            Thereafter principal distributions will be made to the holders of the related series of securities in the manner otherwise specified in this prospectus and in the related prospectus supplement.

RECEIVABLES PURCHASED
AFTER THE CLOSING DATE......Subsequent receivables to be acquired during any prefunding period or revolving period will be subject to the same types of representations and warranties as the initial receivables included in the related receivables pool on the related closing date.

                            Additional criteria, however, may also be required to be satisfied, as described in the related prospectus supplement. Any subsequent receivables will have been originated in accordance with the underwriting criteria described in the related prospectus supplement.

SERVICER....................The related prospectus supplement will identify the servicer for that series. The servicer will service and administer the related assets for that series under the related transfer and servicing agreement. The servicer may subcontract all or any portion of its obligations as servicer to qualified subservicers. The servicer will remain obligated for its obligations as servicer whether or not subservicers are used.

TRUSTEE.....................If the issuer for a series is a trust, the related prospectus supplement will identify the trustee for that series.

INDENTURE TRUSTEE...........If a series of securities includes notes, the related prospectus supplement will identify the indenture trustee for that series. The notes will be issued and secured under an indenture between the issuer and the indenture trustee. If the issuer is a trust, it and the indenture will be administered by separate independent trustees.

SELLER(S).................. The related prospectus supplement will identify the seller(s) of receivables supporting that series. The depositor may acquire receivables from one or more sellers in connection with a series under one or more receivables transfer agreements. Sellers may be affiliates of the depositor.

ORIGINATOR(S)...............The originators for a particular series will be identified in the related prospectus supplement. An originator of receivables may be:

                            -      a manufacturer of financed assets;

                            - a dealer that may or may not be affiliated with one or more manufacturers; or

                            - an originator or owner of financed asset retail installment sale contracts or note and security agreements secured by financed assets.

                            A seller may be the originator of the receivables or may have acquired the receivables from an originator. A seller may acquire receivables from one or more originators in connection with a series under one or more purchase agreements.

THE SECURITIES..............The securities will be issued in series.  A series may include one or more classes of certificates. A series may also include one or more classes of notes. Any certificates of a series represent beneficial ownership in the related assets and will be issued under a trust agreement or a pooling and servicing agreement. The notes of a series represent indebtedness of the issuer and will be issued under an indenture. Each series will be backed by a segregated pool of assets.

                            The rights and benefits of any issuer under a sale and servicing agreement will be assigned to the related indenture trustee as collateral for the notes of the related series. The securities will not be obligations, either recourse or non-recourse of the depositor, the related servicer, the related seller(s), the related originator(s) or any person other than the related issuer.

                            An owner trust form of prospectus supplement will be used for a series that includes both notes and certificates. A grantor trust form of prospectus supplement will be used for a series that includes only certificates. Each prospectus supplement will specify the securities being offered. Some or all of the securities of a series may not be offered to the public.

CHARACTERISTICS OF THE
SECURITIES                  Securities, other than strip securities, offered by
                            this prospectus and the related prospectus supplement will have a principal balance and a specified interest rate.

                            The characteristics of the securities issued may differ from one another. Any differences in characteristics will be specified in the prospectus supplement. Some of these characteristics are:

                            -      rate at which interest, if any, accrues;

                            -      fixed, variable or adjustable interest rate;

                            -      timing and frequency of interest payments;

                            - amount of payments of interest and principal or other distributions;

                            - priority of interest and principal payments and allocation of losses relative to other classes;

                            - whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

                            - whether payments of principal and interest may or may not be made from designated portions of the pool of receivables.

SUBORDINATION...............A series may include one or more classes of securities that are senior to one or more other classes of securities as to distributions of principal and interest and allocations of losses on the related receivables.

STRIP SECURITIES............A series may include one or more classes of strip securities that provide for distributions of interest which are disproportionately large or small in comparison to the principal distribution, including:

                            - distributions of interest with no or only a nominal distribution of principal; or

                            - distributions of principal with no or only a nominal distribution of interest.

ACCRUAL SECURITIES..........A series may include one or more classes of accrual securities as to which certain accrued interest will not be distributed to securityholders. That interest will instead be added to the principal balance of the securities on each payment date. If the security is also a strip security, that interest will be added to the nominal balance of the securities on each payment date.

DISTRIBUTIONS TO THE
SECURITYHOLDERS.............Principal and interest on the securities will be paid on specified payment dates that may occur monthly, quarterly or semi-annually, over the life of the securities. The payment date or dates for each class of a series will be described in the related prospectus supplement.

                            Collections on the related assets received during the collection period preceding the payment date will be used to fund payments to securityholders on the next payment date. The collection period for a series will be specified in the related prospectus supplement. All or a portion of collected payments from a collection period may be used to acquire additional receivables during a pre-funding period or a revolving period. See "The Receivables--Prefunding; Purchase of Receivables after the Closing Date and --Revolving Period; Purchase of Receivables after the Closing Date."

                            In addition, all or a portion of the collected payments may be retained by the related trustee and held in temporary investments for a specified period before being used to fund payments to securityholders as may be required by the related transfer and servicing agreement to:

                            - slow the amortization rate of the related securities; or

                            - attempt to match the amortization rate of the related securities to an amortization schedule established when the securities were issued.

                            The transfer and servicing agreement may terminate these features if specified events described in the related prospectus supplement occur. As a result, distributions may be made to the related securityholders earlier than anticipated and the amortization of the related securities may be accelerated.

INTEREST RATES..............Each class of securities may have a different interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

OPTIONAL REDEMPTION.........The related servicer, the related seller, the depositor or, if specified in the related prospectus supplement, other entities may, at their option, purchase the receivables related to a series when the remaining receivables related to that series are less than a specified percentage of (unless otherwise specified in the related prospectus supplement) the aggregate principal balance of the receivables at the time the related series was issued.

MANDATORY TERMINATION.......The related trustee or servicer or other entities specified in the related prospectus supplement may be required to effect early retirement of all or any portion of a series of securities by soliciting competitive bids for the purchase of the related assets or otherwise, under other circumstances and in the manner specified in the related prospectus supplement.

CREDIT AND PAYMENT
ENHANCEMENT.................The related prospectus supplement will describe the credit enhancement, if any, for any class or classes or series of securities. Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued in connection with that prospectus supplement. Credit or payment enhancement may consist of one or more of the following:

                            -      subordination of one or more classes of
                                   securities;

                            -      a financial guaranty insurance policy;

                            -      a reserve account;

                            -      a yield supplement account;

                            - collateralization greater than the principal amount of securities issued;

                            -      letters of credit;

                            -      credit or liquidity facilities;

                            -      repurchase obligations;

                            -      cash deposits; or

                            - other agreements with respect to third party payments or other support.

CROSS-
COLLATERALIZATION...........As may be described in the related prospectus supplement, a series or class of securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar receivables. Except to the limited extent that some collections in excess of the amounts needed to pay the related securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities, no payment received on any receivable related to any series may be applied to the payment of securities of any other series.

LEGAL CONSIDERATIONS........The related seller(s) and/or any originator from whom the seller acquired the receivables for a series, will warrant in a receivables transfer agreement or purchase agreement, as applicable, that the transfer of the receivables by it to the depositor or the seller, as applicable, is:

                            - a valid assignment, transfer and conveyance of the receivables; or

                            - if specified in the related prospectus supplement, either:

                                   -      a valid assignment, transfer and
                                          conveyance of receivables to the
                                          seller or the depositor as
                                          applicable; or

                                   -      that the seller or the depositor as
                                          applicable has a valid security
                                          interest in the receivables.

                            The depositor will warrant in a transfer and servicing agreement:

                            - if the depositor or the related seller(s) retain title to the receivables, that the issuer for the benefit of the securityholders has a valid security interest in the receivables; or

                            - if the depositor transfers the receivables to an issuer, that the transfer of the receivables to the issuer is either:

                                   -      a valid assignment, transfer and
                                          conveyance of the receivables to
                                          the issuer; or

                                   -      a valid grant of a security interest
                                          in the receivables.

                            Each prospectus supplement will specify what actions will be taken by the related parties as applicable to perfect the issuer's and, if applicable, the securityholder's security interest in the receivables.

REPURCHASE BY ORIGINATOR AND/OR
SELLER REQUIRED FOR BREACHES OF
REPRESENTATION OR
WARRANTY....................The related originator and/or seller will make representations and warranties in the related purchase agreement or receivables transfer agreement, as applicable, relating to the receivables in which it transfers an interest to the seller or the depositor. An originator and/or seller will be required to repurchase the interest transferred by it in a receivable if:

                            - one of its representations or warranties is breached and remains uncured with respect to that receivable; and

                            - the interest of the securityholders of those assets is materially adversely affected by the breach.

                            For a discussion of the representations and warranties given by an originator and/or the seller and its related repurchase obligations, see "Description of the receivables transfer agreements and the transfer and servicing agreements--"acquisition of receivables by seller/originator repurchase obligations" and "acquisition of receivables by depositor/seller repurchase obligations" in this prospectus.

TAX STATUS..................Securities of each series offered hereby will, for federal income tax purposes, constitute either:

                            - interests in a trust treated as a grantor trust under applicable provisions of the code,

                            -      debt issued by an issuer; or

                            - interests in a trust or other entity which is treated as a partnership.

                            The prospectus supplement for each series of securities will summarize federal income tax considerations relevant to the purchase, ownership and disposition of the securities offered by that prospectus supplement.

                            If specified in the related prospectus supplement, a trust may make an election to be treated as a "financial asset securitization investment trust" or "FASIT." The applicable transfer and servicing agreement may contain provisions to make FASIT election and issue the securities on terms and conditions as are permitted to a FASIT and described in the related prospectus supplement.

                            Investors are advised to consult their tax advisors and to review "Federal Tax Considerations" and "State Tax Consequences" in the related prospectus supplement.

ERISA
CONSIDERATIONS..............The prospectus supplement for each series of securities will summarize considerations under the Employee Retirement Income Security Act of 1974, as amended, relevant to the purchase of the securities by employee benefit plans and individual retirement accounts. Some classes of securities will not be eligible for purchase by such plans and accounts. See "ERISA Considerations" in the related prospectus supplement.

RATINGS.....................At issuance, each class of securities offered by this prospectus will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Ratings" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

IT MAY NOT BE POSSIBLE TO   The underwriters may assist in resales of
FIND AN INVESTOR TO         securities, but they are not required to do so. A
PURCHASE YOUR SECURITIES    secondary market for your securities may not
                            develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. Illiquidity also could have an adverse effect on the market value of your securities.
                            Securities will not be listed on any securities exchange.


INTERESTS OF OTHER PERSONS  As described in the related prospectus supplement,
IN THE RECEIVABLES OR THE   under the related transfer and servicing agreement,
FINANCED ASSETS COULD       either the trustee, the depositor, the related
REDUCE THE FUNDS AVAILABLE  seller(s) or the related servicer will be required
TO MAKE PAYMENTS ON YOUR    to maintain possession of the original copies of all
SECURITIES                  receivables that constitute chattel paper. If the
                            depositor or a seller retains possession of the related receivables,

                            - the servicer may take possession of original copies as necessary for the enforcement of any receivable;

                            -      the related prospectus supplement may
                                   describe specific trigger events that will require delivery of those receivables to the issuer.

                            Another person could acquire an interest in a receivable that is superior to the issuer's interest by obtaining physical possession of the receivable. If the depositor, the servicer, the trustee, a seller, an originator or other third party, while in possession of the receivables, sells or pledges and delivers the receivables to another party, in violation of the purchase agreement, the receivables transfer agreement or the transfer and servicing agreement, there is a risk that another party could acquire an interest in the receivables having priority over the issuer's interest. If another person acquires an interest in a receivable that is superior to the issuer's interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

                            Another person could acquire an interest in a finaned asset financed by a receivable that is superior to the issuer's interest because the depositor will not amend the certificate of title or ownership to identify itself or the issuer as the new secured party. If another person acquires an interest in a financed asset that is superior to the issuer's interest in the financed asset, the proceeds from the sale of the financed asset will not be available to make payments on the securities.

                            The issuer's security interest in the receivables or the financed assets could be impaired for one or more of the following reasons:

                            - the originator or seller, might fail to perfect its security interest in a financed asset;

                            - the issuer may not have a security interest in the financed assets in all states because the certificates of title to the financed assets may not be amended to reflect assignment to the issuer;

                            - holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuer's security interest;

                            - the issuer may lose its security interest in financed assets confiscated by the government; and

                            - the issuer could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the issuer.

                            The related seller(s) and/or the related originator, as specified in the related prospectus supplement, will make representations and warranties with respect to the ownership of the receivables as of the date of the transfer to the seller and the depositor, respectively. The related originator and/or seller will be obligated to repurchase the interest transferred by it in a receivable from the related issuer if there is an uncured breach of its representations and warranties and the interest of the securityholders of those assets is materially adversely affected by the breach. None of the originator or the seller will be required to repurchase the interest transferred by it in a receivable, however, if the interest in a receivable or a related financed asset becomes impaired after the receivable is sold or pledged to the issuer.


INSOLVENCY OF A PARTY       If the depositor, the servicer, a seller, an
IN POSSESSION OF THE        originator or a third party is rendered insolvent
RECEIVABLES MAY REDUCE      while in possession of the receivables, competing
THE FUNDS AVAILABLE TO      claims to ownership or security interests in the
MAKE PAYMENTS ON YOUR       receivables may result. Even if unsuccessful,
SECURITIES                  competing claims could result in delays in payments
                            on the securities. If successful, competing claims could result in losses to the securityholders or an acceleration of the repayment of the securities.

BANKRUPTCY OF AN            If a seller, originator or the depositor becomes
ORIGINATOR, A SELLER OR     subject to bankruptcy proceedings, you could
THE DEPOSITOR COULD         experience losses or delays in payments on your
RESULT IN DELAYS IN         securities. A "transferor" or non-bankruptcy remote
PAYMENT OR LOSSES ON THE    entity, which may be an originator or a seller, will
SECURITIES                  transfer the receivables to a "transferee" or
                            bankruptcy-remote entity, which may be a seller or the depositor. This transfer is designed to be a "true sale." The issuer will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity for that series.
                            However, if a seller, originator or the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the transferor still owns the receivables by concluding that the sale by the transferor was not a "true sale" or that the transferor should be consolidated with the transferee for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

                            - the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

                            - certain tax or government liens on the originator's, the seller's or the depositor's property that arose before the transfer of the receivables, as applicable, have a claim on collections that is senior to payments on your securities; and

                            - the issuer not having a perfected security interest in

                                   -      one or more of the financed assets
                                          securing the receivables; or

                                   -      any cash collections held by an
                                          originator, a seller or the depositor
                                          at the time that the originator,
                                          seller or the depositor, as
                                          applicable, becomes the subject of a
                                          bankruptcy proceeding.

                            The depositor will take steps in structuring the transactions to minimize the risk that a court would consolidate the transferor with the transferee for bankruptcy purposes or conclude that the sale of the receivables by the transferor was not a "true sale."

THE SECURITIES ARE NOT      No servicer, seller, the depositor or any of their
GUARANTEED AND ONLY THE     affiliates is obligated to make any payments
RELATED ASSETS ARE          relating to:
AVAILABLE TO PAY YOUR
SECURITIES

                            -      the securities of a series; or

                            -      the receivables.

                            Therefore, payment on the related assets and any credit enhancement will be the only source of payment to you. If these assets are insufficient, you may suffer losses on your securities.


YOU MAY SUFFER LOSSES IF    The transfer of the receivables by the an originator
A THIRD PARTY PURCHASES     to a seller under a purchase agreement, by a seller
A RECEIVABLE WITHOUT        to the depositor under a receivables transfer
KNOWLEDGE OF THE            agreement and by the depositor to an issuer under a
ISSUER'S INTERESTS          transfer and servicing agreement, the perfection of
                            the security interests in the receivables and the enforcement of rights to realize on the financed assets as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each prospectus supplement, the related servicer will take action that is required to perfect the rights of the seller, the depositor and issuer in the receivables. If, through inadvertence or otherwise, a third party were to

                            - purchase or take a security interest in a receivable for new value;

                            -      in the ordinary course of its business;

                            - without actual knowledge of the seller's, depositor's or issuer's interest; and

                            -      take possession of a receivable;

                            the purchaser would acquire an interest in that receivable superior to the interest of the seller, depositor or issuer. As further specified in each prospectus supplement, no action will be taken to perfect the rights of the issuer in proceeds of any vendor's single interest physical damage insurance or of any other insurance policies covering individual financed assets or obligors. Therefore, the rights of a third party with an interest in those proceeds could prevail against the rights of the issuer before the time those proceeds are deposited by the related servicer into an issuer account. See "Legal Aspects of the Receivables".

YOU MAY SUFFER LOSSES       If the receivables supporting any series are
UPON A LIQUIDATION OF THE   liquidated, the related securityholders may suffer
RECEIVABLES IF THE          losses if the issuer sells the receivables for less
PROCEEDS OF THE             than the total amount due on the securities or does
LIQUIDATION ARE LESS THAN   not realize the full amount due on the receivables
THE AMOUNTS DUE ON THE      on a timely basis.
OUTSTANDING SECURITIES

                            The ability of the issuer or a trustee to realize the total amount due on the receivables may be affected by whether:

                            - amendments to certificates of title in the financed assets had been filed;

                            - whether financing statements to perfect the security interest in the financed assets had been filed;

                            -      depreciation;

                            -      obsolescence;

                            -      damage or loss of any financed asset; and

                            -      the application of Federal and state
                                   bankruptcy and insolvency laws.

                            As a result, securityholders may be subject to delays in payments and suffer loss of their investment in the securities. The market value of the receivables may be less than the aggregate principal amount of the outstanding securities of the series. Therefore, upon an event of default with respect to the securities of any series, there can be no assurance that sufficient funds will be available to repay the related securityholders in full.

STATUTORY LIMITATIONS       Numerous statutory provisions, including insolvency
ON REALIZATION OF           laws, may interfere with or affect the ability of a
FINANCED ASSETS DUE TO      secured party to realize upon collateral or to
INSOLVENCY OF OBLIGORS      enforce a deficiency judgment against an obligor.
MAY CAUSE PAYMENT           For example, in a Chapter 13 proceeding under the
REDUCTIONS AND DELAYS       Bankruptcy Code, a court may prevent a creditor from
                            repossessing a financed asset, and, as part of the obligor's rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed asset at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. To the extent that any credit enhancement for that series were insufficient to cover all losses, those actions could result in an inability of the securityholders of that series to recover payment in full of their respective principal amounts and interest thereon or could result in delays in those payments.

LIMITATIONS ON              Federal and state consumer protection laws regulate
ENFORCEABILITY OF THE       the creation and enforcement of consumer contracts
RECEIVABLES BECAUSE OF      and loans such as the receivables.

CONSUMER PROTECTION LAWS    Specific statutory liabilities are imposed upon
MAY CAUSE PAYMENT           creditors who fail to comply with these
REDUCTIONS OR DELAYS        regulatory provisions. In some cases, this
                            liability could affect an assignee's ability to enforce a receivable. Application of these laws could also render a receivable unenforceable, cause the issuer to be unable to collect any balance remaining due on the receivable or result in liability to the issuer. If an obligor had a claim against any issuer for violation of these laws before the cutoff date for the related receivable, the seller and/or any other originator will be obligated to repurchase the related receivable unless the breach is cured. If the receivable is not repurchased, payments to securityholders could be reduced or delayed. See
                            "Legal Aspects of the Receivables--Consumer
                            Protection Laws."

EXTENSION OR DEFERRAL       To the extent provided in the related prospectus
OF PAYMENTS ON RECEIVABLES  supplement, the servicer may permit the extension or
MAY INCREASE WEIGHTED       modification of receivables on a case-by-case basis.
AVERAGE LIFE OF             Any extensions or modifications may increase the
SECURITIES                  weighted average life of the related securities. Any
                            reinvestment risks resulting from faster or slower payment resulting from extensions, modifications or amendments of payments on receivables of a series will be borne entirely by the securityholders of that series. The servicer will not be permitted to grant any extension or modification if, as a result, the final scheduled payment on a receivable would fall after the final scheduled maturity date for that series, unless the servicer agrees to repurchase the affected receivable if that receivable becomes defaulted.

SUBORDINATION MAY CAUSE     The rights of the holders of any class of notes to
SOME CLASSES OF             receive payments of interest and principal may be
SECURITIES TO BEAR          subordinated to one or more other classes of notes.
ADDITIONAL CREDIT RISK      In addition, the rights of the holders of any class
                            of certificates to receive payments of interest and principal may be subordinated to one or more classes of notes and to one or more other classes of certificates.

                            Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                            - interest payments on any date on which interest is due may first be allocated to the more senior classes;

                            - principal payments on the subordinated classes may not begin until principal of the more senior classes is repaid in full;

                            - subordinated classes may bear the first risk of losses; and

                            - if the receivables are sold, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                            The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any series will be described in the related prospectus supplement.

YOU MAY HAVE TO REINVEST    If your securities are prepaid earlier than
YOUR PRINCIPAL AT A LOWER   expected, you may not be able to reinvest the
RATE OF RETURN BECAUSE OF   principal repaid to you at a rate of return that is
PREPAYMENTS ON THE          equal to or greater than the rate of return on your
SECURITIES                  securities. Faster than expected prepayments on the
                            receivables may require the issuer to make payments on the securities earlier than expected.

                            Prepayments may include:

                            - full or partial prepayments on receivables that permit prepayment;

                            - receipts of proceeds from physical damage, credit life and disability insurance policies;

                            - repurchases by originators or sellers for breaches of representations and warranties;

                            -      optional purchases by the depositor,
                                   originators, sellers, servicers or others;

                            - payments resulting from liquidations due to default; and

                            -      residuals.

                            The depositor does not have available to it any statistics regarding prepayment rates historically experienced in the financed asset lending industry. The rate of prepayments cannot be predicted. The risk of reinvesting distributions of the principal of the securities will be borne by the securityholders.

THE YIELD TO MATURITY OF    The yield to maturity on securities purchased at
SOME TYPES OF SECURITIES    premiums or discounts to par will be extremely
WILL BE EXTREMELY           sensitive to the rate of prepayments on the related
SENSITIVE TO PREPAYMENTS    receivables. In addition, the yield to maturity on
                            other types of securities, including:

                            -      strip securities;

                            -      accrual securities; and

                            - classes in a series including more than one class of securities,

                            may be more sensitive to the rate of prepayment of the related receivables than other classes of securities.


IF BOOK-ENTRY REGISTRATION  If the prospectus supplement specifies that
IS USED, YOU MAY BE ABLE    securityholders of your series will hold their
TO EXERCISE YOUR RIGHTS     interests through a clearing agency or one of its
AS A SECURITYHOLDER         participating organizations, the securities will be
ONLY THROUGH THE CLEARING   registered in the name of a nominee of the clearing
AGENCY                      agency and physical certificates will not be issued
                            to individual securityholders. You will not be recognized directly by the issuer or your trustee and must exercise all of rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in "Description of the Securities --
                            Definitive Securities". The clearing agency in the U.S. is expected to be DTC and in Europe either
                            Clearstream, Luxembourg, societe anonyme or
                            Euroclear.

YOU MAY EXPERIENCE LOSSES   Each receivable generally requires the related
ON YOUR SECURITIES IF       obligor to maintain insurance covering physical
INSURANCE ON FINANCED       damage to the financed asset in at least the amount
ASSETS IS LESS THAN         of the unpaid principal balance of the receivable
OUTSTANDING PRINCIPAL       under which the originator is named as a loss payee.
AND INTEREST ON THE         Since the obligors select their own insurers to
RELATED RECEIVABLE          provide the requisite coverage, the specific terms
                            and conditions of their policies may vary.

                            As specified in the related prospectus supplement, each financed asset may also be insured against physical damage risks by a policy of vendor's single interest physical damage insurance which provides limited coverage, subject to deductibles, for:

                            - physical loss or damage from any external cause to that financed asset; and

                            - inability to locate that financed asset or the related obligor.

                            Any recovery under any vendor's single interest physical damage insurance policy may be less than the outstanding principal and interest due on the related receivable. Securityholders could suffer a loss on their investment if there is a shortfall.

LIMITED REMEDIES FOR        The seller and any originator, if specified in the
BREACHES OF                 related prospectus supplement, of a receivable will
REPRESENTATIONS COULD       be the only persons making representations and
REDUCE OR DELAY PAYMENTS    warranties on that receivable. The applicable seller
TO YOU                      or originator may not have the financial ability to
                            effect any repurchase obligation it has relating to any breaches of those representations and warranties. Resulting losses may reduce the payment and yield on your securities.

                                   THE ISSUERS

       For each series of securities, the depositor will either:

       -      establish a separate trust that will issue the securities; or

       - establish a special-purpose finance company that will issue the securities;

in each case under the related transfer and servicing agreement.

       The related servicer will service the related receivables under the applicable transfer and servicing agreement. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related receivables by each trustee and the depositor, as may be provided in the related prospectus supplement.

                                 THE RECEIVABLES

       The receivables are obligations for the purchase of financed assets, or evidence borrowings used to acquire financed assets or refinancings of those borrowings. The receivables may consist of any combination of:

       -      rule of 78s receivables;

       -      fixed value receivables;

       -      simple interest receivables; and

       -      actuarial receivables.

       Information about the receivables supporting the securities of a series will be provided in the related prospectus supplement, including:

       - the identity of the related seller(s) and originator(s), if applicable;

       -      the related underwriting criteria and collection policies;

       -      the aggregate principal balance of all of the receivables;

       -      the number of receivables;

       - the distribution of the receivables by geographic location and APR;

       - the portion of the receivables pool consisting of rule of 78s receivables, fixed value receivables, simple interest receivables, and actuarial receivables; and

       - the aggregate principal balance of the receivables as of the applicable cut-off date.

RULE OF 78s RECEIVABLES

       Rule of 78s receivables typically provide for fixed level monthly payments which will amortize the full amount of the receivable over its term. Rule of 78s receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each rule of 78s receivable provides for the payment by the obligor of a specified total amount of payments, payable in scheduled monthly installments. The total amount of all payments represents the principal amount financed plus finance charges. Finance charges are calculated on the basis of a stated annual percentage rate for the term of the receivable. The rate at which the amount of finance charges is earned and the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related receivable are calculated in accordance with the rule of 78s. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Payments received by the related servicer related to rule of 78s receivables may, however, be allocated on an actuarial basis.

FIXED VALUE RECEIVABLES

       Fixed value receivables typically provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value receivable provides for amortization of the loan over a series of fixed level payment monthly installments. It also requires a final fixed value payment due after payment of all monthly installments which may be satisfied by:

       -      payment in full in cash of that amount;

       -      transfer of the financed asset to the related seller; or

       -      refinancing the fixed value payment.

The principal and interest payments due before the final fixed value payment may be included in the assets supporting any series. The final fixed value payment may not be included in the assets supporting any series.

SIMPLE INTEREST RECEIVABLES

       Simple interest receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under rule of 78s receivables, under fixed value receivables each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date,

       - the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and

       - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

       Conversely, if an obligor pays a fixed monthly installment after its scheduled due date,

       - the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and

       - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

       In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

ACTUARIAL RECEIVABLES

       Actuarial receivables provide for amortization of the amount financed under the receivable over a series of fixed level payment monthly installments. Each monthly payment on an actuarial receivable, including the monthly payment representing the last payment on the receivable, consists of an amount of interest equal to 1/12 of the outstanding principal balance of the receivable multiplied by the stated APR, and an amount of principal equal to the remainder of the monthly payment.

PREPAYMENT

       If an obligor elects to prepay a rule of 78s receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s receivable calculated in accordance with the rule of 78s will always be less than had that rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a simple interest receivable for which all payments were made on schedule. Because interest and principal are not computed separately on actuarial receivables, obligors under actuarial receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an actuarial receivable is prepaid in full, with minor variations based upon state law, actuarial receivables require that any rebate be calculated on the basis of a constant interest rate. Distributions to securityholders may not be affected by rule of 78s rebates under the rule of 78s receivable because under the related prospectus supplement those distributions may be determined using the actuarial method.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the related securities will generally be influenced by the rate at which the principal balances of the related receivables are paid. A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including:

       -      current interest rates;

       -      loan structure;

       - prohibitions on sale of the financed asset securing a receivable without the consent of the servicer,

       -      obsolescence;

       -      current economic conditions; and

       -      tax considerations.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

       Information relating to the delinquency, repossession and net loss experience of the servicer will be described in the related prospectus supplement. This information may describe the experience of the servicer's entire portfolio during specified periods, including receivables which may not meet the criteria for selection as a receivable for any particular series. There can be no assurance that the delinquency, repossession and loss experience on any assets supporting a series will be comparable to the related servicers's prior experience.

ORIGINATION OF RECEIVABLES

       A seller or other originator or a party from whom an originator indirectly or directly acquired the receivables, will have originated the receivables in accordance with the underwriting criteria specified in the related prospectus supplement. Each seller, originator or other party will be an institution experienced in originating retail installment sales contracts and note and security agreements in accordance with accepted industry practices and prudent guidelines.

ISSUANCE OF SECURITIES

       The issuer of the series will issue the related securities. An issuer may also issue one or more classes of securities to the depositor in partial payment for the receivables.

PRE-FUNDING; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

       On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the pre-funding period specified in the related prospectus supplement. The issuer will use amounts on deposit in a pre-funding account to purchase additional receivables after the closing date. Up to 100% of the net proceeds from the sale of the securities issued by an issuer may be deposited into a pre-funding account to purchase receivables after the closing date. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

       In addition, during some or all of a pre-funding period, all or a portion of the payments collected on the related receivables may be used to purchase additional receivables, rather than to fund payments of principal to securityholders. As a result, the related securities may possess an interest-only period. The interest only period may terminate before the end of the specified period if events described in the related prospectus supplement occur.

REVOLVING PERIOD; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

       On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the revolving period specified in the related prospectus supplement. The issuer will use amounts on deposit in a revolving account to purchase additional receivables after the closing date. During a revolving period, principal collections on the related receivables and any other amount described in the related prospectus supplement will be deposited in a revolving account. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

       On the payment date following the end of the related revolving period, the amount, if any, on deposit in the related revolving account at the close of business on the last day of that revolving period, less any investment earnings on deposit therein will be distributed to the related securityholders. In addition, on each payment date, during the related revolving period, distributions to the related securityholders will be made on each payment date in an amount, if any, by which the amount on deposit in the related revolving account at the close of business on the last day of the preceding calendar month, less any investment earnings on deposit therein, exceeds the maximum permitted revolving account balance specified in the related prospectus supplement.

                                  THE DEPOSITOR

       Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation, was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated. Prudential Securities Incorporated is a wholly-owned indirect subsidiary of The Prudential Insurance Company of America. The depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

       The only obligations, if any, of the depositor as to a series of securities may be limited undertakings to repurchase or substitute receivables under specified circumstances. Unless otherwise specified in the applicable prospectus supplement, the depositor will have no servicing obligations or responsibilities with respect to any issuer. The depositor does not have, nor is it expected in the future to have, any significant assets.

       The servicer for any series of securities may be an affiliate of the depositor. The depositor may acquire receivables through or from an affiliate.

       Neither the depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the securities of any series.

TRUSTEE

       A trustee's liability in connection with the issuance and sale of the related securities is limited to the express obligations of that trustee described in the related transfer and servicing agreement. The trustee for any trust may resign for cause at any time, in which case the trust will be obligated to appoint a successor trustee for that trust. Any resignation or removal of the trustee and appointment of a successor trustee for that trust will not become effective until acceptance of the appointment by the successor trustee for that trust. If a successor trustee is not appointed by the depositor or the securityholders, or if no successor trustee has accepted appointment within a specified period following any resignation or removal, the trustee or any securityholder of the related series may petition any court of competent jurisdiction for the appointment of a successor trustee.

THE INDENTURE TRUSTEE

       The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for that trust. The issuer may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the issuer will be obligated to appoint a successor indenture trustee for the related notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the related notes does not become effective until acceptance of the appointment by the successor indenture trustee.

                                 USE OF PROCEEDS

       The net proceeds from the sale of the securities of a given issuer will be applied by the issuer:

       - to the purchase of the related receivables from the depositor or the seller(s);

       - to make the initial deposit into any pre-funding account or revolving account;

       - to make the initial deposit into any reserve account or yield supplement account or any related accounts of that series as provided in the related prospectus supplement; and

       - for any other purposes specified in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

       Each class of securities will have a stated principal amount and may accrue interest on that amount at the rate indicated in the related prospectus supplement. The timing and priority of distributions, seniority, allocations of losses and amount of or method of determining distributions with respect to principal and interest of each class of securities will be described in the related prospectus supplement. Distributions of interest on the securities will be made before distributions with respect to principal of the payment date specified in the prospectus supplement.

POOL FACTORS

       The pool factor for each class of securities will be a seven-digit decimal that indicates the outstanding principal balance of that class at that time as a fraction of the outstanding principal balance of that class as of the closing date. Each pool factor will be initially 1.0000000. As distributions are made to that class of securities, the pool factor will decline to reflect reductions in the outstanding principal balance of the applicable class. Before each distribution to a class of securities, the related servicer will calculate the pool factor for that class as of the date of the related distribution.

       A securityholder's portion of the aggregate outstanding principal balance of the related class of securities will be:

       - the original purchase price of that securityholder's securities, MULTIPLIED BY

       -      the applicable pool factor.

BOOK-ENTRY REGISTRATION

       As may be described in the related prospectus supplement, securityholders of a given series may hold their securities directly through DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe if they are participants of those systems. Securityholders that are not participants of those systems may hold their securities indirectly through organizations that are participants in those systems.

       Cede, as nominee for DTC, will hold the global securities for a given series. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

       DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include:

       -      securities brokers and dealers

       -      banks

       -      trust companies

       -      clearing corporations

Indirect access to the DTC system is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

       Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. Cross-market transactions will, however, require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

       Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

       The securityholders of a given series that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities of that series may do so only through participants and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders of a given series may experience some delay in their receipt of payments, since those payments will be forwarded by the applicable trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or securityholders. It is anticipated that the only "securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as securityholders of that series, and those securityholders will be permitted to exercise the rights of securityholders of that series only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among participants on whose behalf it acts with respect to those securities and to receive and transmit distributions of principal of, and interest on, those securities. Participants and indirect participants with which the securityholders of a given series have accounts for those securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders of the series. Accordingly, although those securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

       DTC will advise the trustee for each series that it will take any action permitted to be taken by a securityholder of the related series only at the direction of one or more participants to whose accounts with DTC the securities of that series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

       Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the "Euroclear Operator," and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

       The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under those Terms and Conditions only on behalf of Euroclear participants and has no record of relationship with persons holding through Euroclear participants.

       Except as required by law, the issuer for a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE SECURITIES

       As may be described in the related prospectus supplement, the securities will be issued in fully registered, certificated form to the securityholders of a given series or their nominees, rather than to DTC or its nominee, only if:

       - the trustee for a related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those securities and the trustee is unable to locate a qualified successor

       - the servicer, at its option, elects to terminate the book-entry-system through DTC

       - after the occurrence of an "event of default" under the related indenture or a default by the servicer under the related transfer and servicing agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the securityholders' best interest

       The applicable trustee will be required to notify all securityholders of the affected series securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

       Distributions of principal of, and interest on, those securities will thereafter be made by the applicable trustee in accordance with the procedures provided in the related indenture or transfer and servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Definitive securities for a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

       As more specifically described in the related prospectus supplement for each series of securities, the related securityholders of record will receive reports on or about each payment date as to the securities of their series with respect to that payment date or the period since the previous payment date, as applicable:

       (1) the amount of the distribution allocable to principal for each class of the series;

       (2) the amount of the distribution allocable to interest for each class of the series;

       (3) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

       (4) the aggregate outstanding principal balance and the Pool Factor for each class of securities after giving effect to all payments reported under (1) above on that payment date;

       (5) the amount paid to the servicer for the series, if any, with respect to the related remittance period and the amount of any unpaid servicing fees for the related remittance period or remittance periods, as the case may be;

       (6) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for that remittance period;

       (7)    any overcollateralization amount or credit enhancement amount;

       (8) any previously due and unpaid interest payments on the securities and the change in those amounts from the preceding statement;

       (9) any previously due and unpaid principal payments on the securities and the change in those amounts from the preceding statement;

       (10) the aggregate amount of any receivables that were repurchased in that remittance period;

       (11) for each payment date during any pre-funding period, the amount remaining in the pre-funding account; and

       (12) for the first payment date that is on or immediately following the end of any pre-funding period, the amount remaining in the pre-funding account that has not been used to fund the purchase of additional receivables and is being passed through as payments of principal on the securities of the series.

       Each amount set forth pursuant to subclauses (1), (2) and (4) with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those securities, as applicable.

       In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

 DESCRIPTION OF THE PURCHASE AGREEMENTS, RECEIVABLES TRANSFER AGREEMENTS AND THE
                        TRANSFER AND SERVICING AGREEMENTS

ACQUISITION OF RECEIVABLES BY SELLER; ORIGINATOR REPURCHASE OBLIGATIONS

       On or before the closing date on which securities backed by receivables are to be issued, a seller, if it is not the originator of those receivables, will acquire the related receivables from the related originator(s), in each case, under a purchase agreement between the seller and each originator. If specified in the related prospectus supplement, in the related purchase agreement, each originator will make representations and warranties to the seller regarding the receivables it is selling to the seller. The material terms of these representations and warranties will be described in the related prospectus supplement.

ACQUISITION OF RECEIVABLES BY DEPOSITOR; SELLER REPURCHASE OBLIGATIONS

       On or before the closing date on which securities backed by receivables are to be issued, the depositor will acquire the related receivables, or a security interest in the receivables, from the related seller(s), in each case, under a receivables transfer agreement between the depositor and each seller. If specified in the related prospectus supplement, in the related receivables transfer agreement, each seller will make representations and warranties to the depositor regarding the receivables in which it is transferring its interest to the depositor. The material terms of these representations and warranties will be described in the related prospectus supplement.

       Each seller will assign all of its rights, except certain rights of indemnification, and interest in the related purchase agreement to the depositor, who will in turn assign those rights to the related issuer for the benefit of the securityholders of that series. As a result, each originator will be liable to the related issuer for any uncured breach of the originator's representations or warranties that materially adversely affected the securityholders of that series.

ACQUISITION OF RECEIVABLES BY ISSUER

       On or before the closing date on which securities backed by those receivables are to be issued, the depositor will transfer its interest in the receivables to a trust or to a special purpose finance company, in each case under a transfer and servicing agreement.

       The depositor will assign all of its rights, except certain rights of indemnification, and interest in the related receivables transfer agreement to the related issuer for the benefit of the securityholders of that series. As a result, each seller will be liable to the related issuer for any uncured breach of the seller's representations or warranties that materially adversely affected the securityholders of that series.

       If specified in the related prospectus supplement, the depositor may reacquire receivables or substitute receivables for receivables held by an issuer subject to specified conditions described in the related transfer and servicing agreement and receivables transfer agreement.

ACCOUNTS

       The servicer for each series will establish and maintain with the applicable trustee one or more collection accounts in the name of the trustee on behalf of the related securityholders into which all payments made on the related receivables will be deposited. The servicer for each series will establish and maintain with the related trustee one or more distribution accounts, in the name of the trustee on behalf of the securityholders, into which amounts released from the collection account and any reserve account or other credit or cash flow enhancement for distribution to the related securityholders will be deposited and from which all distributions to the securityholders will be made.

       Any other accounts to be established for securities of a series will be described in the related prospectus supplement.

       For any series of securities, funds in the collection accounts, distribution accounts and any other accounts identified in the related prospectus supplement will be invested as provided in the related transfer and servicing agreement in eligible investments. Eligible investments are generally limited to obligations or securities that mature on or before the date of the next distribution for that series. However, to the extent permitted by the rating agencies rating that series, funds in any reserve account may be invested in securities that will not mature before the date of the next distribution on the securities and which will not be sold to meet any shortfalls. Thus, the amount of cash available for withdrawal in any reserve account at any time may be less than the balance of the reserve account at that time. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result, which could, in turn, increase the average life of the securities of that series. Eligible investments may include securities issued by the depositor, or its affiliates, or any trusts created by the depositor, any servicer, seller or their respective affiliates. Net investment earnings on funds deposited in the accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

ELIGIBLE DEPOSIT ACCOUNTS

       The accounts will be maintained as eligible deposit accounts. An eligible deposit account means either:

       -      a segregated account with an eligible institution; or

       - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

ELIGIBLE INSTITUTION

       An eligible institution means, for securities of a series:

       - the corporate trust department of the related indenture trustee or the related trustee; or

       - a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank,

              -      which has or the parent corporation of which has either:

                     - a long-term unsecured debt rating acceptable to the relevant rating agencies; or

                     - a short-term unsecured debt rating or certificate of deposit rating acceptable to the relevant rating agencies; and

                     -      whose deposits are insured by the FDIC.

       Amounts deposited in any account may be commingled with amounts in the related seller's or servicer's general account to the extent that the seller's or servicer's unsecured debt ratings are acceptable to the relevant rating agencies. Any commingling rights will be described in the related prospectus supplement.

SERVICING

THE SERVICER

       The servicer for each series will be named in the related prospectus supplement. The servicer for a series may be the depositor or an affiliate of the depositor and may have other business relationships with the depositor or its affiliates. The servicer for each series will service the related receivables. A servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities as to any delegated responsibilities.

       Each servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreements for that series. An uncured breach of a representation or warranty of the servicer that in any respect materially adversely affects the interests of the securityholders will constitute a servicer default by the servicer.

SERVICING PROCEDURES

       Each servicer will make reasonable efforts to collect all payments due on the related receivables. The servicer will use the same collection procedures that it follows for the particular type of receivable as for receivables of that type that it services for itself and others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of those arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may require the servicer to purchase the receivable if the receivable becomes defaulted. See "Legal Aspects of the Receivables".

       If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed asset securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

       The material aspects of any particular servicer's collections procedures will be described in the related prospectus supplement.

PAYMENTS ON RECEIVABLES

       For each series of securities, the related servicer will deposit all payments on the related receivables received and all proceeds of the related receivables collected into the related collection facility, such as a lock-box account or the collection account within two business days of receipt. Moneys deposited in the collection facility for a series may be commingled with funds from other sources. The related servicer will be required to deposit payments on the related receivables collected during each collection period into the related collection account on a specified day of each month. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

SERVICING COMPENSATION AND EXPENSES

       The servicer for each series will receive a servicing fee for each collection period equal to a specified percentage of the pool balance as of the first day of that collection period. The servicer also will be entitled to receive as a supplemental servicing fee for each collection period any late, prepayment, and other administrative fees and expenses collected during that collection period. Each prospectus supplement will specify the priority of distributions on any payment date as to the servicing fee and any unpaid portion of the servicing fee from prior payment dates. The servicing fees may be paid before any distribution to the related securityholders.

       The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including:

       -      collecting and posting all payments

       -      responding to inquiries of obligors on the receivables

       -      investigating delinquencies

       -      sending payment coupons to obligors

       -      reporting federal income tax information to obligors

       -      paying costs of collections

       -      policing the collateral

       -      administering the particular receivables pool

       -      accounting for collections

       - furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions

       -      reimbursement of certain taxes

       -      the fees of the related trustee and indenture trustee

       -      accounting fees

       -      outside auditor fees

       -      data processing costs

       - other costs incurred in connection with administering the applicable receivables

DISTRIBUTIONS

       For each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the applicable trustee to the related securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of related securityholders and all distributions to each class of related securityholders will be described in the related prospectus supplement.

       For each series of securities, on each payment date, collections on the related receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders, to the extent provided in the related prospectus supplement. Credit enhancement will be available to the related securityholders to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. Distributions of principal of a class of securities will be subordinate to distributions of interest on that class. Distributions for one or more classes of securities of the issuer may be subordinate to payments of other securities of that issuer.

CREDIT AND CASH FLOW ENHANCEMENTS

       The amounts and types of credit enhancement arrangements, if any, and the provider, if applicable, for each class of securities of a given series will be described in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

       The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. As more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

       Before each payment date for a series of securities, the related servicer will provide to the applicable trustee and credit enhancer as of the close of business on the last day of the preceding related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

       Each transfer and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee and credit enhancer, annually, a statement as to compliance by the related servicer during the preceding twelve months, or, in the case of the first certificate, the period from the applicable closing date, with standards relating to the servicing of the receivables.

       Each transfer and servicing agreement will also provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer stating that the servicer either has fulfilled its obligations under that transfer and servicing agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date, or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. Each servicer also will agree to give each indenture trustee and each trustee notice of "servicer defaults" under the related transfer and servicing agreement.

       Copies of statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

MATTERS REGARDING THE SERVICERS

       Each transfer and servicing agreement will provide that the related servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the performance by the servicer of those duties is no longer permissible under applicable law. No resignation will become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transfer and servicing agreement.

       Each transfer and servicing agreement will further provide that neither the related servicer nor any of its respective directors, officers, employees, or agents will be liable to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the transfer and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability due to willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the transfer and servicing agreement will provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the transfer and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

       Under the circumstances specified in each transfer and servicing agreement, any entity into which the related servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of that servicer, will be the successor to that servicer under the related transfer and servicing agreement.

SERVICER DEFAULT

       "Servicer default" under a transfer and servicing agreement will include:

       - any failure by the related servicer to deliver to the applicable trustee for deposit in any of the related accounts any required payment or to direct that trustee to make any required distributions therefrom, which failure continues unremedied for more than two business days after written notice from trustee is received by servicer or after discovery by servicer

       - any failure by servicer duly to observe or perform in any material respect any other covenant or agreement in the transfer and servicing agreement, which failure materially adversely affects the rights of the related securityholders and which continues unremedied for a period of up to one hundred and twenty (120) days after the giving of written notice of the failure:

              - to servicer by the applicable trustee or other person permitted to provide notice under the transfer and servicing agreement; or

              - to the servicer and to the applicable trustee by holders of the related securities, as applicable, evidencing not less than 25% of the voting rights of those outstanding securities

       -      any insolvency event

       An "insolvency event" means financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to the servicer, the related originator or the related seller and actions by the servicer, the related originator or the related seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

       As long as a servicer default under a transfer and servicing agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of those then outstanding securities may terminate all the rights and obligations of the servicer, if any, under the transfer and servicing agreement, whereupon a successor servicer will replace the servicer. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. If the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. The trustee may make arrangements for compensation to be paid, which may not be greater than the servicing compensation payable to the servicer under the transfer and servicing agreement.

WAIVER OF PAST DEFAULTS

       With respect to each series, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancer, the holders of notes evidencing at least a majority of the voting rights of those then outstanding securities may, on behalf of all securityholders of the related series, waive any default by the servicer in the performance of its obligations under the related transfer and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with the transfer and servicing agreement. No waiver shall impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

       Each of the purchase agreements, transfer and servicing agreements and receivables transfer agreements may be amended by the parties to that agreement, without the consent of the related securityholders, for the purpose of:

       - adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements

       - modifying in any manner the rights of the securityholders; PROVIDED that the action will not, in the opinion of counsel satisfactory to the applicable issuer, materially and adversely affect the interests of any securityholder and subject to the approval of any credit enhancer

       To the extent provided in the related prospectus supplement, the transfer and servicing agreement may also be amended by the depositor, the servicer, and the applicable trustee with the consent of the holders of securities evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the securityholders; PROVIDED, HOWEVER, that the amendment may not:

       (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders

       (2) reduce the percentage of the securities of the series which are required to consent to any amendment described in (1) above, without the consent of the securityholders of that series.

       Additionally, each of the transfer and servicing agreements may be amended by the parties to that agreement at the direction of the servicer without the consent of any of the related securityholders to add, modify or eliminate provisions as may be necessary or advisable to enable all or a portion of a trust to quality as, and to permit an election to be made to cause all or a portion of a trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448, and in connection with an election, to modify or eliminate existing provisions of a transfer and servicing agreement relating to the intended federal income tax treatment of the securities and the related trust in the absence of an election. It is a condition to an amendment of this type that each rating agency for that series notify the seller(s), servicer and the applicable trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding securities with respect to which it is a rating agency.

INSOLVENCY MATTERS

       Each transfer and servicing agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related issuer without the unanimous prior approval of all certificateholders, including the depositor, if applicable, of that issuer and the delivery to that trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the issuer is insolvent.

       To avoid excessive administrative expense, the servicer for the related receivables may, unless otherwise specified in the related prospectus supplement, at its option purchase the remaining receivables from that issuer, as of the end of any collection period if the balance of the related receivables is less than a specified percentage provided in the related prospectus supplement of the initial pool balance for that series. The purchase price will be the aggregate of the purchase amounts of the remaining receivables as of the end of that collection period. The related securities will be redeemed following that purchase.

       If the servicer does not purchase the remaining receivables, the applicable trustee will, within ten days following the next payment date, solicit bids for the purchase of the remaining receivables, in the manner and subject to the terms and conditions provided in the related prospectus supplement. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the remaining receivables will be sold to the highest bidder.

       As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable transfer and servicing agreement may effect the prepayment of the certificates of that series.

                        LEGAL ASPECTS OF THE RECEIVABLES

INSOLVENCY OF AN ORIGINATOR, A SELLER OR THE DEPOSITOR MAY RESULT IN CONSOLIDATION OF THEIR ASSETS WITH THE ISSUER

       The depositor will take steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by any of an originator, a seller or the depositor as a "debtor" under any insolvency law will not result in the assets of the related issuer becoming property of the estate of a debtor within the meaning of the insolvency laws.

       A "transferor" or non-bankruptcy remote entity, typically an originator or a seller, will transfer the receivables to a "transferee" or bankruptcy-remote entity, typically a seller or the depositor. This transfer is designed to be a "true sale" so that the receivables and related assets would not be part of that transferor's bankruptcy estate under the insolvency laws should the transferor become the subject of a bankruptcy case after its transfer of the receivables. In a typical transaction, the transferor would be an originator that is an operating company selling receivables to a bankruptcy remote seller created by the transferor. A bankruptcy-remote entity is a separate, limited-purpose entity under a charter containing limitations, including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. The issuer for a series will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity.

       However, if the depositor or a seller or originator subject to the Bankruptcy Code were to become a "debtor" in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself could attempt to argue that the transfer of the receivables by the transferor was not a true sale and instead should be treated as a pledge of the receivables to secure a borrowing of the debtor and thus that the transferor still owns the receivables. An attempt, even if unsuccessful, could result in delays in payments of collections on the receivables and on the securities. If the attempt was successful, a court could elect to accelerate payment of the securities and liquidate the receivables, with the securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable interest rate to the date of payment. Thus, the securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related prospectus supplement, if the issuer is rendered insolvent, a trustee for the trust, in accordance with the transfer and servicing agreement, will promptly sell, dispose of or otherwise liquidate the related receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from that sale, disposition or liquidation of receivables will be treated as collections on those receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement, if any, are not sufficient to pay securities of the related series in full, the amount of principal returned to the related securityholders will be reduced and you will incur a loss.

       Furthermore, should the court decide that the assets and liabilities of the transferee should be consolidated with those of the transferor, then any true sale to the transferee would be ineffective to remove the receivables and related assets from the bankruptcy estate of the transferor, and delays and reductions in payments of collections on the related receivables could results.

       The issuer and, by acceptance of any securities of that series, each securityholder of a series will covenant that they will not at any time institute against the depositor, or the related transferor(s) any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       In addition, if an originator or a seller is the servicer, cash collections held by that servicer may, subject to certain conditions, be commingled and used for the benefit of that servicer before each payment date. As a result, in the event of the bankruptcy of that servicer, the depositor, a trust or trustee may not have a perfected interest in those collections.

       Obligors of the financed assets may be entitled to assert against the related seller, originator, the depositor, or the issuer or any trustee, claims and defenses which they have against the originator as to the receivables. Each originator will warrant that no claims or defenses have been asserted or threatened as to the receivables and that all requirements of applicable law as to the receivables have been satisfied.

SECURITY INTERESTS IN THE FINANCED ASSETS

         Retail installment sale contracts and note and security agreements such as the receivables evidence the credit sale of or indebtedness incurred to acquire financed assets by originators to consumers. The contracts and agreements also constitute personal property security agreements and include grants of security interests in the related financed assets under the UCC.

       Unless otherwise specified in the related prospectus supplement, all of the receivables acquired from originators name the related originator as obligee or assignee and as the secured party. As specified in the related prospectus supplement, the related originator will represent that it has taken all actions necessary under the laws of the state in which the related financed assets are titled to perfect its security interest in those financed assets, including, where applicable, having a notation of its lien recorded on the related certificate of title.

SECURITY INTERESTS IN THE FINANCED ASSETS

       Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In certain states, however, folding camping trailers and/or slide-in campers, which may constitute the motor vehicles securing the receivables, are not subject to state titling and vehicle registration laws and a security interest in those motor vehicles is perfected by filing pursuant to the provisions of the UCC.

PERFECTION

       Under the related purchase agreement or receivables transfer agreement, as applicable, the originator or seller, as applicable, will transfer the receivables and its security interests in the vehicles to the related seller or the depositor. The issuer, in turn, will acquire an ownership or security interest in those receivables, including an assignment of the originator's or seller's security interests in the vehicles. Unless specified in the related prospectus supplement, because of the administrative burden and expense, none of the depositor, the related servicer nor any issuer will amend any (1) certificate of title to identify the depositor or any issuer as the new secured party on the certificates of title relating to financed assets financed in states where security interests in the financed assets are subject to certificate of title statute, or (2) any UCC financing statements in respect of those financed assets financed in states where security interests in those financed assets are perfected by filing a UCC financing statement.. Each related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer to the depositor of the receivables and the transfer to the issuer of the receivables. Further, although neither the depositor nor the issuer will rely on possession of the receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the vehicles, the trustee, if so specified in the related prospectus supplement, will continue to hold the receivables and any certificates of title relating to the vehicles in its possession as custodian for the trustee under the related transfer and servicing agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the receivables on the basis that the security interest is perfected by possession.

       A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following:

depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting that lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of those states, the assignment by the related originator or seller, as transferor, of its interests in the receivables to the related seller or the depositor, and the assignment of its interest in the receivables to the issuer under the related transfer and servicing agreement are effective conveyances of the respective interests of the related transferors and the depositor in the vehicles, without re-registration and without amendment of any lien noted on the related certificate of title, and, subject to the immediately succeeding paragraphs, the depositor will succeed to the related transferor's rights as secured party and the issuer will succeed to the depositor's rights as secured party.

       Although re-registration of the vehicle is not necessary to convey a perfected security interest in the vehicles to the issuer, the issuer's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related originator's and/or seller's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a vehicle or subsequent creditors who take a security interest in a vehicle. In the related purchase agreement or receivables transfer agreement, the related originators and/or seller will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles as to which the related originator and/or seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of those vehicles and holders of first priority perfected security interests therein. A failure, however, would constitute a breach of the related originator's and/or seller's representations and warranties under the related purchase agreement and receivables transfer agreement. Accordingly, the related originator and/or seller would be required to repurchase those receivables unless the breach were cured.

CONTINUITY OF PERFECTION

       Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers that vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the obligor under the related installment sale contract or note and security agreement to surrender possession of the certificate of title to assist in that re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.

       Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the transfer and servicing agreements, the related servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the related servicer will have an opportunity to require satisfaction of the related receivable before release of the lien, either because the related servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related servicer will receive notice as a result of its lien noted thereon. Under the related transfer and servicing agreement, the related servicer will hold the certificates of title for the related vehicles as custodian for the issuer. Under the related transfer and servicing agreement, the related servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

PRIORITY OF LIENS ARISING BY OPERATION OF LAW

       Under the laws of most states, certain statutory liens, such as mechanics', repairmen's and garage men's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in that vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related originators and/or sellers will represent and warrant to the seller or the depositor, as applicable, and in the related purchase agreement or receivables transfer agreement that, as of the related closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in that vehicle. However, liens for repairs or taxes superior to the security interest of the issuer in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a receivable. No notice will be given to the issuer or any securityholder if a lien or confiscation arises and any lien or confiscation arising after the related closing date would not give rise to the related originator's and/or the seller's repurchase obligation.

SECURITY INTERESTS IN THE BOATS

       Generally, security interests in boats may be perfected in one of three ways: (1) in "title" states a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor department or other appropriate state agency; (2) in other states, a security interest may be perfected by filing a UCC financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and (3) if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Secretary of Transportation and endorsing the secured party's lien on the certificate of documentation. Vessels of at least five net tons qualify for documentation under Federal law. None of the financed assets qualify for documentation under Federal Law. In addition, under certain certificate of title statutes, a security interest in boat motors otherwise subject to certificate of title statutes is required to be perfected under the UCC.

CONTINUITY OF PERFECTION

       If the security interest in the boat is perfected under a title statute and the related obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. Some states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the secured party must surrender possession of the certificate of title in such circumstance for any related financed boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the secured party is in possession of a certificate of title that must be surrendered to reregister the financed boat or the secured party receives notice of any surrender of the certificate of title by another person, the secured party would then have the opportunity to continue the perfection of the security interest in the financed boat in the state of registration.

       Additionally, if the obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record surrenders possession of the certificate of title and accordingly the servicer, in such circumstance, would have an opportunity to require satisfaction of the related receivable before release of the lien. In each of the transfer and servicing agreements, the related servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed asset, the related servicer will have an opportunity to require satisfaction of the related receivable before release of the lien, either because the related servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related servicer will receive notice as a result of its lien noted thereon. Under the related transfer and servicing agreement, the related servicer will hold the certificates of title for the related financed assets as custodian for the issuer. Under the related transfer and servicing agreement, the related servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the financed assets.

       CERTAIN LIENS WILL HAVE PRIORITY OVER A PERFECTED SECURITY INTEREST. To the extent the security interest is perfected, the issuer Trust will have a prior claim over subsequent purchasers of such financed asset and holders of subsequently perfected security interests. However, as against liens for storage and repairs of a financed asset or for taxes unpaid by an obligor under a receivable, or through fraud or negligence, such issuer could lose the priority of its security interest or its security interest in a financed asset. In addition, in the case of a financed boat, certain additional liens, including a lien for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or a lien for salvage may, as a matter of law, have priority over perfected first priority liens. The above described risk for crew wages exists in the case of the financed boats because, although not typical, there exists the possibility that recreational boat owners will utilize crew members and because liens for wages owed to such crew members could, as described above, have priority over the issuer's lien in such asset.

       If the security interest in the boat is perfected by the filing of a UCC financing statement or if the obligor moves from a title state to a non-title statate, a new UCC financing statement must be filed in the new state of the obligor. In the event that an obligor moves to a state other than the state in which the UCC financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the financed boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the issuer's security interest.

       Due to the administrative burden and expense of endorsing the certificate of title of each financed boat to reflect the issuer's interest therein and delivering each such certificate of title for filing (and the payment of related filing fees), in the case of financed boats licensed in states where security interests in boats are subject to certificate of title statues, and filing amendments to UCC financing statement relating to each financed boat (and the payment of related filing fees) to reflect the issuer's interest therein, in the case of financed boats licensed in states where security interests in boats are perfected by filing a UCC financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC financing statements amended. In absence of such procedures, the issuer may not have a perfected security interest in the financed boats licensed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the obligor under a receivable in UCC states.

       In the case of "title" states, in the absence of the step described in clause (i) above, the seller will continue to be named as the secured party on the certificates of title relating to the financed boats registered in such states. In most such states, such a transfer would be an effective conveyance of such a security interest and the new secured party would succeed to the rights of the seller as the secured party. In the absence of fraud or forgery by the obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a financed boat covered by the laws of such state or subsequent lenders who take a security interest in the financed boat. There exists a risk, however, in not identifying the issuer as the new secured party on the certificate of title, that the issuer may in some states be subordinate to claims of creditors or the receiver of the seller in the event of the insolvency of the seller and that, through fraud or negligence, the security interest of such issuer could be released by the seller as security holder of record.

       In the related purchase agreement or receivables transfer agreement, the related originators and/or seller will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each financed assets. If there are any financed boats as to which the related originator and/or seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of those boats and holders of first priority perfected security interests therein. A failure, however, would constitute a breach of the related originator's and/or seller's representations and warranties under the related purchase agreement and receivables transfer agreement. Accordingly, the related originator and/or seller would be required to repurchase those receivables unless the breach were cured.

REPOSSESSION

       If an obligor defaults on a receivable, the holder of the related receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default before repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

       The UCC and other state laws require a secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and various substantive timing and content requirements on those notices. In most states, under certain circumstances after a vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral before actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

       The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing the debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose vehicle had an initial cash sales price of less than specified amounts. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, before a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

       Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the obligor under the contract.

CONSUMER PROTECTION LAWS

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in- Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of some states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the issuer to enforce consumer finance contracts such as the receivables.

       Under most state vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for those vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a vehicle, the Obligor may be able to assert a defense against the seller of the vehicle. If an obligor on a receivable were successful in asserting that claim or defense, the related servicer would pursue on behalf of the issuer any reasonable remedies against the seller or manufacturer of the vehicle, subject to limitations as to the expense of any action to be specified in the related transfer and servicing agreement.

       Any loss, to the extent not covered by credit support specified in the related prospectus supplement could result in losses to the securityholders. As specified in the related prospectus supplement, if an obligor were successful in asserting any claim or defense as described in this paragraph or the two immediately preceding paragraphs, that claim or defense may constitute a breach of a representation and warranty under the related purchase agreement, receivables transfer agreement or transfer and servicing agreement and may create an obligation of the related originator and/or seller to repurchase that receivable unless the breach were cured.

       Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

       As specified in the related prospectus supplement, the sellers and any other originators will represent and warrant under the related purchase agreement or receivables transfer agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and that claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of representation and warranty under the related purchase agreement or receivables transfer agreement and would create an obligation of the related seller and any other originator to repurchase that receivable unless the breach were cured.

OTHER LIMITATIONS

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any shortfall, to the extent not covered by credit support as specified in each prospectus supplement, could result in losses to the securityholders.

                               TAX CONSIDERATIONS

       The prospectus supplement for each series of securities will summarize, subject to limitations, federal income tax considerations relevant to the purchase, ownership and disposition of those securities.

                              ERISA CONSIDERATIONS

         The prospectus supplement for each series of securities will discuss whether employee benefit plans and other retirement arrangements may purchase such securities, and will summarize, subject to limitations, considerations and restrictions under ERISA relevant to the purchase of those securities by such retirement plans or accounts.

                             METHODS OF DISTRIBUTION

       The securities offered hereby and by the related prospectus supplement will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of that series and the net proceeds to the depositor from that sale.

       The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods:

       - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

       - By placements by the depositor with institutional investors through dealers

       -      By direct placements by the depositor with institutional investors

       -      By competitive bid

       In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the receivables and other assets, if applicable, that would comprise the receivables backing those securities.

       If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

       In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation of this type paid by the depositor.

       It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide:

- that the obligations of the underwriters will be subject to conditions precedent;

- that the underwriters will be obligated to purchase all related securities if any are purchased, other than in connection with an underwriting on a best efforts basis; and

- that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

       The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

       Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard before any reoffer or sale.

                                 LEGAL OPINIONS

       Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Mayer, Brown & Platt, Chicago, Illinois, or other counsel specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

       A trust or special purpose finance company will be formed as to each series of securities and no issuer will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. The depositor's activities will be limited solely to the activities of issuers to be formed for each series of securities. Accordingly, no financial statements for any issuer will be included in this prospectus or in the related prospectus supplement.

       A prospectus supplement may contain the financial statements of the related credit enhancer, if any.

                       WHERE YOU CAN FIND MORE INFORMATION

       The depositor has filed with the SEC a Registration Statement, Registration No. 333-[ ] under the Securities Act, with respect to the securities offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the depositor, its affiliates, or any seller has filed or causes to be filed and obtain copies of the Registration Statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of that World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the public room by calling the SEC at 1-800-SEC-0330.

                    INCORPORATION OF INFORMATION BY REFERENCE

       All documents filed by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to:

              Prudential Securities Secured Financing Corporation
              One New York Plaza
              New York, New York 10292
              Attention: Asset Finance Group

Until     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents



[Underwriters]

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                            [PROSPECTUS SUPPLEMENT VERSION 3A]

                                  [Form of Grantor Trust Prospectus Supplement]


                Subject to completion, dated __________ __, _____

Prospectus Supplement dated [_____ __, 20__] (to Prospectus dated ____ __, 20__)


                                 $_____________
                            [______________________]
                                     ISSUER


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR


The trust will issue [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit enhancement for the certificates is provided by:

                 [Description of applicable credit enhancement]



YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.


[[________] will offer [__] classes of certificates to the public [at varying prices to be determined at the time of sale].

                                                                                                     Final
                                Interest Rate     Price to      Underwriting     Proceeds to       Scheduled
   Class     Principal Amount    (per annum)      Public(1)      Discount(2)       Trust(3)      Maturity Date
   -----     ----------------   -------------     ---------     -------------    -----------     -------------





     (1)  Total price to public = [$___________________].
     (2)  Total underwriting discount = [$__________________].
     (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$_____________________].


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  [UNDERWRITER]

         OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                               AND THE PROSPECTUS


         We provide information to you about the certificates in two separate documents that progressively provide more detail:

                  - this prospectus supplement, which describes the specific terms of your series of certificates; and

                  - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

       THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

       We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

       Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

       All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, the seller(s), the originator(s) or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.


                                  -----------

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospectus.............iii
Summary of Transaction Parties........................................................... iv
Summary of the Certificates..............................................................  v
Prospectus Supplement Summary............................................................S-1
   Depositor.............................................................................S-1
   Issuer................................................................................S-1
   Servicer..............................................................................S-1
   Trustee...............................................................................S-1
   Seller(s).............................................................................S-1
   Originator(s).........................................................................S-1
   Certificates..........................................................................S-1
   Closing Date..........................................................................S-1
   Payment Dates.........................................................................S-1
   Cut-off Date(s).......................................................................S-1
   Collection Period.....................................................................S-1
   Closing Date..........................................................................S-2
   Interest Payments.....................................................................S-2
   Principal Payments....................................................................S-2
   [Interest Only Certificates]..........................................................S-3
   [Principal-Only Certificates].........................................................S-3
   [Accrual Certificates]................................................................S-3
   Final Scheduled Maturity Date.........................................................S-4
   Optional Redemption...................................................................S-4
   Mandatory Termination.................................................................S-4
   Trust Assets..........................................................................S-4
   The [Initial] Receivables.............................................................S-5
   [Pre-Funding].........................................................................S-6
   [Interest Reserve Account]............................................................S-7
   [Residual Payment Certificates].......................................................S-7
   [Credit Enhancement]..................................................................S-7
   [Cross Collateralization].............................................................S-7
   Distributions.........................................................................S-7
   Available Funds.......................................................................S-7
   Application of Payments...............................................................S-8
   Federal Tax Considerations............................................................S-8
   ERISA Considerations..................................................................S-9
   Ratings...............................................................................S-9
RISK FACTORS.............................................................................S-10
   Payments will be made only from the limited assets of the trust.......................S-10
   You bear reinvestment risk and payment delay risk due to repurchase...................S-10
   [Variations in regional economic conditions may cause payment reductions or delays.]............................................................S-11
   [Possible prepayments as a result of pre-funding period.].............................S-11
   [Changes in pool characteristics as a result of pre-funding period.]..................S-11
   [Subordination of the class [__] certificates provides only limited protection against losses.]..................................................................S-12
   [Additional risk factors applicable for a specific series.]...........................S-12
The Trust................................................................................S-13
   The Trustee...........................................................................S-13
[Use of Proceeds]........................................................................S-13
The Receivables..........................................................................S-13
   Eligibility Criteria..................................................................S-13
The Seller(s)............................................................................S-14
The Originator(s)........................................................................S-14
The Servicer.............................................................................S-14
   Delinquency and Loss Experience.......................................................S-15
   Servicing and Collections.............................................................S-15
Weighted Average Life of the Certificates................................................S-15
       Description of the Certificates...................................................S-16
       Description of the Certificates...................................................S-16
       Payments..........................................................................S-16
       [Pre-funding Account].............................................................S-18
       Optional Redemption...............................................................S-18
Description of the Transaction Documents.................................................S-19
       [Description of Originator/Seller Representations and Warranties].................S-19
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables].......S-19


                                       i

       Accounts..........................................................................S-20
       Servicing Compensation and Payment of Expenses....................................S-20
       Available Funds...................................................................S-20
       Application of Payments...........................................................S-21
       [Subordination of Class [  ] Certificates]........................................S-21
Legal Aspects of the Receivables.........................................................S-21
Federal Income Tax Considerations........................................................S-21
       Tax Characterization of the Trust.................................................S-22
       Stripped Bonds and Stripped Coupons...............................................S-25
       Tax Consequences to Foreign Certificateholders....................................S-27
State Tax Consequences...................................................................S-29
Certain ERISA Considerations.............................................................S-29
Ratings..................................................................................S-32
Underwriting.............................................................................S-33
Legal Opinions...........................................................................S-34

                             SUMMARY OF TRANSACTION

                   [SCHEMATIC DRAWING DESCRIBING TRANSACTION]


















       This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.


----------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY OF THE CERTIFICATES

----------------------------------------------------------------------------------------------------------------------------
                             [Class __]            [Class ___]           [Class ___]            [Class ___]*
Initial Principal Balance:
----------------------------------------------------------------------------------------------------------------------------
% of Total:                  [   %]                [   %]                [   %]                 [   %]
----------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
         [_______]
         [_______]
         [_______]
----------------------------------------------------------------------------------------------------------------------------
Interest Rate:
----------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:
----------------------------------------------------------------------------------------------------------------------------
Payment Dates:               [___] day of each [________], or if [__] day is not a business day, then the next business day
----------------------------------------------------------------------------------------------------------------------------
Final Scheduled Payment
Date:**
----------------------------------------------------------------------------------------------------------------------------
Clearance/                                      [DTC/Euroclear/Clearstream-                     [DTC/Euroclear/
Settlement:                                             Luxembourg]                             Clearstream-Luxembourg]
----------------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                            Close of business,[_____________]
----------------------------------------------------------------------------------------------------------------------------
Closing Date:                                             On or about [__________, 20__]
----------------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                        The payment date [_______]
----------------------------------------------------------------------------------------------------------------------------

*        We are providing information for the non-offered certificates solely to assist the reader's understanding of the certificates offered by this prospectus supplement.
**       Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the certificates and the other modeling assumptions contained in "Weighted Average Life of the Certificates" occur.
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 SUMMARY OF TERMS


This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.


DEPOSITOR ..............................    Prudential Securities Secured
                                            Financing Corporation, formerly
                                            known as P-B Secured Financing
                                            Corporation, a Delaware corporation,
                                            a wholly-owned limited purpose
                                            finance subsidiary of Prudential
                                            Securities Incorporated.

ISSUER .................................    [______________].

SERVICER ...............................    [______________].

TRUSTEE ................................    [______________].

SELLER(S) ..............................    [______________].

ORIGINATOR(S) ..........................    [______________].

CERTIFICATES ...........................    The trust will issue the asset
                                            backed certificates described in
                                            "Summary of the Certificates." [The
                                            issuer is offering the class [__]
                                            certificates pursuant to this
                                            prospectus supplement and
                                            prospectus. The issuer is not
                                            offering the class [__] certificates
                                            to the public.] The certificates
                                            will represent factional undivided
                                            interests in the trust and will be
                                            issued pursuant to the pooling and
                                            servicing agreement.

CLOSING DATE ...........................    [__________ __, 20__].

PAYMENT DATES ..........................    The [__] day of each [_____],
                                            beginning on [________ __, 20__]. If
                                            the [__] day is not a business day,
                                            then the payment date will be the
                                            next business day.

CUT-OFF DATE(S) ........................    [__________ __, 20__].

COLLECTION PERIOD ......................    [Begins on the [__] day of each
                                            [month] [quarter] and runs until and
                                            includes the [__] day of the next
                                            [month]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            [quarter]. However, the first and
                                            last collection periods are as
                                            follows:

                                                 -   first: period from and
                                                     including the cut-off
                                                     date to and including
                                                     [__] days prior to the
                                                     first payment date.

                                                 -   last: period from but
                                                     excluding the last day of
                                                     the collection period
                                                     before the termination
                                                     date to and including the
                                                     termination date.

CLOSING DATE ...........................    On or about [__________ __, 20__].

INTEREST PAYMENTS ......................    The interest rates for each class of
                                            certificates is described in
                                            "Summary of the Certificates."
                                            [Insert mechanics applicable to any
                                            floating rate certificates]. The
                                            trustee will calculate interest on
                                            the certificates on the basis of [a
                                            360-day year of twelve 30-day
                                            months]. On the first payment date,
                                            the interest payable to
                                            certificateholders will be based
                                            upon the actual number of days
                                            elapsed from and including the
                                            closing date to but excluding the
                                            first payment date [and assuming a
                                            30-day month].

PRINCIPAL PAYMENTS .....................    The trustee will pay principal on
                                            the certificates on each payment
                                            date in an amount equal to the
                                            certificateholder's percentage of
                                            the principal payment amount.

                                            The principal payment amount for a
                                            payment date generally will equal
                                            the sum of the following amounts,
                                            without duplication:

                                                 -   collections on the
                                                     receivables (other than
                                                     charged-off receivables)
                                                     during the preceding
                                                     collection period allocable
                                                     to principal including full
                                                     and partial prepayments;

                                                 -   the portion of the purchase
                                                     amount deposited in the
                                                     collection account
                                                     allocable to principal of
                                                     each receivable that was
                                                     repurchased by [the
                                                     originator] [the seller]
                                                     [the servicer] as of the
                                                     last day of the preceding
                                                     collection period due to a
                                                     breach of certain
                                                     representations or
                                                     warranties by the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     originator or a breach of
                                                     certain covenants by the
                                                     servicer relating to that
                                                     receivable;

                                                 -   the principal balance of
                                                     each receivable that first
                                                     became a charged-off
                                                     receivable during the
                                                     preceding collection period
                                                     (other than charged-off
                                                     receivables for which
                                                     substitutions occur); and

                                                 -   the aggregate amount of the
                                                     reductions in the principal
                                                     balances of the receivables
                                                     resulting from court orders
                                                     during the preceding
                                                     collection period in
                                                     obligor insolvency
                                                     proceedings which reduce
                                                     the amount owed on those
                                                     obligor's receivables.

                                            The certificateholder percentage of
                                            the principal payment amount for any
                                            payment will be equal to [insert
                                            mechanics specific to building
                                            and/or maintaining any form of
                                            credit enhancement].

                                            [[See "Description of the
                                            Certificates--Payments"] for
                                            additional detail and for special
                                            priority rules that would apply in a
                                            default situation.]

                                            [Description of priority of payments
                                            among various classes].

[INTEREST ONLY CERTIFICATES] ...........    [The class [___] certificates are
                                            interest only certificates. This
                                            means that the trustee will
                                            distribute interest, based upon a
                                            notional amount, but will not
                                            distribute principal on these
                                            certificates.]

[PRINCIPALONLY CERTIFICATES] ...........    [The class [___] certificates are
                                            principal only certificates. This
                                            means that the trustee will not
                                            distribute interest on these
                                            certificates. The trustee will
                                            distribute a portion of the
                                            principal payment amount to the
                                            investors of these certificates.]

[ACCRUAL CERTIFICATES] .................    [The class [___] certificates are
                                            accrual certificates. Interest
                                            accrued on this class of
                                            certificates will be added to its
                                            principal balance rather than
                                            distributed to the holders of these
                                            certificates until [insert mechanics
                                            describing when interest accrual
                                            ceases.]]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FINAL SCHEDULED PAYMENT DATE ...........    The outstanding principal amount, if
                                            any, of the certificates will be
                                            payable on their final scheduled
                                            payment dates as described in the
                                            "Summary of the Certificates" table.

OPTIONAL REDEMPTION ....................    [The seller] [the depositor] [the
                                            servicer] may purchase all the
                                            receivables when the total
                                            outstanding principal amount of the
                                            receivables declines to less than
                                            [___%] of the total principal
                                            balance of the receivables as of the
                                            cut-off date.

                                            The purchase price for the
                                            certificates will be equal to the
                                            remaining unpaid principal amount of
                                            the receivables plus accrued
                                            interest through the payment date on
                                            which the redemption occurs. If [the
                                            seller] [the depositor] [the
                                            servicer] exercises this option, the
                                            outstanding principal balance of the
                                            certificates will be paid in full
                                            with accrued interest.]

MANDATORY TERMINATION ..................    [The trust will have a pre-funding
                                            period during which it will purchase
                                            additional receivables. On the
                                            payment date on or after the last
                                            day of the pre-funding period, any
                                            funds remaining in the trust's
                                            pre-funding account after the
                                            purchase of receivables on that
                                            payment date will be applied to
                                            partially redeem the certificates
                                            then outstanding.]

TRUST ASSETS ...........................    The primary assets of the trust will
                                            be [participation interests in]
                                            [security interests in] a pool of
                                            [installment sales
                                            contracts][and][loan
                                            contracts][secured by][and][finance
                                            leases of] equipment. [We refer to
                                            these [installment sales
                                            contracts][and][loan contracts] as
                                            "installment sales contracts" and
                                            installment sales contracts and
                                            leases, collectively, as
                                            "receivables."] [__________] is the
                                            originator of the receivables. The
                                            receivables in the trust will be
                                            transferred by [the originator to
                                            the seller, by the seller to the
                                            depositor, and then by the depositor
                                            to the trust.] The trust will grant
                                            a security interest in the
                                            receivables and the other trust
                                            property to the trustee for the
                                            benefit of the certificateholders.
                                            The trust assets will also include
                                            the following:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 -   monies received under the
                                                     [initial] receivables
                                                     after a cutoff date of
                                                     [______ __, 20__] [and
                                                     under additional
                                                     receivables sold to the
                                                     trust after a later
                                                     cutoff date];

                                                 -   amounts held in bank
                                                     accounts established for
                                                     the trust [including
                                                     amounts on deposit in the
                                                     collection account,
                                                     pre-funding account,
                                                     reserve account and yield
                                                     supplement account];

                                                 [-  interest and other
                                                     investment income earned
                                                     on short-term investments
                                                     held by, or on behalf of,
                                                     the trust;]

                                                 -   security interests in the
                                                     equipment financed by the
                                                     receivables;

                                                 -   any proceeds from
                                                     insurance policies
                                                     covering financed
                                                     equipment or the related
                                                     obligors;

                                                 -   the proceeds of any
                                                     repossessed equipment
                                                     financed by the
                                                     receivables;

                                                 -   rights of the seller
                                                     under its purchase
                                                     agreement with [_____]
                                                     and rights of the
                                                     depositor under its
                                                     receivables transfer
                                                     agreement with the seller
                                                     [; and]

                                                 -   [insert description of
                                                     any other credit
                                                     enhancement applicable to
                                                     a particular series].

THE [INITIAL] RECEIVABLES...............    On the closing date, the trust will
                                            acquire [a participation interest
                                            in] [a security interest in]
                                            receivables with an aggregate
                                            principal balance of [$__________]as
                                            of the [initial] cutoff date of
                                            [______ __, 20__]. As of the
                                            [initial] cutoff date:

                                                 -   the weighted average
                                                     annual percentage rate of
                                                     the initial receivables
                                                     was approximately [___%];
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 -   the weighted average
                                                     remaining term to
                                                     scheduled maturity of the
                                                     initial receivables was
                                                     approximately [__]
                                                     months;

                                                 -   the weighted average
                                                     original term to
                                                     scheduled maturity of the
                                                     initial receivables was
                                                     approximately [__]
                                                     months;

                                                 -   approximately [__%] of
                                                     the receivables by
                                                     aggregate principal
                                                     balance were secured by
                                                     used equipment; and

                                                 -   [insert description of
                                                     additional pool criteria
                                                     applicable for a
                                                     particular series.]

                                            No [initial] receivable has a
                                            scheduled maturity later than
                                            [________ __, 20__], which is [___]
                                            months before the final scheduled
                                            payment date of the certificates.

[PRE-FUNDING]...........................    [In addition to the initial
                                            receivables, the trust will purchase
                                            additional receivables during a
                                            pre-funding period, not to exceed 90
                                            days, beginning on the closing date
                                            and ending not later than the close
                                            of business on [_______ __, 20__].]

                                            [The trust will pay the purchase
                                            price for additional receivables
                                            with [funds on deposit in]
                                            [investments held in] a pre-funding
                                            account established for the trust.
                                            The seller will deposit] [$________]
                                            [insert description of investments]
                                            into the pre-funding account on the
                                            closing date. [In addition, during
                                            the period beginning on the closing
                                            date and ending on __________, the
                                            trust will deposit [all/a portion
                                            of] the payments collected on the
                                            receivables in the pre-funding
                                            account, rather than pay such
                                            amounts to certificateholders. These
                                            additional amounts will also be used
                                            to purchase additional receivables
                                            during [the same period]. The trust
                                            expects to purchase additional
                                            receivables with an aggregate
                                            principal balance approximately
                                            equal to the amount deposited in the
                                            pre-funding account. Prior to being
                                            used to purchase receivables, funds
                                            on deposit in the pre-funding
                                            account will be invested from time
                                            to time in highly rated short-term
                                            securities.]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            [The pre-funding period will end
                                            earlier than [_______ __, ____] if
                                            the balance in the pre-funding
                                            account is reduced to less than
                                            [$____].] [The pre-funding period
                                            will also terminate early if
                                            specified servicer defaults or
                                            events of default under the pooling
                                            and servicing agreement occur. Any
                                            balance remaining in the pre-funding
                                            account at the end of the
                                            pre-funding period will be applied
                                            to partially redeem the certificates
                                            then outstanding.]

[INTEREST RESERVE ACCOUNT]..............    [We anticipate that the average
                                            interest rate earned by the trust on
                                            investment of funds in the
                                            pre-funding account will be less
                                            than the interest rate on the
                                            certificates. To provide a source of
                                            funds to cover any shortfall
                                            resulting from this difference, we
                                            will [deposit [$_______] into a
                                            special interest reserve account of
                                            the trust] [fund a special interest
                                            reserve account of the trust from
                                            collections received on the
                                            receivables]. On each payment date
                                            during the pre-funding period, money
                                            from the interest reserve account
                                            will be used to make up for this
                                            interest shortfall.]

[RESIDUAL PAYMENT CERTIFICATES]........     [The issuer may issue one or more
                                            new series of certificates backed by
                                            some or all of the "equity interest"
                                            or rights to the trust assets that
                                            are in excess of the
                                            certificateholders rights in those
                                            assets.]

[CREDIT ENHANCEMENT]....................    [Description of any credit
                                            enhancement applicable for a
                                            particular series.]

[CROSS COLLATERALIZATION]...............    [Description of any cross
                                            collateralization between series.]

DISTRIBUTIONS...........................    The servicer, or the trustee on
                                            behalf of and at the direction of
                                            the servicer, will establish and
                                            maintain a collection account in the
                                            name of the trustee into which all
                                            payments made on the receivables
                                            will be deposited and held pending
                                            distribution to certificateholders.

AVAILABLE FUNDS.........................    The available funds for a
                                            payment date will be the sum of the
                                            following amounts with respect to
                                            the preceding collection period:

                                                 -   all principal and
                                                     interest payments on the
                                                     receivables;
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                -   all proceeds received
                                                    during the preceding
                                                    collection period,
                                                    including actual recovery
                                                    amounts, with respect to
                                                    receivables that became
                                                    charged-off receivables
                                                    during the preceding
                                                    collection period, net of
                                                    the reasonable and
                                                    customary out-of-pocket
                                                    expenses incurred by the
                                                    servicer in connection with
                                                    collection, enforcement or
                                                    liquidation and any amounts
                                                    required by law to be
                                                    remitted to the obligor on
                                                    the charged-off receivable;

                                                -   proceeds from actual
                                                    recovery amounts on
                                                    charged-off receivables;

                                                -   earnings on investments of
                                                    funds in the collection
                                                    account [, pre-funding
                                                    account, reserve account,
                                                    interest reserve account
                                                    and yield supplement
                                                    account] during the
                                                    preceding collection
                                                    period;

                                                -   the purchase amount
                                                    deposited in the collection
                                                    account for each receivable
                                                    that was repurchased by
                                                    [the originator] [the
                                                    seller] [the servicer] and]

                                                -   [insert any other amounts
                                                    applicable for a particular
                                                    series].

APPLICATION OF PAYMENTS.................   On each payment date, the trustee
                                           will distribute funds on deposit in
                                           the collection account relating to
                                           the prior collection period in the
                                           priority indicated:

                                           [insert description of the order and
                                           priority of payments applicable for
                                           a series]

FEDERAL TAX CONSIDERATIONS..............   Mayer, Brown & Platt, special
                                           Federal tax counsel to [________],
                                           is of the opinion that for Federal
                                           income tax purposes the trust will
                                           be treated as a grantor trust under
                                           subpart E, Part I of subchapter J of
                                           the Code, and will not be subject to
                                           federal income tax. Accordingly, the
                                           certificateholders will be treated
                                           as owners of the receivables for
                                           federal income tax purposes. See
                                           "Federal Income Tax Considerations"
                                           for a summary of material

-------------------------------------------------------------------------------
                                           federal income tax consequences of
                                           the purchaser, ownership and
                                           disposition of the certificates.

ERISA CONSIDERATIONS....................   Subject to the restrictions and
                                           considerations discussed under
                                           "ERISA Considerations," the class
                                           [__] certificates may be eligible
                                           for purchase by employee benefit
                                           plans.

                                           The class [__] certificates and any
                                           beneficial interest in the class
                                           [__] certificates may not be
                                           acquired with the assets of an
                                           employee benefit plan subject to the
                                           Employee Retirement Income Security
                                           Act of 1974, as amended, or with the
                                           assets of an individual retirement
                                           account or any other "plan"
                                           described by Section 4975 of the
                                           Internal Revenue Code of 1986, as
                                           amended, except as permitted under a
                                           prohibited transaction exemption
                                           available only to certain insurance
                                           companies using general account
                                           assets.

RATINGS.................................   It is a condition to the issuance of
                                           the certificates that the class
                                           [_____] certificates be rated at
                                           least ["____"] by [______] and the
                                           class [_____] certificates be rated
                                           at least ["____"] by [_____]. The
                                           ratings of the certificates address
                                           the likelihood of the timely payment
                                           of interest on and the ultimate
                                           payment of principal of the
                                           certificates under their terms.
                                           These ratings are not a
                                           recommendation to buy, sell or hold
                                           the certificates. We cannot assure
                                           you that a rating will not be
                                           lowered or withdrawn by a rating
                                           agency if circumstances so warrant.








-------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the certificates.



PAYMENTS WILL BE MADE ONLY                 The trust does not have any
FROM THE LIMITED ASSETS OF                 significant assets or sources of
THE TRUST.                                 funds other than the receivables,
                                           amounts on deposit in the trust
                                           accounts [and] [insert description
                                           of any credit enhancement]. You must
                                           rely on payments on the receivables,
                                           amounts, if any, on deposit in the
                                           trust accounts [and] [insert
                                           description of credit enhancement]
                                           for repayment of the certificates.

YOU BEAR REINVESTMENT RISK                 The receivables may be prepaid at
AND PAYMENT DELAY RISK DUE                 any time, in full or in part,
TO REPURCHASE.                             voluntarily or as a result of
                                           defaults, casualties to the related
                                           equipment, death of an obligor or
                                           lessor or other reasons. [The
                                           originator] [the seller] [the
                                           servicer] may be required to
                                           repurchase one or more receivables
                                           from the trust if it breaches
                                           specified representations or
                                           covenants relating to the
                                           receivables described in
                                           ["Description of the Transaction
                                           Documents-- [Sale and] Assignment of
                                           [Initial] Receivables [and
                                           Additional Receivables]."] [The
                                           servicer] [the seller] [the
                                           depositor]] also will have the right
                                           to purchase all remaining
                                           receivables from the trust pursuant
                                           to a clean-up call described in
                                           ["Summary of Terms--Optional
                                           Redemption" and "Description of the
                                           Certificates--Optional Redemption."]
                                           Each prepayment, repurchase or
                                           purchase will shorten the average
                                           life of the certificates. [The class
                                           [__]certificates will be extremely
                                           sensitive to the rate and timing of
                                           payments, including prepayments, on
                                           the receivables. If you purchase a
                                           class [__] certificate at a premium,
                                           under some prepayment scenarios, you
                                           could fail to recoup your original
                                           investment.] [The class __
                                           certificates will be adversely
                                           affected by a lower than anticipated
                                           rate of payment on the receivables.]
                                           [The reinvestment risk to an
                                           investor in the class [__]
                                           certificates may be exacerbated in
                                           the event of [an increase in the
                                           rate of payment on the receivables
                                           in a decreasing interest rate
                                           environment] [a decrease in the rate
                                           of payment on the receivables in an
                                           increasing rate environment.]

                                   S-10


                                           Prepayment rates may be influenced
                                           by a variety of factors and cannot
                                           be predicted with any assurance. You
                                           will bear any reinvestment risks
                                           resulting from a faster rate of
                                           prepayment or repurchase of
                                           receivables. Any time your principal
                                           is repaid to you at a time when you
                                           did not expect to receive it, you
                                           may not be able to reinvest your
                                           funds at the same or a higher rate
                                           of return than the interest rate on
                                           your certificates.

[VARIATIONS IN REGIONAL                    As of the [initial] cutoff date,
ECONOMIC CONDITIONS                        obligors located in _______,
MAY CAUSE PAYMENT                          ________ and ________, respectively,
REDUCTIONS OR DELAYS.]                     comprised [__%], [__%] and [__%]of
                                           the [initial] receivables aggregate
                                           principal balance. Adverse economic
                                           conditions or other factors
                                           particularly affecting these states
                                           may affect the delinquency, loss and
                                           repossession experience of the
                                           receivables.

[POSSIBLE PREPAYMENTS AS A                 [If the principal amount of eligible
RESULT OF PRE-FUNDING                      receivables purchased or directly
PERIOD.]                                   originated by [________] during the
                                           trust's pre- funding period is less
                                           than the amount [accumulated from
                                           collections and the amount]
                                           deposited in the trust's pre-funding
                                           account, we will not have sufficient
                                           receivables to sell to the trust
                                           during the pre-funding period. This
                                           would result in a prepayment of
                                           principal to the certificateholders
                                           as described below.

                                           If the aggregate principal balance
                                           of receivables we sell to the trust
                                           during the pre-funding period is
                                           less than the amount [accumulated
                                           from collections and the amount]
                                           deposited in the trust's pre-funding
                                           account, the excess will be applied
                                           at the end of the pre-funding period
                                           to partially prepay the
                                           certificates. Any prepayment under
                                           these circumstances will shorten the
                                           weighted average life of the
                                           certificates to an extent that we
                                           cannot predict with assurance, since
                                           we cannot predict the amount of any
                                           prepayment with assurance.]

[CHANGES IN POOL                           [The only required characteristics
CHARACTERISTICS AS A RESULT OF             of the additional receivables
PREFUNDING PERIOD.]                        transferred to the trust during the
                                           pre-funding period will be the
                                           eligibility criteria specified in
                                           the pooling and servicing agreement.
                                           These additional receivables may be
                                           originated using credit criteria
                                           different from those that were
                                           applied to the initial receivables
                                           and may be of a different credit
                                           quality and seasoning. As a result,

                                   S-11


                                           following the transfer of additional
                                           receivables to the trust, the
                                           characteristics of the entire
                                           receivables pool may vary from those
                                           of the initial receivables described
                                           in ["The Receivables"]. Since the
                                           weighted average life of the
                                           certificates will be influenced by
                                           the rate at which the principal
                                           balances of the receivables are
                                           paid, some of these variations may
                                           affect the weighted average life of
                                           the certificates.]

[SUBORDINATION OF THE CLASS                [The subordination of the class
[__] CERTIFICATES PROVIDES                 [__]certificates is intended to
ONLY LIMITED PROTECTION                    increase the likelihood of payments
AGAINST LOSSES.]                           on the class [__] certificates. The
                                           amount of credit enhancement
                                           provided through the subordination
                                           of the class [__] certificates to
                                           the class [__] certificates,
                                           however, is limited and could be
                                           depleted prior to the payment in
                                           full of the class [__] certificates.
                                           If the principal amount of the class
                                           [__] certificates is reduced to
                                           zero, you may suffer losses on your
                                           certificates.]

[ADDITIONAL RISK FACTORS
APPLICABLE FOR A SPECIFIC
SERIES.]



                                    THE TRUST

         The depositor will establish the trust by selling and assigning the trust assets to the trustee in exchange for the certificates. Each certificate represents a fractional undivided ownership interest in the trust. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the certificates and making payments thereon.

         The trust has no directors, officers or employees and is not involved in any legal proceedings.

THE TRUSTEE

         [___________] is the trustee under the pooling and servicing agreement. It is a [__________] corporation and its principal offices are located at [________________]. The trustee's duties in connection with the certificates are limited solely to its express obligations under the pooling and servicing agreement.

                                [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                 THE RECEIVABLES

         [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

         In addition to eligibility criteria set forth in the prospectus under "Summary of Terms--The Assets," the eligibility criteria include that each receivable:

                  - has no payment 10% or more of which was more than 29 days past due;

                  - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

                  - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ];

                  - has an outstanding principal balance of not less than [$_____] and not more than [$_____];

                  - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

                  - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

                  - [insert any other criteria applicable for a particular series].

         [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

         [insert criteria applicable to pool after transfer of additional receivables]

         The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial] cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the certificateholders in selecting the receivables.

         Please refer to the tables in Appendix A which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                                  THE SELLER(S)

         [Insert description of each seller(s).]

                                THE ORIGINATOR(S)

         [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                  THE SERVICER

         [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

         [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

         [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The rate of payment of principal of each class of certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, the final distribution on the certificates could occur significantly earlier than the final scheduled payment dates for each class certificates. We expect that the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the certificates in full on or prior to the applicable final scheduled payment date, the final distribution on the certificates could occur later than expected.

         The weighted average life of the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor. The rate of prepayment of equipment receivables is influenced by a variety of economic, social and other factors, which, in addition to the factors set forth in the prospectus under "The Receivables--Maturity and Prepayment Considerations," include: [insert prepayment considerations applicable to the receivables supporting the relevant series of securities]. In addition, under certain circumstances, [the originator] [the seller] [the servicer] will be obligated to repurchase receivables from the trust pursuant to the pooling and servicing agreement as a result of breaches of specified representations and warranties. You should consider, in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

         In light of the above considerations, we cannot assure you as to the amount of principal distributions to be made on the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the certificateholders.

         [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                         DESCRIPTION OF THE CERTIFICATES

DESCRIPTION OF THE CERTIFICATES

         The trustee will issue the certificates pursuant to the pooling and servicing agreement. The certificates initially will be represented by certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company (" DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The certificates will be issued in minimum denominations of [$_____] and integral multiples of [$_____], except that one certificate of each class may be issued in another denomination. All references to " holders" or "certificateholders" and to authorized denominations, shall reflect the rights of beneficial owners of the certificates or "certificate owners."

PAYMENTS

         The certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] [The certificates constitute [strip securities] [accrual securities] as described under ["Summary of Terms[--Strip Securities][--Accrual Securities]" in the prospectus]. The trustee will distribute payments of interest to certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month] [quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The trustee will calculate interest on the certificates on the basis of [a 360-day year consisting of twelve 30-day months].

         On each determination date, the trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

         On each payment date, certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their certificates on the outstanding principal balance of their certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to certificateholders will be an amount equal to the product of:

              -            the interest rate on the certificate;

              -            the initial principal amount of the certificate; and

              -            a fraction:

              - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

              -   the denominator of which is 360.

         Interest on the certificates which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of certificates.

         The trustee will distribute payments of principal to certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

         The actual date on which the aggregate outstanding principal amount of any class of certificates is paid may be earlier than the final scheduled payment dates for that class of certificates. See "Weighted Average Life of the Certificates."

         On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

         (1) to servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

         (2) to trustee, all accrued and unpaid fees and expenses accrued and owing to the trustee;

         (3) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

         (4) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

         (5)      to the seller or servicer, any remaining amounts.

         [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT]

         [On the closing date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the pre-funding account. If the principal amount of eligible receivables originated by [__________] during the pre-funding period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the certificateholders.]

         [To the extent that the pre-funded amount has not been fully applied to the purchase of subsequent receivables by the trust during the pre-funding period, the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the pre-funding period. The prepayment amount will be equal to each certificateholder's pro rata share (based on the current principal balance of each class of certificates) of any remaining pre-funded amount following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] and that therefore there will be at least a nominal amount of principal prepaid to the certificateholders.]

         [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

         The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the certificates. Upon declaration of an optional redemption, the trustee will give written notice of termination to each certificateholder of record. The final payment to any certificateholder will be made only upon surrender and cancellation of that holder's certificate, at the office or agency of the trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement and the pooling and servicing agreement [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/SELLER REPRESENTATIONS AND WARRANTIES]

         [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

         [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated [_______ __, ____]]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell][pledge] [participation interests in] [security interests in] the [initial] receivables to the trust under the pooling and servicing agreement. The trust will pledge the [initial] receivables to the trustee for the benefit of the certificateholders.

         [In addition, during the pre-funding period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the pre-funding account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. The pre-funding period is the period beginning on the closing date and ending on the earliest to occur of:

                  - [the date on which the amount in the pre-funding account is less than [$____];]

                  - the date on which an event of default or a servicer termination event occurs under the pooling and servicing agreement; or

                  -       the close of business on [________ __, 20__].]

         [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

         [Insert description of additional conditions to transfer of subsequent receivables]

         [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

         [Although [__________] will continue to service and administer the receivables under the pooling and servicing agreement, [_________] will deliver the original documents evidencing each receivable to the trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

         [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the certificateholder's security interest in the receivables.]

ACCOUNTS

         The servicer, or the trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, the certificate distribution account, [the reserve account,] [the pre-funding account,] [the interest reserve account] [and the yield supplement account] in the name of the trustee for the benefit of certificateholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the trustee for deposit in the collection account within two business days of its receipt. The trustee will invest funds on deposit in any trust account in eligible investments selected by [the seller] [the depositor] that mature not later than the next payment date.

         [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

         On each payment date, the trustee will apply the available funds in the collection account to distribute required payments of principal and interest to certificateholders. See "Summary of Terms--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

         [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CLASS [  ] CERTIFICATES]

         [The rights of the class [_] certificateholders to receive distributions on the receivables will be subordinated to the rights of the class [__] certificateholders in the event of defaults and delinquencies on the receivables as provided in the pooling and servicing agreement. The protection afforded to the certificateholders through subordination will be effected [both]by the preferential right of the class [__] certificateholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to the class [__] certificateholders, the class [__]certificateholders may receive a reduced distribution or no distribution at all.]

         [The subordination of the class [__] certificates [and the reserve account] are intended to enhance the likelihood of receipt by the class [__] certificateholders of the full amount of principal and interest due them and to decrease the likelihood that these certificateholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the certificates.]

                        LEGAL ASPECTS OF THE RECEIVABLES

         [Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor.

         In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in certificates to investors in light of their particular circumstances or special tax situations.
For example, the discussion does not apply to:

                  -        banks and thrifts,

                  -        insurance companies,

                  -        regulated investment companies,

                  -        dealers in securities,

                  -        tax-exempt organizations,

                  -        investors subject to alternative minimum tax,

                  -        foreign investors, and

                  - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

         In addition, the discussion of certificates is limited to the federal income tax consequences of the initial certificateholders and does not address federal income tax consequences to a purchaser of certificates in the secondary market. Further, this discussion is addressed only to holders who hold the certificates as capital assets and does not address tax consequences of investors holding the certificates as part of a conversion transaction, hedge or hedging transaction, or as a position in a straddle or other integrated investment for tax purposes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving interests issued by a trust with terms and conditions of issuance similar to those of the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any United States Treasury Regulation, revenue ruling or judicial decision, the trust will not be characterized as an association taxable as a corporation or a partnership and that the trust will be classified as a grantor trust under subpart E,

Part I of subchapter J of the Code. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with in all respects. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail. In our tax discussion, we refer to the owners of the certificates as grantor trust certificateholders and the certificates issued by the trust as grantor trust certificates. Grantor trust certificateholders will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below.

         POSSIBLE ALTERNATIVE TREATMENT OF THE TRUST. In a recently released technical advice memorandum, the Internal Revenue Service recharacterized two high quality auto loan grantor trust securitizations as secured borrowings for federal income tax purposes. Although Federal Tax Counsel is of the opinion that the trust will be classified as a grantor trust for federal income tax purposes, the Internal Revenue Service could disagree with this opinion and assert that the [depositor's] [seller's] assignment to the trust followed by the issuance of certificates by the trust should be recharacterized as a secured borrowing by the [seller] [depositor] rather than as a sale for federal income tax purposes. Even if the Internal Revenue Service were successful in recharacterizing the [depositor's] [seller's] assignment to the trust in this matter, a recharacterization would not be anticipated to have a material adverse effect on the timing or character of income to the trust or certificateholders.

         GRANTOR TRUST CHARACTERIZATION. Based on Federal Tax Counsel's conclusion that the trust will not be classified as an association or a publicly traded partnership taxable as an association and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, each grantor trust certificateholder:

         - will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and

         - will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust.

Any amounts received by a grantor trust certificateholder in lieu of amounts due on any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the receivables in the trust represented by the grantor trust certificates. These amounts may include the following:

         -        interest,

         -        OID,

         -        market discount,

         -        prepayment fees,

         -        assumption fees,

         -        any gain recognized upon an assumption and

         -        late payment charges received by the servicer.

Under Sections 162 or 212 of the Code each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the trust. Further, under Section 67 of the Code, an individual, estate or trust holding a grantor trust certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust certificates who are subject to the limitations of either Section 67 or 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services.

         A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         PREMIUM. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each receivable based on each receivable's relative fair market value, so that the holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect under Section 171 of the Code to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the grantor trust certificate. The basis for a grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the certificate or pro rata as principal is paid on the receivables.

STRIPPED BONDS AND STRIPPED COUPONS

         To the extent a transaction is determined to involve "excess servicing" (as described above), or that the classes of certificates represent stripped interests in the underlying receivables, the grantor trust certificates will represent interests in stripped bonds for federal income tax purposes. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the Internal Revenue Service, each purchaser of a grantor trust certificate (whether a cash or accrued method taxpayer) will be treated as the purchaser of a stripped bond which should generally be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount ("OID") within the meaning of Section 273(a) of the Code. Under the OID Treasury regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) the stripped bond will be considered to have been issued with OID. If OID rules were to apply, all of the taxable income to be recognized on the certificates would be includible in income as OID but would not be includible again when the interest is actually received. Regulations do not adequately address the circumstances in which payment of interest on certificates such as the grantor trust certificates would be considered unconditionally payable, and thus, Federal Tax Counsel is unable to opine as to the extent to which interest payments on the certificates would be treated as qualified stated interest.

         MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount on a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, we suggest that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. For this purpose, principal payments include scheduled payments, prepayments and any gain on disposition of a market discount bond The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history likely will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount on the basis of a constant yield method.

         A holder who acquired a grantor trust certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a receivable for an amount that is greater than its stated redemption price at maturity of the receivable, the grantor trust certificateholder will be considered to have purchased the receivable with "amortizable bond premium" equal in amount to the excess. See "--Premium."

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If this election were to be made for a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount for all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the grantor trust certificateholder held at the beginning of the year of the election or acquired thereafter. See "--Premium." The election to accrue interest, discount and premium on a constant yield method for a grantor trust certificate is generally irrevocable.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized in the sale or exchange of the grantor trust certificate and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income on the grantor trust certificate, and reduced (but not below zero) by principal payments on the grantor trust certificate previously received by the seller. This gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period. For individuals, estates and trusts, the current maximum long-term capital gain rate is generally 20% if the capital asset has been held for more than 12 months.

         Gain or loss from the sale or exchange of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

         Interest or OID paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

         To the extent that interest or OID on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholders's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a Nonresident alien individual.

         On October 6, 1997, final Treasury regulations (the "WITHHOLDING TAX REGULATIONS") were issued that modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). Under the Withholding Tax Regulations, Nonresidents would generally be required to submit Form W-8BEN in lieu of Form 1001 or to submit Form W-8ECI in lieu of Form 4224, although alternative documentation may be applicable in certain situations. The Withholding Tax Regulations are effective for payments of interest due after December 31, 2000, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2001 or the current expiration date of those forms. Prospective investors should consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year:

         - information as may be deemed necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or

         - to enable holders to make the information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that a person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability. Prospective investors should consult their own tax advisors concerning the potential impact of the Withholding Tax Regulations.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in ["Federal Income Tax Considerations"] above, we suggest that potential purchasers consider the state income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the certificates.

                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether a statutory or administrative exemption may be available.

         The U.S. Department of Labor has issued an individual exemption to [NAME OF UNDERWRITER] (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of certain pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) [NAME OF UNDERWRITER] (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with [NAME OF UNDERWRITER] and (d) any member of the underwriting syndicate or selling group of [NAME OF UNDERWRITER] or a person described in (c) who is a manager or co-manager with respect to the offered certificates.

         The obligations covered by the Exemption include equipment installment obligations such as the receivables. The Exemption would apply to the acquisition, holding and resale of the certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemption applies to participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

         The Exemption sets forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of [LIST CLASS(ES) THAT ARE NOT SUBORDINATE] certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") (each, a "Rating Agency"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Servicer, the Trustee, any sub-servicer, and any borrower with respect to the receivables constituting more than 5.0% of the aggregate unamortized principal balance of the receivables as of the date of initial issuance of such certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the receivables to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         A fiduciary of a Plan contemplating purchasing any such certificate must make its own determination that, at the time of such purchase, such certificate satisfies the general conditions set forth above.

         The Exemption also requires that the trust meet the following requirements: (i) the trust must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such certificates.

         If the general conditions of the Exemption are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such certificates in the initial issuance of certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, Servicer, a sub-servicer or a borrower is a "party in interest" with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the certificates by a Plan and (iii) the holding of the certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust) containing assets sold or serviced by the Depositor or the Servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group.

         The Exemptions also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust. The pooling and servicing agreement is a pooling and servicing agreement as defined in the Exemption. The pooling and servicing agreement provides that all transactions relating to the servicing, management and operations of the trust must be carried out in accordance with the pooling and servicing agreement.

         Before purchasing any [LIST NON-SUBORDINATE CLASSE(S)] certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         THE CHARACTERISTICS OF THE [LIST SUBORDINATE CLASSES ] CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

         Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of certificates (such as the [LIST SUBORDINATE CLASSES] certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of certificates in the trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing [LIST SUBORDINATE CLASSES] certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section. Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of [LIST NON-SUBORDINATE CLASSE(S)] certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold [LIST NON-SUBORDINATE CLASSE(S)] certificates unless such certificates are rated in one of the top three rating categories by at least one Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of PTCE 95-60. Each Purchaser of [LIST SUBORDINATE CLASSES] certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of PTCE 95-60.

                                     RATINGS

         It is a condition to the issuance of the certificates that the class [__] certificates be rated at least ["___ "] by [_________] and the class [__] certificates be rated at least ["___ "] by [__________]. We collectively refer to [________] and [________] as the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings on the certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors or lessees might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Certificates."

         The [depositor] has not requested a rating on the offered certificates by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by [___________ and __________].

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the certificates. The underwriting agreement provides that the underwriter is obligated to purchase all of the certificates if any are purchased.

         The underwriter proposes to offer the certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__]certificate and [___%] on each class [__] certificate] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale]. The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] certificate and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

         The depositor estimates that its out of pocket expenses for this offering will be approximately [$______________].

         The depositor does not intent do apply for listing of the certificates. Further, the certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the certificates. However, it is not obligated to do so and may discontinue making a secondary market for the certificates at any time without notice. We cannot assure you as to how liquid the trading market for the certificates will be.

         [________] has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

                  - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

                  - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

                  - Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions;

                  - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                   APPENDIX A

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


Aggregate Principal Balance.........................................$___________
Number of Receivables......................................................_____
Average Amount Financed.............................................$___________
Range of Amounts Financed...........................$___________ to $___________
Average Remaining Principal Balance.................................$___________
Range of Remaining Principal Balances...............$___________ to $___________
Weighted Average APR......................................................_____%
Range of APRs..................................................._____% to _____%
Weighted Average Original Term to Maturity (1) ......................____ months
Range of Original Terms to Maturity......................... ____ to ____ months
Weighted Average Remaining Term to Maturity (1)......................____ months
Range of Remaining Terms to Maturity..........................___ to ____ months
New Equipment (Percentage of Aggregate Principal Balance)..................____%
Used Equipment (Percentage of Aggregate Principal Balance).................____%

    (1)  Rounded to the nearest month.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                                          AS OF THE [INITIAL] CUTOFF DATE

                                     Percentage
                      Aggregate     by Aggregate                        Percentage
                      Principal      Principal         Number of       by Number of
      APR Range       Balance       Balance (1)       Receivables     Receivables (1)
      ----------      ---------     ------------      -----------     ---------------
            %         $                      %






                      --------         -----              -------           ------
TOTAL                 $                100.00%                              100.00%


 (1)     Percentages may not add up to 100.00% because of rounding.


                                      GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                                          AS OF THE [INITIAL] CUTOFF DATE

                                                   Percentage
                                                  by Aggregate                            Percentage
                             Aggregate             Principal           Number of         by Number of
State                    Principal Balance         Balance(1)         Receivables       Receivables(1)
-----                    -----------------         -------            -----------       -----------
                     $                                    %                                        %









                         -----------------         -------            -----------       -----------
TOTAL                $                              100.00%                                  100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.


                      DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                                          AS OF THE [INITIAL] CUTOFF DATE

                                                       Percentage
                                    Aggregate         by Aggregate                            Percentage
                                    Principal          Principal           Number of         by Number of
Range of Original Terms              Balance           Balance(1)         Receivables       Receivables(1)
-----------------------              -------           -------            -----------       -----------
 to  months                      $                            %                                        %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
                                 -----------------    --------            -----------       -----------
TOTAL                            $                      100.00%                                  100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.



                      DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                                          AS OF THE [INITIAL] CUTOFF DATE

                                                      Percentage
                                   Aggregate         by Aggregate                          Percentage
Range of                           Principal          Principal          Number of        by Number of
Remaining Terms                     Balance           Balance(1)        Receivables      Receivables(1)
---------------                     -------          --------           -----------      -----------
 to  months                    $                             %                                      %
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 to  months
 months
---------------                     -------          --------           -----------      -----------
TOTAL                          $                       100.00%                                100.00%

   (1)   Percentages may not add up to 100.00% because of rounding.


                                   DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                                          AS OF THE [INITIAL] CUTOFF DATE

                                                      Percentage
                                     Aggregate       by Aggregate                             Percentage
                                     Principal        Principal             Number of        by Number of
Amount Financed                       Balance         Balance(1)           Receivables       Receivables(1)
---------------                       -------         -------              -----------       -----------
$5,000.00 to $9,999.99          $                            %                                          %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above
                                      -------         -------              -----------       -----------
TOTAL                           $                      100.00%                                    100.00%

(1)      Percentages may not add up to 100.00% because of rounding.


                             DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                                          AS OF THE [INITIAL] CUTOFF DATE

                                                       Percentage
                                    Aggregate         by Aggregate                         Percentage
Current                             Principal           Principal          Number of       by Number of
Principal Balance                    Balance            Balance(1)        Receivables     Receivables(1)
-----------------                    -------            -------           -----------     -----------
$5,000.00 to $9,999.99          $                              %                                     %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99
                                     -------            -------           -----------     -----------
TOTAL                           $                          100.00%                             100.00%

(1)      Percentages may not add up to 100.00% because of rounding.


                                        DISTRIBUTION OF RECEIVABLES BY TYPE

                                                      Percentage
                                      Aggregate      by Aggregate                           Percentage
                                      Principal        Principal          Number of        by Number of
                                       Balance        Balance(1)        Receivables      Receivables(1)
                                       -------        -------           -----------      -----------
Rule of 78's receivables          $                          %                                      %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                                       -------        -------            -----------      ----------
TOTAL                             $                    100.00%                                100.00%

(1)      Percentages may not add up to 100.00% because of rounding.




[Insert additional tables setting forth information applicable to receivables supporting a specific series.]

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                             [PROSPECTUS SUPPLEMENT VERSION 3B]

                                    [Form of Owner Trust Prospectus Supplement]


                              Subject to completion, dated __________ __, _____

          Prospectus Supplement dated [_______ __, 20__] (to Prospectus dated _____ __, 20__)


                                 $_____________
                            [______________________]
                                     ISSUER



               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR


The trust will issue [__] classes of asset backed notes and [__] classes of asset backed certificates that are offered under this prospectus supplement.

Credit enhancement for the notes and certificates is provided by:

                 [Description of applicable credit enhancement]



YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.

[[________] will offer [__] classes of notes and certificates to the public [at varying prices to be determined at the time of sale].



                                                                                                                 Final
                                   Interest Rate      Price to        Underwriting      Proceeds to            Scheduled
  Class      Principal Amount       (Per Annum)       Public(1)        Discount(2)        Trust(3)           Maturity Date
  -----      ----------------       -----------       ---------       ------------       ----------          -------------






    (1)  Total price to public = [$___________________].
    (2)  Total underwriting discount =[$__________________].
    (3) Total proceeds to Trust = [$_____________________], before deducting expenses estimated to be [$__________________].




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  [UNDERWRITER]

            OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                               AND THE PROSPECTUS


         We provide information to you about the securities in two separate documents that progressively provide more detail:

         - this prospectus supplement, which describes the specific terms of your series of securities; and

         - the accompanying prospectus, which provides general information, some of which may not apply to your series of securities.

       THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in the prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

       We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

           We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

       Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

       All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, the seller(s), the originator(s) or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward- looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.


--------------------------------------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Overview of the Information in this Prospectus Supplement and the Prospecuts...............................i
Summary of Transaction.....................................................................................v
Summary of the Notes and Certificates.....................................................................vi
Prospectus Supplement Summary............................................................................S-1
       Depositor.........................................................................................S-1
       Issuer............................................................................................S-1
       Servicer..........................................................................................S-1
       Trustee...........................................................................................S-1
       Indenture Trustee.................................................................................S-1
       Seller(s).........................................................................................S-1
       Originator(s).....................................................................................S-1
       The Notes and Certificates........................................................................S-1
       Closing Date......................................................................................S-1
       Payment Dates.....................................................................................S-1
       Cut-off Date(s)...................................................................................S-2
       Collection Period.................................................................................S-2
       Closing Date......................................................................................S-2
       Interest Payments.................................................................................S-2
       Principal Payments................................................................................S-2
       [Interest Only Notes].............................................................................S-3
       [Principal-Only Notes]............................................................................S-3
       [Accrual Notes]...................................................................................S-4
       Final Scheduled Materials Date....................................................................S-4
       Optional Redemption...............................................................................S-4
       Mandatory Termination.............................................................................S-4
       Trust Assets......................................................................................S-4
       The [Initial] Receivables.........................................................................S-5
       [Pre-Funding].....................................................................................S-6
       Revolving Period..................................................................................S-7
       [Interest Reserve Account]........................................................................S-7
       [Residual Payment Securities].....................................................................S-8
       [Credit Enhancement]..............................................................................S-8
       [Cross Collateralization].........................................................................S-8
       [The Certificates]................................................................................S-8
       Distributions.....................................................................................S-8
       Available Funds...................................................................................S-8
       Application of Payments...........................................................................S-9
       Federal Tax Considerations........................................................................S-9
       ERISA Considerations.............................................................................S-10
       Ratings..........................................................................................S-10
RISK FACTORS............................................................................................S-11
       Payments will be made only from the limited assets of the trust..................................S-11
       You bear reinvestment risk and payment delay risk due to repurchase..............................S-11
       Variations in regional economic conditions may cause payment reductions or delays................S-12
       [Possible pre-payments as a result of funding or revolving period.]..............................S-12
       [Changes in pool characteristics as a result of pre-funding or revolving period.]................S-12
       [Subordination of the class [__] notes provides only limited protection against losses.].........S-13
       [Additional risk factors applicable for a specific series.]......................................S-13
The Trust...............................................................................................S-14
       Capitalization of the Trust......................................................................S-14
       The Trustee......................................................................................S-14
       The Indenture Trustee............................................................................S-14
[Use of Proceeds].......................................................................................S-15
The Receivables.........................................................................................S-15
       Eligibility Criteria.............................................................................S-15
The Seller(s)...........................................................................................S-16
The Originator(s).......................................................................................S-16
The Servicer............................................................................................S-16
       Delinquency and Loss Experience..................................................................S-16
       Servicing and Collections........................................................................S-16
Description of the Securities...........................................................................S-17
       Description of the Notes.........................................................................S-17
       Description of the Certificates..................................................................S-18
       Payments.........................................................................................S-18

--------------------------------------------------------------------------------------------------------------

                                               iii


--------------------------------------------------------------------------------------------------------------

       [Pre-funding Account] [Revolving Period].........................................................S-20
       Optional Redemption..............................................................................S-20

Description of the Transaction
       Documents........................................................................................S-21
       [Description of Originator/Seller Representations and Warranties]................................S-21
       [Sale and] Assignment of [Initial] Receivables [and Additional Receivables]......................S-21
       Accounts.........................................................................................S-22
       Servicing Compensation and Payment of Expenses...................................................S-22
       Available Funds..................................................................................S-23
       Application of Payments..........................................................................S-23
       [Subordination of Certificateholders]............................................................S-23
Legal Aspects of the Receivables........................................................................S-23
Legal Investment........................................................................................S-23
Federal Income Tax Considerations.......................................................................S-24
       Tax Characterization of the Trust................................................................S-25
       Tax Consequences to Holders of the Notes.........................................................S-25
       Tax Consequences to Holders of the Certificates..................................................S-28
State Tax Consequences..................................................................................S-33
ERISA Considerations....................................................................................S-34
       General..........................................................................................S-34
       The Notes........................................................................................S-34
       The Certificates.................................................................................S-36
Ratings.................................................................................................S-36
Underwriting............................................................................................S-37
Legal Opinions..........................................................................................S-38

--------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                             SUMMARY OF TRANSACTION

                   [SCHEMATIC DRAWING DESCRIBING TRANSACTION]






















This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.










-------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------

                      SUMMARY OF THE NOTES AND CERTIFICATES

-------------------------------------------------------------------------------------------------------------------
                              [Class __]              [Class ___]            [Class ___]              [Class ___]*
  Initial Principal
  Balance:
  -----------------------------------------------------------------------------------------------------------------
  % of Total:                 [   %]                  [   %]                 [   %]                   [   %]
  -----------------------------------------------------------------------------------------------------------------
  Anticipated
  Ratings:
      [_______]
      [_______]
      [_______]
  -----------------------------------------------------------------------------------------------------------------
  Interest Rate:
  -----------------------------------------------------------------------------------------------------------------
  Interest Accrual
  Method:
  -----------------------------------------------------------------------------------------------------------------
  Payment Dates:              [___] day of each [________], or if [__] day is not a business day, then the next business day
  -----------------------------------------------------------------------------------------------------------------
  Final Scheduled
  Payment Date:**
  -----------------------------------------------------------------------------------------------------------------
  Clearance/                                       [DTC/Euroclear/Clearstream-                      [DTC/Euroclear/
  Settlement:                                              Luxembourg]                              Clearstream-
                                                                                                    Luxembourg]
  -----------------------------------------------------------------------------------------------------------------
  Cut-Off Date:                                              Close of business,[_____________]
  -----------------------------------------------------------------------------------------------------------------
  Closing Date:                                               On or about [_______ ___, 20__]
  -----------------------------------------------------------------------------------------------------------------
  Final Maturity                                                 The payment date [_______]
  Date:
  -----------------------------------------------------------------------------------------------------------------
  *     We are providing information for the non-offered notes and certificates solely to assist the reader's understanding of the notes and certificates offered by this prospectus supplement.
  **    Assuming that there are no prepayments on the trust assets, that no party exercises its right of optional redemption of the notes and certificates and the other modeling assumptions contained in "Weighted Average Life of the Securities" occur.
  -----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                SUMMARY OF TERMS


This summary highlights selected information from this document. To understand all of the terms of the offering of the notes and certificates, you should carefully read this entire document and the accompanying prospectus supplement.

DEPOSITOR.......................... Prudential Securities Secured Financing
                                    Corporation, formerly known as P-B Secured
                                    Financing Corporation, a Delaware
                                    corporation, a wholly-owned limited purpose
                                    finance subsidiary of Prudential Securities
                                    Incorporated.

ISSUER............................. [______________].

SERVICER........................... [______________].

TRUSTEE............................ [______________].

INDENTURE TRUSTEE.................. [______________].

SELLER(S).......................... [______________].

ORIGINATOR(S)...................... [______________].

THE NOTES AND CERTIFICATES          The trust will issue the asset backed notes
                                    and asset backed certificates described in
                                    "Summary of the Notes and Certificates". We
                                    refer to the notes and certificates as
                                    securities. [The issuer is offering the
                                    class [__] notes and the class [___]
                                    certificates pursuant to this prospectus
                                    supplement and prospectus. The issuer is not
                                    offering the class [__] notes or the class
                                    [__] certificates to the public.] The
                                    certificates will represent fractional
                                    undivided interests in the trust and will be
                                    issued pursuant to the trust agreement. The
                                    notes will represent obligations of the
                                    trust and will be issued pursuant to the
                                    indenture.

CLOSING DATE....................... [__________ __, 20__].

PAYMENT DATES...................... The [__] day of each [_____], beginning on
                                    [________ __, 20__]. If the [__] day is not
                                    a business day, then the payment date will
                                    be the next business day.

-------------------------------------------------------------------------------

                                       S-1


-------------------------------------------------------------------------------

CUT-OFF DATE(S).................... [__________ __, 20__].

COLLECTION PERIOD.................. [Begins on the [__] day of each [month]
                                    [quarter] and runs until and includes the
                                    [__] day of the next [month] [quarter].
                                    However, the first and last collection
                                    periods are as follows:

                                        -    first: period from and including
                                             the cut-off date to and including
                                             [__] days prior to the first
                                             payment date.

                                        -    last: period from but excluding the
                                             last day of the collection period
                                             before the termination date to and
                                             including the termination date.


CLOSING DATE....................... On or about [__________ __, 20__].

INTEREST PAYMENTS.................. The interest rates for each class of notes and certificates is described in "Summary of
                                    the Notes and Certificates." [Insert
                                    mechanics applicable to any floating rate
                                    securities]. The indenture trustee will
                                    calculate interest on the notes and
                                    certificates on the basis of [a 360-day year
                                    of twelve 30-day months]. On the first
                                    payment date, the interest payable to
                                    securityholders will be based upon the
                                    actual number of days elapsed from and
                                    including the closing date to but excluding
                                    the first payment date [and assuming a
                                    30-day month].

PRINCIPAL PAYMENTS................. The indenture trustee will pay principal on the notes and certificates on each payment
                                    date in an amount equal to the
                                    securityholder's percentage of the principal
                                    payment amount.

                                    The principal payment amount for a payment date generally will equal the sum of the following amounts, without duplication:

                                        -    collections on the receivables
                                             (other than charged-off
                                             receivables) during the preceding
                                             collection period allocable to
                                             principal including full and
                                             partial prepayments;

-------------------------------------------------------------------------------

                                       S-2


-------------------------------------------------------------------------------

                                        -    the portion of the purchase amount
                                             deposited in the collection account
                                             allocable to principal of each
                                             receivable that was repurchased by
                                             [the originator] [the seller] [the
                                             servicer] as of the last day of the
                                             preceding collection period due to
                                             a breach of certain representations
                                             or warranties by the originator or
                                             a breach of certain covenants by
                                             the servicer relating to that
                                             receivable;

                                        -    the principal balance of each
                                             receivable that first became a
                                             charged-off receivable during the
                                             preceding collection period (other
                                             than charged-off receivables for
                                             which substitutions occur); and

                                        -    the aggregate amount of the
                                             reductions in the principal
                                             balances of the receivables
                                             resulting from court orders during
                                             the preceding collection period in
                                             obligor insolvency proceedings
                                             which reduce the amount owed on
                                             those obligor's receivables.

                                    The securityholder percentage of the
                                    principal payment amount for any payment will be equal to [insert mechanics specific to building and/or maintaining any form of credit enhancement].

                                    [[See "Description of the
                                    Securities--Payments"] for additional detail and for special priority rules that would apply in a default situation.]

                                    [Description of priority of payments among various classes].

[INTEREST ONLY NOTES].............. [The class [___] notes are interest only notes. This means that the indenture trustee
                                    will distribute interest, based upon a
                                    notional amount, but will not distribute
                                    principal on these notes.]

[PRINCIPAL-ONLY NOTES]............. [The class [___] notes are principal only notes. This means that the indenture trustee
                                    will not distribute interest on these notes.
                                    The indenture trustee will distribute a
                                    portion of the principal payment amount to
                                    the investors of these notes.]

-------------------------------------------------------------------------------

                                       S-3


-------------------------------------------------------------------------------

[ACCRUAL NOTES].................... [The class [___] notes are accrual notes.
                                    Interest accrued on this class of notes will
                                    be added to its principal balance rather
                                    than distributed to the holders of these
                                    notes until [insert mechanics describing
                                    when interest accrual ceases.]]

FINAL SCHEDULED
PAYMENT DATE....................... The outstanding principal amount, if any, of the notes and certificates will be payable
                                    on their final scheduled payment dates as
                                    described in the "Summary of Notes and
                                    Certificates" table.

OPTIONAL REDEMPTION................ [The seller] [the depositor] [the servicer]
                                    may purchase all the receivables when the
                                    total outstanding principal amount of the
                                    receivables declines to less than [___%] of
                                    the total principal balance of the
                                    receivables as of the cut-off date.

                                    The purchase price for the securities will be equal to the remaining unpaid principal amount of the receivables plus accrued interest through the payment date on which the redemption occurs. If [the seller] [the depositor] [the servicer] exercises this option, the outstanding principal balance of the securities will be paid in full with accrued interest.]

MANDATORY TERMINATION.............. [The trust will have a [pre-funding]
                                    [revolving] period during which it will
                                    purchase additional receivables. On the
                                    payment date on or after the last day of the
                                    [pre- funding] [revolving] period, any funds
                                    remaining in the trust's [pre-funding]
                                    [revolving] account after the purchase of
                                    receivables on that payment date will be
                                    applied to partially redeem the notes and
                                    certificates then outstanding.]

TRUST ASSETS....................... The primary assets of the trust will be
                                    [participation interests in] [security
                                    interests in] a pool of [installment sales
                                    contracts][and][loan contracts][secured
                                    by][and][finance leases of] equipment. We
                                    refer to these [installment sales
                                    contracts][and][loan contracts] as
                                    "installment sales contracts" and to
                                    installment sales contracts and leases,
                                    collectively, as "receivables."]
                                    [__________] is the originator of the
                                    receivables. The receivables in the trust
                                    will be transferred by [the originator to
                                    the seller, by the seller to the depositor,
                                    and then by the

-------------------------------------------------------------------------------

                                       S-4


-------------------------------------------------------------------------------

                                    depositor to the trust.] The trust will
                                    grant a security interest in the receivables and the other trust property to the indenture trustee for the benefit of the noteholders. The trust assets will also include the following:

                                    -        monies received under the [initial]
                                             receivables after a cutoff date of
                                             [______ __, 20__] [and under
                                             additional receivables sold to the
                                             trust after a later cutoff date];

                                    -        amounts held in bank accounts
                                             established for the trust
                                             [including amounts on deposit in
                                             the collection account, pre-funding
                                             account, revolving account, reserve
                                             account and yield supplement
                                             account];

                                    -        [interest and other investment
                                             income earned on short-term
                                             investments held by, or on behalf
                                             of, the trust;]

                                    -        security interests in the equipment
                                             financed by the receivables;

                                    -        any proceeds from insurance
                                             policies covering financed
                                             equipment or the related obligors;

                                    -        the proceeds of any repossessed
                                             equipment financed by the
                                             receivables;

                                    -        rights of the seller under its
                                             purchase agreement with [_____] and
                                             rights of the depositor under its
                                             receivables transfer agreement with
                                             the seller [; and]

                                    -        [insert description of any other
                                             credit enhancement applicable to a
                                             particular series].

THE [INITIAL] RECEIVABLES.......... On the closing date, the trust will acquire
                                    [a participation interest in] [a security
                                    interest in] receivables with an aggregate
                                    principal balance of [$__________]as of the
                                    [initial] cutoff date of [______ __, 20__].
                                    As of the [initial] cutoff date:

-------------------------------------------------------------------------------

                                       S-5


-------------------------------------------------------------------------------

                                    -        the weighted average annual
                                             percentage rate of the initial
                                             receivables was approximately
                                             [___%];

                                    -        the weighted average remaining term
                                             to scheduled maturity of the
                                             initial receivables was
                                             approximately [__] months;

                                    -        the weighted average original term
                                             to scheduled maturity of the
                                             initial receivables was
                                             approximately [__] months;

                                    -        approximately [__%] of the
                                             receivables by aggregate principal
                                             balance were secured by used
                                             equipment; and

                                    -        [insert description of additional
                                             pool criteria applicable for a
                                             particular series.]

                                    No [initial] receivable has a scheduled
                                    maturity later than [________ __, 20__],
                                    which is [___] months before the final
                                    scheduled payment date of the securities.

[PRE-FUNDING]...................... [In addition to the initial receivables, the trust will purchase additional receivables
                                    during a pre-funding period beginning on the
                                    closing date and ending not later than the
                                    close of business on [_______ __, 20__].]

                                    [The trust will pay the purchase price for additional receivables with [funds on deposit in] [investments held in] a pre-funding account established for the trust. The seller will deposit]
                                    [[$________]] [insert description of
                                    investments] into the pre-funding account on the closing date. [In addition, during the period beginning on the closing date and ending on __________, the trust will deposit
                                    [all/a portion of] the payments collected on the receivables in the pre-funding account, rather than pay such amounts to securityholders. These additional amounts will also be used to purchase additional receivables during [the same period]. The trust expects to purchase additional receivables with an aggregate principal balance approximately equal to the amount deposited in the pre- funding account. Prior to being used to purchase

-------------------------------------------------------------------------------

                                       S-6


-------------------------------------------------------------------------------

                                    receivables, funds on deposit in the
                                    pre-funding account will be invested from time to time in highly rated short-term securities.]

                                    [The pre-funding period will end earlier than [_______ __, ____] if the balance in the pre-funding account is reduced to less than [$____].] [The pre-funding period will also terminate early if specified servicer defaults or events of default under the sale and servicing agreement or the indenture occur. Any balance remaining in the pre-funding account at the end of the pre-funding period will be applied to partially redeem the securities then outstanding.]

REVOLVING PERIOD................... [In addition to the initial receivables, the trust will purchase additional receivables
                                    during a revolving period beginning on the
                                    closing date and ending not later than the
                                    close of business on [_________ __, 20__].]

                                    [The trust will pay the purchase price for additional receivables with funds on deposit in a revolving account established for the trust. During the revolving period, the servicer will not distribute principal collections on the securities to securityholders. Instead, it will deposit principal collections into the revolving account. The trust expects to purchase additional receivables with an aggregate principal balance approximately equal to the total amount of funds to be deposited into the revolving account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.]

                                    [The revolving period will end no later than [_______ __, 20__].] [The revolving period will terminate earlier if specified servicer defaults or events of default under the sale and servicing agreement or indenture occur.
                                    Any balance remaining in the revolving
                                    account at the end of the revolving period will be applied to partially redeem the securities then outstanding.]

[INTEREST RESERVE ACCOUNT]......... [We anticipate that the average interest rate earned by the trust on investment of
                                    funds in the [pre-funding] [revolving]
                                    account will be less than the interest rate
                                    on the

-------------------------------------------------------------------------------

                                       S-7


-------------------------------------------------------------------------------

                                    securities. To provide a source of funds to cover any shortfall resulting from this difference, we will [deposit [$_______] into a special interest reserve account of the trust] [fund a special interest reserve account of the trust from collections received on the receivables]. On each payment date during the [pre-funding]
                                    [revolving] period, money from the interest reserve account will be used to make up for this interest shortfall.]

[RESIDUAL PAYMENT SECURITIES]       [The issuer may issue one or more new series
                                    of notes or certificates backed by some or
                                    all of the "equity interest" or rights to
                                    the trust assets that are in excess of the
                                    noteholders and certificateholders rights in
                                    those assets.]

[CREDIT ENHANCEMENT]............... [Description of any credit enhancement applicable for a particular series.]

[CROSS COLLATERALIZATION].......... [Description of any cross collateralization between series.]

[THE CERTIFICATES]................. [On the closing date, the issuer will issue certificates in an aggregate principal
                                    amount of [$_________]. [[__________] will
                                    retain the entire principal amount of the
                                    certificates.] The certificates will be
                                    subordinated in priority of payment to
                                    interest and principal on the notes to the
                                    extent described in this prospectus
                                    supplement. The subordination of the
                                    certificates will provide credit enhancement
                                    for the notes.]

DISTRIBUTIONS...................... The servicer, or the indenture trustee on behalf of and at the direction of the
                                    servicer, will establish and maintain a
                                    collection account in the name of the
                                    indenture trustee into which all payments
                                    made on the receivables will be deposited
                                    and held pending distribution to
                                    securityholders.

AVAILABLE FUNDS.................... The available funds for a payment date will be the sum of the following amounts with
                                    respect to the preceding collection period:

                                    -        all principal and interest payments
                                             on the receivables;

-------------------------------------------------------------------------------

                                    -        all proceeds received during the
                                             preceding collection period,
                                             including actual recovery amounts,
                                             with respect to receivables that
                                             became charged-off receivables
                                             during the preceding collection
                                             period, net of the reasonable and
                                             customary out-of-pocket expenses
                                             incurred by the servicer in
                                             connection with collection,
                                             enforcement or liquidation and any
                                             amounts required by law to be
                                             remitted to the obligor on the
                                             charged-off receivable;

                                    -        proceeds from actual recovery
                                             amounts on charged-off receivables;

                                    -        earnings on investments of funds in
                                             the collection account [,
                                             pre-funding account, revolving
                                             account, reserve account, interest
                                             reserve account and yield
                                             supplement account] during the
                                             preceding collection period;

                                    -        the purchase amount deposited in
                                             the collection account for each
                                             receivable that was repurchased by
                                             [the originator] [the seller] [the
                                             servicer]; and]

                                    -        [insert any other amounts
                                             applicable for a particular
                                             series].

APPLICATION OF PAYMENTS............ On each payment date, the indenture trustee will distribute funds on deposit in the
                                    collection account relating to the prior collection period in the priority indicated:

                                    [insert description of the order and
                                    priority of payments applicable for a
                                    series]

FEDERAL TAX CONSIDERATIONS......... Mayer, Brown & Platt, special Federal tax counsel to [________], is of the opinion that for Federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each noteholder, by accepting a note, will agree to treat the notes as debt and each certificateholder, by its acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal, state and local tax purposes. See "Federal Income Tax Considerations" for a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS............... Subject to the restrictions and considerations discussed under "ERISA
                                    Considerations," the notes may be eligible for purchase by employee benefit plans.

                                    An investor that is, or is acting on behalf of, an employee benefit plan, account or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or any entity deemed to hold "plan assets" of the foregoing will be deemed to represent and warrant that its investment in the notes, as applicable, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    The certificates may not be acquired with the assets of any employee benefit plan, account or other retirement arrangement subject to ERISA or Section 4975 of the Code (including the assets of an individual retirement account.)

RATINGS............................ It is a condition to the issuance of the securities that the class [_____] notes be rated at least ["____"] by [______] and the class [_____] certificates be rated at least ["____"] by [_____]. The ratings of the securities address the likelihood of the timely payment of interest on and the ultimate payment of principal of the securities under their terms. These ratings are not a recommendation to buy, sell or hold the securities. We cannot assure you that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the securities.

PAYMENTS WILL BE MADE ONLY          The trust does not have any significant
FROM THE LIMITED ASSETS OF          assets or sources of funds other than the
THE TRUST.                          receivables, amounts on deposit in the trust
                                    accounts [and] [insert description of any credit enhancement]. You must rely on payments on the receivables, amounts, if any, on deposit in the trust accounts [and]
                                    [insert description of credit enhancement] for repayment of the securities.

YOU BEAR REINVESTMENT RISK          The receivables may be prepaid at any time,
AND PAYMENT DELAY RISK              in full or in part, voluntarily or as a
DUE TO REPURCHASE.                  result of defaults, casualties to the
                                    related equipment, death of an obligor or lessor or other reasons. [The originator[
                                    [the seller] [the servicer] may be required to repurchase one or more receivables from the trust if it breaches specified representations or covenants relating to the receivables described in ["Description of the Transaction Documents-- [Sale and]
                                    Assignment of [Initial] Receivables [and
                                    Additional Receivables]."] [The servicer]
                                    [the seller] [the depositor]] also will have the right to purchase all remaining receivables from the trust pursuant to a clean-up call described in ["Summary of Terms--Optional Redemption" and "Description of the Securities--Optional Redemption."]
                                    Each prepayment, repurchase or purchase will shorten the average life of the securities.
                                    [The class [__] notes will be extremely
                                    sensitive to the rate and timing of
                                    payments, including prepayments, on the
                                    receivables. If you purchase a class [__] note at a premium, under some prepayment scenarios, you could fail to recoup your original investment.] [The class __ notes will be adversely affected by a lower than anticipated rate of payment on the receivables.] [The reinvestment risk to an investor in the class [__] notes may be exacerbated in the event of [an increase in the rate of payment on the receivables in a decreasing interest rate environment] [a decrease in the rate of payment on the receivables in an increasing rate environment.]

                                    Prepayment rates may be influenced by a
                                    variety of factors and cannot be predicted with any assurance. You will bear any reinvestment risks resulting from a faster rate of prepayment or repurchase of receivables. Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your securities.

[VARIATIONS IN REGIONAL             As of the [initial] cutoff date, obligors
 ECONOMIC CONDITIONS                located in _______, ________ and ________,
 MAY CAUSE PAYMENT                  respectively, comprised [__%], [__%] and
 REDUCTIONS OR DELAYS.]             [__%]of the [initial] receivables aggregate
                                    principal balance. Adverse economic
                                    conditions or other factors particularly affecting these states may affect the delinquency, loss and repossession experience of the receivables.


[POSSIBLE PRE-PAYMENTS AS A         [If the principal amount of eligible
RESULT OF FUNDING OR                receivables purchased or directly originated
REVOLVING PERIOD.]                  by [________] during the trust's [pre-
                                    funding] [revolving] period is less than the amount [accumulated from collections and the amount] deposited in the trust's
                                    [pre-funding] [revolving] account, we will not have sufficient receivables to sell to the trust during the [pre-funding] period.
                                    This would result in a prepayment of
                                    principal to the securityholders as
                                    described below.

                                    If the aggregate principal balance of
                                    receivables we sell to the trust during the [pre-funding] [revolving] period is less than the amount [accumulated from collections and the amount] deposited in the trust's [pre-funding] [revolving] account, the excess will be applied at the end of the [pre-funding] [revolving] period to partially prepay the securities. Any prepayment under these circumstances will shorten the weighted average life of the securities to an extent that we cannot predict with assurance, since we cannot predict the amount of any prepayment with assurance.]

[CHANGES IN POOL                    [The only required characteristics of the
CHARACTERISTICS AS A RESULT OF      additional receivables transferred to the
PRE-FUNDING OR REVOLVING            trust during the [pre-funding] [revolving]
PERIOD.]                            period will be the eligibility criteria
                                    specified in the sale and servicing
                                    agreement. These additional receivables may be originated using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. As a result, following the transfer of additional receivables to the trust, the characteristics of the entire receivables pool may vary from those of the initial receivables described in

                                    ["The Receivables "]. Since the weighted average life of the securities will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations may affect the weighted average life of the securities.]

[SUBORDINATION OF THE CLASS         [The subordination of the class [__] notes
[__] NOTES PROVIDES ONLY            is intended to increase the likelihood of
LIMITED PROTECTION                  payments on the class [__] notes. The amount
AGAINST LOSSES.]                    of credit enhancement provided through the
                                    subordination of the class [__] notes to the class [__] notes, however, is limited and could be depleted prior to the payment in full of the class [__] notes. If the principal amount of the class [__] notes is reduced to zero, you may suffer losses on your notes.]

[ADDITIONAL RISK FACTORS
APPLICABLE FOR A SPECIFIC SERIES.]

                                    THE TRUST

         The trust was formed under the trust agreement between the trustee and the depositor for the transaction described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the notes and certificates and making payments thereon.

         The trust has no directors, officers or employees and is not involved in any legal proceedings.

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

                   Asset Backed Notes..............[$_____________]
                   Asset Backed Certificates.......[$             ]
                                                   ----------------
                   Total...........................[$             ]
                                                   ================

         [An audited balance sheet of the trust as of [________ __, 20__]is attached as Appendix A to this prospectus supplement.]


THE TRUSTEE

         [_________] will serve as the trustee under the trust agreement. [________]is a [_______] and its principal offices where information can be obtained relating to the trust are located at [_________________]. The [originator] [the seller] [the depositor] [the servicer] and its affiliates may maintain normal commercial banking relations with the trustee and its affiliates.


THE INDENTURE TRUSTEE

         [___________] is the indenture trustee under the indenture. It is a [__________] corporation and its principal offices are located at [________________]. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the sale and servicing agreement.

                                [USE OF PROCEEDS]

              [describe any uses not specified in base prospectus]

                                 THE RECEIVABLES

         [_________] [purchased or originated] [was granted a security interest in] the receivables in the ordinary course of its business. The pool of receivables will consist of [participation interests in] [security interests in] [initial] receivables purchased by the trust as of the closing date [and [participation interests in] [security interests in] any additional receivables purchased during the trust's funding period.] [[________] has selected receivables from its portfolio to include in the pool of [initial] receivables [and will select receivables from its portfolio for inclusion in the pool of additional receivables] using the following eligibility criteria described below.]

ELIGIBILITY CRITERIA

In addition to eligibility criteria set forth in the prospectus under "Summary of Terms--The Assets," the eligibility criteria include that each receivable:

         - has no payment 10% or more of which was more than 29 days past due;

         - has an annual percentage interest rate or APR of not less than [__%] and not more than [__%];

         - [provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least [__] months and not more than [__] months; provided that payments are made on the applicable due dates and except that the final payment may differ];

         - has an outstanding principal balance of not less than [$_____] and not more than [$-----];

         - has a remaining term to scheduled maturity of at least [__] months and not more than [__] months; [and]

         - is either a rule of 78s receivable, fixed value receivable, simple interest receivable or actuarial receivable[; and]

         - [insert any other criteria applicable for a particular series].

         [In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust will meet the following criteria:]

  [insert criteria applicable to pool after transfer of additional receivables]

         The [initial] receivables were originated on or before [________ __, 20__.] The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the [initial] cut-off date. The seller did not [and will not] utilize any selection procedures it believed would be adverse to the securityholders in selecting the receivables.

         Please refer to the tables in Appendix B which set forth information regarding the composition and characteristics of the receivables pool as of the [initial] cutoff date.

                                  THE SELLER(S)

         [Insert description of each seller(s).]

                                THE ORIGINATOR(S)

         [Insert description of each originator(s) and its underwriting procedures and criteria.]

                                  THE SERVICER

         [Insert description of the servicer.]

DELINQUENCY AND LOSS EXPERIENCE

         [Insert description of servicer's loss and delinquency experience including loss and delinquency tables.]

SERVICING AND COLLECTIONS

         [Insert description of servicer's servicing and collection procedures and any commingling rights, including specific percentage of securityholders required to terminate servicer upon servicer default.]

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The rate of payment of principal of each class of notes and the certificates depends primarily on the rate of payment, including prepayments, of the principal balance of the receivables. As a result, final payment of any class of the notes and the final distribution in respect of the certificates could occur significantly earlier than the final scheduled payment dates for each class of notes and certificates. We expect that final payment of the notes and the final distribution on the certificates will occur on or prior to the applicable final scheduled payment date for each class. However, if sufficient funds are not available to pay the notes or the certificates in full on or prior to the applicable final scheduled payment date, final payment of the notes and the final distribution on the certificates could occur later than expected.

         The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. [All of the receivables are repayable at any time without penalty, or with only a nominal penalty, to the obligor.] The rate of prepayment of equipment receivables is influenced by a variety of economic, social and other factors, which, in addition to the factors set forth in the prospectus under "The Receivables--Maturity and Prepayment Considerations," include: [insert prepayment considerations applicable to the receivables supporting the relevant series of securities]. In addition, under certain circumstances, [the originator] [the seller] [the servicer] will be obligated to repurchase receivables from the trust pursuant to the sale and servicing agreement as a result of breaches of specified representations and warranties. You should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield. In the case of securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

         No prediction can be made as to the rate of prepayment on the receivables. We are not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for receivables similar to the receivables over an extended period of time.

         In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes, if any, or the certificates on each payment date, since the amount will depend, in part, on the amount of principal collected during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders and the certificateholders.

         [Description of prepayment speed assumption and modeling assumptions, if any, applicable for a particular series.]

                          DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE NOTES

         The indenture trustee will issue the notes pursuant to the indenture between the indenture trustee and the trust. The notes initially will be represented by notes registered in the name of

Cede & Co. as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participating members. The notes will be issued in minimum denominations of [$_____]and integral multiples of [$_____], except that one note of each class may be issued in another denomination. All references to "holders" or "noteholders" and to authorized denominations, shall reflect the rights of beneficial owners of the notes or "note owners."

DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates pursuant to the trust agreement between the depositor and the trustee.

PAYMENTS

         The notes and certificates will bear interest at the [fixed] [floating] rates described in "Summary of the Notes and Certificates." [Insert description of any floating rate mechanics applicable for a particular series.] [The notes and certificates constitute [strip securities][accrual securities] as described under "[Summary of Terms--[--Strip Securities][--Accrual Securities" in the prospectus]. The indenture trustee will distribute payments of interest to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. Payment dates will occur on the [__] day of each [month] [quarter] or, if that day is not a business day, the next succeeding business day. A business day is any day other than a Saturday, Sunday or any other day on which banks in [___________] are authorized or obligated by law or order to be closed. The indenture trustee will calculate interest on the notes and certificates on the basis of [a 360-day year consisting of twelve 30-day months].

         On each determination date, the indenture trustee will determine the amount in the collection account allocable to interest and the amount allocable to principal. The determination date will be the [__] day of the calendar [month] [quarter] during which any payment date occurs, or if that day is not a business day, the next business day.

         On each payment date, noteholders and certificateholders as of the related record date will be entitled to receive [thirty] days interest at the interest rate on their securities on the outstanding principal balance of their notes or certificates, as applicable, as of the close of the preceding payment date. Nevertheless, on the first payment date, the interest payable to securityholders will be an amount equal to the product of:

         -    the interest rate on the note or certificate;

         -    the initial principal amount of the note or certificate; and

         -    a fraction:

         - the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding the first payment date; and

         -    the denominator of which is 360.

         Interest on the securities which is due but not paid on any payment date will be payable on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the interest rate for that class of securities.

         The indenture trustee will distribute payments of principal to noteholders and certificateholders [monthly] [quarterly] on each payment date commencing [________ __, 20__]. The amount of principal available for distribution will generally equal the principal payment amount.

         The actual date on which the aggregate outstanding principal amount of any class of securities is paid may be earlier than the final scheduled payment dates for that class of notes. See "Weighted Average Life of the Securities."

         On each payment date, all amounts on deposit in the collection account, other than investment earnings, will be generally paid in the following order of priority:

         (1) to servicer, the servicing fee for the related collection period and all accrued and unpaid servicing fees for prior collection periods;

         (2) to trustee and indenture trustee, all accrued and unpaid fees and expenses accrued owing the indenture trustee and the owner trustee;

         (3) to the note payment account for distribution to noteholders on a pro rata basis, accrued and unpaid interest for that payment date;

         (4) to the note payment account for distribution to noteholders, on a pro rata basis, the noteholders principal distributable amount;

         (5) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, accrued and unpaid interest for that payment date;

         (6) to the certificate distribution account for distribution to the certificateholders, on a pro rata basis, the certificateholders principal distributable amount; and

         (7)      to the seller or servicer, any remaining amounts.

         [Insert description of any special priority rules that would apply in a default situation.]

[PRE-FUNDING ACCOUNT] [REVOLVING PERIOD]

         [On the closing date, approximately $____________ of initial receivables will be transferred by the seller to the depositor and by the depositor to the trust and approximately $______________ will be [deposited] [accumulated from collections on the receivables for deposit into] the [pre-funding] [revolving] account. If the principal amount of eligible receivables originated by [__________] during the [pre-funding] [revolving] period is less than the pre-funded amount, the seller will have insufficient receivables to transfer to the depositor and the depositor will have insufficient receivables to transfer to the trust on the subsequent transfer dates, thereby resulting in a prepayment of principal to the noteholders and the certificateholders.]

         [To the extent that the [pre-funded amount] [total amount accumulated in the revolving account] has not been fully applied to the purchase of subsequent receivables by the trust during the [pre-funding] [revolving] period, the noteholders and the certificateholders will receive a prepayment of principal, on the payment date on or immediately following the last day of the pre-funding period. The prepayment amount will be equal to each noteholder's or certificateholder's pro rata share (based on the current principal balance of each class of notes and certificates) of any remaining [pre-funded amount] [amounts in the revolving account] following the purchase of any subsequent receivables on that payment date. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the [original pre-funded amount] [total amount accumulated in the revolving account] and that therefore there will be at least a nominal amount of principal prepaid to the noteholders and to the certificateholders.]

         [If the amount of the pre-funding account will exceed 25% of the aggregate proceeds from the offering, including the specific investments in which the pre-funding account will be invested, then the depositor will specify the actual investments of the pre-funding account in its periodic reports to be filed on Form 8-K and Form 10-K.]

OPTIONAL REDEMPTION

         The [originator] [seller] [servicer] [depositor] is permitted at its option to purchase all remaining receivables from the trust. The [originator] [seller] [servicer] [depositor] may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the receivables is less than or equal to ten percent (10%) of the initial aggregate principal balance of the receivables as of the closing date at a price equal to the remaining unpaid principal amount of the receivables as of such last day of the month plus accrued interest thereon through the payment date on which the redemption will occur. Exercise of these rights will result in the early retirement of the notes and certificates. Upon declaration of an optional redemption, the indenture trustee will give written notice of termination to each noteholder and certificateholder of record. The final payment to any noteholder or certificateholder will be made only upon surrender and cancellation of that holder's note or certificate, as applicable, at the office or agency of the indenture trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents. The transaction documents include, among others, [the purchase agreement], the receivables transfer agreement, the sale and servicing agreement, the trust agreement, and the indenture [insert other relevant agreements]. Copies of the transaction documents will be filed with the Securities and Exchange Commission following the issuance of the securities. This summary is qualified in its entirety by reference to the actual transaction documents.

[DESCRIPTION OF ORIGINATOR/SELLER REPRESENTATIONS AND WARRANTIES]

         [Insert description of representations and warranties.]

[SALE AND] ASSIGNMENT OF [INITIAL] RECEIVABLES [AND ADDITIONAL RECEIVABLES]

         [The seller originated the receivables.] [The seller acquired the receivables from the originator under a purchase agreement dated [_______ __, ____]]. On the closing date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [initial] receivables to the trust under the sale and servicing agreement. The trust will pledge the [initial] receivables to the indenture trustee for the benefit of the noteholders under the indenture.

         [In addition, during the [pre-funding] [revolving] period, under the receivables transfer agreement, the seller will be obligated to sell the depositor, for sale by the depositor to the trust, additional receivables up to the amount on deposit in the [pre-funding] [revolving] account. We expect that the seller will convey additional receivables to the depositor on subsequent transfer dates specified by the seller. The [pre-funding] [revolving] period is the period beginning on the closing date and ending on the earliest to occur of:

         - [the date on which the amount in the pre-funding account is less than [$____];]

         - the date on which an event of default occurs under the indenture or a servicer termination event occurs under the sale and servicing agreement; or

         -        the close of business on [________ __, 20__].]

         [On each subsequent transfer date, the seller will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables to the depositor under the receivables transfer agreement. In turn, the depositor will [sell] [pledge] [participation interests in] [security interests in] the [additional] receivables listed on a schedule attached to an assignment to the trust.]

         [Insert description of additional conditions to transfer of subsequent receivables]

         [Except for the criteria described above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire receivable pool may vary from those of the initial receivables.]

         [Although [__________] will continue to service and administer the receivables under the sale and servicing agreement, [_________] will deliver the original documents evidencing each receivable to the indenture trustee as custodian for the trust.] [In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian for the receivables.]

         [Insert description of actions that will be taken by the related parties as applicable to perfect either the issuer's or the securityholder's security interest in the receivables.]

ACCOUNTS

         The servicer, or the indenture trustee on behalf of and at the direction of the servicer, will establish and maintain the collection account, [the reserve account,] [the pre-funding account,] [the revolving account] [the interest reserve account] [and the yield supplement account] in the name of the indenture trustee for the benefit of noteholders. We refer to these accounts as the trust accounts. The servicer will forward the proceeds of payments on the receivables to the indenture trustee for deposit in the collection account within two business days of its receipt. The indenture trustee will invest funds on deposit in any trust account in eligible investments selected by [the seller] [the depositor] that mature not later than the next payment date.

         [Description of trust account mechanics applicable to a particular series.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate will be [__%] per annum of the aggregate principal balance of the receivables as of the opening of business on the first day of the related collection period. The servicer will also collect and retain any late fees, non-sufficient funds fees, liquidation fees and other administrative fees as a supplemental servicing fee for servicing the receivables. The servicer will allocate payments by or on behalf of obligors to scheduled payments and late fees and other charges in accordance with its normal practices and procedures.

AVAILABLE FUNDS

         On each payment date, the indenture trustee will apply the available funds in the collection account to make required payments of principal and interest to noteholders and certificateholders. See "Summary of Terms--Available Funds" for a description of available funds.

APPLICATION OF PAYMENTS

         [Insert description of the priority and right to payment for each series.]

[SUBORDINATION OF CERTIFICATEHOLDERS]

         [The rights of the certificateholders to receive distributions on the receivables will be subordinated to the rights of the noteholders in the event of defaults and delinquencies on the receivables as provided in the sale and servicing agreement. The protection afforded to the noteholders through subordination will be effected [both] by the preferential right of the noteholders to receive current distributions with respect to the receivables [and by the establishment of the reserve account]. If on any payment date there are not enough funds to distribute amounts due to noteholders, the certificateholders may receive a reduced distribution or no distribution at all.]

         [The subordination of the certificates [and the reserve account] are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. [In addition, the reserve account is intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, in certain circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the reserve account, noteholders and/or certificateholders could incur losses or a temporary shortfall in the amounts distributed could result, which could, in turn, increase the average life of the notes and/or the certificates.]

                        LEGAL ASPECTS OF THE RECEIVABLES

         [Insert discussion of any legal aspects of the receivables relevant to a particular series.] [See "Legal Aspects of the Receivables" in the prospectus.]

                                LEGAL INVESTMENT

         [The class [__] notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes generally the material federal income tax consequences of the purchase, ownership and disposition of the notes and certificates and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax provisions to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. In addition, this summary does not address all federal income tax consequences that may be relevant to an investment in notes or certificates to investors in light of their particular circumstances or special tax situations. For example, the discussion does not apply to:

         -        banks and thrifts,

         -        insurance companies,

         -        regulated investment companies,

         -        dealers in securities,

         -        tax-exempt organizations,

         -        investors subject to the alternative minimum tax,

         -        foreign investors, and

         - trusts, estates or pass-through entities, the equity holders of which are any of the entities described above.

In addition, the discussion is limited to the federal income tax consequences of the initial noteholders and certificateholders and does not address federal income tax consequences to a purchaser of notes or certificates in the secondary market. Further, this discussion is addressed only to holders who hold the notes or certificates as capital assets and does not address tax consequences of investors holding the notes or certificates as part of a conversion transaction, hedge or hedging transaction, of as a position in a straddle or other integrated investment for tax purposes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. However, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms and conditions of issuance similar to those of the notes and the certificates. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the trust will not be characterized as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. However, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, reduced by its interest expense on the notes provided the notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any corporate income tax of this nature could materially reduce cash available to make payments on the notes or certificates.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for federal income tax purposes. The discussion below assumes that this characterization of the notes will be respected.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not strip securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be includible in gross income when received or accrued in accordance with that noteholder's usual method of tax accounting. Under the OID regulations, a holder of a note issued with a DE MINIMIS amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.

         MARKET DISCOUNT; PREMIUM. A holder who purchases a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. Further, a holder who purchases a note at a price that exceeds the principal amount of the note may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of section 171 of the Code.

         SALE OR OTHER DISPOSITION. If a noteholder sells or otherwise disposes of a note, the holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which will be taxable as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder for that note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for such gain representing accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of the disposition the note has been held for more than one year. Capital losses may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who as to the United States is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not (1) actually or constructively a "10 percent shareholder" of the trust or [the seller] [the depositor] or (2) a "controlled foreign corporation" with respect to which the trust or [the seller] [the depositor] is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Internal Revenue Service Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of Internal Revenue Service Form W-8 BEN, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of Internal Revenue Service Form W-8 ECI.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the above procedures with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. The Withholding Tax Regulations will generally be effective for payments made on the notes after December 31, 2000. Prospective investors should consult their tax advisors with respect to the potential impact to them, if any, of the Withholding Tax Regulations.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. We suggest that noteholders consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact to them, if any, of the Withholding Tax Regulations.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, this characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax. Prospective investors should consult their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller, the servicer, the owner trustee, and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders [the seller] [and the depositor], and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller, the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the intended consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities, and that a series of securities includes a single class of certificates.

         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Under the trust agreement, interest payments on the certificates at the certificate interest rate (including interest on amounts previously due on the certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the trust deducts the payments, and certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

         - any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price,

         - prepayment premium, if any, payable to the certificateholders for that month and

         - any other amounts of income payable to the certificateholders for that month.

This allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining items of taxable income, gain, loss and deduction of the trust, if any, will be allocated to the depositor.

         Based on the economic arrangement of the parties, this approach for allocating trust income arguably should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire certificate interest rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would, in effect, be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder accruing guaranteed payments.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations the trust will be deemed to contribute all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminated partnership will be deemed to have distributed interests in the new partnership to the new and remaining partners in liquidation of the old partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

         The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The [seller] will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. Interest paid on a certificate to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding certificates ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the trust, or (ii) the recipient is a controlled foreign corporation to which the trust is a related person) and will be exempt from federal income tax. Upon receipt of the appropriate ownership statements and certifications, the trustee to the trust normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the trustee of the trust to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed and determinable, annual or periodic income paid to Nonresidents.

         The Withholding Tax Regulations modify certain of the filing requirements with which Nonresidents must comply in order to be entitled to an exemption from United States withholding tax or a reduction to the applicable United States withholding tax rate. Those Nonresidents currently required to file Form W-8 or W-8 BEN generally will continue to be required to file that form. However, the requirement that Nonresidents submit Form W-8 or W-8 ECI is extended to most Nonresidents who wish to seek an exemption from withholding tax on the basis that income from the certificates is effectively connected with the conduct of a United States trade or business (in lieu of Form 4224) and to Nonresidents wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations are effective for payments of interest due after December 31, 1999, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. We suggest that prospective investors consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding, the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Considerations" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the notes and certificates. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other plans subject to Section 4975 of the Code and any entity deemed to hold "plan assets" of any of the foregoing by reason of investment in such entity (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         A fiduciary of a Benefit Plan considering the purchase of securities should carefully review with its legal and other advisors whether the assets of the trust would be considered plan assets, and whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. Prospective purchasers of securities using the assets of government plans (as defined in Section 3(32) of ERISA) and certain Church plans (as defined in Section 3(33) of ERISA), which are not subject to Title I of ERISA, should consider applicable state and other laws, which may be substantially similar to ERISA or the Code.

THE NOTES

         Subject to the considerations below, the Notes may generally be acquired by a Benefit Plan. Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

         Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the notes should be treated as an instrument without substantial equity features for purposes of the Plan Asset Regulation. The debt status of the notes could change, after their initial issuance (i.e., they could be treated as equity), by certain changes in the financial condition of the trust. The risk of recharacterization is enhanced for subordinate classes of notes.

         Regardless of whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of the notes with plan assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the issuer, or

Indenture Trustee is or becomes a party in interest under ERISA or a disqualified person under the Code with respect to that Benefit Plan. In such a case, certain exemptions from the prohibited transactions rules may be available, depending upon the type and circumstances of the Benefit Plan fiduciary making the decision to purchase the notes with assets of the Benefit Plan. Included among these exemptions are the following Prohibited Transaction Exemptions ("PTE"):

         - PTE 84-14, applicable to certain transactions effected by a qualified professional asset manager;

         - PTE 90-1, applicable to certain transactions entered into by an insurance company separate account;

         - PTE 91-38, applicable to certain transactions entered into by a bank collective investment trust;

         - PTE 95-60, applicable to certain transactions entered into by an insurance company general account; and

         - PTE 96-23, applicable to certain transactions entered into by an in-house asset manager.

Purchasers acquiring notes with the assets of a Benefit Plan shall be deemed to represent and warrant that such purchase and holding will not give rise to a nonexempt prohibited transaction.

         A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in the assets of the trust being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

         By its acceptance of a note, each noteholder shall be deemed to have represented and warranted that either (i) it is not a Benefit Plan or (ii) its purchase and holding of the note will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or any substantially similar applicable law).

THE CERTIFICATES

The Certificates are not likely to be treated as indebtedness for purposes of the Regulation. Under one exception to the Plan Asset Regulation, however, the assets of the trust will not be treated as plan assets if participation by Plans (as defined below) in the issuer is not "significant." Plan participation will not be "significant" for purposes of the Regulation if less than 25% of each class of equity interests is held by Plans (excluding interests held by persons (other than Plans) that have discretionary authority or control with respect to the assets of Issuer, or who provide investment advice for a fee (direct or indirect) with respect to such assets, or any Affiliate of such a Person (each, a "Controlling Person")). The Department of Labor has taken the position that for purposes of determining whether equity participation in an entity is "significant" for purposes of the Regulation, only the proportion of an insurance company general account's investment that represents Plan assets should be taken into account.

         Accordingly, the Certificates may not be purchased by or transferred to any "employee benefit plan" within the meaning of section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans) or by any "plan" described in section 4975(e)(1) of the Code, or any entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"), except for an insurance company using the assets of its general account that represents and warrants that, at the time of acquisition and throughout the period it holds the Certificates, (i) it is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 (ii) less than 25% of the assets are (or represent) assets of a Plan, and (iii) it is not the Servicer or any other service provider to the trust, or an affiliate of any of the foregoing, and would not otherwise be excluded under 2510.3-101(f)(1).

                                     RATINGS

         It is a condition to the issuance of the securities that the class [__]of notes be rated at least ["___"] by [_________] and the class [__] certificates be rated at least ["___"] by [__________]. We collectively refer to [________] and [________] as the rating agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

         The ratings on the offered securities address the likelihood of the receipt by securityholders of all distributions with respect to the underlying receivables to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by obligors or lessees might differ from those originally anticipated. As a result of the differences in the rate of principal prepayments, securityholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Weighted Average Life of the Securities."

         The [depositor] has not requested a rating on the offered securities by any rating agency other than [_________ and ________]. However, we cannot assure you as to whether any other rating agency will rate the offered securities, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered securities by [___________ and __________].

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, dated [____________ __, 20__], the depositor has agreed to cause the trust to sell to [______________], the underwriter, all of the notes [and the certificates]. The underwriting agreement provides that the underwriter is obligated to purchase all of the notes [and all of the certificates] if any are purchased.

         The underwriter proposes to offer the notes and certificates initially [at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to [___%] of the principal on each class [__] note and [___%] on each class [__] certificate.] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale] The underwriter and those dealers may allow a discount of [___%] of the principal of each class [__] note and [___%] of each class [__] certificate on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

         The depositor estimates that its out of pocket expenses for this offering will be approximately [$________].

         The depositor does not intent do apply for listing of the notes
[or the certificates]. Further, the notes and certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the notes [and the certificates]. However, it is not obligated to do so and may discontinue making a secondary market for the notes [and the certificates] at any time without notice. We cannot assure you as to how liquid the trading market for the notes [and certificates] will be.

         [________] has agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. To explain:

         - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

         - Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

         - Syndicate covering transactions involve purchases of the notes [and certificates] in the open market after the distribution has been completed in order to cover syndicate short positions;

         - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes [and certificates] originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes [and certificates] to be higher than it would otherwise be in the absence of these transactions. The underwriter is not required to engage in these activities and, if commenced, may end any of these activities at any time.

         [In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with [the originator] [the seller] [the depositor] and its affiliates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the notes and certificates and certain federal income tax and other matters will be passed upon for the trust and by [the originator] [the seller] [the servicer] by [____________] and for the underwriter, the depositor and the trust by Mayer, Brown & Platt, Chicago, Illinois. [Mayer, Brown & Platt may from time to time render legal services to the originator, the seller, the servicer and their affiliates.]

                                  [APPENDIX A]

                      [AUDITED BALANCE SHEET OF THE TRUST]

                                   APPENDIX B

                         COMPOSITION OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


Aggregate Principal Balance....................................................................................$___________
Number of Receivables................................................................................................._____
Average Amount Financed........................................................................................$___________
Range of Amounts Financed......................................................................$___________ to $___________
Average Remaining Principal Balance............................................................................$___________
Range of Remaining Principal Balances..........................................................$___________ to $___________
Weighted Average APR................................................................................................._____%
Range of APRs.............................................................................................._____% to _____%
Weighted Average Original Term to Maturity (1)..................................................................____ months
Range of Original Terms to Maturity.....................................................................____ to ____ months
Weighted Average Remaining Term to Maturity (1).................................................................____ months
Range of Remaining Terms to Maturity....................................................................____ to ____ months
New Equipment (Percentage of Aggregate Principal Balance).............................................................____%
Used Equipment (Percentage of Aggregate Principal Balance)............................................................____%

    (1)           Rounded to the nearest month.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                         AS OF THE [INITIAL] CUTOFF DATE

                                                         Percentage
                                 Aggregate              by Aggregate                               Percentage
                                 Principal                Principal            Number of          by Number of
       APR Range                  Balance                Balance (1)          Receivables        Receivables (1)
       ---------                  -------                -----------          -----------        ---------------
                %        $                                        %









                                  -------                ---------            -----------        -----------
TOTAL                    $                                  100.00%                                   100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

                     GEOGRAPHIC DISTRIBUTION OF RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE

                                                     Percentage
                                                    by Aggregate                                 Percentage
                             Aggregate               Principal              Number of           by Number of
State                    Principal Balance            Balance (1)          Receivables         Receivables (1)
-----                    -----------------            -----------          -----------         ---------------
                     $                                        %                                            %









                         -----------------            --------             -----------         ------------
TOTAL                $                                  100.00%                                      100.00%

 (1)     Percentages may not add up to 100.00% because of rounding.

     DISTRIBUTION BY ORIGINAL TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE



                                                         Percentage
                                     Aggregate          by Aggregate                              Percentage
                                     Principal            Principal            Number of         by Number of
Range of Original Terms               Balance             Balance (1)         Receivables       Receivables(1)
-----------------------               -------           -----------           -----------       -----------
to  months                     $                                   %                                       %
to  months
to  months
to  months
to  months
to  months
to  months
to  months
to  months
months
                                ------------------         --------            ----------          --------
TOTAL                           $                            100.00%                                 100.00%




(1)      Percentages may not add up to 100.00% because of rounding.

     DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY OF THE RECEIVABLES
                         AS OF THE [INITIAL] CUTOFF DATE


                                                         Percentage
                                     Aggregate          by Aggregate                              Percentage
                                     Principal            Principal            Number of         by Number of
Range of Remaining Terms              Balance             Balance (1)         Receivables       Receivables(1)
------------------------               -------           -----------           -----------       -----------
to  months                     $                                   %                                       %
to  months
to  months
to  months
to  months
to  months
to  months
to  months
to  months
months
                                ------------------         --------            ----------          --------
TOTAL                           $                            100.00%                                 100.00%




(1)      Percentages may not add up to 100.00% because of rounding.

                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         AS OF THE [INITIAL] CUTOFF DATE


                                                         Percentage
                                     Aggregate          by Aggregate                              Percentage
                                     Principal            Principal            Number of         by Number of
Amount Financed                       Balance             Balance (1)         Receivables       Receivables(1)
---------------                       -------           -----------           -----------       -----------
$5,000.00 to $9,999.99          $                                  %                                       %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$65,000.00 to $69,999.99
$100,000.00 and above
                                ------------------         --------            ----------          --------
TOTAL                           $                            100.00%                                 100.00%




(1)      Percentages may not add up to 100.00% because of rounding.

            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         AS OF THE [INITIAL] CUTOFF DATE



                                                          Percentage
                                      Aggregate          by Aggregate                               Percentage
Current                               Principal            Principal            Number of          by Number of
Principal Balance                      Balance            Balance (1)          Receivables        Receivables(1)
-----------------                      -------            -------              -----------        -----------
$5,000.00 to $9,999.99             $                                 %                                          %
$10,000.00 to $14,999.99
$15,000.00 to $19,999.99
$20,000.00 to $24,999.99
$25,000.00 to $29,999.99
$30,000.00 to $34,999.99
$35,000.00 to $39,999.99
$40,000.00 to $44,999.99
$45,000.00 to $49,999.99
$50,000.00 to $54,999.99
$55,000.00 to $59,999.99
$60,000.00 to $64,999.99
$95,000.00 to $99,999.99
                                      ----------             --------            -------                --------
TOTAL                              $                           100.00%                                    100.00%




(1)      Percentages may not add up to 100.00% because of rounding.

                       DISTRIBUTION OF RECEIVABLES BY TYPE



                                                          Percentage
                                       Aggregate         by Aggregate                               Percentage
                                       Principal           Principal            Number of          by Number of
                                        Balance           Balance (1)          Receivables        Receivables(1)
                                        -------           -------              -----------        -----------
Rule of 78's receivables           $                                 %                                          %
Fixed value receivables
Simple interest receivables
Actuarial receivables
                                      ----------             --------            -------                --------
TOTAL                              $                           100.00%                                    100.00%




(1)      Percentages may not add up to 100.00% because of rounding.


         [Insert additional tables setting forth information applicable to receivables supporting a specific series.]

                                                         [PROSPECTUS VERSION 3]

The information in this prospectus and the accompanying prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This prospectus and the accompanying prospectus supplement are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                      Depositor

                                  ASSET-BACKED NOTES
                              ASSET-BACKED CERTIFICATES

VARIOUS SPECIAL-PURPOSE FINANCE COMPANIES FORMED BY THE DEPOSITOR, AND VARIOUS TRUSTS CREATED BY THE DEPOSITOR MAY FROM TIME TO TIME ISSUE ONE OR MORE SERIES AND CLASSES OF ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES REPRESENTING INTERESTS IN A SEGREGATED POOL OF ASSETS.


THE SECURITIES IN A SERIES:

     -    will be paid only from the assets related to that series; and

     - may be divided into multiple classes of notes and certificates having different rights as to distributions, security and priority.

THE ASSETS UNDERLYING THE SECURITIES OF A SERIES WILL INCLUDE OWNERSHIP, PARTICIPATION OR SECURITY INTERESTS IN:

     -    installment sales contracts and loan contracts secured by equipment;

     -    finance leases of equipment; or

     - a combination of installment sales contracts and loan contracts secured by, and finance leases of, equipment.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE [   ] IN THIS PROSPECTUS
AND PAGE S-[   ] IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

Any notes of a series represent obligations of, and certificates of a series represent interests in, the related assets only. Any notes and certificates of a series do not represent interests in or obligations of any servicer, any seller, any originator, depositor or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this prospectus is [INSERT DATE].

                    OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                            AND THE PROSPECTUS SUPPLEMENT


     We provide information to you about the securities in two separate documents that progressively provide more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of securities; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of securities, including:

          -    the class or classes of securities;

          - the timing, priority and rate of interest and principal distributions for each class of securities;

          -    financial and other information about the related assets;

          -    any credit enhancement for each class of securities;

          - information regarding the servicer and any trustee(s) for the series;

          - information regarding the seller(s) of the related assets and the underwriting guidelines used by that seller;

          -    information regarding tax considerations;

          -    the ratings for each class; and

          -    the method for selling the securities.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR SECURITIES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR SECURITIES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention: P. Carter Rise. See "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                 TABLE OF CONTENTS


                                                                               ||Page
                                                                                 ----

Summary of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     The Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Pre-funding; Purchase of
     Receivables after the Closing
          Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Revolving Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Receivables Purchased
          after the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Originator(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     The Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Characteristics of the Securities . . . . . . . . . . . . . . . . . . . . . . .7
     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Strip Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Accrual Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Distributions to the
          Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Mandatory Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Credit and Payment
          Enhancement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Cross-collateralization . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Legal Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Repurchase by Originator and/or
          Seller Required for Breaches of
          Representation or Warranty . . . . . . . . . . . . . . . . . . . . . . . 12
     Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     ERISA Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     It may not be possible to find an investor to purchase
          your securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Interests of other persons in the receivables or the financed equipment could reduce the funds available to make payments on your securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Insolvency of a party in possession of the receivables may reduce the funds available to make payments on your securities . . . . . . . . 17
     Bankruptcy of an originator, a seller or the depositor could result in delays in payment or losses on the securities . . . . . . . . . . . . 17
     The securities are not guaranteed and only the related assets are available to pay your securities . . . . . . . . . . . . . . . . . . 18
     You may suffer losses if a third party purchases a receivable without knowledge of the issuer's interests. . . . . . . . . . . . . . . . . . . 19
     You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Statutory limitations on realization of financed equipment due to insolvency of obligors may cause payment reductions and delays . . . . . 20
     Limitations on enforceability of the receivables because of consumer protection laws may cause payment reductions or delays . . . . . . . . . 20

                                         iii

     Extension or deferral of payments on receivables may increase weighted average life of the securities. . . . . . . . . . . . . . . . . 21
     Subordination may cause some classes of securities to bear additional credit risk. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     You may have to reinvest your principal at a lower rate of return because of prepayments on the securities. . . . . . . . . . . . . 22
     The yield to maturity of some types of securities will be extremely sensitive to prepayments.. . . . . . . . . . . . . . . . . . . . . . . . 23
     If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency . . . . 23
     You may experience losses on your securities if insurance on the financed equipment is less than outstanding principal and
          interest on the related receivable . . . . . . . . . . . . . . . . . . . 23
     Limited remedies for breaches of representations could reduce or delay payments to you. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

The Issuers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Rule of 78s Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Maturity and Prepayment Considerations. . . . . . . . . . . . . . . . . . . . 28

Delinquencies, Repossessions, and Net Losses . . . . . . . . . . . . . . . . . . . 29
     Origination of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Pre-funding; Purchase of Receivables after the Closing Date . . . . . . . . . 29
     Revolving Period; Purchase of Receivables after the Closing Date. . . . . . . 29

The Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Description of the Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Distributions of Principal and Interest . . . . . . . . . . . . . . . . . . . 32
     Pool Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Book-Entry Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Reports to Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . 37

Description of the Purchase Agreements, Receivables Transfer Agreements
     and the Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Seller; Originator Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Depositor; Seller Repurchase
          Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Acquisition of Receivables by Issuer. . . . . . . . . . . . . . . . . . . . . 39
     Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Eligible Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Eligible Institution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     The Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


                                          iv

     Servicing Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Payments on Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Servicing Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . 42
     Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Credit and Cash Flow Enhancements . . . . . . . . . . . . . . . . . . . . . . 43
     Statements to Indenture Trustees and Trustees . . . . . . . . . . . . . . . . 44
     Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Matters Regarding the Servicers . . . . . . . . . . . . . . . . . . . . . . . 45
     Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Rights upon Servicer Default. . . . . . . . . . . . . . . . . . . . . . . . . 46
     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Insolvency Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

Legal Aspects of the Receivables . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Insolvency of an Originator, a Seller or the Depositor may result in
          Consolidation of their Assets with the Issuer. . . . . . . . . . . . . . 48
     Perfection and Priority With Respect to Receivables . . . . . . . . . . . . . 50
     Security Interests in Financed Equipment. . . . . . . . . . . . . . . . . . . 50
     Priority of Liens Arising by Operation of Law . . . . . . . . . . . . . . . . 51
     Repossession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Notice of Sale; Redemption Rights . . . . . . . . . . . . . . . . . . . . . . 52
     Deficiency Judgments and Excess Proceeds. . . . . . . . . . . . . . . . . . . 52
     Consumer Protection Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Other Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Methods of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . . . 57

Incorporation of Information by Reference. . . . . . . . . . . . . . . . . . . . . 57


                                  SUMMARY OF TERMS


- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE SECURITIES, CAREFULLY READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

DEPOSITOR . . . . . . . . . . . . .     Prudential Securities Secured Financing
                                        Corporation, formerly known as P-B
                                        Secured Financing Corporation, a
                                        Delaware corporation, a wholly-owned
                                        limited purpose finance subsidiary of
                                        Prudential Securities Incorporated.

ISSUER. . . . . . . . . . . . . . .     The issuer for a series may be a
                                        special-purpose finance company formed
                                        by the depositor or a trust created by
                                        the depositor.  An owner trust may be
                                        formed by a trust agreement between the
                                        trustee and the depositor.  A grantor
                                        trust may be formed by a pooling and
                                        servicing agreement among the trustee,
                                        the depositor and the servicer for that
                                        trust.  No issuer will register as an
                                        "investment company" under the
                                        Investment Company Act of 1940, as
                                        amended.

THE ASSETS. . . . . . . . . . . . .     The assets supporting the securities of
                                        a series will consist of a combination
                                        of:

                                        -    receivables consisting of
                                             ownership, participation or
                                             security interests in:

                                             -    installment sales contracts
                                                  and loan contracts secured by
                                                  equipment; or

                                             -    finance leases of equipment;

                                        -    monies received under the initial
                                             receivables after the related
                                             cut-off date related to the assets
                                             of the series and under additional
                                             receivables transferred to the
                                             issuer after a later cut-off date;

                                        -    amounts held in bank accounts
                                             established for that series,
                                             including amounts on deposit in any
                                             collection account, pre-funding
                                             account, revolving account,
                                             reserve account, yield supplement
                                             account or other account for that
                                             series as specified in the related
                                             prospectus supplement;

                                        -    unless otherwise specified in the
                                             accompanying prospectus supplement,
                                             interest and other investment
                                             income earned on short-term
                                             investments held by, or on behalf
                                             of, your issuer;

                                        -    security interests in the equipment
                                             financed by the receivables;

                                        -    any proceeds from insurance
                                             policies covering financed
                                             equipment or the related obligors;

                                        -    the proceeds of any repossessed
                                             equipment financed by the
                                             receivables;

                                        -    rights of any seller under its
                                             purchase agreement with an
                                             originator and rights of the
                                             depositor under its receivables
                                             transfer agreement with the
                                             seller; and

                                        -    any credit enhancement for each
                                             class of the series;

                                        We refer to the installment sales
                                        contracts and loan contracts as
                                        "installment sales contracts" and to
                                        installment sales contracts and leases,
                                        collectively, as "receivables."

                                        The receivables supporting each series
                                        of securities will be selected using
                                        several criteria.  These criteria will
                                        include that:

                                        (1)  each receivable is for the purchase
                                             or lease of equipment which:

                                        -    is personal property that is
                                             subject to Uniform Commercial Code
                                             provisions relating to title
                                             transfer, security interests and
                                             remedies upon default; and

                                        -    was purchased by the related
                                             obligor, or leased to the related
                                             lessee, in the ordinary course of
                                             business or for home use;

                                        (2)  the related installment sales
                                             contract or lease which gave rise
                                             to the receivable constitutes
                                             chattel paper within the meaning of
                                             the Uniform Commercial Code, or,
                                             but for a technical definitional
                                             matter, would be treated as chattel
                                             paper for purposes of Uniform
                                             Commercial Code provisions relating
                                             to title transfer, security
                                             interests and remedies upon
                                             default;

                                        (3)  each receivable was either
                                             originated by a seller or acquired
                                             by a seller from one or more
                                             originators;

                                        (4)  neither the receivable nor the
                                             equipment related thereto is
                                             subject to federal or state
                                             registration requirements which
                                             differ materially from, or
                                             supplant, standard Uniform
                                             Commercial Code provisions
                                             governing (x) remedies upon
                                             default, or (y) the manner in which
                                             title or security interests in
                                             chattel paper or the related
                                             equipment is determined or
                                             perfected--for example we will
                                             exclude receivables for the
                                             purchase or lease of motor
                                             vehicles, ships or boats, aircraft
                                             and firearms or other weapons;

                                        (5)  in the case of leases, constitutes
                                             a finance lease and that provides
                                             for payments of rent and related
                                             payments and to either the return
                                             of the equipment at the termination
                                             of the lease or the payment of a
                                             nominal (i.e., $1) purchase price
                                             for the equipment at the election
                                             of the lessee; and

                                        (6)  in the case of installment sales
                                             contracts, provide for scheduled
                                             payments that fully amortize the
                                             amount financed over the original
                                             term to maturity of the receivable.

                                        Additional criteria for any particular
                                        issuer's receivables may be listed in
                                        the related prospectus supplement.  We
                                        will not use selection procedures that
                                        we believe to be adverse to you in
                                        selecting the receivables to be
                                        transferred to your issuer.

                                        Receivables that are to be included in
                                        any asset pool will be sold or pledged
                                        by one or more sellers to the depositor
                                        under a receivables transfer agreement.
                                        On or before the
                                        closing date specified in the related
                                        prospectus supplement, the depositor
                                        will transfer the initial receivables
                                        having an aggregate principal balance
                                        specified in the related prospectus
                                        supplement as of the cut-off date
                                        related to those receivables to a trust
                                        or special-purpose finance company under a transfer and servicing agreement.

                                        The transfer and servicing agreement may be in the form of:

                                        -    a sale and servicing agreement
                                             among the depositor, the related
                                             servicer, the related indenture
                                             trustee and the related issuer; or

                                        -    a pooling and servicing agreement
                                             among the depositor, the related
                                             servicer and the related trust if
                                             the trust is to be treated as a
                                             grantor trust for federal income
                                             tax purposes.

PRE-FUNDING; PURCHASE OF
RECEIVABLES AFTER THE CLOSING
DATE. . . . . . . . . . . . . . . .     If specified in the related prospectus
                                        supplement, an issuer may be permitted
                                        to purchase additional receivables
                                        during a specified pre-funding period
                                        after the closing date for that series
                                        not to exceed one year from the closing
                                        date.  An issuer will purchase
                                        additional receivables with amounts
                                        deposited in a pre-funding account on
                                        the closing date.

                                        The pre-funded amount will initially
                                        equal the amount specified in the
                                        related prospectus supplement.  The
                                        pre-funded amount may be up to 40% of
                                        the aggregate principal amount of the
                                        related series of securities.  The
                                        pre-funding account will be reduced by
                                        the amount used to purchase receivables
                                        after the closing date.  One or more
                                        classes of securities of the related
                                        series may be prepaid with any amounts
                                        remaining in the pre-funded account for
                                        that series at the end of the specified
                                        pre-funding period for that series.

                                        In addition, during some or all of a
                                        pre-funding period, all or a portion of
                                        the payments collected on the related
                                        receivables may be used to purchase
                                        additional receivables, rather than to
                                        fund payments of principal to
                                        securityholders.  As a result, the
                                        related securities may have an
                                        interest-only period.  The pre-funding
                                        period or interest only period for any
                                        series of securities may terminate
                                        earlier than anticipated if events
                                        described in the related prospectus
                                        supplement occur.

REVOLVING PERIOD. . . . . . . . . .     If specified in the related prospectus
                                        supplement, all or a portion of the
                                        collections received on the related
                                        receivables during a specified revolving period and any other amounts described in the related prospectus supplement, will be deposited in a revolving account and used to purchase additional receivables after the closing date. No principal collections on the receivables will be distributed to the securityholders of that series during the revolving period. Although the specific parameters of the revolving account for any issuance of securities will be specified in the related prospectus supplement, it is anticipated that the revolving period will not exceed three years from the related closing date. The revolving period for any series of securities may terminate earlier than anticipated if events described in the related prospectus supplement occur.

                                        If the amount on deposit in a revolving
                                        account at specified times during the
                                        revolving period exceeds the maximum
                                        permitted revolving account balance
                                        specified in the related prospectus
                                        supplement, the holders of that series
                                        of securities will receive a
                                        distribution of principal on their
                                        securities on the next payment date in
                                        an amount equal to the amount of that
                                        excess.  One or more classes of
                                        securities of the related series may be
                                        prepaid with any amounts remaining in
                                        the revolving account for that series at the end of the specified revolving period for that series.

                                        Thereafter principal distributions will
                                        be made to the holders of the related
                                        series of securities in the manner
                                        otherwise specified in this prospectus
                                        and in the related prospectus
                                        supplement.

RECEIVABLES PURCHASED
AFTER THE CLOSING DATE. . . . . . .     Subsequent receivables to be acquired
                                        during any pre-funding period or
                                        revolving period will be subject to the
                                        same types of representations and
                                        warranties as the initial
                                        receivables included in the related
                                        receivables pool on the related closing
                                        date.

                                        Additional criteria, however, may also
                                        be required to be satisfied, as
                                        described in the related prospectus
                                        supplement.  Any subsequent receivables
                                        will have been originated in accordance
                                        with the underwriting criteria described in the related prospectus supplement.

SERVICER. . . . . . . . . . . . . .     The related prospectus supplement will
                                        identify the servicer for that series.
                                        The servicer will service and administer the related assets for that series under the related transfer and servicing agreement. The servicer may subcontract all or any portion of its obligations as servicer to qualified subservicers. The servicer will remain obligated for its obligations as servicer whether or not subservicers are used.

TRUSTEE . . . . . . . . . . . . . .     If the issuer for a series is a trust,
                                        the related prospectus supplement will
                                        identify the trustee for that series.

INDENTURE TRUSTEE . . . . . . . . .     If a series of securities includes
                                        notes, the related prospectus supplement will identify the indenture trustee for that series. The notes will be issued and secured under an indenture between the issuer and the indenture trustee.
                                        If the issuer is a trust, it and the
                                        indenture will be administered by
                                        separate independent trustees.

SELLER(s) . . . . . . . . . . . . .     The related prospectus supplement will
                                        identify the seller(s) of receivables
                                        supporting that series.  The depositor
                                        may acquire receivables from one or more sellers in connection with a series under one or more receivables transfer agreements. Sellers may be affiliates of the depositor.

ORIGINATOR(s) . . . . . . . . . . .     The originators for a particular series
                                        will be identified in the related
                                        prospectus supplement. An originator of
                                        receivables may be:

                                        -    a manufacturer of equipment;

                                        -    a dealer or vendor that may or may
                                             not be affiliated with one or more
                                             manufacturers; or

                                        -    an originator or owner of
                                             installment sales contracts secured
                                             by, or leases of, equipment.

                                        A seller may be the originator of the
                                        receivables or may have acquired the
                                        receivables from an originator.  A
                                        seller may acquire receivables from one
                                        or more originators in connection with a series under one or more purchase agreements.

THE SECURITIES. . . . . . . . . . .     The securities will be issued in series.
                                        A series may include one or more classes of certificates. A series may also include one or more classes of notes.
                                        Any certificates of a series represent
                                        beneficial ownership in the related
                                        assets and will be issued under a trust
                                        agreement or a pooling and servicing
                                        agreement.  The notes of a series
                                        represent indebtedness of the issuer and will be issued under an indenture. Each series will be backed by a segregated pool of assets.

                                        The rights and benefits of any issuer
                                        under a sale and servicing agreement
                                        will be assigned to the related
                                        indenture trustee as collateral for the
                                        notes of the related series.  The
                                        securities will not be obligations,
                                        either recourse or non-recourse, of the
                                        depositor, the related servicer, the
                                        related seller(s), the related
                                        originator(s) or any person other than
                                        the related issuer.

                                        An owner trust form of prospectus
                                        supplement will be used for a series
                                        that includes both notes and
                                        certificates.  A grantor trust form of
                                        prospectus supplement will be used for a series that includes only certificates. Each prospectus supplement will specify the securities being offered. Some or all of the securities of a series may not be offered to the public.

CHARACTERISTICS OF THE SECURITIES .     Securities, other than strip securities,
                                        offered by this prospectus and the
                                        related prospectus supplement will have
                                        a principal balance and a specified
                                        interest rate.

                                        The characteristics of the securities
                                        issued may differ from one another. Any
                                        differences in characteristics will be
                                        specified in the prospectus supplement.
                                        Some of these characteristics are:

                                        -    rate at which interest, if any,
                                             accrues;

                                        -    fixed, variable or adjustable
                                             interest rates;

                                        -    timing and frequency of interest
                                             payments;

                                        -    amount of payments of interest and
                                             principal or other distributions;

                                        -    priority of interest and principal
                                             payments and allocation of losses
                                             relative to other classes;

                                        -    whether or not distributions of
                                             principal and interest will be
                                             delayed or not made at all upon the
                                             occurrence of specified events; and

                                        -    whether payments of principal and
                                             interest may or may not be made
                                             from designated portions of the
                                             pool of receivables.

SUBORDINATION . . . . . . . . . . .     A series may include one or more classes
                                        of securities that are senior to one or
                                        more other classes of securities as to
                                        distributions of principal and interest
                                        and allocations of losses on the related receivables.

STRIP SECURITIES. . . . . . . . . .     A series may include one or more classes
                                        of strip securities that provide for
                                        distributions of interest which are
                                        disproportionately large or small in
                                        comparison to the principal
                                        distribution, including:

                                        -    distributions of interest with no
                                             or only a nominal distribution of
                                             principal; or

                                        -    distributions of principal with no
                                             or only a nominal distribution of
                                             interest.

ACCRUAL SECURITIES. . . . . . . . .     A series may include one or more classes
                                        of accrual securities as to which
                                        certain accrued interest will not be
                                        distributed to securityholders.  That
                                        interest will instead be added to the
                                        principal balance of the securities on
                                        each
                                        payment date. If the security is also a strip security, that interest will be added to the nominal balance of the securities on each payment date.

DISTRIBUTIONS TO THE
SECURITYHOLDERS . . . . . . . . . .     Principal and interest on the securities
                                        will be paid on specified payment dates
                                        that may occur monthly, quarterly or
                                        semi-annually, over the life of the
                                        securities.  The payment date or dates
                                        for each class of a series will be
                                        described in the related prospectus
                                        supplement.

                                        Collections on the related assets
                                        received during the collection period
                                        preceding the payment date will be used
                                        to fund payments to securityholders on
                                        the next payment date.  The collection
                                        period for a series will be specified in the related prospectus supplement. All or a portion of collected payments from a collection period may be used to acquire additional receivables during a pre-funding period or a revolving period. See "The
                                        Receivables--Pre-funding; Purchase of
                                        Receivables after the Closing Date" and
                                        "--Revolving Period; Purchase of
                                        Receivables after the Closing Date."

                                        In addition, all or a portion of the
                                        collected payments may be retained by
                                        the related trustee and held in
                                        temporary investments for a specified
                                        period before being used to fund
                                        payments to securityholders as may be
                                        required by the related transfer and
                                        servicing agreement to:

                                        -    slow the amortization rate of the
                                             related securities; or

                                        -    attempt to match the amortization
                                             rate of the related securities to
                                             an amortization schedule
                                             established when the securities
                                             were issued.

                                        The transfer and servicing agreement may terminate these features if specified events described in the related prospectus supplement occur. As a result, distributions may be made to the related securityholders earlier than anticipated and the amortization of the related securities may be accelerated.

INTEREST RATES. . . . . . . . . . .     Each class of securities may have a
                                        different interest rate, which may be
                                        fixed or adjustable.  The related
                                        prospectus supplement will specify the
                                        interest rate for each class of
                                        securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

OPTIONAL REDEMPTION . . . . . . . .     The related servicer, the related
                                        seller, the depositor or, if specified
                                        in the related prospectus supplement,
                                        other entities may, at their option,
                                        purchase the receivables related to a
                                        series when the remaining receivables
                                        related to that series are less than a
                                        specified percentage of (unless other
                                        specified in the related prospectus
                                        supplement) the aggregate principal
                                        balance of the receivables at the time
                                        the related series was issued.

MANDATORY TERMINATION . . . . . . .     The related trustee or servicer or other
                                        entities specified in the related
                                        prospectus supplement may be required to effect early retirement of all or any portion of a series of securities by soliciting competitive bids for the purchase of the related assets or otherwise, under other circumstances and in the manner specified in the related prospectus supplement.

CREDIT AND PAYMENT
ENHANCEMENT . . . . . . . . . . . .     The related prospectus supplement will
                                        describe the credit enhancement, if any, for any class or classes or series of securities. Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued in connection with that prospectus supplement. Credit or payment enhancement may consist of one or more of the following:

                                        -    subordination of one or more
                                             classes of securities;

                                        -    a financial guaranty insurance
                                             policy;

                                        -    a reserve account;

                                        -    a yield supplement account;

                                        -    collateralization greater than the
                                             principal amount of  securities
                                             issued;

                                        -    letters of credit;

                                        -    credit or liquidity facilities;

                                        -    repurchase obligations;

                                        -    cash deposits; or

                                        -    other agreements with respect to
                                             third party payments or other
                                             support.

CROSS-
COLLATERALIZATION . . . . . . . . .     As may be described in the related
                                        prospectus supplement, a series or class of securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar receivables. Except to the limited extent that some collections in excess of the amounts needed to pay the related securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities, no payment received on any receivable related to any series may be applied to the payment of securities of any other series.

LEGAL CONSIDERATIONS. . . . . . . .     The related seller(s) and/or any
                                        originator from whom the seller acquired the receivables for a series, will warrant in a receivables transfer agreement or purchase agreement, as applicable, that the transfer of the receivables by it to the depositor or the seller, as applicable, is:

                                             -    a valid assignment, transfer
                                                  and conveyance of the
                                                  receivables; or

                                             -    if specified in the related
                                                  prospectus supplement, either:

                                             -    a valid assignment, transfer
                                                  and conveyance of receivables
                                                  to the seller or the depositor
                                                  as applicable; or

                                             -    a valid grant of a security
                                                  interest in the receivables.

                                        The depositor will warrant in a transfer and servicing agreement:

                                        -    if the depositor or the related
                                             seller(s) retain title to the
                                             receivables, that the issuer for
                                             the benefit of the securityholders
                                             has a valid security interest in
                                             the receivables; or

                                        -    if the depositor transfers the
                                             receivables to an issuer, that the
                                             transfer of the receivables to the
                                             issuer is either:

                                             -    a valid assignment, transfer
                                                  and conveyance of the
                                                  receivables to the issuer; or

                                             -    the issuer on behalf of the
                                                  securityholders has a valid
                                                  security interest in the
                                                  receivables.

                                        Each prospectus supplement will specify
                                        what actions will be taken by the
                                        related parties as applicable to perfect the issuer's and, if applicable, the securityholder's security interest in the receivables.

REPURCHASE BY ORIGINATOR AND/OR
SELLER REQUIRED FOR BREACHES OF
REPRESENTATION OR
WARRANTY. . . . . . . . . . . . . .     The related originator and/or seller
                                        will make representations and warranties in the related purchase agreement or receivables transfer agreement, as applicable, relating to the receivables in which it transfers an interest to the seller or the depositor. An originator and/or seller will be required to repurchase the interest transferred by it in a receivable if:

                                        -    one of its representations or
                                             warranties is breached and remains
                                             uncured with respect to that
                                             receivable; and

                                        -    the interest of the securityholders
                                             of those assets is materially
                                             adversely affected by the breach.

                                        For a discussion of the representations
                                        and warranties given by an originator
                                        and/or the seller and its related
                                        repurchase obligations, see "Description of the Purchase Agreements, Receivables Transfer Agreements and the Transfer and Servicing Agreements--Acquisition of
                                        Receivables by Seller; Originator
                                        Repurchase Obligations" and
                                        "--Acquisition of Receivables by
                                        Depositor; Seller Repurchase
                                        Obligations" in this prospectus.

TAX STATUS. . . . . . . . . . . . .     Securities of each series offered hereby
                                        will, for federal income tax purposes,
                                        constitute either:

                                        -    interests in a trust treated as a
                                             grantor trust under applicable
                                             provisions of the internal revenue
                                             code,

                                        -    debt issued by an issuer; or

                                        -    interests in a trust or other
                                             entity which is treated as a
                                             partnership.

                                        The prospectus supplement for each
                                        series of securities will summarize
                                        federal income tax considerations
                                        relevant to the purchase, ownership and
                                        disposition of the securities offered by that prospectus supplement.

                                        If specified in the related prospectus
                                        supplement, a trust may make an election to be treated as a "financial asset securitization investment trust" or "FASIT." The applicable transfer and servicing agreement may contain provisions to make FASIT election and issue the securities on terms and conditions as are permitted to a FASIT and described in the related prospectus supplement.

                                        Investors are advised to consult their
                                        tax advisors and to review "Federal Tax
                                        Considerations" and "State Tax
                                        Consequences" in the related prospectus
                                        supplement.

ERISA
CONSIDERATIONS. . . . . . . . . . .     The prospectus supplement for each
                                        series of securities will summarize
                                        considerations under the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended, relevant to the purchase of
                                        the securities by employee benefit plans and individual retirement accounts.
                                        Some classes of securities will not be
                                        eligible for purchase by such plans and
                                        accounts. See "ERISA Considerations" in the related prospectus supplement.

RATINGS . . . . . . . . . . . . . .     At issuance, each class of securities
                                        offered by this prospectus will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See
                                        "Ratings" in this prospectus and in your prospectus supplement.

                                     RISK FACTORS

You should consider the following risk factors carefully in deciding whether to purchase any of the securities.

IT MAY NOT BE POSSIBLE TO FIND     The underwriters may assist in resales of
AN INVESTOR TO PURCHASE  YOUR      securities, but they are not required to do
SECURITIES.                        so.  A secondary market for your securities
                                   may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. Illiquidity also could have an adverse effect on the market value of your securities. Securities will not be listed on any securities exchange.

INTERESTS OF OTHER PERSONS IN      As described in the related prospectus
THE RECEIVABLES OR THE             supplement, under the related transfer and
FINANCED EQUIPMENT COULD           servicing agreement, either the trustee, the
REDUCE THE FUNDS AVAILABLE TO      depositor, the related seller(s) or the
MAKE PAYMENTS ON YOUR              related servicer will be required to
SECURITIES.                        maintain possession of the original copies
                                   of all receivables that constitute chattel paper. If the depositor or a seller retains possession of the related receivables,

                                   -    the servicer may take possession of
                                        original copies as necessary for the
                                        enforcement of any receivable; and

                                   -    the related prospectus supplement may
                                        describe specific trigger events that
                                        will require delivery of those
                                        receivables to the issuer.

                                   Another person could acquire an interest in a receivable that is superior to the issuer's interest by obtaining physical possession of the chattel paper that evidences the receivable. If the depositor, the servicer, the trustee, a seller, an originator or other third party, while in possession of the receivables, sells or pledges and delivers the receivables to another party, in violation of the purchase agreement, the receivables transfer agreement or the transfer and servicing agreement, as applicable, there is a risk that another party could acquire an interest in the receivables having priority over the issuer's interest. If another person acquires an interest in a receivable that is superior to the issuer's interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

                                   Unless otherwise specified in the related prospectus supplement, the related originator will transfer a security interest in all of its right, title and interest in and to the financed equipment to the depositor or to the seller which will in turn transfer the security interest to the depositor. The depositor will in turn pledge a security interest in all of its right, title and interest in and to the financed equipment to the issuer.

                                   As specified in the related prospectus
                                   supplement, due to administrative burden and expense, no action will be taken to record the transfers of security interests from the related originator to us or from an originator to a seller and ultimately to us or, in any case, from us to the issuer. In most states, an assignment like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement, the security interest of the issuer in financed equipment could be defeated through fraud or negligence. If another person acquires an interest in the financed equipment that is superior to the issuer's interest in the financed equipment, the proceeds from the sale of the financed equipment will not be available to make payments on the securities.

                                   The issuer's security interest in the
                                   receivables or the financed equipment could be impaired for one or more of the following reasons:

                                   -    the originator or seller, might fail to
                                        perfect its security interest in the
                                        financed equipment;

                                   -    holders of some types of liens, such as
                                        tax liens or mechanics liens, may have
                                        priority over the issuer's security
                                        interest; and

                                   -    the issuer could lose its priority to a
                                        person who obtains physical possession
                                        of a receivable without knowledge of
                                        the assignment of the receivable to the
                                        issuer.

                                   The related seller(s) and/or the related originator, as specified in the related prospectus supplement, will make representations and warranties with respect to the ownership of the receivables as of the date of the transfer to the seller and the depositor, respectively. The related originator and/or seller will be obligated to repurchase the interest transferred by it in a receivable from the related issuer if there is an uncured breach of its representations and warranties and the interest of the securityholders of those assets is materially adversely affected by the breach. None of the originator or the seller will be required to repurchase the interest transferred by it in a receivable, however, if the interest in a receivable or the related equipment becomes impaired after the receivable is sold or pledged to the issuer.

INSOLVENCY OF A PARTY IN           If the depositor, the servicer, a seller, an
POSSESSION OF THE RECEIVABLES      originator or a third party is rendered
MAY REDUCE THE FUNDS AVAILABLE     insolvent while in possession of the
TO MAKE PAYMENTS ON YOUR           receivables, then competing claims to
SECURITIES.                        ownership or security interests in the
                                   receivables may result. Even if
                                   unsuccessful, competing claims could result in delays in payments on the securities. If successful, competing claims could result in losses to the securityholders or an acceleration of the repayment of the securities.

BANKRUPTCY OF AN ORIGINATOR, A     If a seller, originator or the depositor
SELLER OR THE DEPOSITOR COULD      becomes subject to bankruptcy proceedings,
RESULT IN DELAYS IN PAYMENT OR     you could experience losses or delays in
LOSSES ON THE SECURITIES.          payments on your securities.  A "transferor"
                                   or non-bankruptcy remote entity, which may be an originator or a seller, will transfer the receivables to a "transferee" or bankruptcy-remote entity, which may be a seller or the depositor. This transfer is designed to be a "true sale." The issuer will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity for that series.
                                   However, if a seller, originator or the
                                   depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the transferor still owns the receivables by concluding that the sale by the transferor was not a "true sale" or that the transferor should be consolidated with the transferee for bankruptcy purposes.

                                   If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

                                   -    the "automatic stay" which prevents
                                        secured creditors from exercising
                                        remedies against a debtor in bankruptcy
                                        without permission from the court and
                                        provisions of the U.S. Bankruptcy Code
                                        that permit substitution of collateral
                                        in certain circumstances;

                                   -    tax or government liens on the
                                        originator's, the  seller's or the
                                        depositor's property that arose before
                                        their transfer of the receivables
                                        having a claim on collections that is
                                        senior to payments on your securities;

                                   -    the issuer not having a perfected
                                        security interest in

                                        -    all or a portion of the financed
                                             equipment securing the
                                             receivables; or

                                        -    any cash collections held by an
                                             originator, a seller or the
                                             depositor at the time that the
                                             originator, seller or the
                                             depositor, as applicable, becomes
                                             the subject of a bankruptcy
                                             proceeding.

                                   The depositor will take steps in structuring the transactions to minimize the risk that a court would consolidate the transferor with the transferee for bankruptcy purposes or conclude that the sale of the receivables by the transferor was not a "true sale."

THE SECURITIES ARE NOT             None of the servicer for any series, the
GUARANTEED AND ONLY THE            seller(s) for any series, the depositor or
RELATED ASSETS ARE AVAILABLE       any of their affiliates is obligated to make
TO PAY YOUR SECURITIES.            any payments relating to:

                                   -    the securities of a series; or

                                   -    the receivables.

                                   Therefore, payment on the related assets and any credit enhancement will be the only source of payment to you. If these assets are insufficient, you may suffer losses on your securities.

YOU MAY SUFFER LOSSES IF A         The transfer of the receivables by an
THIRD PARTY PURCHASES A            originator to a seller under a purchase
RECEIVABLE WITHOUT KNOWLEDGE       agreement, by a seller to the depositor
OF THE ISSUER'S INTERESTS.         under a receivables transfer agreement and
                                   by the depositor to an issuer under a
                                   transfer and servicing agreement, the
                                   perfection of the security interests in the receivables and the enforcement of rights to realize on the financed equipment as collateral for the receivables, are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states. As specified in each prospectus supplement, the related servicer will take the action required to perfect the rights of the seller, the depositor and issuer in the receivables.
                                   If, through inadvertence or otherwise, a third party were to

                                   -    purchase or take a security interest in
                                        a receivable for new value;

                                   -    in the ordinary course of its business;

                                   -    without actual knowledge of the
                                        seller's, depositor's or issuer's
                                        interest; and

                                   -    take possession of the chattel paper
                                        that evidences a receivable;

                                   the purchaser would acquire an interest in that receivable superior to the interest of the seller, depositor or issuer.

YOU MAY SUFFER LOSSES UPON A       If the receivables supporting any series are
LIQUIDATION OF THE RECEIVABLES     liquidated, the related securityholders may
IF THE PROCEEDS OF THE             suffer losses if the issuer sells the
LIQUIDATION ARE LESS THAN THE      receivables for less than the total amount
AMOUNTS DUE ON THE OUTSTANDING     due on the securities or does not realize
SECURITIES.                        the full amount due on the receivables on a
                                   timely basis.

                                   The ability of the issuer or a trustee to
                                   realize the total amount due on the
                                   receivables may be affected by:

                                   -    whether financing statements to perfect
                                        the security interest in the financed
                                        equipment had been filed;

                                   -    depreciation;

                                   -    obsolescence;

                                   -    damage or loss of any financed
                                        equipment; and

                                   -    the application of Federal and state
                                        bankruptcy and insolvency laws.

                                   As a result, securityholders may be subject to delays in payments and suffer loss of their investment in the securities. The market value of the receivables may be less than the aggregate principal amount of the outstanding securities of the series. Therefore, upon an event of default with respect to the securities of any series, there can be no assurance that sufficient funds will be available to repay the related securityholders in full.

STATUTORY LIMITATIONS ON           Numerous statutory provisions, including
REALIZATION OF FINANCED            insolvency laws, may interfere with or
EQUIPMENT DUE TO INSOLVENCY OF     affect the ability of a secured party to
OBLIGORS MAY CAUSE PAYMENT         realize upon collateral or to enforce a
REDUCTIONS AND DELAYS.             deficiency judgment against an obligor.  For
                                   example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing financed equipment, and, as part of the obligor's rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed equipment at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. To the extent that any credit enhancement for that series were insufficient to cover all losses, those actions could result in an inability of the securityholders of that series to recover payment in full of their respective principal amounts and interest thereon or could result in delays in those payments.

LIMITATIONS ON ENFORCEABILITY      Federal and state consumer protection laws
OF THE RECEIVABLES BECAUSE OF      regulate the creation and enforcement of
CONSUMER PROTECTION LAWS MAY       consumer contracts and loans such as the
CAUSE PAYMENT REDUCTIONS OR        receivables.  Specific statutory liabilities
DELAYS.                            are imposed upon creditors who fail to
                                   comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce a receivable.
                                   Application of these laws could also render a receivable unenforceable, cause the issuer to be unable to collect any balance remaining due on the receivable or result in liability to the issuer. If an obligor had a claim against any issuer for violation of these laws before the cutoff date for the related receivable, the seller and/or any other originator will be obligated to repurchase the related receivable unless the breach is cured. If the receivable is not repurchased, payments to securityholders could be reduced or delayed. See "Legal
                                   Aspects of the Receivables--Consumer
                                   Protection Laws."

EXTENSION OR DEFERRAL OF           To the extent provided in the related
PAYMENTS ON RECEIVABLES MAY        prospectus supplement, the servicer may
INCREASE WEIGHTED AVERAGE LIFE     permit the extension or modification of
OF THE SECURITIES.                 receivables on a case-by-case basis. Any
                                   extensions or modifications may increase the weighted average life of the related securities. Any reinvestment risks resulting from faster or slower payment resulting from extensions, modifications or amendments of payments on receivables of a series will be borne entirely by the securityholders of that series. The servicer will not be permitted to grant any extension or modification if, as a result, the final scheduled payment on a receivable would fall after the latest final scheduled payment date for that series, unless the servicer agrees to repurchase the affected receivable if that receivable becomes defaulted.

SUBORDINATION MAY CAUSE SOME       The rights of the holders of any class of
CLASSES OF SECURITIES TO BEAR      notes to receive payments of interest and
ADDITIONAL CREDIT RISK.            principal may be subordinated to one or more
                                   other classes of notes. In addition, the rights of the holders of any class of certificates to receive payments of interest and principal may be subordinated to one or more classes of notes and to one or more other classes of certificates.

                                   Holders of subordinated classes of
                                   securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                                   -    interest payments on any date on which
                                        interest is due may first be allocated
                                        to the more senior classes;

                                   -    principal payments on the subordinated
                                        classes may not begin until principal
                                        of the more senior classes is repaid in
                                        full;

                                   -    subordinated classes may bear the first
                                        risk of losses; and

                                   -    if the receivables are sold, the net
                                        proceeds of that sale may be allocated
                                        first to pay principal and interest on
                                        the more senior classes.

                                   The timing and priority of payment,
                                   seniority, allocations of losses and method of determining payments on the respective classes of securities of any series will be described in the related prospectus supplement.

YOU MAY HAVE TO REINVEST YOUR      If your securities are prepaid earlier than
PRINCIPAL AT A LOWER RATE OF       expected, you may not be able to reinvest
RETURN BECAUSE OF PREPAYMENTS      the principal repaid to you at a rate of
ON THE SECURITIES.                 return that is equal to or greater than the
                                   rate of return on your securities. Faster than expected prepayments on the receivables may require the issuer to make payments on the securities earlier than expected.

                                   Prepayments may include:

                                   -    full or partial prepayments on
                                        receivables that permit prepayment;

                                   -    receipts of proceeds from physical
                                        damage, credit life and disability
                                        insurance policies;

                                   -    repurchases by originators or sellers
                                        for breaches of representations and
                                        warranties;

                                   -    optional purchases by the depositor,
                                        originators, sellers, servicers or
                                        others; and

                                   -    payments resulting from liquidations
                                        due to default.

                                   The depositor does not have available to it any statistics regarding prepayment rates historically experienced in the equipment finance or leasing industries. The rate of prepayments cannot be predicted. The risk of reinvesting distributions of the principal of the securities will be borne by the securityholders.

THE YIELD TO MATURITY OF SOME      The yield to maturity on securities
TYPES OF SECURITIES WILL BE        purchased at premiums or discounts to par
EXTREMELY SENSITIVE TO             will be extremely sensitive to the rate of
PREPAYMENTS.                       prepayments on the related receivables.  In
                                   addition, the yield to maturity on other types of securities, including:

                                   -    strip securities;

                                   -    accrual securities; and

                                   -    classes in a series including more than
                                        one class of securities,

                                   may be more sensitive to the rate of
                                   prepayment of the related receivables than other classes of securities.

IF BOOK-ENTRY REGISTRATION IS      If the prospectus supplement specifies that
USED, YOU MAY BE ABLE TO           securityholders of your series will hold
EXERCISE YOUR RIGHTS AS A          their interests through a clearing agency or
SECURITYHOLDER ONLY THROUGH        one of its participating organizations, the
THE CLEARING AGENCY.               securities will be registered in the name of
                                   a nominee of the clearing agency and
                                   physical certificates will not be issued to individual securityholders. You will not be recognized directly by the issuer or your trustee and must exercise all of rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued.
                                   Physical certificates will only be issued in the limited circumstances described in
                                   "Description of the Securities--Definitive
                                   Securities". The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream, Luxembourg, society anonyme or Euroclear.

YOU MAY EXPERIENCE LOSSES ON       Each receivable generally requires the
YOUR SECURITIES IF INSURANCE       related obligor to maintain insurance
ON THE FINANCED EQUIPMENT IS       covering physical damage to the financed
LESS THAN OUTSTANDING              equipment in at least the amount of the
PRINCIPAL AND INTEREST ON THE      unpaid principal balance of the receivable
RELATED RECEIVABLE.                under which the originator is named as a
                                   loss payee. Since the obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

                                   Any recovery under any insurance policy may be less than the outstanding principal and interest due on the related receivable. Securityholders could suffer a loss on their investment if a shortfall of this type were to occur.

LIMITED REMEDIES FOR BREACHES      The seller and any originator, if specified
OF REPRESENTATIONS COULD           in the related prospectus supplement, of a
REDUCE OR DELAY PAYMENTS TO        receivable will be the only persons making
YOU.                               representations and warranties on that
                                   receivable.  The applicable seller or
                                   originator may not have the financial
                                   ability to effect any repurchase obligation it has relating to any breaches of those representations and warranties. Resulting losses may reduce the payment and yield on your securities.

                                    THE ISSUERS

     For each series of securities, the depositor will either:

     -    establish a separate trust that will issue the securities; or

     - establish a special-purpose finance company that will issue the securities;

in each case under the related transfer and servicing agreement.

     The related servicer will service the related receivables under the applicable transfer and servicing agreement. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related receivables by each trustee and the depositor, as may be provided in the related prospectus supplement.

                                   THE RECEIVABLES

     The receivables are obligations for the purchase of equipment, evidence borrowings used to acquire equipment, refinancings of those borrowings and/or the lease of equipment. The receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are installment sales contracts typically have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that is used to calculate the periodic rental payments in a way similar to the way that periodic installment payments are calculated under an installment sales contract. The receivables may consist of any combination of:

     -    rule of 78s receivables;

     -    fixed value receivables;

     -    simple interest receivables; and

     -    actuarial receivables.

     Information about the receivables supporting the securities of a series will be provided in the related prospectus supplement, including:

     - the identity of the related seller(s) and originator(s), if applicable;

     -    the related underwriting criteria and collection policies;

     -    the aggregate principal balance of all of the receivables;

     -    the number of receivables;

     -    the distribution of the receivables by geographic location and APR;

     - the portion of the receivables pool consisting of rule of 78s receivables, fixed value receivables, simple interest receivables, and actuarial receivables; and

     - the aggregate principal balance of the receivables as of the applicable cut-off date.

RULE OF 78s RECEIVABLES

     Rule of 78s receivables typically provide for fixed level monthly payments which will amortize the full amount of the receivable over its term. Rule of 78s receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each rule of 78s receivable provides for the payment by the obligor of a specified total amount of payments, payable in scheduled monthly installments. The total amount of all payments represents the principal amount financed plus finance charges. Finance charges are calculated on the basis of a stated annual percentage rate for the term of the receivable. The rate at which the amount of finance charges is earned and the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related receivable are calculated in accordance with the rule of 78s. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Payments received by the related servicer related to rule of 78s receivables may, however, be allocated on an actuarial basis.

FIXED VALUE RECEIVABLES

     Fixed value receivables typically provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value receivable provides for amortization of the loan over a series of fixed level payment monthly installments. It also requires a final fixed value payment due after payment of all monthly installments which may be satisfied by:

     -    payment in full in cash of that amount;

     -    transfer of the financed equipment to the related seller; or

     -    refinancing the fixed value payment.

The principal and interest payments due before the final fixed value payment may be included in the assets supporting any series. The final fixed value payment may not be included in the assets supporting any series.

SIMPLE INTEREST RECEIVABLES

     Simple interest receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under rule of 78s receivables, under fixed value receivables each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

     Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date,

     - the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and

     - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date,

     - the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and

     - the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

ACTUARIAL RECEIVABLES

     Actuarial receivables provide for amortization of the amount financed under the receivable over a series of fixed level payment monthly installments. Each monthly payment on an actuarial receivable, including the monthly payment representing the last payment on the receivable, consists of an amount of interest equal to 1/12 of the outstanding principal balance of the receivable multiplied by the stated APR, and an amount of principal equal to the remainder of the monthly payment.

PREPAYMENT

     If an obligor elects to prepay a rule of 78s receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s receivable calculated in accordance with the rule of 78s will always be less than had that rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a simple interest receivable for which all payments were made on schedule. Because interest and principal are not computed separately on actuarial receivables, obligors under actuarial receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an actuarial receivable is prepaid in full, with minor variations based upon state law, actuarial receivables require that any rebate be calculated on the basis of a constant interest rate. Distributions to securityholders may not be affected by rule of 78s rebates under the rule of 78s receivable because under the related prospectus supplement those distributions may be determined using the actuarial method.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the related securities will generally be influenced by the rate at which the principal balances of the related receivables are paid. A variety of economic, social and other factors may influence the rate of defaults, repurchases and prepayments on the receivables, including:

     -    current interest rates;

     -    loan or lease structure;

     -    alternate sources of financing;

     -    obsolescence;

     -    current economic conditions; and

     -    tax considerations.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

     Information relating to the delinquency, repossession and net loss experience of the servicer will be described in the related prospectus supplement. This information may describe the experience of the servicer's entire portfolio during specified periods, including receivables which may not meet the criteria for selection as a receivable for any particular series. There can be no assurance that the delinquency, repossession and loss experience on any assets supporting a series will be comparable to the related servicers's prior experience.

ORIGINATION OF RECEIVABLES

     A seller or other originator or a party from whom an originator indirectly or directly acquired the receivables, will have originated the receivables in accordance with the underwriting criteria specified in the related prospectus supplement. Each seller, originator or other party will be an institution experienced in originating installment sales contracts and/or leases in accordance with accepted industry practices and prudent guidelines.

ISSUANCE OF SECURITIES

     The issuer of the series will issue the related securities. An issuer may also issue one or more classes of securities to the depositor in partial payment for the receivables.

PRE-FUNDING; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

     On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the pre-funding period specified in the related prospectus supplement. The issuer will use amounts on deposit in a pre-funding account to purchase additional receivables after the closing date. Up to 40% of the net proceeds from the sale of the securities issued by an issuer may be deposited into a pre-funding account to purchase receivables after the closing date. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

     In addition, during some or all of a pre-funding period, all or a portion of the payments collected on the related receivables may be used to purchase additional receivables, rather than to fund payments of principal to securityholders. As a result, the related securities may possess an interest-only period. The interest-only period may terminate before the end of the specified period if events described in the related prospectus supplement occur.

REVOLVING PERIOD; PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

     On the closing date, the depositor will sell and transfer receivables to the issuer in an amount specified in the related prospectus supplement. If specified in the related prospectus supplement, a seller or the depositor will transfer additional receivables to the issuer as frequently as daily during the revolving period specified in the related prospectus supplement. The issuer will use amounts on deposit in a revolving account to purchase additional receivables after the closing date. During a revolving period, principal collections on the related receivables and any other amount described in the related prospectus supplement will be deposited in a revolving account. Any receivables purchased by the issuer after the closing date will also be assets of the issuer and will be subject to the prior rights of the issuer and the securityholders.

     On the payment date following the end of the related revolving period, the amount, if any, on deposit in the related revolving account at the close of business on the last day of that revolving period, less any investment earnings on deposit therein will be distributed to the related securityholders. In addition, on each payment date, during the related revolving period, distributions to the related securityholders will be made on each payment date in an amount, if any, by which the amount on deposit in the related revolving account at the close of business on the last day of the preceding calendar month, less any investment earnings on deposit therein, exceeds the maximum permitted revolving account balance specified in the related prospectus supplement.

                                    THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation, was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated. Prudential Securities Incorporated is a wholly-owned indirect subsidiary of The Prudential Insurance Company of America. The depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

     The only obligations, if any, of the depositor as to a series of securities may be limited undertakings to repurchase or substitute receivables under specified circumstances. Unless otherwise specified in the applicable prospectus supplement, the depositor will have no servicing obligations or responsibilities with respect to any issuer. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The servicer for any series of securities may be an affiliate of the depositor. The depositor may acquire receivables through or from an affiliate.

     Neither the depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the securities of any series.

TRUSTEE

     A trustee's liability in connection with the issuance and sale of the related securities is limited to the express obligations of that trustee described in the related transfer and servicing agreement. The trustee for any trust may resign for cause at any time, in which case the trust will be obligated to appoint a successor trustee for that trust. Any resignation or removal of the trustee and appointment of a successor trustee for that trust will not become effective until acceptance of the appointment by the successor trustee for that trust. If a successor trustee is not appointed by the depositor or the securityholders, or if no successor trustee has accepted appointment within a specified period following any resignation or removal, the trustee or any securityholder of the related series may petition any court of competent jurisdiction for the appointment of a successor trustee.

THE INDENTURE TRUSTEE

     The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for that trust. The issuer may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the issuer will be obligated to appoint a successor indenture trustee for the related notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the related notes does not become effective until acceptance of the appointment by the successor indenture trustee.

                                   USE OF PROCEEDS

     The net proceeds from the sale of the securities of a given issuer will be applied by the issuer:

     - to the purchase of the related receivables from the depositor or the seller(s);

     - to make the initial deposit into any pre-funding account or revolving account;

     - to make the initial deposit into any reserve account or yield supplement account or any related accounts of that series as provided in the related prospectus supplement; and

     -    for any other purposes specified in the related prospectus supplement.

                            DESCRIPTION OF THE SECURITIES

     We summarize below the material terms and provisions common to all of the securities to be issued under this prospectus and the related prospectus supplement. This summary does not include all the terms and provisions of the securities and the related agreements under which they will be issued and is qualified by reference to those agreements and the actual securities.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Each class of securities will have a stated principal amount and may accrue interest on that amount at the rate indicated in the related prospectus supplement. The timing and priority of distributions, seniority, allocations of losses and amount of or method of determining distributions with respect to principal and interest of each class of securities will be described in the related prospectus supplement. Distributions of interest on the securities will be made before distributions with respect to principal of the payment date specified in the prospectus supplement.

POOL FACTORS

     The pool factor for each class of securities will be a seven-digit decimal that indicates the outstanding principal balance of that class at that time as a fraction of the outstanding principal balance of that class as of the closing date. Each pool factor will be initially 1.0000000. As distributions are made to that class of securities, the pool factor will decline to reflect reductions in the outstanding principal balance of the applicable class. Before each distribution to a class of securities, the related servicer will calculate the pool factor for that class as of the date of the related distribution.

     A securityholder's portion of the aggregate outstanding principal balance of the related class of securities will be:

     - the original purchase price of that securityholder's securities, MULTIPLIED BY

     -    the applicable pool factor.

BOOK-ENTRY REGISTRATION

     As may be described in the related prospectus supplement, securityholders of a given series may hold their securities directly through DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe if they are participants of those systems. Securityholders that are not participants of those systems may hold their securities indirectly through organizations that are participants in those systems.

     Cede, as nominee for DTC, will hold the global securities for a given series. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of

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

the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include:

     -    securities brokers and dealers

     -    banks

     -    trust companies

     -    clearing corporations

Indirect access to the DTC system is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. Cross-market transactions will, however, require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The securityholders of a given series that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities of that series may do so only through participants and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders of a given series may experience some delay in their receipt of payments, since those payments will be forwarded by the applicable trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or securityholders. It is anticipated that the only "securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as securityholders of that series, and those securityholders will be permitted to exercise the rights of securityholders of that series only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among participants on whose behalf it acts with respect to those securities and to receive and transmit distributions of principal of, and interest on, those securities. Participants and indirect participants with which the securityholders of a given series have accounts for those securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders of the series. Accordingly, although those securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

     DTC will advise the trustee for each series that it will take any action permitted to be taken by a securityholder of the related series only at the direction of one or more participants to whose accounts with DTC the securities of that series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies,

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

including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the "Euroclear Operator," and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.
All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear

Operator acts under those Terms and Conditions only on behalf of Euroclear participants and has no record of relationship with persons holding through Euroclear participants.

     Except as required by law, the issuer for a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE SECURITIES

     As may be described in the related prospectus supplement, the securities will be issued in fully registered, certificated form to the securityholders of a given series or their nominees, rather than to DTC or its nominee, only if:

     - the trustee for a related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those securities and the trustee is unable to locate a qualified successor

     - the servicer, at its option, elects to terminate the book-entry-system through DTC

     - after the occurrence of an "event of default" under the related indenture or a default by the servicer under the related transfer and servicing agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the securityholders' best interest

     The applicable trustee will be required to notify all securityholders of the affected series securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

     Distributions of principal of, and interest on, those securities will thereafter be made by the applicable trustee in accordance with the procedures provided in the related indenture or transfer and servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive securities for a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     As more specifically described in the related prospectus supplement for each series of securities, the related securityholders of record will receive reports on or about each payment date as to the securities of their series with respect to that payment date or the period since the previous payment date, as applicable:

     (1) the amount of the distribution allocable to principal for each class of the series;

     (2) the amount of the distribution allocable to interest for each class of the series;

     (3) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

     (4) the aggregate outstanding principal balance and the pool factor for each class of securities after giving effect to all payments reported under (1) above on that payment date;

     (5) the amount paid to the servicer for the series, if any, with respect to the related remittance period and the amount of any unpaid servicing fees for the related remittance period or remittance periods, as the case may be;

     (6) the amount of the aggregate purchase amounts for receivables that have been reacquired, if any, for that remittance period;

     (7)  any overcollateralization amount or credit enhancement amount;

     (8) any previously due and unpaid interest payments on the securities and the change in those amounts from the preceding statement;

     (9) any previously due and unpaid principal payments on the securities and the change in those amounts from the preceding statement;

     (10) the aggregate amount of any receivables that were repurchased in that remittance period;

     (11) for each payment date during any pre-funding period, the amount remaining in the pre-funding account; and

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

     (12) for the first payment date that is on or immediately following the end of any pre-funding period, the amount remaining in the pre-funding account that has not been used to fund the purchase of additional receivables and is being passed through as payments of principal on the securities of the series.

     Each amount set forth pursuant to subclauses (1), (2) and (4) with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those securities, as applicable.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

 DESCRIPTION OF THE PURCHASE AGREEMENTS, RECEIVABLES TRANSFER AGREEMENTS AND THE
                         TRANSFER AND SERVICING AGREEMENTS

     We summarize below the material terms of the agreements under which the originators will transfer receivables to a seller, that seller will transfer receivables to us, and we will transfer the receivables to the issuer of your securities and under which the receivables supporting your securities will be serviced. We will disclose any additional material terms of these agreements in the prospectus supplement for your securities. This summary does not include all the terms and provisions of these agreements and is qualified by reference to those agreements.

ACQUISITION OF RECEIVABLES BY SELLER; ORIGINATOR REPURCHASE OBLIGATIONS

     On or before the closing date on which your securities are to be issued, a seller, if it is not the originator of those receivables, will acquire the related receivables from the related originator(s), in each case, under a purchase agreement between the seller and each originator. If specified in the related prospectus supplement, in the related purchase agreement, each originator will make representations and warranties to the seller regarding the receivables it is transferring to the seller. The material terms of these representations and warranties will be described in the related prospectus supplement.

ACQUISITION OF RECEIVABLES BY DEPOSITOR; SELLER REPURCHASE OBLIGATIONS

     On or before the closing date on which your securities are to be issued, the depositor will acquire the related receivables, or a security interest in the receivables, from the related seller(s), in each case, under a receivables transfer agreement between the depositor and each seller. If specified in the related prospectus supplement, in the related receivables transfer agreement, each seller will make representations and warranties to the depositor regarding the receivables in which it is transferring its interest to the depositor. The material terms of these representations and warranties will be described in the related prospectus supplement.

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

     Each seller will assign all of its rights, except certain rights of indemnification, and interest in the related purchase agreement to the depositor, who will in turn assign those rights to the related issuer for the benefit of the securityholders of that series. As a result, each originator will be liable to the related issuer for any uncured breach of the originator's representations or warranties that materially adversely affected the securityholders of that series.

ACQUISITION OF RECEIVABLES BY ISSUER

     On or before the closing date on which your securities are to be issued, the depositor will transfer its interest in the receivables to a trust or to a special purpose finance company, in each case under a transfer and servicing agreement.

     The depositor will assign all of its rights, except certain rights of indemnification, and interest in the related receivables transfer agreement to the related issuer for the benefit of the securityholders of that series. As a result, each seller will be liable to the related issuer for any uncured breach of the seller's representations or warranties that materially adversely affected the securityholders of that series.

     If specified in the related prospectus supplement, the depositor may reacquire receivables or substitute receivables for receivables held by an issuer subject to specified conditions described in the related transfer and servicing agreement and receivables transfer agreement.

ACCOUNTS

     The servicer for each series will establish and maintain with the applicable trustee one or more collection accounts in the name of the trustee on behalf of the related securityholders into which all payments made on the related receivables will be deposited. The servicer for each series will establish and maintain with the related trustee one or more distribution accounts, in the name of the trustee on behalf of the securityholders, into which amounts released from the collection account and any reserve account or other credit or cash flow enhancement for distribution to the related securityholders will be deposited and from which all distributions to the securityholders will be made.

     Any other accounts to be established for securities of a series will be described in the related prospectus supplement.

     For any series of securities, funds in the collection accounts, distribution accounts and any other accounts identified in the related prospectus supplement will be invested as provided in the related transfer and servicing agreement in eligible investments. Eligible investments are generally limited to obligations or securities that mature on or before the date of the next distribution for that series. However, to the extent permitted by the rating agencies rating that series, funds in any reserve account may be invested in securities that will not mature before the date of the next distribution on the securities and which will not be sold to meet any shortfalls. Thus, the amount of cash available for withdrawal in any reserve account at any time may be less than the balance of the reserve account at that time. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result, which could, in turn, increase the average life of the securities of that series. Eligible investments may include securities issued by the depositor, or its affiliates, or any trusts created by the depositor, any servicer, seller or their respective affiliates. Net investment earnings on funds deposited in the accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

ELIGIBLE DEPOSIT ACCOUNTS

     The accounts will be maintained as eligible deposit accounts. An eligible deposit account means either:

     -    a segregated account with an eligible institution; or

     - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

ELIGIBLE INSTITUTION

     An eligible institution means, for securities of a series:

     - the corporate trust department of the related indenture trustee or the related trustee; or

     - a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank,

          -    which has or the parent corporation of which has either:

               - a long-term unsecured debt rating acceptable to the relevant rating agencies; or

               - a short-term unsecured debt rating or certificate of deposit rating acceptable to the relevant rating agencies; and

          -    whose deposits are insured by the FDIC.

     Amounts deposited in any account may be commingled with amounts in the related seller's or servicer's general account to the extent that the seller's or servicer's unsecured debt ratings are acceptable to the relevant rating agencies. Any commingling rights will be described in the related prospectus supplement.

SERVICING

THE SERVICER

     The servicer for each series will be named in the related prospectus supplement. The servicer for a series may be the depositor or an affiliate of the depositor and may have other business relationships with the depositor or its affiliates. The servicer for each series will service the related receivables. A servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities as to any delegated responsibilities.

     Each servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreements for that series. An uncured breach of a representation or warranty of the servicer that in any respect materially adversely affects the interests of the securityholders will constitute a servicer default by the servicer.

SERVICING PROCEDURES

     Each servicer will make reasonable efforts to collect all payments due on the related receivables. The servicer will use the same collection procedures that it follows for the particular type of receivable as for receivables of that type that it services for itself and others. Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of those arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may require the servicer to purchase the receivable if the receivable becomes defaulted. See "Legal Aspects of the Receivables".

     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the equipment related to that receivable at a public or private sale, or the taking of any other action permitted by applicable law.

     The material aspects of any particular servicer's collections procedures will be described in the related prospectus supplement.

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

PAYMENTS ON RECEIVABLES

     For each series of securities, the related servicer will, except as provided below, be required to deposit all payments on the related receivables received, and all proceeds of the related receivables collected, into the related collection facility, such as a lock-box account or the collection account within two business days of receipt. Moneys deposited in the collection facility for a series may be commingled with funds from other sources. If permitted by the related transfer and servicing agreement, and if specified in the related prospectus supplement, the related servicer will only be required to deposit payments on the related receivables collected during each collection period into the related collection account on a specified day of each month. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

SERVICING COMPENSATION AND EXPENSES

     The servicer for each series will receive a servicing fee for each collection period equal to a specified percentage of the pool balance as of the first day of that collection period. The servicer also will be entitled to receive as a supplemental servicing fee for each collection period any late, prepayment, and other administrative fees and expenses collected during that collection period. Each prospectus supplement will specify the priority of distributions on any payment date as to the servicing fee and any unpaid portion of the servicing fee from prior payment dates. The servicing fees may be paid before any distribution to the related securityholders.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including:

     -    collecting and posting all payments

     -    responding to inquiries of obligors on the receivables

     -    investigating delinquencies

     -    sending payment coupons to obligors

     -    reporting federal income tax information to obligors

     -    paying costs of collections

     -    policing the collateral

     -    administering the particular receivables pool

     -    accounting for collections

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

     - furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions

     -    reimbursement of certain taxes

     -    the fees of the related trustee and indenture trustee

     -    accounting fees

     -    outside auditor fees

     -    data processing costs

     - other costs incurred in connection with administering the applicable receivables

DISTRIBUTIONS

     For each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the applicable trustee to the related securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of related securityholders and all distributions to each class of related securityholders will be described in the related prospectus supplement.

     For each series of securities, on each payment date, collections on the related receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders, to the extent provided in the related prospectus supplement. Credit enhancement will be available to the related securityholders to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. Distributions of principal of a class of securities will be subordinate to distributions of interest on that class. Distributions for one or more classes of securities of the issuer may be subordinate to payments of other securities of that issuer.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of credit enhancement arrangements, if any, and the provider, if applicable, for each class of securities of a given series will be described in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

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

     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. As more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Before each payment date for a series of securities, the related servicer will provide to the applicable trustee and credit enhancer as of the close of business on the last day of the preceding related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each transfer and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee and credit enhancer, annually, a statement as to compliance by the related servicer during the preceding twelve months, or, in the case of the first certificate, the period from the applicable closing date, with standards relating to the servicing of the receivables.

     Each transfer and servicing agreement will also provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer stating that the servicer either has fulfilled its obligations under that transfer and servicing agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date, or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. Each servicer also will agree to give each indenture trustee and each trustee notice of "servicer defaults" under the related transfer and servicing agreement.

     Copies of statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

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

MATTERS REGARDING THE SERVICERS

     Each transfer and servicing agreement will provide that the related servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the performance by the servicer of those duties is no longer permissible under applicable law. No resignation will become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transfer and servicing agreement.

     Each transfer and servicing agreement will further provide that neither the related servicer nor any of its respective directors, officers, employees, or agents will be liable to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the transfer and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability due to willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the transfer and servicing agreement will provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the transfer and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each transfer and servicing agreement, any entity into which the related servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of that servicer, will be the successor to that servicer under the related transfer and servicing agreement.

SERVICER DEFAULT

     "Servicer default" under a transfer and servicing agreement will include:

     - any failure by the related servicer to deliver to the applicable trustee for deposit in any of the related accounts any required payment or to direct that trustee to make any required distributions therefrom, which failure continues unremedied for more than two business days after written notice from trustee is received by servicer or after discovery by servicer,

     - any failure by servicer duly to observe or perform in any material respect any other covenant or agreement in the transfer and servicing agreement, which failure materially adversely affects the rights of the related securityholders and which continues unremedied for a period of up to one hundred and twenty (120) days after the giving of written notice of the failure:

          - to servicer by the applicable trustee or other person permitted to provide notice under the transfer and servicing agreement; or

          - to the servicer and to the applicable trustee by holders of the related securities, as applicable, evidencing not less than 25% of the voting rights of those outstanding securities, and

     -    any insolvency event.

     An "insolvency event" means financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings as to the servicer, the related originator or the related seller and actions by the servicer, the related originator or the related seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     As long as a servicer default under a transfer and servicing agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of those then outstanding securities may terminate all the rights and obligations of the servicer, if any, under the transfer and servicing agreement, whereupon a successor servicer will replace the servicer. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. If the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. The trustee may make arrangements for compensation to be paid, which may not be greater than the servicing compensation payable to the servicer under the transfer and servicing agreement.

WAIVER OF PAST DEFAULTS

     With respect to each series, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancer, the holders of notes evidencing at least a majority of the voting rights of those then outstanding securities may, on behalf of all securityholders of the related series, waive any default by the servicer, in the performance of its obligations under the related transfer and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with the transfer and servicing agreement. No waiver shall impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the purchase agreements, transfer and servicing agreements and receivables transfer agreements may be amended by the parties to that agreement, without the consent of the related securityholders, for the purpose of:

     - adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements, or

     - modifying in any manner the rights of the securityholders; PROVIDED that the action will not, in the opinion of counsel satisfactory to the applicable issuer, materially and adversely affect the interests of any securityholder and subject to the approval of any credit enhancer.

     To the extent provided in the related prospectus supplement, the transfer and servicing agreement may also be amended by the depositor, the servicer, and the applicable trustee with the consent of the holders of securities evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the securityholders; PROVIDED, HOWEVER, that the amendment may not:

     (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders, or

     (2) reduce the percentage of the securities of the series which are required to consent to any amendment described in (1) above, without the consent of the securityholders of that series.

     Additionally, each of the transfer and servicing agreements may be amended by the parties to that agreement at the direction of the servicer without the consent of any of the related securityholders to add, modify or eliminate provisions as may be necessary or advisable to enable all or a portion of a trust to quality as, and to permit an election to be made to cause all or a portion of a trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448, and in connection with an election, to modify or eliminate existing provisions of a transfer and servicing agreement relating to the intended federal income tax treatment of the securities and the related trust in the absence of an election. It is a condition to an amendment of this type that each rating agency for that series notify the seller(s), servicer and the applicable trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding securities with respect to which it is a rating agency.

INSOLVENCY MATTERS

     Each transfer and servicing agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related issuer without the unanimous prior approval of all certificateholders, including the depositor, if applicable, of that issuer and the delivery to that trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the issuer is insolvent.

     To avoid excessive administrative expense, the servicer for the related receivables may, unless otherwise specified in the related prospectus supplement, at its option purchase the remaining receivables from that issuer, as of the end of any collection period if the balance of the related receivables is less than a specified percentage provided in the related prospectus supplement of the initial pool balance for that series. The purchase price will be the aggregate of the purchase amounts of the remaining receivables as of the end of that collection period. The related securities will be redeemed following that purchase.

     If the servicer does not purchase the remaining receivables, the applicable trustee will, within ten days following the next payment date, solicit bids for the purchase of the remaining receivables, in the manner and subject to the terms and conditions provided in the related prospectus supplement. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the remaining receivables will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable transfer and servicing agreement may effect the prepayment of the certificates of that series.

                          LEGAL ASPECTS OF THE RECEIVABLES

INSOLVENCY OF AN ORIGINATOR, A SELLER OR THE DEPOSITOR MAY RESULT IN CONSOLIDATION OF THEIR ASSETS WITH THE ISSUER

     The depositor will take steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by any of an originator, a seller or the depositor as a "debtor" under any insolvency law will not result in the assets of the related issuer becoming property of the estate of a debtor within the meaning of the insolvency laws.

     A "transferor" or non-bankruptcy remote entity, typically an originator or a seller, will transfer the receivables to a "transferee" or bankruptcy-remote entity, typically a seller or the depositor. This transfer is designed to be a "true sale" so that the receivables and related assets would not be part of that transferor's bankruptcy estate under the insolvency laws should the transferor become the subject of a bankruptcy case after its transfer of the receivables. In a typical transaction, the transferor would be an originator that is an operating company selling receivables to a bankruptcy remote seller created by the transferor. A bankruptcy-remote entity is a separate, limited-purpose entity formed under a charter containing limitations, including restrictions on the nature of its business and a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. The issuer for a series will acquire its rights in the receivables either directly or indirectly from the bankruptcy remote entity.

     However, if the depositor or a seller or originator subject to the Bankruptcy Code were to become a "debtor" in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself could attempt to argue that the transfer of the receivables by the transferor was not a true sale and instead should be treated as a pledge of the receivables to secure a borrowing of the debtor and thus that the transferor still owns the receivables. An attempt, even if unsuccessful, could result in delays in payments of collections on the receivables and on the securities. If the attempt was successful, reductions in the amount of payments to your issuer in respect of collections on the receivables (and in payments on your securities) could result, including reductions resulting from a tax, government or other lien on the property of the transferor arising before the sale of the receivables having priority over the issuer's interest in the receivables.

     Furthermore, should the court decide that the assets and liabilities of the transferee should be consolidated with those of the transferor, then any true sale to the transferee would be ineffective to remove the receivables and related assets from the bankruptcy estate of the transferor, and delays and reductions in payments of collections on the related receivables could result.

     In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the receivables are not likely to be viewed as accounts, many of the accounts are "chattel paper." The rationale behind the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a bankruptcy of a transferor, however, even if the applicable transfer of receivables referred to above was treated as a true sale, the receivables would be part of the applicable transferor's bankruptcy estate and would be subject to claims of some of its creditors and delays and reductions in payments on the receivables and to the securityholders could result.

     The issuer and, by acceptance of any securities of that series, each securityholder of a series will covenant that they will not at any time institute against the depositor, or the related transferor(s) any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

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

     As more fully described in the related prospectus supplement, if the issuer is rendered insolvent, a trustee for the trust, in accordance with the transfer and servicing agreement, will promptly sell, dispose of or otherwise liquidate the related receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from that sale, disposition or liquidation of receivables will be treated as collections on those receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement, if any, are not sufficient to pay securities of the related series in full, the amount of principal returned to the related securityholders will be reduced and you will incur a loss.

     In addition, if an originator or a seller is the servicer, cash collections held by that servicer may, subject to certain conditions, be commingled and used for the benefit of that servicer before each payment date. As a result, in the event of the bankruptcy of that servicer, the depositor, a trust or trustee may not have a perfected interest in those collections.

     Obligors of the receivables may be entitled to assert against the related seller, originator, the depositor, or the issuer or any trustee, claims and defenses which they have against the originator as to the receivables. Each originator will warrant that no claims or defenses have been asserted or threatened as to the receivables and that all requirements of applicable law as to the receivables have been satisfied.

PERFECTION AND PRIORITY WITH RESPECT TO RECEIVABLES

     A purchaser of receivables who gives new value and takes possession of the chattel paper that evidences the receivable in the ordinary course of the purchaser's business may have priority over the interest of the related issuer in the receivables. Any sale of a receivable that had been sold to an issuer would be a violation of the contractual obligations of the depositor, the servicer, the trustee, the seller, the originator who sold those receivables.

SECURITY INTERESTS IN FINANCED EQUIPMENT

     Unless otherwise specified in the related prospectus supplement, the related originator will transfer a security interest in all of its right, title and interest in and to the financed equipment to the depositor or to the seller which will in turn transfer the security interest to the depositor. The depositor will in turn pledge a security interest in all of its right, title and interest in and to the financed equipment to the issuer.

     As specified in the related prospectus supplement, due to administrative burden and expense, no action will be taken to record the transfers of security interests from the related originator to the depositor or from an originator to a seller and ultimately to the depositor and, in any case, from the depositor to the issuer. In most states, an assignment like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

     The related seller(s) and/or the related originator, as specified in the related prospectus supplement, will make representations and warranties relating to the ownership of the receivables and the security interest as of the date of the transfer to the seller and the depositor, respectively. However, no originator or seller will be required to repurchase the interest transferred by it in a receivable, if the interest in a receivable or the related financed equipment becomes impaired after the receivable is sold or pledged to the issuer.

     Under the laws of most states, a perfected security interest in equipment would continue for four months after the equipment is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest.

PRIORITY OF LIENS ARISING BY OPERATION OF LAW

     Under the laws of most states, certain statutory liens, such as mechanics', repairmen's and garage men's liens for repairs performed on the equipment, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in that equipment by operation of law. The Uniform Commercial Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of equipment by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in confiscated equipment. The related originators and/or sellers will represent and warrant to the seller or the depositor, as applicable, and in the related purchase agreement or receivables transfer agreement that, as of the related closing date, each security interest in the equipment shall be a valid, subsisting and enforceable first priority security interest in that equipment. However, liens for repairs or taxes superior to the security interest of the issuer in any equipment, or the confiscation of equipment, could arise at any time during the term of a receivable. No notice will be given to the issuer or any securityholder if a lien or confiscation arises and any lien or confiscation arising after the related closing date would not give rise to the related originator's and/or the seller's repurchase obligation.

REPOSSESSION

     If an obligor defaults on a receivable, the holder of the related receivable has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Unless the equipment is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related equipment. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the equipment must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default before repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

     The Uniform Commercial Code and other state laws require a secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed equipment in certain circumstances and various substantive timing and content requirements on those notices. In most states, under certain circumstances after equipment has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral before actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of any equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the Uniform Commercial Code and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of equipment securing the debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose equipment had an initial cash sales price of less than specified amounts. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the Uniform Commercial Code permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. Also, before a sale, the Uniform Commercial Code permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the Uniform Commercial Code. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.
Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of equipment and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the equipment or if no subordinate lienholder exists or if there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor under the contract.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors, lessors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other similar laws. In addition, the laws of some states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors and lessors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee to enforce consumer finance contracts, cause the assignee to be unable to collect any balance remaining due on the receivable or result in liability to the assignee. Some of the receivables may be deemed to be consumer finance contracts under applicable federal or state laws.

     As specified in the related prospectus supplement, if an obligor had a claim or defense of the type described in the two preceding paragraphs prior to the cutoff date for the related receivables, the seller and/or any other originator will be obligated to repurchase the related receivable unless the breach is cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

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

     As specified in the related prospectus supplement, the sellers and any other originators will represent and warrant under the related purchase agreement or receivables transfer agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuer for violation of any law and that claim materially and adversely affects the issuer's interest in a receivable, the violation would constitute a breach of representation and warranty under the related purchase agreement or receivables transfer agreement and would create an obligation of the related seller and any other originator to repurchase that receivable unless the breach were cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the equipment related to a receivable, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of that equipment at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any shortfall, to the extent not covered by credit support as specified in each prospectus supplement, could result in losses to the securityholders.

     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, the sellers and any originators will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified it of any defects. Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

     Some of the obligors of the receivables may be governmental entities. Payment by governmental entities of amounts due under the receivable may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties may result in connection with these types of receivables.

                                 TAX CONSIDERATIONS

     The prospectus supplement for each series of securities will summarize, subject to limitations, federal income tax considerations relevant to the purchase, ownership and disposition of those securities.

                                ERISA CONSIDERATIONS

     The prospectus supplement for each series of securities will discuss whether employee benefit plans and other retirement arrangements may purchase such securities, and will summarize, subject to limitations, considerations and restrictions under ERISA relevant to the purchase of those securities by such retirement plans or accounts.

                               METHODS OF DISTRIBUTION

     The securities offered hereby and by the related prospectus supplement will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of that series and the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods:

     - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

     - By placements by the depositor with institutional investors through dealers

     -    By direct placements by the depositor with institutional investors

     -    By competitive bid

     In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the receivables and other assets, if applicable, that would comprise the receivables backing those securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation of this type paid by the depositor.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide:

- that the obligations of the underwriters will be subject to conditions precedent,
- that the underwriters will be obligated to purchase all related securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and
- that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard before any reoffer or sale.

                                    LEGAL OPINIONS

     Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Mayer, Brown & Platt, Chicago, Illinois, or other counsel specified in the related prospectus supplement.

                               FINANCIAL INFORMATION

     A trust or special purpose finance company will be formed as to each series of securities and no issuer will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. The depositor's activities will be limited solely to the activities of issuers to be formed for each series of securities. Accordingly, no financial statements for any issuer will be included in this prospectus or in the related prospectus supplement.

     A prospectus supplement may contain the financial statements of the related credit enhancer, if any.

                         WHERE YOU CAN FIND MORE INFORMATION

     The depositor has filed with the SEC a Registration Statement, Registration
No. 333-[     ] under the Securities Act, with respect to the securities offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the depositor, its affiliates, or any seller has filed or causes to be filed and obtain copies of the Registration Statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of that World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the public room by calling the SEC at 1-800-SEC-0330.

                      INCORPORATION OF INFORMATION BY REFERENCE

     All documents filed by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to:

               Prudential Securities Secured Financing Corporation One New York Plaza
               New York, New York 10292
               Attention: Asset Finance Group

                                     [BACK COVER]







                                    [UNDERWRITERS]



Until                      , all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this registration statement.

------------------------------------------------------------------------
Securities and Exchange Commission Registration Fees........        $264
------------------------------------------------------------------------
Rating Agency Fees..........................................    $100,000
------------------------------------------------------------------------
Blue Sky Fees and Expenses..................................     $60,000
------------------------------------------------------------------------
Legal Fees and Expenses.....................................    $200,000
------------------------------------------------------------------------
Accountants' Fees and Expenses..............................    $120,000
------------------------------------------------------------------------
Indenture Trustee's Fees and Expenses ......................    $120,000
------------------------------------------------------------------------
Owner Trustee's Fees and Expenses...........................     $60,000
------------------------------------------------------------------------
Printing Expenses...........................................    $150,000
------------------------------------------------------------------------
Credit Enhancer.............................................    $200,000
------------------------------------------------------------------------
Miscellaneous expenses......................................    $200,000
                                                              ----------
------------------------------------------------------------------------
     Total..................................................  $1,210,264
                                                              ==========
------------------------------------------------------------------------


     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law (Section 145) ("DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders or otherwise.

     The agreements which the registrant will enter into for each series of securities will provide that the registrant and any director, officer, employee or agent of the registrant will be entitled to indemnification by the issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such agreements or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

     The form of underwriting agreements filed as a part of Exhibit 1 to this registration statement provides for indemnification of directors and officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities.

     The certificate of incorporation and the bylaws of the registrant provide for indemnification of present and former directors, officers, employees or agents of the registrant against expenses, judgments, fines and amounts paid in settlement incurred by that person in connection with any action, suit or proceeding by reason of the fact that such person held such a position if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or if such person successfully defends such an action. The certificate of incorporation and bylaw of the registrant authorize the registrant to purchase and maintain liability insurance on behalf of such persons and, if the DGCL is amended, to further indemnify directors, officers, employees or agents of the registrant to the fullest extent then permitted by the DGCL.

ITEM 16. EXHIBITS.

1.1*      --   Form of underwriting agreement for the notes (PSSFC Equipment
               Trusts)
1.2*      --   Form of underwriting agreement for the certificates (PSSFC
               Equipment Trusts)
1.3**     --   Form of underwriting agreement for the notes (PSSFC Motor Vehicle
               Trusts and Marine Trusts)
1.4**     --   Form of underwriting agreement for the certificates (PSSFC Motor
               Vehicle Trusts and Marine Trusts)
4.1*      --   Form of indenture between the trust and the indenture trustee
               (PSSFC Equipment Trusts)
4.2*      --   Form of trust agreement between the registrant and the owner trustee (PSSFC Equipment Trusts)
4.3*      --   Form of pooling and servicing agreement between the trust, registrant and servicer (PSSFC Equipment Trusts)
4.6**     --   Form of indenture between the trust and the indenture trustee
               (PSSFC Motor Vehicle Trusts and Marine Trusts)

4.7**     --   Form of trust agreement between the registrant and the owner trustee (PSSFC Motor Vehicle Trusts and Marine Trusts)
4.8**     --   Form of pooling and servicing agreement between the trust, registrant and servicer (PSSFC Motor Vehicle Trusts and Marine
               Trusts)
5.1***    --   Opinion of Mayer, Brown & Platt with respect to legality
8.1***    --   Opinion of Mayer, Brown & Platt with respect to federal income tax matters
23.1***   --   Consent of Mayer, Brown & Platt (Included in Exhibits 5.1 and
               8.1)
24.1***   --   Power of Attorney (included in the Signature page hereto).

----------
* Such Exhibits are hereby incorporated by reference to the registrant's registration statement on Form S-3 (Reg. No. 33-79830).
**   Such Exhibits are hereby incorporated by reference to the registrant's registration statement on Form S-3 (Reg. No. 33-84918).
***  Filed herewith.


ITEM 17. UNDERTAKINGS.

     (a)  Undertakings pursuant to Rule 415:

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertakings with respect to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertakings with respect to equity offerings of nonreporting registrants:

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (d)  Undertakings with respect to indemnification:

     That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Undertakings with respect to a registration statement permitted under Rule 430A under the Securities Act of 1933:

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Undertakings with respect to qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings:

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of August, 2000.


                         Prudential Securities Structured Financing Corporation


                         By:  /s/ Vincent T. Pica, II
                              --------------------------------------------
                              Name:  Vincent T. Pica, II
                              Title: President

     Know all men by these presents that each person whose signature appears below constitutes and appoints P. Carter Rise, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this registration statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                               Title                   Date
          ---------                               -----                   ----
/s/ Kathy A. Jones
------------------------                         Director                 August 9, 2000
Kathy A. Jones

/s/ Vincent T. Pica, II
------------------------                         Director                 August 9, 2000
Vincent T. Pica, II

/s/ P. Carter Rise
------------------------                         Director                 August 9, 2000
P. Carter Rise



/s/ William J. Horan
------------------------                     Chief Financial Officer      August 9, 2000
William J. Horan

/s/ William J. Horan
------------------------                     Chief Accounting Officer     August 9, 2000
William J. Horan

/s/ Vincent T. Pica, II
---------------------                             President               August 9, 2000
Vincent T. Pica, II

                                  EXHIBIT INDEX


Exhibits                                Description
--------                                -----------
1.1*      --   Form of underwriting agreement for the notes (PSSFC Equipment
               Trusts)
1.2*      --   Form of underwriting agreement for the certificates (PSSFC
               Equipment Trusts)
1.3**     --   Form of underwriting agreement for the notes (PSSFC Motor Vehicle
               Trusts and Marine Trusts)
1.4**     --   Form of underwriting agreement for the certificates (PSSFC Motor
               Vehicle Trusts and Marine Trusts)
4.1*      --   Form of indenture between the trust and the indenture trustee
               (PSSFC Equipment Trusts)
4.2*      --   Form of trust agreement between the registrant and the owner trustee (PSSFC Equipment Trusts)
4.3*      --   Form of pooling and servicing agreement between the trust, registrant and servicer (PSSFC Equipment Trusts)
4.6**     --   Form of indenture between the trust and the indenture trustee
               (PSSFC Motor Vehicle Trusts and Marine Trusts)
4.7**     --   Form of trust agreement between the registrant and the owner trustee (PSSFC Motor Vehicle Trusts and Marine Trusts)
4.8**     --   Form of pooling and servicing agreement between the trust, registrant and servicer (PSSFC Motor Vehicle Trusts and Marine
               Trusts)
5.1***    --   Opinion of Mayer, Brown & Platt with respect to legality
8.1***    --   Opinion of Mayer, Brown & Platt with respect to federal income tax matters
23.1***   --   Consent of Mayer, Brown & Platt (Included in Exhibits 5.1 and
               8.1)
24.1***   --   Power of Attorney (included in the Signature page hereto).

----------

* Such Exhibits are hereby incorporated by reference to the registrant's registration statement on Form S-3 (Reg. No. 33-79830).
**   Such Exhibits are hereby incorporated by reference to the registrant's registration statement on Form S-3 (Reg. No. 33-84918).
***  Filed herewith.